   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 1997
                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ---------------
                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ---------------
                          RADNOR HOLDINGS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                    6719                  23-2674715
                             (PRIMARY STANDARD         (I.R.S. EMPLOYER
    (STATE OR OTHER              INDUSTRIAL         IDENTIFICATION NUMBER)
    JURISDICTION OF         CLASSIFICATION CODE
    INCORPORATION OR              NUMBER)
     ORGANIZATION)

                             WINCUP HOLDINGS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                    3086                  86-0699193
                                                       (I.R.S. EMPLOYER
    (STATE OR OTHER          (PRIMARY STANDARD      IDENTIFICATION NUMBER)
    JURISDICTION OF              INDUSTRIAL
    INCORPORATION OR        CLASSIFICATION CODE
     ORGANIZATION)                NUMBER)

                          RADNOR CHEMICAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                    6719                  75-2524524
                             (PRIMARY STANDARD         (I.R.S. EMPLOYER
    (STATE OR OTHER              INDUSTRIAL         IDENTIFICATION NUMBER)
    JURISDICTION OF         CLASSIFICATION CODE
    INCORPORATION OR              NUMBER)
     ORGANIZATION)

                              STYROCHEM U.S., INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                                          52-1592452
         TEXAS                        3086
                                                       (I.R.S. EMPLOYER
    (STATE OR OTHER          (PRIMARY STANDARD      IDENTIFICATION NUMBER)
    JURISDICTION OF              INDUSTRIAL
    INCORPORATION OR        CLASSIFICATION CODE
     ORGANIZATION)                NUMBER)

                            RADNOR MANAGEMENT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                    8741                  23-2869197
                             (PRIMARY STANDARD         (I.R.S. EMPLOYER
    (STATE OR OTHER              INDUSTRIAL         IDENTIFICATION NUMBER)
    JURISDICTION OF         CLASSIFICATION CODE
    INCORPORATION OR              NUMBER)
     ORGANIZATION)

                          RADNOR HOLDINGS CORPORATION
                    THREE RADNOR CORPORATE CENTER, SUITE 300
                           RADNOR, PENNSYLVANIA 19087
                                 (610) 341-9600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                         MICHAEL T. KENNEDY, PRESIDENT
                          RADNOR HOLDINGS CORPORATION
                    THREE RADNOR CORPORATE CENTER, SUITE 300
                           RADNOR, PENNSYLVANIA 19087
                                 (610) 341-9600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                WITH A COPY TO:
                            THOMAS G. SPENCER, ESQ.
                         DUANE, MORRIS & HECKSCHER LLP
                         ONE LIBERTY PLACE, 42ND FLOOR
                     PHILADELPHIA, PENNSYLVANIA 19103-7396
                                 (215) 979-1000
                                                        (continued on next page)

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                              PROPOSED  PROPOSED
                                              MAXIMUM    MAXIMUM
                                   AMOUNT TO  OFFERING  AGGREGATE   AMOUNT OF
     TITLE OF EACH CLASS OF           BE       PRICE    OFFERING   REGISTRATION
  SECURITIES TO BE REGISTERED     REGISTERED  PER NOTE  PRICE(1)     FEE (2)
-------------------------------------------------------------------------------
10% Series B Senior Notes due
 2003...........................  $60,000,000  100.00% $60,000,000   $17,700
-------------------------------------------------------------------------------
Guarantees of WinCup Holdings,
 Inc............................      --         --        --         None(3)
-------------------------------------------------------------------------------
Guarantees of Radnor Chemical
 Corporation....................      --         --        --         None(3)
-------------------------------------------------------------------------------
Guarantees of StyroChem U.S.,
 Inc............................      --         --        --         None(3)
-------------------------------------------------------------------------------
Guarantees of Radnor Management,
 Inc............................      --         --        --         None(3)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.
(2) Calculated pursuant to Rule 457(f)(2).
(3) No separate registration fee is payable pursuant to Rule 457(n).
                                ---------------
  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
THE SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                SUBJECT TO COMPLETION, DATED DECEMBER 12, 1997
PROSPECTUS

         OFFER FOR ALL OUTSTANDING 10% SERIES B SENIOR NOTES DUE 2003
              IN EXCHANGE FOR 10% SERIES B SENIOR NOTES DUE 2003,
    WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
                                      OF

              [LOGO OF RADNOR HOLDINGS CORPORATION APPEARS HERE]

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., PHILADELPHIA TIME,
                         ON    , 1998 UNLESS EXTENDED.

  Radnor Holdings Corporation (the "Company" or "Radnor"), a Delaware corporation, hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate principal amount of up to $60 million of 10% Series B Senior Notes due 2003 (the "New Notes") of the Company, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the issued and outstanding 10% Series B Senior Notes due 2003 (the "Old Notes") of the Company from the registered holders thereof (the "Holders"). The terms of the New Notes are identical in all material respects to the Old Notes, except for certain transfer restrictions relating to the Old Notes. The New Notes will evidence the same class of debt as the Old Notes and will be issued pursuant to and entitled to the benefits of, the Indenture governing the Old Notes (the "Indenture"). As used herein, the term "Notes" means the Old Notes and the New Notes, treated as a single class.

  The Company will accept for exchange any and all Old Notes validly tendered
and not withdrawn prior to 5:00 p.m., Philadelphia time, on    , 1998 unless
extended (as so extended, the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange pursuant to the Exchange Offer. The Exchange Offer is subject to certain other customary conditions. See "The Exchange Offer."

  On October 15, 1997, the Company issued $60 million principal amount of Old Notes (the "Offering") pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws.

  Interest on the Notes is payable semiannually on June 1 and December 1 of each year, with interest on the Old Notes having been paid on December 1, 1997. The Notes are not redeemable by the Company prior to December 1, 2000, except that, at any time on or prior to December 1, 1999, the Company, at its option, may redeem up to $21.0 million aggregate principal amount of the Notes from the net proceeds of one or more Public Equity Offerings (as defined) by the Company, at a redemption price of 110% of the principal amount thereof, plus accrued interest to the date of redemption; provided that at least $39.0 million in aggregate principal amount of the Notes remains outstanding following such redemption. On and after December 1, 2000, the Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued interest to the date of redemption. In the event of a Change of Control (as defined), each holder of Notes may require the Company to repurchase all or a portion of such holder's Notes at 101% of the principal amount thereof, plus accrued interest to the repurchase date. See "Description of the Notes--Optional Redemption" and "-- Change of Control."

                                                       (Continued on next page)

  SEE "RISK FACTORS" ON PAGE 15 OF THIS PROSPECTUS FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

                               ---------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------

                   THE DATE OF THIS PROSPECTUS IS    , 1998.

(Continued from previous page)

  The New Notes will be, and the Old Notes are, senior unsecured obligations of the Company. The New Notes will rank pari passu in right of payment with all other existing and future senior indebtedness of the Company, including the Old Notes and the $100.0 million of 10% Senior Notes due 2003 previously issued by the Company (the "Prior Notes"). The New Notes will be, and the Old Notes are, effectively subordinated in right of payment to all existing and future secured indebtedness of the Company and the Company's subsidiaries, including indebtedness under the Credit Agreements (as defined). The New Notes will be fully and unconditionally guaranteed on a joint and several basis by substantially all of the Company's Domestic Subsidiaries (as defined) (collectively, the "Guarantors"). The New Guarantees (as defined) will be effectively subordinated in right of payment to all existing and future secured indebtedness of the Guarantors, including their obligations in respect of the Credit Agreements. Under the terms of the Indenture, the Company is permitted, upon the satisfaction of certain conditions, to incur additional secured indebtedness. On a pro forma basis after giving effect to the Offering and the application of the net proceeds therefrom, as of September 26, 1997, the Company and its subsidiaries would have had no outstanding long-term indebtedness other than the Old Notes, the Prior Notes and approximately $32.4 million outstanding under the Credit Agreements. In addition, the Company would have had $5.7 million of additional borrowings available under the Credit Agreements. See "Pro Forma Consolidated Financial Data" and "Description of Other Company Indebtedness."

  For each Old Note accepted for exchange, the Holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders of Old Notes whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes. Old Notes not tendered or not accepted for exchange will continue to accrue interest from and after the date of consummation of the Exchange Offer. The New Notes are being offered hereunder in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement (as defined). Based on interpretations by the staff of the Securities and Exchange Commission (the "SEC") as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof (other than any Holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement or understanding with any person to engage in a distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company, including that (i) any New Notes to be received by it will be acquired in the ordinary course of its business,
(ii) at the time of the consummation of the Exchange Offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes and
(iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or any of the Guarantors, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes pursuant to the Exchange Offer must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes. The Company has agreed that, for a period of 150 days after the date of this Prospectus, it will make this Prospectus available to any broker-dealer or any other

(Continued from previous page)

person subject to the prospectus delivery requirements of the Securities Act for use in connection with any such resale. See "Plan of Distribution."

  The Company will not receive any proceeds from the Exchange Offer. The Company will pay all the expenses incident to the Exchange Offer. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the Holders thereof. See "The Exchange Offer."

  There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of a market for the New Notes. The Initial Purchasers (as defined) have advised the Company that they currently intend to make a market in the New Notes. The Initial Purchasers are not obligated to do so, however, and any market-making with respect to the New Notes may be discontinued at any time without notice. The Company does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.

  The Company expects that the New Notes initially will each be represented by a single global certificate in fully registered form, except that New Notes issued in exchange for Old Notes held in certificated form will be issued in the form of registered definitive certificates.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and is subject to, the detailed information, consolidated financial statements and notes thereto contained elsewhere in this Prospectus. As used herein, unless the context otherwise requires, "Radnor" and the "Company" refer to Radnor Holdings Corporation and its subsidiaries and their respective predecessors and "StyroChem Europe" refers to the polystyrene production and conversion operations acquired (the "StyroChem Europe Acquisition") by Radnor from Neste Oy. See "The Company -- The Acquisitions."

                                  THE COMPANY

  The Company manufactures and distributes worldwide a variety of disposable foam packaging products for the foodservice industry and is a leading producer of expandable polystyrene ("EPS") for the foodservice, insulation and packaging industries. The Company is the second largest manufacturer of disposable foam packaging products for the foodservice industry, with an estimated 35% share of the U.S. foam cup and container market segment. In 1996, the Company's 14 highly automated manufacturing facilities produced 13 billion foam cups for hot and cold drinks, foam bowls and containers and thermoformed lids and 130 million pounds of EPS. The brand names for the Company's foam products enjoy strong recognition within the industry and include Dixie, COMpac, Profit Pals, STYROcup, Handi-Kup HK and Simplicity. EPS is consumed internally as well as sold to third party manufacturers of foam containers, insulation products and packaging products. For the nine months ended September 26, 1997, the Company had net sales and income from continuing operations before interest, income tax expense, depreciation and amortization of $170.5 million and $18.5 million, respectively.

  Through the StyroChem Europe Acquisition, the Company has become a leading EPS producer in Northern Europe. StyroChem Europe manufactured approximately 83 million pounds of EPS and 24 million pounds of general purpose polystyrene and high impact polystyrene ("HIPS") in 1996. Approximately one-third of the EPS produced by StyroChem Europe is consumed internally to manufacture foam insulation panels sold primarily in Finland and the Scandinavian countries of Denmark, Sweden and Norway. The Company believes the StyroChem Europe Acquisition will provide a strategic international platform for expanding product sales into Eastern and Western Europe and will also provide enhanced manufacturing technologies for the Company's operations. For the nine months ended September 26, 1997, pro forma for the StyroChem Europe Acquisition, the Company had net sales and income from continuing operations before interest, income tax expense, depreciation and amortization of $234.1 million and $27.8 million, respectively.

  Within the foodservice industry, the Company competes primarily in the disposable cup and container market. An independent industry survey estimated that the U.S. market had more than $2.0 billion of revenues in 1994. The use of disposable foam cups and containers in the domestic market has increased significantly over the last two decades, with unit shipments (excluding lids) growing from 13 billion in 1974 to 28 billion in 1994. Key growth factors for the foam cup and container segment include the superior insulating quality of foam, lower labor, maintenance and energy costs as compared to reusable products, sanitary considerations, the growth in consumption of take-out foods and beverages and the expansion of fast-food restaurant chains.

  The Company sells disposable foam packaging products to more than 1,600 national, institutional and retail customers located throughout the U.S., in Mexico and in other countries through its 64-person sales organization and its broad network of more than 50 independent sales representatives. Foam products are sold in the U.S. to nine of the ten largest foodservice distributors, six of the ten largest supermarket chains and a number of large national companies and warehouse clubs. Long-term relationships have been maintained with many of the industry's largest companies, including Sysco Corporation, Alliant Foodservice Inc. (formerly known as Kraft Foodservice, Inc.), K-Mart Corporation, WAL-MART Stores, Inc., Perseco Co. (the distribution arm for

McDonald's Corporation), Sam's Club Division, Price/Costco, Inc., Fast Food Merchandisers (the distribution arm for Hardee's Food Systems, Inc.), U.S. Foodservice Inc., Kroger Food Stores, Food Services of America and Fleming Companies, Inc. Major end users of the Company's foam products include fast-food restaurant chains, full-service restaurants, hospitals, nursing homes, educational institutions, airlines, business offices, movie theaters and other leisure time concessionaires, such as sports stadiums. The Company also sells foam products for the consumer market through supermarket chains, discount clubs and chains and other retailers. In addition, the Company sells EPS through a dedicated sales force to manufacturers of foam packaging and insulation products.

  StyroChem Europe sells EPS, general purpose polystyrene and HIPS to more than 200 primarily mid-sized manufacturers of insulation products and packaging products throughout Europe. Approximately two-thirds of the EPS produced by StyroChem Europe is sold to third parties for conversion into foam insulation products, such as roof, wall and floor panels for the building industry. StyroChem Europe markets EPS and other polystyrene products in Europe through a combination of its own sales force, sales agency arrangements with sales offices and personnel of affiliates of Neste Oy and manufacturers' representatives. The remaining one-third of StyroChem Europe's annual EPS production is consumed internally by its foam insulation converter operations located in Finland, Sweden and Denmark. These foam insulation products are sold through StyroChem Europe's own direct sales force to more than 2,000 customers, including large building supply wholesalers, such as Kesko Oy in Finland and Utec AB in Sweden, and to residential and commercial construction companies and distributors.

COMPETITIVE STRENGTHS

  The Company has a strong competitive position in the foam segment of the disposable cup and container market. The Company attributes its prominent market position to the following factors:

  Customer service and quality products. The Company's attention to customer service and emphasis on high-quality products allow it to continue to meet the needs of its existing customers and attract new ones. Customer service is enhanced by the Company's breadth of product offerings, extensive order-entry system and strategically located manufacturing facilities. These attributes enable the Company to meet the national distribution requirements of its customers in an efficient and cost-effective manner. The Company also coordinates design efforts with its customers to develop new products, such as the "flare" cup that combines an enhanced appearance with a stronger rim construction.

  Proprietary technology. The Company has developed a broad array of proprietary technology that is utilized in various stages of its manufacturing operations. Custom-designed and built molding equipment, for example, allows the Company to better meet customer requests for specialized container designs, custom printing or embossing, as well as to maintain high-volume production runs. Other proprietary technology includes automated materials handling, auto-case packaging machines and customized EPS formulations that further enhance manufacturing efficiencies and specific product features. The Company believes that it will be able to enhance StyroChem Europe's one-step manufacturing process to improve production efficiency for its North American EPS facilities and the StyroChem Europe facilities.

  Strong customer relationships. Long-term relationships with its customers have been an important factor in the Company's success. Of the Company's ten largest customers, nine have been purchasing products from the Company for more than ten years. The Company works closely with its customers to address a variety of needs, including custom product development and tooling, seasonal marketing programs and specialized printing requirements. The Company believes that the strength of its customer relationships results from consistently meeting or exceeding customer expectations.

  Experienced management team. The Company's management team is highly experienced, with a majority of the Company's senior sales, manufacturing, administration and engineering executives having spent more than 20 years in the foodservice industry. The Company's executive management also has extensive experience in managing and integrating acquisitions of businesses in various industries, including the foodservice industry.

  The acquisition of StyroChem Europe, a manufacturer of EPS since 1972, has improved the Company's competitive position in the EPS market. Over the years, StyroChem Europe has focused on improving its EPS technologies through internal process development as well as closely working with recognized industry experts. This, combined with a polystyrene products sales force that is well-educated and technically oriented, has enhanced customer relationships by providing consistent improvements in product quality, service and reliability. As a leading supplier of foam insulation products in Finland and Sweden since the mid-1980's, StyroChem Europe's converter operations have had success attracting and maintaining customers. New and specialized foam insulation products, such as metal and foam sandwich building panels and ship insulation panels, have been well-received by customers.

BUSINESS STRATEGY

  The Company's business strategy is to increase revenues and profitability and to further enhance its market position by emphasizing the following initiatives:

  Cost reduction and productivity enhancements. The Company is continuing to reduce manufacturing costs by upgrading existing equipment and developing new equipment and processes that enhance productivity and improve manufacturing quality. The Company's goal is to move toward a just-in-time manufacturing process. Production costs have also been and will continue to be reduced by eliminating redundant facilities, lowering transportation costs and exploiting economies of scale (including raw material pricing) provided by the Company's high-volume production. The Company has closed several manufacturing and distribution facilities and the Company continues to evaluate consolidation opportunities. In addition, the Company has taken advantage of its nationwide network of manufacturing facilities to route product shipments from the nearest plant, thereby reducing transportation costs.

  New markets and improved market position. The Company believes it has a significant opportunity to increase its share of the disposable cup and container market by positioning foam products, with their superior insulating qualities and lower production costs, as an alternative to comparable paper products. The Company is developing new products, such as the "flare" cup, that will provide potential customers with an attractive low-cost alternative to paper cups. In addition, the Company is pursuing opportunities to increase sales of its foam products to both existing and new customers in international markets. In particular, the Company believes that there are significant growth opportunities in European and Asian markets. Foam cup and container use in these markets is significantly less than in the U.S. The Company has had discussions with existing suppliers and customers regarding further expansion in these markets.

  Integrated manufacturing process. By manufacturing its own EPS, the Company has integrated its manufacturing process, thereby reducing the Company's cost of raw materials and mitigating the impact of raw material price fluctuations. Control over EPS manufacturing provides more reliable, consistently high-quality EPS, improving the Company's overall manufacturing efficiencies. The Company obtains substantially all of its EPS requirements internally.

  Product development and strategic acquisitions. The Company intends to pursue further growth opportunities through the introduction of new and enhanced products. In addition, the Company will seek domestic and international strategic acquisitions, joint ventures and alliances that may broaden the Company's product lines.

                                THE ACQUISITIONS

  In October 1997, the Company acquired StyroChem Europe, which is a leading EPS producer in Northern Europe and has produced EPS since 1972. In addition, StyroChem Europe converts approximately one-third of the EPS that it produces into foam insulation materials, for which it controls a significant market share in Finland and Scandinavia. StyroChem Europe operates two EPS production facilities in Finland and six conversion facilities located in Finland, Denmark and Sweden. The Company believes that the StyroChem Europe Acquisition provides a strategic international platform for expanding product sales into Eastern and Western Europe and also provides enhanced manufacturing technologies for the Company's operations. On a pro forma basis, StyroChem Europe represented 26.4% and 27.1% of the Company's consolidated sales for the year ended December 27, 1996 and for the nine months ended September 26, 1997, respectively. See "The Company--The Acquisitions" and "Pro Forma Consolidated Financial Data."

  In December 1996, the Company acquired (the "StyroChem Acquisition") Radnor Chemical Corporation, formerly known as SP Acquisition Co., and its subsidiaries ("StyroChem"), one of the five largest producers of EPS in the U.S. In November 1995, the Company sold its cutlery, straws and plastic cup operations to James River Paper Company, Inc. ("James River"). Following this divestiture, effective in January 1996, the Company acquired (the "J.R. Cup Acquisition") the U.S. foam cup and container operations of James River ("J.R. Cup"). See "Pro Forma Consolidated Financial Data." The J.R. Cup Acquisition, the StyroChem Acquisition and the StyroChem Europe Acquisition are collectively referred to herein as the "Acquisitions."

                               THE EXCHANGE OFFER

  On October 15, 1997, the Company issued $60 million principal amount of Old Notes. The Old Notes were sold pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. Bear, Stearns & Co. Inc., NatWest Capital Markets Limited and BT Alex. Brown Incorporated (the "Initial Purchasers"), as a condition to their purchase of the Old Notes, required that the Company agree to commence the Exchange Offer following the offering of the Old Notes. The New Notes will evidence the same class of debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture. As used herein, the term "Notes" means the Old Notes and the New Notes, treated as a single class.

SECURITIES OFFERED..........  Up to $60 million aggregate principal amount of the Company's 10% Series B Senior Notes Due 2003, which have been registered under the Securities Act (the "New Notes"). The terms of the New Notes and the Old Notes are identical in all material respects (including principal amount, interest rate, maturity and ranking), except for certain transfer restrictions relating to the Old Notes.

THE EXCHANGE OFFER..........  The New Notes are being offered in exchange for a like principal amount of Old Notes. The issuance of the New Notes is intended to satisfy obligations of the Company contained in the Exchange and Registration Rights Agreement, dated October 15, 1997, among the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement"). For procedures for tendering the Old Notes pursuant to the Exchange Offer, see "The Exchange Offer."

TENDERS, EXPIRATION DATE;
WITHDRAWAL..................  The Exchange Offer will expire at 5:00 p.m.,
                              Philadelphia time, on    , 1998 or such later
                              date and time to which it is extended (as so extended, the "Expiration Date"). A tender of Old Notes pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. Any Old Note not accepted for exchange for any reason will be returned without expense to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

FEDERAL INCOME TAX
CONSEQUENCES................  The exchange pursuant to the Exchange Offer should not result in any income, gain or loss to the Holders or the Company for federal income tax purposes. See "Certain U.S. Federal Income Tax Consequences."

USE OF PROCEEDS.............  There will be no proceeds to the Company from the exchange pursuant to the Exchange Offer.

EXCHANGE AGENT..............  First Union National Bank is serving as the
                              Exchange Agent in connection with the Exchange Offer.

SHELF REGISTRATION
STATEMENT...................  Under certain circumstances described in the
                              Registration Rights Agreement, certain holders of Notes (including holders who are not permitted to participate in the Exchange Offer or who may not freely resell New Notes received in the Exchange Offer) may require the Company and the Guarantors to file, and use their best efforts to cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of Notes by such holders (the "Shelf Registration Statement"). See "The Exchange Offer" and "Registration Rights."

CONDITIONS TO THE EXCHANGE
OFFER.......................  The Exchange Offer is not conditioned on any minimum principal amount of Old Notes being tendered for exchange. The Exchange Offer is subject to certain other customary conditions, each of which may be waived by the Company. See "The Exchange Offer--Certain Conditions to the Exchange Offer."

                      CONSEQUENCES OF EXCHANGING OLD NOTES

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Notes under the Securities Act. See "Description of the Notes-- Exchange Offer" and "Registration Rights." Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders, other than broker-dealers, have no arrangement or understanding with any person to participate in the distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company, including that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange Offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or any of the Guarantors, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes pursuant to the Exchange Offer must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, it may be necessary to qualify for offer or sale or register thereunder the New Notes prior to offering or selling such New Notes. The Company has agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Notes for offer or sale under the securities laws of such jurisdictions as any holder reasonably requests in writing. Unless a holder so requests, the Company does not intend to register or qualify the sale of the New Notes in any such jurisdictions. See "Risk Factors--Consequences of Failure to Exchange" and "The Exchange Offer-- Consequences of Exchanging Old Notes."

                      SUMMARY DESCRIPTION OF THE NEW NOTES

  The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions relating to the Old Notes. If the Exchange Offer is not consummated by March 14, 1998, the interest rate borne by the Old Notes will increase by 25 basis points per annum for each 90-day period following such date until but excluding the date of consummation of the Exchange Offer, up to a maximum aggregate increase of 100 basis points per annum. The New Notes will bear interest from the most recent date to which interest has been paid on the Old Notes. Accordingly, registered holders of New Notes on the relevant record date for the first interest payment following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders whose Old Notes are accepted for exchange will not receive any payment in respect of interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after the consummation of the Exchange Offer.

                      SUMMARY DESCRIPTION OF THE NEW NOTES

SECURITIES OFFERED..........  $60 million aggregate principal amount of 10%
                              Series B Senior Notes due 2003.

MATURITY....................  December 1, 2003.

INTEREST....................  The New Notes will bear interest at the rate of
                              10% per annum, payable semi-annually in arrears on June 1 and December 1 of each year, commencing on June 1, 1998.

GUARANTEES..................  The New Notes will be fully and unconditionally guaranteed on a joint and several basis (the "New Guarantees") by substantially all of the Company's Domestic Subsidiaries (as defined). The New Guarantees will be effectively subordinated in right of payment to all existing and future secured indebtedness of the Guarantors, including their obligations in respect of the Credit Agreements. See "Description of the Notes-- Guarantees."

RANKING.....................  The New Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all other existing and future senior indebtedness of the Company, including the Old Notes and the Prior Notes. The New Notes will be effectively subordinated in right of payment to all existing and future secured indebtedness of the Company and the Company's subsidiaries, including indebtedness under the Amended Credit Agreement (as defined) and the Canadian Credit Agreement (as defined) (collectively, the "Credit Agreements"). Under the terms of the Indenture, the Company will be permitted, upon the satisfaction of certain conditions, to incur additional secured indebtedness. On a pro forma basis after giving effect to the Offering and the application of the net proceeds therefrom, as of September 26, 1997, the Company and its subsidiaries would have had no outstanding long-term indebtedness other than the Old Notes, the Prior Notes and approximately $5.7 million outstanding under the Credit Agreements. In addition, the Company would have had $32.4 million of additional borrowings available under the Credit Agreements. See "Capitalization," "Pro Forma Consolidated Financial Data" and "Description of Other Company Indebtedness."

OPTIONAL REDEMPTION.........  The New Notes will not be redeemable by the
                              Company prior to December 1, 2000, except that, at any time on or prior to December 1, 1999 the Company, at its option, may redeem up to $21.0 million aggregate principal amount of the New Notes from the net proceeds of one or more Public Equity Offerings by the Company, at a redemption price of 110% of the principal amount thereof, plus accrued interest to the date of redemption; provided that at least $39.0 million in aggregate principal amount of the New Notes remains outstanding following such redemption. Thereafter, the New Notes will be redeemable at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued interest to the date of redemption. See "Description of the Notes--Optional Redemption."

CHANGE OF CONTROL...........  In the event of a Change of Control, each holder of New Notes will have the right to require the Company to repurchase all or a portion of such holder's New Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.

COVENANTS...................  The Indenture contains certain covenants with respect to the Company and its subsidiaries that will restrict, among other things, (a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments, (c) the creation of certain liens, (d) the use of proceeds from sales of assets and subsidiary stock, (e) sale and lease back transactions and (f) transactions with affiliates. The Indenture will also restrict the Company's ability to consolidate or merge with or into, or to transfer all or substantially all of its assets to, another person. These restrictions and requirements are subject to a number of important qualifications and exceptions. See "Description of the Notes--Certain Covenants."

EXCHANGE OFFER;
REGISTRATION RIGHTS.........  Holders of New Notes (other than as set forth below) are not entitled to any registration rights with respect to the New Notes. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed, for the benefit of the holders of Old Notes, to file an exchange offer registration statement (the "Exchange Offer Registration Statement"). The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement referred to therein. Under certain circumstances described in the Registration Rights Agreement, certain holders of Notes (including holders who may not participate in the Exchange Offer or who may not freely resell New Notes received in the Exchange Offer) may require the Company and the Guarantors to file, and use their best efforts to cause to become effective, the Shelf Registration Statement. If the Shelf Registration Statement is not filed or declared effective or ceases to be effective within the applicable time period related thereto (each, a "Registration Default"), the interest rate borne by Notes held by such holders will increase by 25 basis points per annum for the 90-day period following such Registration Default. Such interest rate will increase by an additional 25 basis points per annum at the beginning of each subsequent 90-day period, up to a maximum aggregate increase of 100 basis points per annum. If, subsequently, such Registration Default is cured, the interest rate borne by such Notes will be reduced by the amount of the related increase in the interest rate. See "Registration Rights."

                                  RISK FACTORS

  Prospective purchasers of New Notes should carefully consider the matters set forth under "Risk Factors," as well as the other information and financial statements and data included in this Prospectus, prior to making an investment in the New Notes.

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

  The following summary financial, operating and pro forma data were derived from the consolidated financial statements of Radnor, including the notes thereto (the "Radnor Financial Statements"), and the StyroChem Europe Financial Statements (as defined), as well as the selected financial, operating and pro forma information included elsewhere in this Prospectus. The pro forma consolidated statements of operations data reflect the Acquisitions and the sale of the Prior Notes and the Notes as if they had occurred on December 30, 1995. The pro forma consolidated balance sheet data reflect the StyroChem Europe Acquisition and the sale of the Notes as if they had occurred on September 26, 1997. The pro forma consolidated financial data are based on the assumptions and adjustments described in the accompanying notes and do not purport to present the results of operations and financial position of the Company as if the Acquisitions and the sale of the Prior Notes and the Notes had actually occurred on such dates, nor are they necessarily indicative of the results of operations that may be achieved in the future. The information set forth below should be read in conjunction with "Pro Forma Consolidated Financial Data," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements (as defined) included elsewhere in this Prospectus.

                                          HISTORICAL(1)                           PRO FORMA
                          --------------------------------------------------  -------------------
                                                                                          NINE
                                  YEAR ENDED             NINE MONTHS ENDED      YEAR     MONTHS
                          ----------------------------  --------------------   ENDED      ENDED
                          DEC. 30,  DEC. 29,  DEC. 27,  SEPT. 27,  SEPT. 26,  DEC. 27,  SEPT. 26,
                            1994      1995      1996     1996(2)    1997(2)     1996      1997
                          --------  --------  --------  ---------  ---------  --------  ---------
                                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS:
Net sales...............  $80,850   $ 86,239  $177,395  $128,052   $170,545   $317,125  $234,072
Cost of goods sold......   64,078     75,690   135,982    98,660    127,730    233,083   167,268
                          -------   --------  --------  --------   --------   --------  --------
Gross profit............   16,772     10,549    41,413    29,392     42,815     84,042    66,804
Distribution expense....    5,584      6,027    14,099    10,223     12,569     22,402    17,282
Selling, general and
 administrative
 expenses...............    8,209      9,051    18,676    13,538     17,747     40,145    30,400
Restructuring charges...      --         --        910       855        --         910       --
                          -------   --------  --------  --------   --------   --------  --------
Income (loss) from
 operations.............    2,979     (4,529)    7,728     4,776     12,499     20,585    19,122
Interest(3).............    3,001      2,822     4,496     3,346      8,781     16,240    12,758
Other (income) expense,
 net....................      290        526       374       153        (94)        93      (201)
                          -------   --------  --------  --------   --------   --------  --------
Income (loss) from
 continuing operations
 before taxes and
 minority interest......     (312)    (7,877)    2,858     1,277      3,812      4,252     6,565
Income tax expense(4)...      --         --        121       --         323        646       422
                          -------   --------  --------  --------   --------   --------  --------
Income (loss) from
 continuing operations
 before minority
 interest...............     (312)    (7,877)    2,737     1,277      3,489      3,606     6,143
Minority interest in
 income.................      --         --      1,348       731        --         --        --
                          -------   --------  --------  --------   --------   --------  --------
Income (loss) from
 continuing operations..  $  (312)  $ (7,877) $  1,389  $    546   $  3,489   $  3,606  $  6,143
                          =======   ========  ========  ========   ========   ========  ========
OTHER FINANCIAL AND
 OPERATING DATA:
Ratio of earnings to
 fixed charges(5).......                          1.49x     1.30x      1.38x      1.24x     1.46x
Deficiency of earnings
 available to cover
 fixed
 charges(5).............  $  (312)  $ (7,877)
Capital expenditures....  $ 1,645   $  5,491  $  4,944  $  2,629   $ 10,312   $  8,439  $ 11,362
Depreciation and
 amortization...........  $ 1,303   $  2,380  $  4,844  $  3,350   $  5,907   $ 12,485  $  8,514
M Units shipped (in
 thousands)(6)..........                                                        12,959     9,899
EPS, pounds produced (in
 millions)..............                                                           212       161

                                                         AS OF SEPT. 26, 1997
                                                         ----------------------
                                                         ACTUAL(2)   PRO FORMA
                                                         ----------  ----------
                                                            (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital......................................... $   14,947  $   24,695
Total assets............................................    181,908     245,541
Total debt (including current portion)..................    115,867     168,172
Stockholders' equity....................................     14,788      14,788

--------
(1) The historical financial data include Radnor and its consolidated subsidiaries, excluding discontinued operations, for each of the three years in the period ended December 27, 1996 and as of and for the nine months ended September 27, 1996 and September 26, 1997. The Company's discontinued operations were the cutlery, straws and plastic cup operations, which were sold in 1995. Prior to January 20, 1996 and December 5, 1996, the Company's results from continuing operations do not include the results of J.R. Cup and StyroChem, respectively, which were acquired on those respective dates.
(2) The historical financial data as of September 26, 1997 and for the nine months ended September 27, 1996 and September 26, 1997 are unaudited but in the opinion of the Company reflect all adjustments (which include only normal recurring adjustments) required for a fair statement of financial position, results of operations and cash flows for such periods.
(3) Interest includes amortization of debt issuance costs related to the Credit Agreements, the Prior Notes and the Notes and amortization of premium related to the Notes of $232 and $817 for the historical and pro forma years ended December 27, 1996, respectively, and $464 and $498 for the historical and pro forma nine months ended September 26, 1997, respectively. The interest rate on the Notes and the Prior Notes is 10%. The assumed interest rate on the Credit Agreements for the pro forma year ended December 27, 1996 and the pro forma nine months ended September 26, 1997 is approximately 7.5%. The premium on the Notes of 3.67% is amortized over the life of the Notes.
(4) The Company recorded no federal income tax expense during the periods prior to the StyroChem Acquisition due to the incurrence of operating losses or the utilization of net operating loss carryforwards during those periods. As of December 27, 1996, the Company had approximately $14.0 million of net operating loss carryforwards for federal income tax purposes, which expire through 2010. Since there can be no assurance that the Company's net operating loss carryforwards will become available or that the Company will generate future taxable income, a valuation allowance was provided for substantially all of the loss carryforward tax benefit at December 27, 1996. In 1997 a portion of the valuation allowance has been eliminated and a tax benefit reflected in the 1997 financial statements.
(5) For purposes of this computation, fixed charges consist of interest, amortization of deferred financing fees and that portion of lease rental expense representative of the interest factor (deemed to be one-third of lease rental expense). Earnings consist of income from continuing operations before income taxes plus fixed charges.
(6) Each M Unit consists of 1,000 foam cups, containers or lids.

                                 RISK FACTORS

  Potential investors in the New Notes, including Holders of the Old Notes considering the Exchange Offer, should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the following before making an investment decision with respect to the New Notes, although the risk factors set forth below (other than "--Consequences of Failure to Exchange Old Notes") are generally applicable to the Old Notes as well as the New Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Notes under the Securities Act unless requested by the holders of Old Notes who are not eligible to participate in the Exchange Offer. See "The Exchange Offer" and "Registration Rights." Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders, other than broker-dealers, have no arrangement or understanding with any person to participate in the distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company, including that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange Offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or any of the Guarantors, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it. If any Holder is an affiliate of the Company or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) may not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes pursuant to the Exchange Offer must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 150 days after the date of this Prospectus, it will make this Prospectus available to any broker-dealer or any other person subject to the prospectus delivery requirements of the Securities Act for use in connection with any such resale. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for offer or sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Notes for offer or sale under the securities laws of such jurisdictions as any holder reasonably requests in writing. Unless a holder so requests, the Company does not currently intend to register or qualify the sale of the New Notes in any jurisdictions. See "The Exchange Offer."

ADDITIONAL LEVERAGE

  On a pro forma basis after giving effect to the sale of the Notes and the application of the net proceeds therefrom, the Company's total debt would have been $168.2 million as of September 26, 1997, the Company's pro forma ratio of earnings to fixed charges would have been 1.46 to 1 for the nine months ended September 26, 1997 and the Company and the Guarantors would have had, subject to certain restrictions (including borrowing base limitations), the ability to draw up to $32.4 million of additional secured senior indebtedness under the Credit Agreements.

  A substantial increase in the Company's leverage and obligations could have important consequences to the holders of Notes, including (i) the impairment of the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or other purposes, (ii) the use of a substantial portion of the Company's cash flow from operations for debt service and (iii) making the Company more vulnerable to economic downturns and limiting its ability to withstand competitive pressures.

  In addition, the Company's operating flexibility with respect to certain business matters will be limited by covenants contained in the Indenture governing the Prior Notes (the "Prior Indenture" and, collectively with the Indenture, the "Indentures"), the Indenture and the Credit Agreements. Among other things, these covenants will limit the ability of the Company and its subsidiaries to incur additional indebtedness, create liens upon assets, apply the proceeds from disposal of assets, make dividend payments and other distributions on capital stock and redeem any capital stock. There can be no assurance that such covenants will not adversely affect the Company's ability to finance its future operations or capital needs or to engage in other business activities that may be in the interest of the Company. See "Description of Other Company Indebtedness" and "Description of the Notes-- Certain Covenants."

  The Company expects that its cash flow will be sufficient to cover its expenses, including fixed charges. However, no assurance can be given that the Company's operating results will be sufficient for the Company to meet such obligations. The Company's ability to satisfy its obligations will be dependent upon its future performance, which is subject to prevailing economic conditions and financial, business and other factors, including factors beyond the Company's control.

RAW MATERIAL PRICE VOLATILITY

  The Company's foam products are manufactured from EPS, which is produced from styrene monomer. Styrene monomer is a commodity petrochemical that is readily available in bulk quantities from numerous large, vertically integrated chemical companies. Since the consummation of the StyroChem Acquisition, the Company has purchased styrene monomer to produce EPS for its own consumption. Prices for styrene monomer will fluctuate, principally due to fluctuations in petrochemical feedstock prices, but also because of supply and demand in the styrene monomer market.

  If raw material prices increase and the Company is unable to pass such price increases on to its customers, employ successful hedging strategies, enter into long-term supply contracts at favorable prices or buy on the spot market at favorable prices, the Company's profitability may be adversely affected. To the extent that the Company's supply of raw materials is hindered and no alternative source can be found, the Company's profitability may be adversely affected.

  The Company believes that the StyroChem Acquisition and its long-term supply agreement with Chevron Chemical Company ("Chevron") for the purchase of styrene monomer have mitigated, and the Chevron agreement and the StyroChem Europe Acquisition and its long-term supply agreement with Elf Atochem SA

("Elf Atochem") for the purchase of styrene monomer will continue to mitigate, the Company's exposure to fluctuations in styrene monomer prices through a guaranteed supply of styrene monomer at or below market prices. However, the Company will still be exposed to fluctuations in styrene monomer prices to the extent that its supply agreements do not satisfy its needs for styrene monomer. See "Business--Raw Materials."

OPERATING LOSSES

  The Company had income from continuing operations for the year ended December 27, 1996 and the nine months ended September 26, 1997 of $1.4 million and $3.5 million, respectively. Before giving effect to any pro forma adjustments and without regard to income from discontinued operations, the Company had losses from continuing operations of approximately $0.3 million and $7.9 million for 1994 and 1995, respectively. The losses in 1994 were primarily attributable to the high level of fixed costs in relation to sales, and the losses in 1995 were attributable to the industry-wide increase in raw material costs, partially offset by an increase in selling prices. On a pro forma basis for the Acquisitions, the Company would have had income from continuing operations of $3.6 million and $6.1 million for the year ended December 27, 1996 and the nine months ended September 26, 1997, respectively. There can be no assurance that the Company's future operations will continue to generate operating or net income or sufficient cash flow to permit the Company to satisfy its obligations. See "Pro Forma Consolidated Financial Data," "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION

  The Company competes in the highly competitive foodservice industry. Many of the Company's competitors are larger and have significantly greater resources than the Company. Within the foam segment of the disposable cup and container market, the Company competes principally with Dart Container Corp. ("Dart"), which has significantly greater financial resources than the Company and controls the largest share of this market segment. StyroChem Europe operates primarily in the more fragmented European EPS market, where it competes with numerous other suppliers, many of which are larger and have significantly greater resources than StyroChem Europe and the Company. See "Business-- Competition."

DEPENDENCE ON KEY CUSTOMERS

  The Company supplies products to a number of large national companies and to a number of large foodservice distributors. Pro forma for the Acquisitions, no customer represented more than 6.3% of the Company's net sales for 1996. In addition, the five largest accounts represented approximately 21.6% of the Company's pro forma net sales for 1996. Although the Company has not lost sales from its key customers in 1995, 1996 or 1997 to date, if any of such customers substantially reduces its level of purchases from the Company, the Company's profitability may be adversely affected. Moreover, continued consolidation among distributors in the foodservice industry could result in an increasingly concentrated customer base or the loss of certain customers. See "Business--Sales, Marketing and Customers."

SUCCESSFUL INTEGRATION OF ACQUISITIONS

  The integration of acquired businesses may result in unforeseen difficulties that require a disproportionate amount of management's attention and the Company's resources. The Company will face significant challenges in integrating the StyroChem Europe Acquisition because it is the Company's first overseas acquisition. There can be no assurance that the Company will be able to achieve the synergies it anticipates from recent and current acquisitions or that suitable additional acquisitions will be available. The Company intends to incur capital expenditures in connection with introducing its products into the European market, for which there can be no assurance of market acceptance.

INTERNATIONAL OPERATIONS

  As a result of the StyroChem Europe Acquisition, a significant portion of the Company's operations are now conducted in foreign countries, and are subject to risks that are inherent in operating abroad, including governmental regulation, changes in import duties, trade restrictions, work stoppages, currency restrictions and other restraints and burdensome taxes.

  The Company's international operations and the products it sells are subject to numerous governmental regulations and inspections. Although the Company believes it is able to substantially comply with such regulations, changes in legislation or regulations and actions by regulators, including changes in administration and enforcement policies, may from time to time require operational improvements or modifications at various locations or the payment of fines and penalties, or both.

  The Company is subject to a variety of governmental regulations in the countries where it markets its products, including import quotas, tariffs and taxes. For example, distributions of earnings and other payments (including interest) received from the Company's foreign subsidiaries may be subject to withholding taxes imposed by the jurisdiction in which such entities are formed or operating, which will reduce the amount of after-tax cash the Company can receive. In general, a U.S. corporation may claim a foreign tax credit against its federal income tax expense for such foreign withholding taxes and for foreign income taxes paid directly by foreign corporate entities in which the Company owns 10% or more of the voting stock. The ability to claim such foreign tax credits and to utilize net foreign losses is, however, subject to numerous limitations, and the Company may incur incremental tax costs as a result of these limitations or because the Company is not in a tax-paying position in the United States. The Company may also be required to include in its income for U.S. federal income tax purposes its proportionate share of certain earnings of those foreign subsidiaries that are classified as "controlled foreign corporations" without regard to whether distributions have been actually received from such subsidiaries.

  The Company's financial results will depend on the economies of the markets in which it has operations and other interests. These markets are in countries with economies in various stages of development or structural reform, some of which are subject to rapid fluctuations in terms of consumer prices, employment levels, gross domestic product and interest and foreign exchange rates. The Company is subject to such fluctuation in the local economies in which it has significant operations.

  The Company's international operations involve transactions in a variety of currencies. The Company's financial results may be significantly affected by fluctuations of currency exchange rates. Such fluctuations are significant to the Company's international operations because many of the costs related to those operations are incurred in currencies different from those that are received from the sale of its products in foreign markets, and there is normally a time lag between the incurrence of such costs and collection of the related sales proceeds. Although it does not currently do so, the Company plans to engage from time to time in various currency hedging activities to minimize potential losses on cash flows originating in foreign currencies. To the extent that foreign subsidiaries distribute dividends in local currencies in the future, the amount of cash to be received by the Company and, consequently, the amount of cash available to make payments for principal of and interest on the Notes, will be affected by fluctuations in exchange rates, and there can be no assurance that shifts in the currency exchange rates will not have a material adverse effect on the Company.

  A number of the Company's agreements are governed by the laws of, and subject to dispute resolution in the courts of, or through arbitration proceedings in, the country or region in which the operations are located. The Company cannot accurately predict whether such forum will provide it with an effective and efficient means of resolving disputes that may arise in the future. Even if the Company is able to obtain a satisfactory decision through arbitration or a court proceeding, it could have difficulty enforcing any award or judgment on a timely basis. The Company's ability to obtain or enforce relief in the United States is uncertain.

DEPENDENCE ON KEY PERSONNEL

  The Company is dependent on the management experience and continued services of the Company's executive officers, including Michael T. Kennedy. The loss of the services of these officers could have a material adverse effect on the Company's business. The Company is also dependent on the management experience of the key StyroChem Europe employees who have joined the Company as part of the StyroChem Europe Acquisition. In addition, the Company's continued growth depends on its ability to attract and retain experienced key employees.

CONTROL OF THE COMPANY

  Michael T. Kennedy, the President, Chief Executive Officer and a director of the Company, beneficially owns 80.0% of the voting common stock of the Company. Consequently, Mr. Kennedy has the ability to control the Company's management, policies and financing decisions, to elect all of the Company's directors and to control the vote on all matters coming before the stockholders of the Company. As a result, circumstances could arise in which the interests of Mr. Kennedy could be in conflict with the interests of the holders of Notes.

ENVIRONMENTAL MATTERS

  The Company's operations are subject to federal, state, foreign and local environmental laws and regulations. As a result, the Company is involved from time to time in administrative or legal proceedings relating to environmental matters. There can be no assurance that the aggregate amount of future clean up costs and other environmental liabilities will not be material. The Company cannot predict what environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist. Enactment of more stringent laws or regulations or more strict interpretation of existing laws and regulations may require additional expenditures by the Company, some of which could be material. As part of the StyroChem Acquisition, approximately $1.4 million of the purchase price was placed in escrow and may be used by the Company to offset certain costs associated with specified environmental matters relating to the Company's Texas and Quebec facilities. However, there can be no assurance that the escrowed funds will be sufficient to offset all costs associated with such environmental matters. See "Business--Environmental Matters."

FORWARD-LOOKING STATEMENTS

  All statements contained in this Prospectus that are not historical facts, including but not limited to the Company's plans for expansion, facility consolidation and acquisitions, are based on current expectations. These statements are forward-looking (as defined in the U.S. Private Securities Litigation Reform Act of 1995) in nature and involve a number of risks and uncertainties. Actual results may vary materially, as discussed in this "Risk Factors" section. The factors that could cause actual results to vary materially include: the availability and pricing of raw materials; the availability of capital to finance the Company's expansion plans on terms satisfactory to the Company; the integration of any new businesses acquired by the Company; general business and economic conditions, both domestic and international, and other risks that may be described from time to time in the reports that the Company files with the SEC. The Company cautions potential investors not to place undue reliance on any such forward-looking statements.

CHANGE OF CONTROL; POSSIBLE INABILITY TO SATISFY REDEMPTION OBLIGATIONS

  Upon the occurrence of a Change of Control, each holder of Notes, as well as holders of Prior Notes, may require the Company to repurchase all or a portion of such holder's Notes or Prior Notes, as applicable. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient financial resources, or would be able to arrange financing to pay the repurchase price for all Notes and Prior Notes tendered by holders thereof. Further, the provisions of the Indenture may not afford holders of Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect holders of Notes, if such transaction does not result in a Change of Control. In addition, the terms of the Credit Agreements may limit the Company's ability to purchase any Notes and will also identify certain events that would constitute a Change of Control, as well as certain other events with respect to the Company or certain of its subsidiaries, that would constitute an event of default under the Credit Agreements. See "Description of Other Company Indebtedness." Any future credit agreements or other agreements relating to other indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes and Prior Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowing, the Company would remain prohibited from purchasing Notes and Prior Notes. In such case, the Company's failure to purchase tendered Notes or Prior Notes would constitute an Event of Default under the Indenture, which would, in turn, constitute a further default under certain of the Company's existing debt agreements, including the Prior Indenture, and may constitute a default under the terms of other indebtedness that the Company may enter into from time to time. See "Description of the Notes--Change of Control."

RANKING OF THE NOTES

  The New Notes will be, and the Old Notes are, senior unsecured obligations of the Company. The New Notes will rank pari passu in right of payment with all other existing and future senior indebtedness of the Company, including the Old Notes and the Prior Notes. The New Notes will be, and the Old Notes are, effectively subordinated in right of payment to all existing and future secured indebtedness of the Company and the Company's subsidiaries, including indebtedness under the Credit Agreements. Loans to the Company and certain of its U.S. subsidiaries under the Amended Credit Agreement are secured by the inventory, accounts receivable, general intangibles, trademarks and licenses and the proceeds thereof of the Company and such U.S. subsidiaries, and loans to the Company's European subsidiaries under a supplement to the Amended Credit Agreement dated October 15, 1997, as amended to date, are secured by similar assets of certain of its European subsidiaries and are guaranteed by the Company and certain of its U.S. subsidiaries. Loans under the Canadian Credit Agreement are secured by all of the material assets of the Company's Canadian subsidiary. Under the terms of the Prior Indenture and the Indenture, the Company is permitted, in each case upon the satisfaction of certain conditions, to incur additional secured indebtedness. See "Description of Other Company Indebtedness," "Description of the Notes--Ranking" and "-- Certain Covenants."

AMENDMENT, SUPPLEMENT AND WAIVER OF INDENTURE PROVISIONS

  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented, and any past default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the Notes then outstanding. An amendment or waiver may not waive the Company's obligation to make a Change of Control Offer without the consent of the Holders of at least two-thirds in outstanding principal amount of the Notes. Consequently, so long as the Holders of requisite principal amount of the Notes consent, certain provisions of the Indenture may be amended, supplemented or waived without the consent of a Holder of Notes.

HOLDING COMPANY STRUCTURE; POSSIBLE INVALIDITY OF GUARANTEES

  The Company is a holding company, the assets of which consist principally of the stock of its subsidiaries through which it conducts its operations. The Company is dependent upon dividends and other payments from its subsidiaries to generate the funds necessary to meet its obligations, including the payment of principal of and interest on the Notes. Therefore, the Company's ability to pay interest on the Notes and to satisfy its other obligations will depend upon the future operating performance of its subsidiaries, which will be affected by economic conditions, and financial, business and other factors, some of which are beyond the Company's control. In addition, the ability of the Company's subsidiaries to make such payments are subject to, among other things, applicable state laws and certain restrictions contained in the Credit Agreements that limit the ability of the Company to receive loans, dividends or other distributions from its subsidiaries.

  The Company's obligations on the New Notes will be, and the Company's obligations on the Olds Notes are, guaranteed on a joint and several basis by the Guarantors. The incurrence by the Company and the Guarantors of the indebtedness evidenced by the Notes, the full and unconditional, joint and several guarantees of the Guarantors of the Old Notes (the "Old Guarantees") and the New Guarantees, and the use by the Company of the proceeds of the Old Notes to effect the StyroChem Europe Acquisition, may be subject to review under relevant federal and state fraudulent conveyance statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of creditors of the Company or the Guarantors. Under these statutes, if a court were to find that at the time the Notes, or the New Guarantees or the Old Guarantees (collectively, the "Guarantees"), as the case may be, were issued, (a) the Company or any of the Guarantors issued the Notes or a Guarantee with the intent of hindering, delaying or defrauding current or future creditors or
(b)(i) the Company or any of the Guarantors received less than reasonably equivalent value or fair consideration for issuing the Notes or a Guarantee, as the case may be, and (ii) the Company or any such Guarantor, as the case may be, (A) was insolvent or was rendered insolvent by reason of the StyroChem Europe Acquisition, the Offering and the Exchange Offer, (B) was engaged, or was about to engage, in a business or transaction for which its assets constituted unreasonably small capital or (C) intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured (as all of the foregoing terms are defined in or interpreted under the fraudulent conveyance statutes), such court could void the Notes or such Guarantee or subordinate such obligations to presently existing and future indebtedness of the Company and such Guarantor.

  The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in any such proceeding. Generally, however, the Company and the Guarantors would be considered insolvent if, at the time they incur the indebtedness constituting the Notes or the Guarantees, either (a) the fair market value (or fair saleable value) of their assets on a going concern basis is less than the amount required to pay the probable liability on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured or (b) they are incurring debt beyond their ability to pay as such debt matures.

  In addition, the Guarantees may be subject to the claim that, since the Guarantees were incurred for the benefit of the Company (and only indirectly for the benefit of the Guarantors), they were incurred for less than reasonably equivalent value or fair consideration. As described above, a court could therefore void the Guarantees or subordinate them to other obligations of the Guarantors.

  The Company and the Guarantors believe that, at the time of the issuance of the Notes and the Guarantees, as the case may be, the Company and the Guarantors will be (a) neither insolvent nor rendered insolvent thereby, (b) in possession of sufficient capital to pay their debts as the same mature or become due and to operate their respective businesses effectively and (c) incurring debts within their respective abilities to pay. In reaching the foregoing conclusions, the Company and the Guarantors have relied upon their analysis of internal cash flow projections and estimated values of assets and liabilities of the Company and the Guarantors (including rights of contribution and indemnification in connection with the Guarantees). There can be no assurance, however, that a court passing on such questions would reach the same conclusions. See "Description of the Notes--Guarantees."

LACK OF PUBLIC MARKET FOR THE NOTES

  The New Notes are being offered to the Holders of the Old Notes. The Old Notes were issued on October 15, 1997 to qualified institutional buyers and are eligible for trading in the National Association of Securities Dealers' Private Offering, Resales and Trading through Automated Linkages ("PORTAL") market, the National Association of Securities Dealers' screenbased, automated market for trading of securities eligible for resale under Rule 144A under the Securities Act. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered Old Notes could be adversely affected. There can be no assurance regarding the development of a market for the New Notes, or the ability of holders of the New Notes to sell their New Notes or the price at which such holders may be able to sell their New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes. The Initial Purchasers are not obliged to do so, however, and any market-making with respect to the New Notes may be discontinued at any time without notice. In addition, such market-making activities will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer or the pendency of an applicable Shelf Registration Statement. Therefore, there can be no assurance as to the liquidity of any trading market for the New Notes or that an active public market for the New Notes will develop. The Company does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.

  Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can also be no assurance that the markets for the New Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the New Notes.

                                  THE COMPANY

BACKGROUND

  The Company was incorporated as a Delaware corporation in November 1991 in connection with its acquisition of the plastic and foam cup and container business of Kimberly-Clark Tissue Company, formerly known as Scott Paper Company ("KCTC"). In February 1992, the Company, through WinCup Holdings, Inc. ("WinCup"), acquired all of the capital stock of Scott Container Products Group, Inc. from KCTC. In November 1995, the Company sold its cutlery, straws and plastic cup operations to James River. See Note 1 to the Radnor Financial Statements.

  The Company, through WinCup and J.R. Cup, has been manufacturing foam cups and containers for more than 30 years. The WinCup foam cup and container business was established in 1961 and began purchasing EPS from StyroChem when that company began operations in 1976. J.R. Cup's predecessor began manufacturing foam cups and containers in 1963 and was purchased by James River in 1986.

  StyroChem Europe is a leading EPS producer in Northern Europe and has produced EPS since 1972. StyroChem Europe converts approximately one-third of the EPS that it produces into foam insulation materials, for which it controls a significant market share in Finland and Scandinavia. StyroChem Europe operates two EPS production facilities in Finland and six conversion facilities located in Finland, Denmark and Sweden.

THE ACQUISITIONS

 The StyroChem Europe Acquisition

  In October 1997, the Company and Neste Oy consummated the transactions contemplated under a September 1997 agreement (the "Acquisition Agreement") whereby certain newly-formed foreign subsidiaries of the Company (StyroChem Finland Oy, ThermiSol Finland Oy, ThermiSol Sweden AB and ThermiSol Denmark
ApS) agreed to acquire substantially all of the tangible and intangible assets and long-term investments of StyroChem Europe. The purchase price for StyroChem Europe was 213.0 million Finnish markkas (approximately $40.8 million as of the date of closing) plus the value of the net working capital, which includes accounts receivable, inventory, trade accounts payable and accrued liabilities. The net working capital was estimated to be 60.0 million Finnish markkas (approximately $11.5 million as of the date of closing), of which 16.5 million Finnish markkas was placed in an escrow account at closing. The purchase price will be adjusted following an audit of net working capital. The Company also obtained an option to acquire the StyroChem Europe assets located in Russia for a price of 2.0 million Finnish markkas, which the Company does not anticipate exercising. The Company believes that the StyroChem Europe Acquisition provides a strategic international platform for expanding product sales into Eastern and Western Europe and also provides enhanced manufacturing technologies for the Company's operations.

  In connection with the closing of the StyroChem Europe Acquisition, the Company entered into certain other arrangements with Neste Oy, including: (i) a Land Lease Agreement; (ii) a Utilities Supply Agreement; (iii) a Neste Service Agreement; (iv) a Sales and Marketing Agreement and (v) a Personnel Agreement. The Land Lease Agreement relates to the land on which StyroChem Europe's principal EPS manufacturing facility in Porvoo, Finland is located and extends for a period of 30 years for a nominal rent, with an option for the Company to extend the lease or acquire the leased property following the initial term of the lease under certain limited conditions. Through the Utilities Supply Agreement, which extends for a ten-year term and thereafter continues for five-year periods unless 24 months' prior written notice of termination is provided by one of the parties in which event the agreement terminates at the end of such initial or renewal term, the Company purchases electricity, nitrogen, steam, drinking water and salt-free water from Neste Oy. Pursuant to the Neste Service Agreements, Neste Oy provides certain site services at the Porvoo industrial complex to the Company. The agreement initially extends for a period of one year and thereafter continues for additional one-year periods, with specific services subject to termination upon written notice provided by either party in accordance with the agreement. The Sales and Marketing Agreement pertains to the employment by the Company of certain polystyrene products sales persons and brokerage services to be provided by affiliates of Neste Oy in certain European countries. This agreement also grants the Company an option to maintain offices and utilize certain office services at five sales offices of affiliates of Neste Oy throughout Europe and Russia. The Personnel Agreement separately relates to the transfer of certain of StyroChem Europe's employees to the Company. The Company also entered into a Styrene Monomer Supply Agreement and certain services agreements with Norlatex pursuant to which the Company supplies styrene monomer and other site services to Norlatex at cost. This agreement initially extends for a period of ten years and thereafter continues for additional one-year periods, subject to termination at the end of any term upon written notice provided by either party at least six months prior to the end of the term.

 The 1996 Acquisitions

  In December 1996, the Company acquired StyroChem for an aggregate cash purchase price of $30.1 million, including certain noncompete payments, plus $0.9 million of assumed indebtedness and consulting payments. The purchase price was subject to post-closing adjustment based upon any positive or negative change in StyroChem's net working capital between August 3, 1996 and the closing date of the acquisition. The adjustment resulted in a reduction in the purchase price of approximately $1.5 million. In addition, approximately $1.4 million of the purchase price was placed in a separate escrow account, and may be used by the Company to offset costs associated with specified environmental matters relating to StyroChem's Texas and Quebec facilities. See "Business--Environmental Matters." As part of the acquisition, StyroChem's former President and majority voting stockholder entered into an agreement with the Company that prohibits him from engaging in certain businesses competitive with the Company in the U.S. and Canada for a period of five years and from interfering with or entering into employment relationships with StyroChem employees for a period of two years.

  In January 1996, WinCup acquired substantially all of the assets of the U.S. foam cup and container operations of James River, which comprised James River's J.R. Cup division. The J.R. Cup Acquisition was structured as a joint venture between WinCup and James River known as WinCup Holdings, L.P. ("WinCup L.P."). The Company used a portion of the proceeds of the sale of the Prior Notes to acquire the minority interest and repay obligations and certain subordinated notes issued to James River related to the J.R. Cup Acquisition. See Note 1 to the Radnor Financial Statements. In connection with the purchase of the minority interest, the Company entered into various agreements with James River, including five-year extensions of a sales agent agreement, an equipment use agreement and a license relating to certain trademark rights, a sublease on manufacturing and warehouse facilities and a settlement of a dispute relating to certain disability claims. See "Business--Proprietary Technology and Trademarks."

GENERAL

  The Company's executive offices are located at Three Radnor Corporate Center, Suite 300, Radnor, Pennsylvania 19087, and its telephone number is
(610) 341-9600.

                                CAPITALIZATION

  The following table sets forth the actual capitalization of the Company as of September 26, 1997 and the pro forma capitalization of the Company on such date after giving effect to the StyroChem Europe Acquisition, and the issuance and sale by the Company of the Old Notes and the application of the net proceeds of the Offering.

                                                  AS OF SEPTEMBER 26, 1997
                                                  ---------------------------
                                                    ACTUAL       PRO FORMA
                                                  ------------  -------------
                                                       (IN THOUSANDS)
Long-term debt, including current portion
  Credit Agreements(1)........................... $     15,573  $      5,675
  Term Notes.....................................          294           294
  Senior Notes due 2003..........................      100,000       100,000
  Series B Senior Notes due 2003.................          --         62,203(2)
                                                  ------------  ------------
  Total long-term debt...........................      115,867       168,172
                                                  ------------  ------------
Stockholders' equity
  Common stock and additional paid-in capital....       17,721        17,721
  Cumulative translation adjustment..............           (2)           (2)
  Accumulated deficit............................       (2,931)       (2,931)
                                                  ------------  ------------
    Total stockholders' equity...................       14,788        14,788
                                                  ------------  ------------
      Total capitalization....................... $    130,655  $    182,960
                                                  ============  ============

--------
(1) At September 26, 1997, on a pro forma basis after giving effect to the StyroChem Europe Acquisition and the issuance and sale of the Old Notes, the Company would have been able to borrow an additional $32.4 million of revolving credit under the Credit Agreements, net of outstanding letters of credit of $2.0 million, and would have had no outstanding long-term indebtedness other than the Old Notes, the Prior Notes and approximately $5.7 million outstanding under the Credit Agreements.
(2) The amount shown reflects a premium of approximately $2.2 million associated with the issuance of the Notes.

                     PRO FORMA CONSOLIDATED FINANCIAL DATA

  The following pro forma consolidated financial data have been prepared by the Company based on certain adjustments to the Radnor Financial Statements, the financial statements of the J.R. Cup Foam Container Operations of James River Paper Company, Inc., including the notes thereto (the "J.R. Cup Financial Statements"), the consolidated financial statements of StyroChem, including the notes thereto (the "StyroChem Financial Statements") and the financial statements of the Neste Oy Polystyrene Upstream Business in Porvoo and Kokemaki, Isora Oy, Neste Cellplast AB, and Neste Thermisol A/S, including the notes thereto (collectively, the "StyroChem Europe Financial Statements"), all of which are included elsewhere herein. The Radnor Financial Statements, the J.R. Cup Financial Statements, the StyroChem Financial Statements and the StyroChem Europe Financial Statements are referred to collectively as the "Financial Statements." The pro forma consolidated statements of operations reflect the Acquisitions and the sale of the Prior Notes and the Notes as if they had occurred on December 30, 1995. The pro forma consolidated balance sheet reflects the StyroChem Europe Acquisition and the sale of the Notes as if they had occurred on September 26, 1997. The pro forma consolidated financial data are based on the assumptions and adjustments described in the accompanying notes and do not purport to present the results of operations and financial position of the Company as if the Acquisitions and the sale of the Prior Notes and the Notes had actually occurred on such dates, nor are they necessarily indicative of the results of operations that may be achieved in the future. See "The Company--The Acquisitions," "Capitalization," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements appearing elsewhere in this Prospectus.

                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                            YEAR ENDED DECEMBER 27, 1996
                          --------------------------------------------------------------------
                                        1996
                           RADNOR   ACQUISITION    RADNOR   STYROCHEM  PRO FORMA        PRO
                           ACTUAL  ADJUSTMENTS(1) PRO FORMA EUROPE(2) ADJUSTMENTS      FORMA
                          -------- -------------- --------- --------- -----------     --------
                                                   (IN THOUSANDS)
STATEMENT OF OPERATIONS:
Net sales...............  $177,395    $56,112     $233,507   $83,618    $   --        $317,125
Cost of goods sold......   135,982     44,915      180,897    53,648     (1,462)(/3/)  233,083
                          --------    -------     --------   -------    -------       --------
Gross profit............    41,413     11,197       52,610    29,970      1,462         84,042
Distribution expense....    14,099      2,461       16,560     5,842                    22,402
Selling, general and
 administrative
 expenses...............    18,676      4,311       22,987    18,807    (1,649)(/4/)    40,145
Restructuring charges...       910        --           910       --         --             910
                          --------    -------     --------   -------    -------       --------
Income (loss) from
 operations.............     7,728      4,425       12,153     5,321      3,111         20,585
Interest................     4,496      6,443       10,939       142      5,159 (/5/)   16,240
Other (income) expense,
 net....................       374        (89)         285      (192)       --              93
                          --------    -------     --------   -------    -------       --------
Income (loss) from
 continuing operations
 before income taxes and
 minority interest......     2,858     (1,929)         929     5,371     (2,048)         4,252
Income tax expense
 (benefit)..............       121        178          299     1,043       (696)(/6/)      646
                          --------    -------     --------   -------    -------       --------
Income from continuing
 operations before
 minority interest......     2,737     (2,107)         630     4,328    (1,352)          3,606
Minority interest in
 income.................     1,348     (1,348)         --        --         --             --
                          --------    -------     --------   -------    -------       --------
Income (loss) from
 continuing operations..  $  1,389    $  (759)    $    630   $ 4,328    $(1,352)      $  3,606
                          ========    =======     ========   =======    =======       ========

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED DECEMBER 27, 1996
                                  (UNAUDITED)
                                (IN THOUSANDS)

(1) Reflects the historical results of operations and purchase price and pro forma adjustments of the J.R. Cup Acquisition and StyroChem Acquisition as if they had occurred on December 30, 1995 until their respective dates of acquisition.

(2) These amounts have been derived from the StyroChem Europe Combining Statement of Operations for the year ended December 31, 1996 on page F-85.

(3) Reflects savings (cost) of $1,462 related to the StyroChem Europe Acquisition as follows:

    Reduction of cost of goods sold to reflect provisions of new raw material purchase contract to be entered into as a condition of the Acquisition Agreement........................................ $ 2,126
    Elimination of sick leave and disability payments made to
     employees who are not part of StyroChem Europe; liability is
     retained by the seller...........................................     100
    Additional depreciation as a result of the step-up in StyroChem
     Europe asset value...............................................    (764)
                                                                       -------
                                                                       $ 1,462
                                                                       =======

(4) Reflects savings of $1,649 related to the Acquisitions as follows:

    Reduction of specific administrative cost allocations from parent company pursuant to the new Neste Service Agreement entered into as part of Acquisition Agreement, including training, personnel services, environmental and security, accounting, procurement, and other administrative services (see "The Company--The
     Acquisitions")................................................... $ 1,297
    Reduction of insurance expense as a result of terminating Neste Oy captive insurance arrangement pursuant to the Acquisition
     Agreement and instituting a stand-alone coverage program.........     352
                                                                       -------
                                                                       $ 1,649
                                                                       =======

(5)Adjustment for interest is comprised of the following:

    Interest on the Notes............................................. $ 6,000
    Amortization of premium on the Notes..............................    (290)
    Elimination of interest on debt repaid............................    (884)
    Amortization of deferred financing costs related to the offering
     of the Notes.....................................................     333
                                                                       -------
                                                                       $ 5,159
                                                                       =======

  The interest rate on the Notes is 10%. The premium on the Notes is calculated at 3.67% of the principal of the Notes and is amortized using the effective interest rate method. The assumed interest rate on the Credit Agreements is approximately 7.5%.

(6) Reduction of income tax provision due to reduction in taxable income from pro forma adjustments.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                   NINE MONTHS ENDED SEPTEMBER 26, 1997
                                  --------------------------------------------
                                   RADNOR   STYROCHEM  PRO FORMA        PRO
                                   ACTUAL   EUROPE(1) ADJUSTMENTS      FORMA
                                  --------  --------- -----------     --------
                                              (IN THOUSANDS)
STATEMENT OF OPERATIONS:
Net sales........................ $170,545   $63,527    $    --       $234,072
Cost of goods sold...............  127,730    40,823     (1,285)(/2/)  167,268
                                  --------   -------    -------       --------
Gross profit.....................   42,815    22,704      1,285         66,804
Distribution expense.............   12,569     4,713                    17,282
Selling, general and
 administrative expenses.........   17,747    13,546       (893)(/3/)   30,400
                                  --------   -------    -------       --------
Income (loss) from operations....   12,499     4,445      2,178         19,122
Interest.........................    8,781        76      3,901 (/4/)   12,758
Other (income) expense, net......      (94)     (107)                     (201)
                                  --------   -------    -------       --------
Income (loss) from continuing
 operations before income taxes
 and minority interest...........    3,812     4,476     (1,723)         6,565
Income tax expense (benefit).....      323       685       (586)(/5/)      422
                                  --------   -------    -------       --------
Income (loss) from continuing
 operations...................... $  3,489   $ 3,791    $(1,137)      $  6,143
                                  ========   =======    =======       ========

            NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     NINE MONTHS ENDED SEPTEMBER 26, 1997
                                  (UNAUDITED)
                                (IN THOUSANDS)

(1) These amounts have been derived from the StyroChem Europe Combining Statement of Operations for the nine months ended September 30, 1997 on page F-86.

(2) Reflects savings (cost) of $1,285 related to the StyroChem Europe Acquisition as follows:

    Reduction of cost of goods sold to reflect provisions of new raw material purchase contract to be entered into as a condition of the Acquisition Agreement......................................... $1,782
    Elimination of sick leave and disability payments made to employees who are not part of StyroChem Europe; liability is retained by the
     seller............................................................     76
    Additional depreciation as a result of a step-up in StyroChem
     Europe asset value................................................   (573)
                                                                        ------
                                                                        $1,285
                                                                        ======

(3) Reflects savings of $893 related to the Acquisitions as follows:

    Reduction of specific administrative cost allocations from parent company pursuant to the new Neste Service Agreement entered into as part of Acquisition Agreement, including training, personnel services, environmental and security, accounting, procurement, and other administrative services (see "The Company--The
     Acquisitions").................................................... $  480
    Reduction of insurance expense as a result of terminating Neste Oy captive insurance arrangement pursuant to the Acquisition
     Agreement and instituting a stand-alone coverage program..........    213
    Elimination of payments made to former owners of Radnor Chemical
     Corporation in connection with the acquisition of StyroChem.......    200
                                                                        ------
                                                                        $  893
                                                                        ======

(4) Adjustment for interest is comprised of the following:

    Interest on the Notes.............................................. $4,500
    Amortization of premium on the Notes...............................   (216)
    Elimination of interest on debt repaid.............................   (633)
    Amortization of deferred financing fees related to the offering of
     the Notes.........................................................    250
                                                                        ------
                                                                        $3,901
                                                                        ======

  The interest rate on the Notes is 10%. The premium on the Notes is calculated at 3.67% of the Notes and is amortized using the effective interest rate method. The assumed interest rate on the Credit Agreements is approximately 7.5%.

(5) Elimination of income tax provision due to reduction in taxable income from pro forma adjustments.

                     PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

                                            AS OF SEPTEMBER 26, 1997
                                   ---------------------------------------------
                                             STYROCHEM   PRO FORMA
                                    RADNOR   EUROPE(1) ADJUSTMENTS(2)  PRO FORMA
                                   --------  --------- --------------  ---------
                                                 (IN THOUSANDS)
ASSETS:
Current assets:
  Cash............................ $  1,303   $ 6,597     $(6,597)(3)  $  1,303
  Accounts receivable, net........   20,194    11,693                    31,887
  Inventory.......................   25,386     7,866        (600)(3)    32,652
  Deferred tax asset..............    2,378       --                      2,378
  Prepaid expenses and other......    5,438     2,117                     7,555
                                   --------   -------                  --------
    Total current assets..........   54,699    28,273                    75,775
Property, plant and equipment,
 net..............................  116,889    29,100      11,457 (3)   157,446
Other assets......................   10,320       518       1,482 (4)    12,320
                                   --------   -------                  --------
    Total assets.................. $181,908   $57,891                  $245,541
                                   ========   =======                  ========
LIABILITIES AND STOCKHOLDERS'
 EQUITY:
Current liabilities
  Accounts payable................ $ 25,681   $ 5,442                  $ 31,123
  Accrued liabilities.............   13,836     4,865         800 (3)    19,501
  Other current liabilities.......      --        221                       221
  Current portion of long-term
   debt...........................      235       --                        235
                                   --------   -------                  --------
    Total current liabilities.....   39,752    10,528                    51,080
Credit Agreements.................   15,573       --       (9,898)(5)     5,675
Term Notes........................       59       --                         59
Series B Senior Notes due 2003....      --        --       62,203 (6)    62,203
Senior Notes due 2003.............  100,000       --                    100,000
                                   --------   -------                  --------
    Total long-term debt..........  115,632       --                    167,937
Deferred income taxes.............   11,286        36         (36)(3)    11,286
Other noncurrent liabilities......      450     2,300      (2,300)(3)       450
Commitments and contingencies
Stockholders' equity
  Common stock....................        1     6,635      (6,635)(3)         1
  Additional paid-in capital......   17,720       --                     17,720
  Division equity.................      --     32,950     (32,950)(3)       --
  Foreign currency translation
   adjustment.....................       (2)     (922)        922 (3)        (2)
  Retained earnings (deficit).....   (2,931)    6,364      (6,364)(3)    (2,931)
                                   --------   -------                  --------
    Total stockholders' equity....   14,788    45,027                    14,788
                                   --------   -------                  --------
      Total liabilities and
       stockholders' equity....... $181,908   $57,891                  $245,541
                                   ========   =======                  ========

--------
(1) These amounts have been derived from the StyroChem Europe Combining Balance Sheet as of September 30, 1997 on page F-87.
(2) A final valuation of StyroChem Europe's assets and liabilities has not been completed. Upon completion of such valuation, the purchase price will be allocated to StyroChem Europe's assets and liabilities, both tangible and intangible. Management expects that, based on such allocation, additional purchase accounting adjustments will be made to assets and liabilities and, among other adjustments, property, plant and equipment will increase.
(3) Purchase accounting adjustments related to the acquisition of StyroChem Europe.
(4) Transaction costs of $2.0 million, net of purchase accounting adjustments of $0.5 million related to assets not being acquired in connection with the acquisition of StyroChem Europe.
(5) Repayment of debt outstanding under the Credit Agreements.
(6) Gross proceeds from the issuance of the Notes. The proceeds include the premium on the Notes, which is calculated at 3.67% of the principal of the Notes.

                     SELECTED CONSOLIDATED FINANCIAL DATA

  The selected consolidated financial data presented below as of December 29, 1995 and December 27, 1996, and for each of the three years in the period ended December 27, 1996, have been derived from the audited Radnor Financial Statements and should be read in conjunction with such audited Radnor Financial Statements which are included herein. The selected consolidated financial data presented below as of December 31, 1993 and December 30, 1994 and for the year ended December 31, 1993 have been derived from Radnor's audited consolidated financial statements not included herein. The selected consolidated financial data presented below as of and for the year ended January 1, 1993 have been derived from Radnor's and its predecessors' unaudited consolidated financial statements not included herein. The data as of and for the nine months ended September 27, 1996 and September 26, 1997 have been derived from the unaudited Radnor Financial Statements included herein. The unaudited Radnor Financial Statements have been prepared on the same basis as the audited Radnor Financial Statements included herein and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations for the period. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Financial results for the year ended December 27, 1996 are not fully comparable to any of the prior periods, which contain only the results of operations from the Radnor foam cup and container business and exclude any adjustments to reflect the J.R. Cup Acquisition and the StyroChem Acquisition. Financial results for the nine months ended September 26, 1997 are not fully comparable to the nine months ended September 27, 1996 because of the December 1996 StyroChem Acquisition and the January 1996 J.R. Cup Acquisition. The selected consolidated financial data should be read in conjunction with "Pro Forma Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Radnor Financial Statements included elsewhere in this Prospectus.

                          PREDECESSOR(1)                               RADNOR(1)
                          -------------- ------------------------------------------------------------------------
                                                                FISCAL YEAR ENDED              NINE MONTHS ENDED
                                                        ------------------------------------- -------------------
                          DEC. 29, 1991- FEB. 29, 1992- DEC.31,  DEC. 30,  DEC. 29,  DEC. 27, SEPT. 27, SEPT. 26,
                          FEB. 28, 1992   JAN. 1, 1993   1993      1994      1995    1996(2)    1996     1997(2)
                          -------------- -------------- -------  --------  --------  -------- --------- ---------
RESULTS OF OPERATIONS:
Net sales...............     $12,883        $67,904     $83,569  $80,850   $ 86,239  $177,395 $128,052  $170,545
Cost of goods sold......      12,878         57,231      68,454   64,078     75,690   135,982   98,660   127,730
                             -------        -------     -------  -------   --------  -------- --------  --------
Gross profit............           5         10,673      15,115   16,772     10,549    41,413   29,392    42,815
Distribution expense....       1,018          4,427       6,599    5,584      6,027    14,099   10,223    12,569
Selling, general and
 administrative
 expenses...............       3,245          8,298      10,330    8,209      9,051    18,676   13,538    17,747
Restructuring charges...         --             --          --       --         --        910      855       --
                             -------        -------     -------  -------   --------  -------- --------  --------
Income (loss) from
 operations.............      (4,258)        (2,052)     (1,814)   2,979     (4,529)    7,728    4,776    12,499
Interest................         --           1,562       2,518    3,001      2,822     4,496    3,346     8,781
Other (income) expense,
 net....................                        222         386      290        526       374      153       (94)
                             -------        -------     -------  -------   --------  -------- --------  --------
Income (loss) from
 continuing operations
 before income taxes and
 minority interest......      (4,258)        (3,836)     (4,718)    (312)    (7,877)    2,858    1,277     3,812
Income tax expense(3)...         --             --          --       --         --        121      --        323
                             -------        -------     -------  -------   --------  -------- --------  --------
Income (loss) from
 continuing operations
 before minority
 interest...............      (4,258)        (3,836)     (4,718)    (312)    (7,877)    2,737    1,277     3,489
Minority interest in
 income.................         --             --          --       --         --      1,348      731       --
                             -------        -------     -------  -------   --------  -------- --------  --------
Income (loss) from
 continuing operations..     $(4,258)       $(3,836)    $(4,718) $  (312)  $ (7,877) $  1,389 $    546  $  3,489
                             =======        =======     =======  =======   ========  ======== ========  ========
Ratio of earnings to
 fixed charges..........                                                                1.49x    1.30x     1.38x
Deficiency of earnings
 available to cover
 fixed charges..........     $(4,258)       $(3,836)    $(4,718) $  (312)  $ (7,877)
BALANCE SHEET DATA (AT
 END OF PERIOD):
Working capital.........                    $  (647)    $  (112) $ 1,620   $(10,362) $  8,684 $  4,023  $ 14,947
Total assets............                     48,851      36,650   43,033     46,588   172,369  106,023   181,908
Total debt (including
 current portion).......                     26,446      31,531   35,410     16,252   104,599   54,484   115,867
Stockholders' equity
 (deficit)..............                      5,751      (6,575) (11,969)     6,554    14,329    4,810    14,788

--------
(1) The historical financial data for the period prior to February 29, 1992 include only the results of operations of Scott Container Products Group, Inc., which was acquired by Radnor from KCTC on February 28, 1992. The Company's financial data do not include the results from the cutlery, straws and plastic cup operations, which were sold in 1995 and reflected as discontinued operations in the Radnor Financial Statements. See Note 1 to the Radnor Financial Statements.
(2) The historical financial data include Radnor and its consolidated subsidiaries, excluding discontinued operations, as of and for the year ended December 27, 1996 and as of and for the nine months ended September 26, 1997. Prior to January 20, 1996 and December 5, 1996, the Company's results from continuing operations do not include the results of J.R. Cup and StyroChem, respectively, which were acquired on those respective dates.
(3) The Company recorded no federal income tax expense during the periods prior to the acquisition of StyroChem due to the incurrence of operating losses or the utilization of net operating loss carryforwards during those periods. As of December 27, 1996, the Company had approximately
     $14.0 million of net operating loss carryforwards for federal income tax purposes, which expire through 2010. Since there can be no assurance that the Company's net operating loss carryforwards will become available or that the Company will generate future taxable income, a valuation allowance was provided for substantially all of the loss carryforward tax benefit at December 27, 1996. In 1997 a portion of the valuation allowance has been eliminated and a tax benefit reflected in the 1997 financial statements.
(4) For purposes of this computation, fixed charges consist of interest, amortization of deferred financing fees and that portion of lease rental expense representative of the interest factor (deemed to be one-third of lease rental expense). Earnings consist of income from continuing operations before income taxes plus fixed charges.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

  The Company is the second largest producer in the U.S. of foam cup and container products for the foodservice industry. The Company manufactures foam cups for hot and cold drinks, foam bowls and containers and thermoformed lids and sells its products to national, institutional and retail customers located throughout the U.S., in Mexico and in other countries. The Company, through its predecessors, has been manufacturing foam cups and containers since 1961.

  The Company was organized in 1991 to facilitate the acquisition of Scott Container Products Group, Inc. from KCTC, which occurred in February 1992. In January 1996, the Company executed an agreement with James River, which resulted in the acquisition of its J.R. Cup business. In December 1996, the Company purchased the outstanding capital stock of and other equity interests in StyroChem. StyroChem supplies the Company with approximately 50% of the EPS used in its manufacture of foam products. In October 1997, the Company acquired StyroChem Europe through certain foreign subsidiaries. See "The Company--The Acquisitions."

 Net sales

  Net sales represent the gross sales of the Company's products less cash discounts and allowances, which historically have averaged approximately 2% of net sales. Sales incentives and volume rebates to customers are classified as selling expenses and are included in selling, general and administrative expenses.

 Cost of goods sold

  Raw material costs represent a large portion of the Company's cost of goods sold and are susceptible to price fluctuations based upon supply and demand and general market conditions. Beginning in April 1994 and continuing through August 1995, prices of raw materials reached historically high levels. Since that time, raw material prices have declined and are near early 1994 levels. Although future raw material prices cannot be predicted with accuracy, the prices for the raw materials used in the Company's products are forecasted by independent industry surveys and producer reports to remain stable or decline over the next several years.

  In connection with the Company's engineering initiatives, the Company has invested significant resources in research and development. The Company expenses all research and development costs in the period incurred and includes such costs in cost of goods sold. As a percentage of net sales, these costs have represented 0.5%, 0.9%, 1.3% and 1.7% in 1994, 1995, and 1996 and
for the nine months ended September 26, 1997, respectively.

 Distribution expense

  The Company ships its products from manufacturing locations using a combination of common carriers, its own fleet and leased vehicles. Distribution expense consists of the costs to ship products, including costs of labor and leased vehicles.

 Restructuring charges

  During the first quarter of 1996, the Company closed its Des Plaines, Illinois manufacturing facility and consolidated those operations into its West Chicago, Illinois facility. In addition, the Company consolidated certain warehousing facilities and relocated its executive offices to Radnor, Pennsylvania. The plant and warehouse consolidations, together with the relocation of its executive offices, resulted in $0.9 million of restructuring charges expensed and paid during the year ended December 27, 1996.

 Net operating loss carryforwards

  As of December 27, 1996, the Company had approximately $14.0 million of net operating loss carryforwards for federal income tax purposes, which expire through 2010. Since there can be no assurance that the Company's net operating loss carryforwards will become available or that the Company will generate future taxable income, a valuation allowance was provided for substantially all of the loss carryforward tax benefit at December 27, 1996. In 1997, a portion of the valuation allowance has been eliminated and a tax benefit reflected in the 1997 financial statements.

 Pending accounting changes

  In July 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income," and Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information." Statement No. 130 establishes standards for reporting comprehensive income in financial statements. Statement No. 131 expands certain reporting and disclosure requirements for segments from current requirements. The Company is not required to adopt these Statements until 1998 and does not expect the adoption of these new standards to result in material changes to previously reported amounts or disclosures.

COMPARABILITY OF PERIODS

  Financial results for 1996 and for the nine months ended September 26, 1997 are not fully comparable to 1992, 1993, 1994, 1995 and the nine months ended September 27, 1996 because of the January 1996 acquisition of the J.R. Cup business and the December 1996 acquisition of StyroChem. Fiscal years 1993, 1994 and 1995 contain only the results of operations from the Radnor foam cup and container business and exclude any adjustments to reflect the J.R. Cup Acquisition or the StyroChem Acquisition. The nine months ended September 27, 1996 includes adjustments for the period from January 20, 1996 through September 27, 1996 to reflect the J.R. Cup Acquisition but does not include any such adjustments to reflect the StyroChem Acquisition.

RESULTS OF OPERATIONS

  The following discussion and analysis should be read in conjunction with "Selected Consolidated Financial Data" and the Radnor Financial Statements included elsewhere in this Prospectus.

  The following table sets forth, for the periods indicated, certain operating data as a percentage of net sales.

                                          PERCENTAGE OF NET SALES
                               ------------------------------------------------
                                   FISCAL YEAR ENDED         NINE MONTHS ENDED
                               ---------------------------- -------------------
                               DEC. 30,  DEC. 29,  DEC. 27, SEPT. 27, SEPT. 26,
                                 1994      1995      1996     1996      1997
                               --------  --------  -------- --------- ---------
Net sales....................   100.0%    100.0%    100.0%    100.0%    100.0%
Cost of goods sold...........    79.3      87.8      76.6      77.0      74.9
                                -----     -----     -----     -----     -----
Gross profit.................    20.7      12.2      23.4      23.0      25.1
Distribution expense.........     6.9       7.0       8.0       8.0       7.4
Selling, general and
 administrative expenses.....    10.1      10.5      10.5      10.6      10.4
Restructuring charges........     --        --        0.5       0.7       --
                                -----     -----     -----     -----     -----
Income (loss) from
 operations..................     3.7      (5.3)      4.4       3.7       7.3
Interest.....................     3.7       3.3       2.5       2.6       5.1
Minority interest in income..     --        --        0.8       0.6       --
Income (loss) from continuing
 operations..................    (0.4)%    (9.1)%     0.8%      0.4%      2.0%
                                =====     =====     =====     =====     =====

 NINE MONTHS ENDED SEPTEMBER 26, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 27, 1996

  Net sales increased to $170.5 million for the nine months ended September 26, 1997 from $128.1 million for the same period in 1996, an increase of $42.4 million or 33.1%. The increase was due primarily to the J.R. Cup Acquisition on January 20, 1996 and the StyroChem Acquisition on December 5, 1996 as well as overall growth in the foam packaging market.

  Cost of goods sold as a percentage of net sales decreased to 74.9% for the nine months ended September 26, 1997, from 77.0% for the same period in 1996. This decrease was due to a decline in raw material prices resulting from improved market conditions and reductions in manufacturing overhead as a percentage of net sales resulting from the J.R. Cup Acquisition and the StyroChem Acquisition.

  Gross profit increased to $42.8 million or 25.1% of net sales for the nine months ended September 26, 1997, from $29.4 million or 23.0% of net sales for the same period in 1996.

  Distribution expense as a percentage of net sales decreased to 7.4% for the nine months ended September 26, 1997, from 8.0% of net sales for the same period in 1996. This decline in distribution expense as a percentage of net sales was due primarily to the StyroChem Acquisition, because StyroChem's distribution expense was 3.4% of net sales.

  Selling, general and administrative expenses as a percentage of net sales decreased marginally to 10.4% for the nine months ended September 26, 1997, from 10.6% of net sales for the same period in 1996.

  Income from operations increased to $12.5 million or 7.3% of net sales for the nine months ended September 26, 1997, from $4.8 million or 3.7% of net sales for the same period in 1996.

  Interest increased to $8.8 million for the nine months ended September 26, 1997, from $3.3 million for the same period in 1996. This increase was due primarily to an increase in borrowings related to the J.R. Cup Acquisition and the StyroChem Acquisition, including the issuance of the Prior Notes.

  Net income increased to $3.5 million or 2.0% of net sales for the nine months ended September 26, 1997, from $1.3 million or 1.0% of net sales for the same period in 1996 due to the reasons described above.

 YEAR ENDED DECEMBER 27, 1996 COMPARED TO YEAR ENDED DECEMBER 29, 1995

  Net sales for 1996 were $177.4 million, more than double the net sales of $86.2 million for 1995. The increase was due primarily to the acquisitions of J.R. Cup on January 20, 1996 and StyroChem on December 5, 1996.

  Costs of goods sold increased to $136.0 million or 76.6% of net sales for 1996, from $75.7 million or 87.8% of net sales in 1995. The decline in cost of goods sold as a percentage of net sales was due primarily to a decline in raw material prices resulting from improved market conditions, the increased purchasing power of the combined company and reductions in manufacturing overhead as a result of the J.R. Cup Acquisition.

  Gross profit increased to $41.4 million or 23.4% of net sales for 1996, from $10.5 million or 12.2% of net sales in 1995. The increase in gross profit as a percentage of net sales was due primarily to lower raw material prices and cost reductions related to the J.R. Cup Acquisition.

  Distribution expense increased to $14.1 million or 8.0% of net sales for 1996, from $6.0 million or 7.0% of net sales in 1995. The increase in distribution expense as a percentage of net sales was due primarily to rate increases by freight carriers and a higher percentage of consumer sales, which require greater delivery costs. The Company also temporarily incurred additional freight costs as a result of a plant closure and the realignment of customer shipping locations.

  Selling, general and administrative expenses increased to $18.7 million or 10.5% of net sales for 1996, from $9.1 million or 10.5% of net sales in 1995. Selling, general and administrative expenses were fairly constant as a percentage of net sales.

  Income (loss) from operations increased to $7.7 million or 4.4% of net sales for 1996, from a loss from operations of $4.5 million in 1995. As noted above, during 1996, the Company recorded restructuring charges of $0.9 million, due primarily to a plant closure and the relocation of its executive offices.

  Interest increased to $4.5 million or 2.5% of net sales for 1996, from $2.8 million or 3.3% of net sales in 1995 due primarily to an increase in borrowings related to the J.R. Cup Acquisition, the StyroChem Acquisition and the sale of the Prior Notes.

  Other expense, net decreased to $0.4 million or 0.2% of net sales for 1996 from $0.5 million or 0.6% of net sales in 1995.

  Income (loss) from continuing operations increased to $1.4 million or 0.8% of net sales for 1996, from a loss from continuing operations of $7.9 million in 1995, for the reasons outlined above.

 YEAR ENDED DECEMBER 29, 1995 COMPARED TO YEAR ENDED DECEMBER 30, 1994

  Net sales increased to $86.2 million in 1995, representing an increase of $5.3 million or 6.6% over net sales of $80.9 million in 1994. The increase in net sales was primarily due to increased selling prices announced in the fourth quarter of 1994 as a result of rising raw material costs experienced by the industry. Unit volume for 1995 remained constant due primarily to increases in consumer product sales, offset by a reduction in institutional sales volume.

  Cost of goods sold increased to $75.7 million or 87.8% of net sales in 1995, from $64.1 million or 79.3% of net sales in 1994. The increase in cost of goods sold as a percentage of net sales was due primarily to the industry-wide rise in raw material costs, which began in April 1994 and continued through August 1995.

  Gross profit decreased to $10.6 million or 12.2% of net sales in 1995, from $16.8 million or 20.7% of net sales in 1994. The decrease in gross profit as a percentage of net sales was due primarily to the rise in raw material costs, which was only partially offset by selling price increases during 1995.

  Distribution expense increased slightly to $6.0 million or 7.0% of net sales in 1995, from $5.6 million or 6.9% of net sales in 1994. The increase in distribution expense as a percentage of net sales for 1995 was due primarily to slightly higher freight rates incurred in early 1995.

  Selling, general and administrative expenses increased to $9.1 million or 10.5% of net sales in 1995, from $8.2 million or 10.1% of net sales in 1994. The increase in selling, general and administrative expenses as a percentage of net sales was due primarily to an increase in commissions related to retail sales.

  Income (loss) from operations declined to a loss from operations of $4.5 million in 1995, from income from operations of $3.0 million in 1994. The reduction in income from operations was due primarily to the increase in raw material costs, partially offset by an increase in selling prices.

  Interest decreased to $2.8 million or 3.3% of net sales in 1995, from $3.0 million or 3.7% of net sales in 1994. The decrease in interest as a percentage of net sales was due primarily to lower debt levels as a result of a divestiture in 1995.

  Other expense, net was $0.5 million for 1995, as compared to $0.3 million in 1994.

  Loss from continuing operations was $7.9 million in 1995, as compared to $0.3 million in 1994. The increase in the loss from continuing operations resulted from the industry-wide increase in raw material costs, partially offset by an increase in selling prices.

LIQUIDITY AND CAPITAL RESOURCES

  During fiscal years 1994, 1995 and 1996 and the nine months ended September 26, 1997, the Company's principal sources of funds consisted of cash from operations and financing sources. During the nine months ended September 26, 1997, after tax cash flow increased to $10.0 million offset by cash used for working capital of $5.8 million. Additional borrowings under the credit facilities of $11.3 million, offset by an increase in cash of $0.4 million, were used to fund capital expenditures of $10.3 million and a dividend payment of $3.0 million. The Company has managed its growth in working capital through a combination of working capital financing, favorable terms from vendors and proceeds of debt financing for capital expenditures.

  Approximately $8.7 million of the net proceeds of the Offering were used to repay indebtedness under the Amended Credit Agreement. The weighted average interest rate of the repaid indebtedness was 7.4% as of September 26, 1997. The Company used approximately $51.1 million of the net proceeds of the Offering to pay the cash portion of the StyroChem Europe Acquisition purchase price.

  Concurrently with the consummation of the Offering, the Company entered into certain amendments to the Amended Credit Agreement, including a modification to incorporate performance-based pricing. In addition, under the Amended Credit Agreement there is a $10.0 million sublimit for the Company's European subsidiaries, with borrowings under the sublimit to be based on a "borrowing base" formula. The Company obligations under the sublimit are secured by assets of certain of its European subsidiaries. These amendments have increased the aggregate commitment amount of the existing revolving credit facility under the Amended Credit Agreement to $40.0 million. As of September 26, 1997, on a pro forma basis, after giving effect to the StyroChem Europe Acquisition and the use of net proceeds of the Offering, there was $5.7 million outstanding under the Amended Credit Agreement. See "Description of Other Company Indebtedness--The Amended Credit Agreement." Also, in February 1994, the Company's Canadian subsidiary entered into the Canadian Credit Agreement, certain terms of which have been amended through an annual review process. The Canadian Credit Agreement consists of a term loan in the principal amount $0.4 million Canadian and a revolving credit facility of up to $2.5 million Canadian. As of September 26, 1997, there was $0.8 million outstanding under the Canadian Credit Agreement. At September 26, 1997, availability under the Credit Agreements was approximately $12.4 million, net of outstanding letters of credit of approximately $2.0 million. See "Description of Other Company Indebtedness--The Canadian Credit Agreement."

  The Company's principal uses of cash for the next several years will be working capital requirements and capital expenditures. The Company's capital expenditures for fiscal years 1994, 1995 and 1996 and the nine months ended September 26, 1997 were $1.6 million, $5.5 million, $4.9 million and $10.3 million, respectively. Total capital expenditures increased beginning in 1995 due to the implementation of the engineering initiatives which began in 1994. By completing the Offering, the offering of the Prior Notes, and entering into the Credit Agreements, the Company believes that it has increased its flexibility over the next five years to make capital expenditures that management believes will provide an attractive return on investment. Management expects that annual capital expenditures will increase from historical levels during the next few years as the Company pursues new development and cost reduction opportunities to approximately $17.0 million over the next twelve months, in addition to approximately $3.8 million of non-discretionary capital expenditures anticipated during such period.

  Following consummation of the Offering, the Company has had an increase in annual debt service requirements from historical levels, due primarily to the StyroChem Europe Acquisition. As a holding company, the Company is dependent upon dividends and other payments from its subsidiaries to generate the funds necessary to meet its obligations. Subject to certain limitations, the Company is, and will continue to be, able to control its receipt of dividends and other payments from its subsidiaries. See "Risk Factors--Holding Company Structure; Possible Invalidity of Guarantees." Management believes that cash generated from operations, together with available borrowings from the revolving credit facilities under the Credit Agreements, will be sufficient to meet the Company's expected operating needs, planned capital expenditures and debt service requirements. However, there can be no assurance that sufficient funds will be available from operations or borrowings under the Credit Agreements to meet the Company's cash needs.

                                   BUSINESS

GENERAL

  The Company manufactures and distributes worldwide a variety of disposable foam packaging products for the foodservice industry and is a leading producer of EPS for the foodservice, insulation and packaging industries. The Company is the second largest manufacturer of disposable foam packaging products for the foodservice industry, with an estimated 35% share of the U.S. foam cup and container market segment. In 1996, the Company's 14 highly automated manufacturing facilities produced 13 billion foam cups for hot and cold drinks, foam bowls and containers and thermoformed lids and 130 million pounds of EPS. EPS is consumed internally as well as sold to third party manufacturers of foam containers, insulation products and packaging products. The Company believes the StyroChem Europe Acquisition provides a strategic international platform for expanding product sales into Eastern and Western Europe and also provides enhanced manufacturing technologies for the Company's operations. For the nine months ended September 26, 1997, pro forma for the StyroChem Europe Acquisition, the Company had net sales and income from continuing operations before interest, income tax expense, depreciation, amortization and restructuring charges of $234.1 million and $27.8 million, respectively.

HISTORY

  The Company, through WinCup and J.R. Cup, has been manufacturing foam cups and containers for more than 30 years. The WinCup foam cup and container business was established in 1961 and began purchasing EPS from StyroChem when that company began operations in 1976. J.R. Cup's predecessor began manufacturing foam cups and containers in 1963 and was purchased by James River in 1986. StyroChem Europe is a leading EPS producer in Northern Europe and has produced EPS since 1972.

INDUSTRY OVERVIEW

  The Company competes primarily within the disposable cup and container market of the foodservice industry, which includes products manufactured with paper, plastic, foam and other materials. A recent independent industry survey estimated that sales of disposable foodservice products in the U.S. were in excess of $7.0 billion in 1994, with sales of disposable cups and containers estimated to have been more than $2.0 billion. The foam segment of the disposable cup and container market, which the Company believes had sales of approximately $550.0 million in 1996, is highly concentrated, with the Company and its primary competitor accounting for more than 80% of the market. The market for other plastic and paper cups and containers is more fragmented, with at least six different manufacturers.

  The factors that originally gave rise to the use of disposable products continue to support the market's growth. These include lower labor, maintenance and energy costs as compared to reusable products, as well as sanitary considerations and growth in the consumption of take-out foods and beverages. The expansion of fast-food restaurant chains and the consolidation of some foodservice distributors into larger companies with a national presence have also increased the use of disposable products.

  In addition to the factors described above, the use of foam cups and containers has increased significantly over the last two decades due to the superior insulating qualities of foam and its lower production costs, as compared to paper. Industry unit shipments of foam cups and containers in the domestic market grew from 13 billion in 1974 to 28 billion in 1994. The success of foam cups to date has been primarily in the hot drink cup segment. The Company believes there is significant growth opportunity in the sale of foam cold drink cups, particularly the large (16 through 44 ounce) sizes on which the Company makes higher margins.

  In addition to being used in the manufacture of foam cups and containers, EPS is also used by manufacturers of insulation products and packaging products. Insulation products are typically used as insulation materials for roofs, walls and foundations. Packaging products are usually custom molded and are used to protect products such as computers, electronic consumer products and appliances from damage while being shipped.

COMPETITIVE STRENGTHS

  The Company has a strong competitive position in the foam segment of the disposable cup and container market. The Company attributes its prominent market position to the following factors:

  Customer service and quality products. The Company's attention to customer service and emphasis on high-quality products allow it to continue to meet the needs of its existing customers and attract new ones. Customer service is enhanced by the Company's breadth of product offerings, extensive order-entry system and strategically located manufacturing facilities. These attributes enable the Company to meet the national distribution requirements of its customers in an efficient and cost-effective manner. The Company also coordinates design efforts with its customers to develop new products, such as the "flare" cup that combines an enhanced appearance with a stronger rim construction.

  Proprietary technology. The Company has developed a broad array of proprietary technology that is utilized in various stages of its manufacturing operations. Custom-designed and built molding equipment, for example, allows the Company to better meet customer requests for specialized container designs, custom printing or embossing, as well as to maintain high-volume production runs. Other proprietary technology includes automated materials handling, auto-case packaging machines and customized EPS formulations that further enhance manufacturing efficiencies and specific product features. The Company believes that it will be able to enhance StyroChem Europe's one-step manufacturing process to improve production efficiency for its current EPS facilities and the StyroChem Europe facilities.

  Strong customer relationships. Long-term relationships with its customers have been an important factor in the Company's success. Of the Company's ten largest customers, nine have been purchasing products from the Company for more than ten years. The Company works closely with its customers to address a variety of needs, including custom product development and tooling, seasonal marketing programs and specialized printing requirements. The Company believes that the strength of its customer relationships results from consistently meeting or exceeding customer expectations.

  Experienced management team. The Company's management team is highly experienced, with a majority of the Company's senior sales, manufacturing, administration and engineering executives having spent more than 20 years in the foodservice industry. The Company's executive management also has extensive experience in managing and integrating acquisitions of businesses in various industries, including the foodservice industry.

  The acquisition of StyroChem Europe, a manufacturer of EPS since 1972, has improved the Company's competitive position in the EPS market. Over the years, StyroChem Europe has focused on improving its EPS technologies through internal process development as well as closely working with recognized industry experts. This, combined with a polystyrene products sales force that is well-educated and technically oriented, has enhanced customer relationships by providing consistent improvements in product quality, service and reliability. As a leading supplier of foam insulation products in Finland and Sweden since the mid-1980's, StyroChem Europe's converter operations have had success attracting and maintaining customers. New and specialized foam insulation products, such as metal and foam sandwich building panels and ship insulation panels, have been well-received by customers.

BUSINESS STRATEGY

  The Company's business strategy is to increase its revenues and profitability and to further enhance its market position by emphasizing the following initiatives:

  Cost reduction and productivity enhancements. The Company is continuing to reduce manufacturing costs by upgrading existing equipment and developing new equipment and processes that enhance productivity and improve manufacturing quality. The Company's goal is to move toward a just-in-time manufacturing process. Production costs have also been and will continue to be reduced by eliminating redundant facilities, lowering transportation costs and exploiting economies of scale (including raw material pricing) provided by the

Company's high-volume production. The Company has closed several manufacturing and distribution facilities and the Company continues to evaluate consolidation opportunities. In addition, the Company has taken advantage of its nationwide network of manufacturing facilities to route product shipments from the nearest plant, thereby reducing transportation costs.

  New markets and improved market position. The Company believes it has a significant opportunity to increase its share of the disposable cup and container market by positioning foam products, with their superior insulating qualities and lower production costs, as an alternative to comparable paper products. The Company is developing new products, such as the "flare" cup, that will provide potential customers with an attractive low-cost alternative to paper cups. In addition, the Company is pursuing opportunities to increase sales of its foam products to both existing and new customers in international markets. In particular, the Company believes that there are significant growth opportunities in European and Asian markets. Foam cup and container use in these markets is significantly less than in the U.S. The Company has had discussions with existing suppliers and customers regarding further expansion in these markets.

  Integrated manufacturing process. By manufacturing its own EPS, the Company has integrated its manufacturing process, thereby reducing the Company's cost of raw materials and mitigating the impact of raw material price fluctuations. Control over EPS manufacturing provides more reliable, consistently high-quality EPS, improving the Company's overall manufacturing efficiencies. The Company obtains substantially all of its EPS requirements internally.

  Product development and strategic acquisitions. The Company intends to pursue further growth opportunities through the introduction of new and enhanced products. In addition, the Company will seek domestic and international strategic acquisitions, joint ventures and alliances that may broaden the Company's product lines.

PRODUCTS

  The Company manufactures a broad range of foam cups, bowls and containers, foam packaging products and thermoformed plastic lids. The use of foam provides an insulating feature to the Company's products, allowing them to be used for both hot and cold beverages and food products while enhancing comfort for the end user. Foam cups are manufactured in varying sizes (4 to 44 ounces) for both hot and cold beverages and are sold under the Dixie, COMpac, Profit Pals, STYROcup, Handi-Kup HK, and Simplicity brand names. Foam bowls and other containers are made in varying sizes (3.5 to 32 ounces) for both hot and cold food products and are sold under the STYROcontainers brand name. The Company also manufactures thermoformed leak-resistant plastic lids for its cups, bowls and containers. These lids feature a "stacking ring" that minimizes the shifting of a second cup when placed on top of the first cup. Other enhanced lid features include vents, tear-away tabs and straw slots, depending on the intended use. Cups, bowls, containers and lids are designed so that the same lid can be interchanged with many different cup, bowl or container sizes, which simplifies inventory and display area requirements.

  The Company's cups, bowls and containers are available in both smooth and patterned designs and are available with custom offset or embossed printing. The Company also manufactures a broad range of custom-designed foam containers for many of its large national accounts. A significant component of this business is the manufacture of containers for customers such as Nissin Food Products Co., Ltd., Maruchan, Inc. and Campbell Soup Co., which use the containers for dried noodle products sold through retail grocery and supermarket chains. The Company also supplies its products in private label packaging for certain of its customers.

  The Company works continuously with its customers to develop new products. The "flare" cup design, for example, replaces the heavier rim typically built into the top of a foam cup with a smooth, flared edge that improves the stability of the cup's construction. Management believes that the flare cup has been well-received by customers because it combines the favorable appearance of paper with the insulating qualities of foam.

  The Company also manufactures EPS for its internal consumption, in addition to selling directly to third party manufacturers of foam containers, insulation products and packaging products. Prior to its acquisition by the Company, StyroChem had been a long-term supplier of EPS to the Company. EPS is categorized by grade, with the highest grade, or cup-grade, used to manufacture foam cups and containers. Block-grade and shape-grade are sold to manufacturers of insulation and packaging products, respectively.

  StyroChem Europe manufactures EPS, general purpose polystyrene and HIPS, and also converts a significant portion of its EPS production into a variety of standard and specialized insulation products. StyroChem Europe's EPS is made primarily for the insulation and packaging industries and includes a range of bead sizes (0.4 to 2.5mm) and densities for conversion by customers into light and heavy insulation boards as well as various shape products, such as insulated fish packaging boxes. StyroChem Europe works closely with its customers to incorporate special product features into its EPS such as fire retardancy, specialty coatings and higher thermal insulation qualities. StyroChem Europe's foam insulation operations directly convert internally produced EPS into a full range of building insulation panels as well as specialized foam insulation products, such as combined metal and foam sandwich building panels, ship insulation panels and cold room storage modules. These specialized products are modified to conform to different building and construction requirements in different countries. StyroChem Europe frequently works directly with contractor customers in situations where enhanced technical support is needed, such as the installation of roof insulation.

SALES, MARKETING AND CUSTOMERS

  The Company sells its products through a 64-person sales organization and through an extensive network of more than 50 independent sales representatives. Sales and marketing efforts are directed by the Company's Senior Vice President of Sales and Marketing and are supported by 12 senior sales managers with an average of more than 14 years' experience in the foodservice industry. The Company believes its experienced sales team and long-term representative relationships enhance the Company's ability to provide high levels of customer service and specialized marketing programs, including custom-designed foam products. Major end users of the Company's products include fast-food restaurants, full-service restaurants, hospitals, nursing homes, educational institutions, airlines, business offices, movie theaters and other leisure time concessionaires, such as sports stadiums. In addition, the Company sells EPS through a dedicated sales force to manufacturers of foam packaging and insulation products.

  StyroChem Europe markets its EPS and other polystyrene products throughout Europe through a combination of its own sales force, sales agency arrangements with sales offices and personnel of affiliates of Neste Oy and manufacturer's representatives. In support of these sales and marketing efforts, StyroChem Europe employs people who are knowledgeable of chemical engineering and manufacturing processes in order to provide technical assistance to its customers. StyroChem Europe maintains its own direct sales force for its foam insulation products. A portion of this foam insulation products sales force is decentralized, allowing StyroChem Europe to separately market specialized products in addition to its standard product offerings.

  The Company sells disposable foam packaging products to more than 1,600 national, institutional and retail accounts throughout the U.S., in Mexico and in other countries. This customer base, which includes many of the foodservice industry's largest companies, can be divided into three major categories:

  National Accounts. National accounts are customers that utilize foam products in the sale of their own products and consist primarily of large fast-food restaurant chains and convenience stores. During 1996, sales to these customers accounted for approximately 10.7% of the Company's net sales pro forma for the Acquisitions, and included Perseco Co. (the distribution arm for McDonald's Corporation), Fast Food Merchandisers (the distribution arm for Hardee's Food Systems, Inc.), Kentucky Fried Chicken Corp., Marriott International, Inc. and Dunkin' Donuts Incorporated.

  Institutional Accounts. Institutional accounts are customers that purchase foam products with a view toward reselling such products in bulk to institutional end users, such as hospitals, nursing homes, educational institutions, airlines, movie theaters and similar leisure time concessionaires, such as sports stadiums. These customers, representing approximately 36.6% of the Company's net sales in 1996 pro forma for the Acquisitions, are primarily large foodservice distributors and warehouse clubs. Companies such as Sysco Corporation, Alliant Foodservice Inc., U.S. Foodservice Inc. and Food Services of America have all been customers for more than ten years. This group also includes key buying organizations such as ComSource Independent Foodservices Cos., Inc. and Affiliated Paper Companies, Inc.

  Retail Accounts. Retail accounts are customers that purchase foam products for resale to actual consumers of the products and consist primarily of supermarket chains and discount stores. In 1996, retail customers accounted for approximately 9.4% of the Company's net sales pro forma for the Acquisitions and also included ten of the largest supermarket chains in the U.S. Representative customers include Sam's Club Division, WAL-MART Stores, Inc., K-Mart Corporation, Kroger Food Stores, Winn-Dixie Stores, Inc., Food Lion, Inc. and Albertson's, Inc.

  StyroChem Europe sells EPS, general purpose polystyrene and HIPS to 200 primarily mid-sized companies throughout Europe. StyroChem Europe has actively pursued these customers because they provide potential for higher margins and because of their increased reliance on the Company's technical support, which results in a greater ability to foster long-term customer relationships. StyroChem Europe also consumes internally a portion of its annual EPS production. In 1996, approximately one-third of its total annual EPS production volume was consumed internally by the foam insulation converter operations. StyroChem Europe sells its foam insulation products to more than 2,000 customers, including large building supply wholesalers, such as Kesko Oy in Finland and Utec AB in Sweden, and residential and commercial construction companies and distributors.

  Pro forma for the Acquisitions, no customer represented more than 6.3% of the Company's net sales for 1996. In addition, the five largest accounts represented approximately 21.6% of the Company's pro forma net sales for 1996.

  Approximately 10% of the Company's foam product sales are made pursuant to contracts under which product prices are automatically adjusted based on changes in EPS prices. Substantially all of the Company's other foam product sales and substantially all of StyroChem Europe's product sales are made pursuant to contracts or other arrangements under which the Company has the right to change product prices on 30 to 60 days' prior written notice.

MANUFACTURING

  The Company's highly automated manufacturing facilities produced 13 billion foam cups, containers and lids and 130 million pounds of EPS, respectively, in 1996. The Company's foam products are made with custom-designed foam cup molding machines, lid production machines and foam cup and container printing machines. The Company's ten foam plants located throughout the U.S. generally operate 24 hours a day, seven days a week and 355 days a year. The Company also operates four plants located in the U.S. and Canada that manufacture EPS from styrene monomer. StyroChem Europe operates two plants located in Finland that manufacture EPS, general purpose polystyrene and HIPS from styrene monomer. These plants generally operate 24 hours a day, seven days a week. StyroChem Europe also operates six plants located in Finland, Sweden and Denmark that manufacture foam insulation panels from EPS. These plants generally operate for 8 or 16 hours a day, five days a week.

 Manufacturing Process

  The manufacture of EPS, the primary raw material in the manufacture of foam products, has two steps: polymerization and impregnation. In the polymerization phase, styrene monomer, which is a commodity petrochemical derived primarily from benzene and ethylene, is suspended in water and then treated with chemicals and catalysts to produce polystyrene crystal in various sizes, each of which has different end-use applications, including general purpose polystyrene. To produce EPS, the crystal is impregnated with a high-purity pentane gas.

  The Company manufactures its foam cups and containers utilizing a custom molding process. First, the cup-grade EPS is blended with a lubricating agent and then pre-expanded so that the EPS is of the appropriate density. This pre-expanded EPS is then fed through special screeners to remove undersized and oversized beads. The pre-expanded EPS is then injected into machine molds and fused by injecting steam into the mold cavity. After the EPS is fused, the mold shells are cooled, the mold halves are opened and the finished cups are ejected. The finished products are vacuum tested, counted and packaged.

  The Company's lid products are produced from HIPS, which is subjected to heat and pressure, after which the product is extruded through a thin die. The lids are then trimmed for finished goods packing, while the scrap is ground and reintroduced into the original material blend. If necessary to further reduce costs, the Company will examine whether it can also produce HIPS in certain of its U.S. and Canadian facilities.

  StyroChem Europe manufacturers HIPS through a polymerization process in which rubber bales are granulated and the granules are dissolved in styrene monomer. After additional styrene monomer is added to the resulting rubber solution and initial polymerization occurs without water, the resulting solution is then suspended in water and treated with chemicals and catalysts to produce HIPS beads.

  StyroChem Europe's foam insulation panels are manufactured through a block molding cutting process or a continuous foam extrusion cutting process. The block-grade EPS is pre-expanded to the proper density, aged and then injected into extra large block molding machines or continuous extrusion machines. In the block machine, the pre- expanded EPS is fused by injecting steam into the block mold cavity. The blocks are then cooled, removed from the mold to storage for proper shrinkage, and then transferred to automated hot wire or vibrating wire cutting machines. In the continuous extrusion machine, the pre-expanded EPS is fused into sheets of predetermined thickness, which are automatically cut to various sizes.

 Quality Control

  The Company's manufacturing quality control program involves random testing performed at least hourly at each facility for four attributes: seepage, weight, appearance and strength. A statistical analysis of these test results is completed and reviewed by the Company. In addition, each machine operator and packer performs various quality checks during the production process. The Company also obtains random samples of finished products from its various manufacturing facilities and performs an analysis similar to that described above at its Phoenix laboratory.

  In addition to the Company's own programs, certain of the Company's larger customers have established their own product standards and perform periodic manufacturing audits at the Company's facilities, either through their own personnel or through an independent testing group such as the American Institute of Baking.

  The Company utilizes its quality, service, manufacturing and customer partners to enact and follow through on initiatives consistent with total quality management and good manufacturing practices. Through these programs, the Company works with its customers to ensure product quality and to create new products that reflect the present and future needs of its customers.

  The Company's EPS quality control laboratory includes infrared spectrograph and atomic absorption units. The Company's laboratory chemists are capable of performing complex chemical and atomic analysis of styrene monomer, polystyrene crystal, expandable polystyrene and all other material components of EPS production. This gives the Company the ability to customize EPS formulas to meet any special customer requirements. The EPS quality control program includes testing every production batch of EPS to ensure it meets specific customer requirements. Each batch is tested for particle sizes, pentane gas volume and, if the EPS is to be used for insulation, their fire retardation capability.

  StyroChem Europe's sophisticated quality control laboratory is complemented by a fully equipped analytical laboratory containing three fully instrumented, automatically controlled pilot reactors. Testing equipment for analytical and quality audit work includes electronic balancers, colorimeters, flexural/compressive strength testers, an izod impact tester and lambda value testers. StyroChem Europe regularly tests its EPS, general purpose polystyrene and HIPS for a range of key attributes that vary by specific product. Insulation panels are routinely tested for resistance to heat transfer, lambda value and compressive and tensile strength.

  StyroChem Europe's facilities are all ISO 9002 certified, and the quality control laboratory is also ISO 14001 certified. StyroChem Europe is implementing total quality manufacturing and good manufacturing principles through a series of ongoing initiatives.

 Engineering

  The Company employs more than 40 full-time technical personnel, including 30 full-time engineers and engineering managers, based in the Phoenix, Corte Madera, Fort Worth and Montreal facilities. The engineering staff uses computer-aided design and computer-aided manufacturing systems to design advanced, three-dimensional models of products and molds. Once an electronic image of the machine and mold part design is generated, the part can be custom manufactured. The Company has the capacity to construct all of the proprietary equipment and machines used in the production, testing and packaging of its foam products. The Company has also developed and is installing in its manufacturing facilities automated materials handling equipment which includes in-line printing, automatic case packaging equipment and more advanced molding machines.

  The Company continually examines how to improve its manufacturing process efficiencies. Sophisticated infra-red imaging systems, providing real-time video displays, are used to evaluate the thermal efficiency of molds and machines under development. The Company also can create special prototype mold forms for new lid designs and single-cavity cup and container molds, both of which enhance the Company's ability to evaluate customer design requests rapidly.

  The managing director of StyroChem Europe is an engineer as are each of the managers of the two EPS production facilities located in Finland. StyroChem Europe also employs two full-time engineers who are responsible for process and production engineering and interact regularly with research and development personnel based in the analytical laboratory as well as senior technical support staff responsible for assisting the sales team.

RAW MATERIALS

  The Company's foam products are manufactured from EPS, which is produced from styrene monomer. Styrene monomer is a commodity petrochemical that is readily available in bulk quantities from numerous large, vertically integrated chemical companies. Styrene monomer prices have fluctuated significantly as a result of changes in petrochemical prices and the capacity, supply and demand for styrene monomer. For example, the contract price for styrene monomer ranged from $.23 to $.25 per pound during 1993, rose to $.40 per pound during 1994 and to $.52 per pound during 1995, before decreasing to $.29 per pound by the end of 1995. Styrene monomer prices during 1996 ranged from $.27 to $.30 per pound. During 1997, styrene monomer prices have ranged from $.28 to $.30 per pound. Styrene monomer purchases during 1996 represented approximately 34% of the Company's cost of goods sold on a pro forma basis for the Acquisitions.

  The StyroChem Acquisition and the StyroChem Europe Acquisition have not insulated the Company from price fluctuations for styrene monomer, although it mitigates the impact of such fluctuations by increasing the Company's flexibility to purchase styrene monomer. The Company has historically purchased all of its styrene monomer pursuant to a contract with Chevron. In December 1996, the Company renegotiated its contract with Chevron, to provide a long-term supply of styrene monomer with volume discounts. The initial term of the new contract extends for seven years. Under the contract, the Company will be required to purchase at least the first 120 million pounds of its styrene monomer requirements per year from Chevron and will have certain rights to purchase additional styrene monomer.

  StyroChem Europe purchases styrene monomer from a number of suppliers. In 1996, StyroChem Europe purchased 60 million pounds of styrene monomer, more than half of its annual purchases, through a contract with Elf Atochem. In October 1997, Elf Atochem agreed to provide a long-term supply of styrene monomer at a reduced price and with volume discounts. The initial term of the new agreement extends for three years. Under the agreement, StyroChem Europe has the right to purchase up to 110 million pounds of styrene monomer per year.

  The Company and StyroChem Europe obtain substantially all of their EPS supply internally.

  The Company purchases high-purity pentane, which is used as the expanding agent in the production of EPS, from South Hampton Refining Co. and Ashland Chemical Company. StyroChem Europe purchases the majority of its pentane requirements from Borealis, a joint venture between Neste Oy and Statoil, a Norwegian oil company. High-purity pentane is available from a limited number of suppliers. Should high-purity pentane become unavailable, however, high-purity butane may be substituted as the expanding agent.

  The raw materials used by the Company for the manufacture of thermoformed lids are primarily plastic resins such as HIPS. The Company's HIPS resin supplies are purchased under agreements with Huntsman Chemical Corp., Chevron, BASF Corporation and Fina Oil & Chemical Company. Most of the Company's agreements to purchase HIPS resin contain minimum and maximum purchase requirements. Furthermore, with the exception of the Company's agreement with Chevron, the price the Company pays for HIPS resin is determined at the time of purchase. Most of the plastic resins used by the Company, including HIPS, are available from a variety of sources.

PROPRIETARY TECHNOLOGY AND TRADEMARKS

  The Company has developed a broad array of proprietary technology that is utilized in various stages of its manufacturing operations. The Company relies primarily upon confidentiality agreements and restricted plant access to protect its proprietary technology. The Company does own or hold license rights with respect to numerous patents relating to its lid design in manufacturing, embossed cup design and continuous formed foam cup manufacturing processes. However, the Company does not consider these patents material to its operations.

  The Company holds approximately 30 registered trademarks and StyroChem Europe holds approximately 15 trademarks. The Company does not consider these trademarks material to its operations.

  Pursuant to a license agreement (the "Dixie Agreement"), James River granted the Company a royalty-free, non-exclusive, non-transferable license to use the Dixie name on boxes, packaging materials, plastic drinking cups and lids manufactured by the Company and sold to Sam's Club Division. The Dixie Agreement terminates on the expiration of a separate Sales Agent Agreement between the Company and James River concerning sales to Sam's Club Division. This Sales Agent Agreement will expire on January 20, 2002.

  Pursuant to another license agreement, James River granted the Company a royalty-free, non-exclusive, non-transferable license to use a patent relating to a beverage container lift tab lid with an accordion hinge.

COMPETITION

  The Company competes in the highly competitive foodservice industry. The foam segment of the disposable cup and container market is highly concentrated and, within this segment, the Company competes principally with Dart, which has significantly greater financial resources than the Company and controls the largest share of this market segment. The Company does not believe that companies operating in related markets are likely to enter the foam segment due to the significant investment that would be required.

  The Company believes that competition within the foam segment of the market is based primarily on customer service, product quality and the price at which products are offered. The Company believes that its market position is attributable to its high level of customer service and product quality, strategically located manufacturing facilities, proprietary technology and experienced management team.

  The Company also competes with the paper segment, which is more fragmented than the foam segment. The Company believes that competition between foam and paper is based on product appearance, quality and price.

  The U.S. EPS industry is highly concentrated. Management believes that each of Nova Chemicals, Inc., Huntsman Chemical Corp. and BASF Corporation, which are larger and have greater financial resources than the Company, controls a significant share of the market for supplying EPS to manufacturers of insulation and packaging products. The Company believes that competition within this industry is primarily based on price, although customer service and support can be a significant competitive factor, particularly among the smaller manufacturers of foam insulation and packaging products.

  StyroChem Europe competes within the highly competitive European EPS industry. Several companies, including BASF Corporation, Shell Oil Company, Enichem S.P.A. and Huntsman Chemical Corp., are larger and have more substantial financial resources than StyroChem Europe. Management believes that competition is based primarily on price, although technical support and consistently high quality beads are important factors to many of StyroChem Europe's customers. The Company expects that a significant percentage of StyroChem Europe's EPS production will continue to be used internally for its foam insulation product operations. These foam insulation product operations are located in Finland, Sweden and Denmark, and compete primarily against other insulation manufacturers located in these countries. Foam insulation products generally compete with insulation products made from other materials such as mineral wool and glass wool.

ENVIRONMENTAL MATTERS

  The Company's facilities are used for manufacturing or warehousing of foam container products or the EPS from which such products are manufactured. Many of these facilities are subject to federal, state, foreign and local laws and regulations relating to, among other things, emissions to air, discharges to water and the generation, handling, storage, transportation and disposal of hazardous and non-hazardous materials and wastes.

  Certain of the Company's manufacturing facilities generate air emissions, including volatile organic compounds and particulate matter, that are regulated and require permits and/or emissions control equipment. While the Company believes that the majority of the air emissions from its facilities are properly permitted and controlled, certain of the Company's facilities have been cited for instances of noncompliance, although no material citations were issued within the periods covered by the Financial Statements included in this Prospectus and all of these citations have been resolved without a material adverse effect on the Company's financial condition or results of operations. Certain of the Company's facilities also have failed to report certain emissions as required, and it is possible that certain of the Company's facilities lack proper air emission permits, that these permits do not address all regulated emissions and/or that certain of the facilities are not in full compliance with all permit conditions. Certain of the Company's Finnish and Scandinavian facilities could be required in the future to reduce emissions of pentane and styrene. The requirement to reduce such air emissions is subject to negotiation with Finnish and Scandinavian regulatory authorities and could require significant capital expenditures. The Company believes, however, that the costs of achieving and maintaining compliance with laws and regulations regarding air emissions are not reasonably likely to have a material adverse effect on the Company's financial condition or operating results, based on its prior experience in addressing compliance matters that raised potentially similar issues for other facilities and on the existence of the StyroChem environmental escrow. Furthermore, the Company has no knowledge of any claims regarding air emissions that could be expected to have a material effect on the Company's financial condition or results of operations. However, it is possible that the Company could incur significant fines, penalties or capital costs associated with any confirmed noncompliance. There can be no assurance that future environmental laws or regulations, or permit requirements under the Title V of the Clean Air Act, will not require substantial expenditures by the Company or significant modifications of the Company's operations.

  Certain of the Company's manufacturing facilities generate wastewater that is regulated and requires permits for discharge. While the Company believes that the majority of the wastewater discharges from its facilities are properly permitted, certain of the Company's facilities have been cited for instances of past noncompliance, although the only material citation issued within the periods covered by the Financial Statements included in this Prospectus was in 1995 for alleged noncompliance by the Fort Worth, Texas facility with a municipal wastewater discharge ordinance. All of these citations, including the Fort Worth citation, have been resolved without a material adverse effect on the Company's financial condition or results of operations. Moreover, one of the Company's facilities has failed to report wastewater pretreatment system upset conditions as required, and it is possible that certain of the Company's facilities currently lack proper wastewater discharge permits and/or are not in full compliance with all permit conditions. The Company has no knowledge of any claims regarding wastewater discharge that could be expected to have a material adverse effect on the Company's financial condition or results of operations. The Company believes that the costs of achieving and maintaining compliance with laws and regulations regarding wastewater discharges is not reasonably likely to have a material effect on the Company's financial condition or results of operations, based both on the Company's prior experience in obtaining similar permits or addressing compliance matters that raised potentially similar issues for other facilities and on preliminary estimates of the cost of addressing such potential permit issues, which would be within the scope of, and are preliminary estimated to be significantly less than, the StyroChem environmental escrow. However, it is possible that the Company could become subject to significant fines, penalties or capital costs associated with any confirmed noncompliance. Furthermore, there can be no assurance that future environmental laws or regulations will not require substantial expenditures by the Company or significant modifications of the Company's operations.

  The Company generates and handles certain hazardous substances, including petroleum products, and wastes in connection with its manufacturing processes. The handling and disposal of these substances and wastes is subject to federal, state and local regulations, and site contamination originating from the release or disposal of such substances or wastes can lead to significant liabilities. It is possible that certain of the Company's current or former facilities are or were not in full compliance with applicable laws regarding the handling and disposal of these substances and wastes. The soil and shallow groundwater at the Company's domestic EPS facilities are known to contain elevated levels of various contaminants. However, the Company does not believe, based on the results of soil and groundwater testing, that material remediation efforts with respect to these conditions will be required. Although the Company believes that the elevated levels of various contaminants in the soil and shallow groundwater at the Company's domestic EPS facilities and any confirmed noncompliance with applicable laws regarding the handling and disposal of certain hazardous substances have not had, and are not reasonably likely to have, either individually or in the aggregate, a material adverse effect on the Company's financial condition or results of operations, and the Company has no knowledge of claims that could be expected to have a material adverse effect on its financial condition or operations, there can be no assurance that the Company will not incur significant costs, fines or penalties in connection with historical on- or off-site handling or disposal of such substances and wastes or cleanup costs for site contamination.

  The Company owns and operates underground storage tanks ("USTs") at three of its facilities for the storage of liquid pentane. Leak detection or contaminant systems are in place at all three facilities. One of the tanks, located at the Fort Worth, Texas facility, was pressure tested in 1996 and no leaks were detected. USTs are generally subject to federal, state, local and foreign laws and regulations that require testing and upgrading of USTs and remediation of polluted soils and groundwater resulting from leaking USTs. In addition, if leakage from the Company's USTs migrates onto the property of others, the Company may be subject to civil liability to third parties for remediation costs or other damages. Based on historical experience, the Company believes that its liabilities associated with UST testing, upgrades and remediation are unlikely to have a material adverse effect on its financial condition or operating results.

  Certain of the Company's current and former facilities are located in industrial areas and have been in operation for many years. As a consequence, it is possible that historical or neighboring activities have affected properties currently or formerly owned by the Company and that, as a result, additional environmental issues may arise in the future, the precise nature of which the Company cannot now predict.

  As part of the StyroChem Acquisition, approximately $1.4 million of the purchase price was placed in escrow and may be used by the Company to offset certain expenses associated with specified environmental matters relating to the Company's Texas and Quebec facilities. The categories of expenses which may be offset with these escrowed funds include consulting fees, fines and penalties, costs of process changes, costs of changes to and upgrades, purchases and installation of equipment and/or facilities and any other capital expenditures for fixed assets, and costs of investigation and remediation work. The specified environmental matters include matters relating to compliance with air, wastewater, hazardous and solid waste, and stormwater permits and laws, as well as matters relating to soil, surface water and shallow groundwater conditions associated with past operations at the Texas and Quebec facilities and at neighboring properties. However, there can be no assurance that the escrowed funds will be sufficient to offset all expenses associated with such environmental matters.

FACILITIES

  The Company leases approximately 8,000 square feet in Radnor, Pennsylvania, a suburb of Philadelphia, for its executive offices.

  The Company owns or leases manufacturing, office and warehouse facilities at the locations shown in the following table:

                                                              SIZE
                                                            (APPROX.
                                                     OWNED/  SQUARE    TYPE OF
LOCATION                                             LEASED  FEET)   FACILITY(1)
--------                                             ------ -------- -----------
Corte Madera, California (3 facilities).............    L    40,880       M
                                                        L    38,000       W
                                                        L     6,590     O/MA
Richmond, California................................    L   103,000       W
El Campo, Texas.....................................    O    91,000      M/W
Higginsville, Missouri..............................    O    68,000      M/W
Jacksonville, Florida...............................    L   128,090      M/W
Edison, New Jersey..................................    L    94,696       W
Metuchen, New Jersey................................    O    85,000       M
Mount Sterling, Ohio................................    O    50,000      M/W
Shreveport, Louisiana...............................    O    73,260      M/W
Stone Mountain, Georgia (2 facilities)..............    L   170,375       M
                                                        L   145,000       W
Phoenix, Arizona (2 facilities).....................    L   169,840       M
                                                        L    12,174      MA
West Chicago, Illinois (4 facilities)...............    O    87,249       M
                                                        O    67,620       W
                                                        O    42,411      O/W
                                                        L    90,000       W
Fort Worth, Texas (2 facilities)....................    O    20,874     M/W/O
                                                        L    54,810       W
Saginaw, Texas (2 facilities).......................    O    36,988     M/W/O
                                                        O    68,999     M/W/O
Baie D'Urfe, Quebec (2 facilities)..................    O    16,200      M/O
                                                        L    74,000       W
StyroChem Europe Facilities:
Porvoo, Finland (5 facilities)(2)...................    O    17,707       M
                                                        O    52,831       W
                                                        O    22,067       O
                                                        O    11,335      MA
                                                        O     5,210       U
Kokemaki, Finland (4 facilities)....................    L    14,047       M
                                                        L     3,843       O
                                                        L     3,617       U
                                                        L     6,459       W
Nurmijarvi, Finland (4 facilities)..................    O    21,701       M
                                                        O    13,875       W
                                                        O     3,638       W
                                                        O     3,789       O
Vammala, Finland....................................    O   122,497     M/W/O
Pietarsaari, Finland (4 facilities).................    L    17,761       M
                                                        L     1,292       O
                                                        L    10,334       W
                                                        L     2,853       W
Norrtalje, Sweden (2 facilities)....................    L    61,087      M/O
                                                        L     3,200       W
Vargarda, Sweden....................................    O    63,961     M/O/W
Hedensted, Denmark..................................    O    44,306     M/O/W

--------
(1)M = Manufacturing; W = Warehouse; O = Office; MA = Machine assembly; U = Utilities.
(2) In connection with the StyroChem Europe Acquisition, the land on which the Porvoo, Finland facilities are located has been leased to the Company for a period of 30 years for a nominal rent, with an option for the Company to extend the loan or acquire the leased property following the initial term of the lease. See "The Company--The Acquisitions."

  The Company occupies its Baie D'Urfe, Quebec warehouse facility under a month-to-month sublease that is terminable by either party upon 45 days' prior notice.

  The Company believes that its present facilities are adequate for its current and projected operations.

EMPLOYEES

  As of September 26, 1997, the Company and StyroChem Europe had 1,504 and 252 full-time employees, respectively. Except for StyroChem Europe employees, the Company's employees are not represented by any union. In Finland, over 90% of StyroChem Europe's employees are represented by one of five unions and StyroChem Europe is subject to three collective bargaining agreements with these unions, each of which was extended on January 1, 1997 and now expires on January 31, 1998. StyroChem Europe is represented in Finnish collective bargaining negotiations by Kemiarteollisuus ry (Chemical Industry Federation). In Sweden, over 90% of StyroChem Europe's employees are represented by one of four unions and StyroChem Europe is subject to two collective bargaining agreements with these unions, both of which were extended on May 1, 1997 and now expire on April 30, 1998. StyroChem Europe is represented in Swedish collective bargaining negotiations by Byggnadsamnesforbundet (Construction Materials Federation). In Denmark, StyroChem's employees are not represented by any union, nor is StyroChem Europe subject to any collective bargaining agreement. However, all contracts for white collar employees in Denmark must include provisions that are at least as favorable as those provided in the Danish Employees Act. In addition, contracts for blue collar employees in Denmark must fulfill the requirements of applicable European Union directives regarding employment. The European Union directives are also applicable to StyroChem Europe in Finland and Sweden; however, the terms of the collective bargaining agreements will control employment relationships in these countries to the extent that these agreements address relevant issues in a more detailed manner and include benefits exceeding the minimum standards established by the directives. Neither StyroChem Europe nor the Company has ever experienced a labor strike or other labor-related work stoppage. The Company considers its relations with its employees to be good.

LEGAL PROCEEDINGS

  On November 25, 1995, Jackson National Life Insurance Company ("Jackson") and Benchmark Holdings, Inc. ("Holdings") filed suit in Cook County, Illinois Circuit Court against Michael T. Kennedy, Radnor, WinCup, WinCup L.P., James River and James River Corporation of Virginia. The suit relates to the November 1995 sale to James River by Holdings of substantially all of Holdings' assets, consisting of its cutlery and straws operations, and by WinCup of its plastic cup operations. See Note 1 to the Radnor Financial Statements. Holdings had issued to Jackson certain shares of nonvoting preferred stock in connection with the May 1991 acquisition of the cutlery and straws operations, in which Jackson previously held an unsecured subordinated debt position.

  The suit alleges that, in connection with the November 1995 sale to James
River: (i) certain terms of the nonvoting preferred stock held by Jackson were breached, (ii) Mr. Kennedy breached his fiduciary duties to Jackson and Holdings and (iii) Radnor and certain defendants committed fraud that prevented Jackson from exercising certain alleged rights as a nonvoting preferred stockholder in a timely manner, so as to prevent the sale from occurring. The suit seeks a broad range of remedies, including rescission of the sale, payment to Holdings of the profits received by James River and WinCup L.P. since the sale and WinCup L.P.'s formation, disgorgement of $2.5 million received by certain former key employees of Holdings in consideration for certain noncompetition covenants, payment by WinCup to Holdings of the $10.0 million of sale proceeds allocated to the assets sold by WinCup, payment to Holdings of all funds distributed to WinCup, Radnor and James River in connection with the formation of WinCup L.P. and costs of suit. Alternatively, the suit seeks actual damages in excess of $30.0 million and punitive damages in excess of $10.0 million, together with costs of suit.

  The Company believes that the allegations in the complaint are without merit. Holdings, through its investment banker, actively solicited a large number of prospective purchasers regarding the sale of the cutlery and straws operations. The Company believes that Jackson had no right to prevent the sale of Holdings' assets.

In connection with the sale, Holdings obtained opinions from independent investment banking firms as to the fairness, from a financial point of view, of the transaction to Holdings' stockholders and as to the reasonableness of the negotiated value of the noncompetition agreements. The proceeds received by Holdings from the sale of the cutlery and straws operations, together with all remaining assets of Holdings, were significantly less than the aggregate outstanding indebtedness of Holdings. As a result, no proceeds were available for distribution to any of Holdings' stockholders, including Jackson. Although it is not possible to predict with certainty the outcome of any legal proceeding, the Company intends to defend this suit vigorously and does not believe that the suit will have a material adverse effect on the Company's financial condition or results of operations. Discovery is currently ongoing.

  The Company is also involved in a number of legal proceedings arising in the ordinary course of business, none of which is expected to have a material adverse effect on the Company's financial condition or results of operations.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The directors and executive officers of the Company and their ages as of December 1, 1997 are as follows:

             NAME            AGE                         POSITION
             ----            ---                         --------
   Michael T. Kennedy......   43 President, Chief Executive Officer and Director
   Michael V. Valenza......   38 Senior Vice President--Finance
   Richard C. Hunsinger....   49 Senior Vice President--Sales and Marketing
   Donald D. Walker........   56 Senior Vice President--Operations
   John P. McNiff..........   36 Senior Vice President--Corporate Development and Director
   R. Radcliffe Hastings...   47 Senior Vice President, Treasurer and Director
   Donald C. Rogalski......   52 Senior Vice President--Administration
   John P. McKelvey........   57 Vice President--Human Resources
   Van D. Groenwold........   65 Vice President--Engineering
   Caroline J. Williamson..   30 Vice President and Corporate Counsel
   Thomas J. Hopkins.......   41 Director
   Vincent F. Garrity,
    Jr.....................   60 Director

  Michael T. Kennedy has served as President, Chief Executive Officer and as a director of the Company since its formation in November 1991. Between March 1985 and July 1990, Mr. Kennedy served as Chief Financial Officer of Airgas, Inc., a New York Stock Exchange-listed distributor of industrial gases. Mr. Kennedy is also a director of Consolidated Asset Management, Inc.

  Michael V. Valenza has served as Senior Vice President-Finance of the Company since April 1993. He joined the Company in September 1992 as Director of Finance. From 1984 until joining the Company, Mr. Valenza served in a variety of positions with Arthur Andersen LLP, most recently as a manager in the Enterprise Group.

  Richard C. Hunsinger has served as Senior Vice President-Sales and Marketing of the Company since its formation in November 1991. From 1979 through August 1991, Mr. Hunsinger served in various management positions, including Vice President of Sales and Marketing, for Winkler/Flexible Products, Inc., a former division of The Coca Cola Company.

  Donald D. Walker has served as Senior Vice President-Operations of the Company since November 1992. Mr. Walker served as Vice President of Manufacturing and as Director of Manufacturing of the Company from February 1992 through November 1992. From 1969 until February 1992, Mr. Walker served in various management positions with Scott Container Products Group, Inc. (WinCup's predecessor), WMF Corporation and Thompson Industries.

  John P. McNiff has served as Senior Vice President-Corporate Development of the Company since its formation in November 1991 and as a director since May 1997. Previously Mr. McNiff was Vice President-Corporate Development of Airgas, Inc., a New York Stock Exchange-listed distributor of industrial gases. Mr. McNiff is also a director of Consolidated Asset Management, Inc.

  R. Radcliffe Hastings has served as Senior Vice President and Treasurer of the Company since June 1996 and as a director since May 1997. Previously, Mr. Hastings was with Continental Bank, N.A. and its successor, Bank of America, for 18 years. Mr. Hastings has held a variety of management positions in the U.S. banking group and in Bank of America's securities operation, BA Securities, Inc., and was most recently Managing Director of the Money Manager Group.

  Donald C. Rogalski has served as Senior Vice President--Administration of the Company since July 1993. Previously Mr. Rogalski held the positions of Chief Financial Officer and Vice President of Finance for Stiffel Lamp Co. for seven years. Prior to that, Mr. Rogalski worked for Packard Instrument Company for nine years, with his last position there as Controller.

  John P. McKelvey has served as Vice President--Human Resources for the Company since October 1992. From February 1992 until October 1992, Mr. McKelvey was Director of Human Resources for the Company. From 1971 until joining the Company, Mr. McKelvey served in a variety of human resources management positions for Scott Container Products Group, Inc., Texstyrene Corporation, WMF Corporation and Thompson Industries.

  Van D. Groenwold has served as Vice President--Engineering for the Company since November 1992. From February 1992 until November 1992, Mr. Groenwold was Director of Engineering for the Company. From 1982 until joining the Company, Mr. Groenwold held various engineering and quality assurance management positions with Scott Container Products Group, Inc., WMF Corporation and Thompson Industries.

  Caroline J. Williamson has served as Vice President and Corporate Counsel of the Company since March 1997. From March 1996 to March 1997, Ms. Williamson served as counsel for Aetna U.S. Healthcare. Prior to that, Ms. Williamson worked as an associate for Duane, Morris & Heckscher LLP from September 1992 to March 1996.

  Thomas J. Hopkins has served as a director of the Company since May 1997. Mr. Hopkins has been a Managing Director of Bear, Stearns & Co. Inc. since March 1997. Mr. Hopkins was employed by Alex. Brown & Sons Incorporated from August 1991 to February 1997, most recently as a Principal.

  Vincent F. Garrity, Jr. has served as a director of the Company since May 1997. Mr. Garrity has been a partner in the law firm of Duane, Morris & Heckscher LLP since 1970.

DIRECTOR AND EXECUTIVE COMPENSATION

  The directors do not receive separate compensation for their service as directors of the Company. The following table sets forth certain information concerning the compensation paid to the Company's chief executive officer and the Company's four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for the year ended December 27, 1996:

                          SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION
                                        ----------------------
                                                                  ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR  SALARY   BONUS   COMPENSATION (1)
---------------------------             ---- -------- -------- ----------------
Michael T. Kennedy..................... 1996 $863,597 $    --       $4,276
 President and Chief Executive Officer
Michael V. Valenza..................... 1996  126,923  100,000       3,536
 Senior Vice President--Finance
Richard C. Hunsinger................... 1996  146,742   50,000       4,654
 Senior Vice President--Sales and
  Marketing
Donald D. Walker....................... 1996  146,154   50,000       5,550
 Senior Vice President--Operations
R. Radcliffe Hastings.................. 1996   85,755  200,266         275
 Senior Vice President and Treasurer

--------
(1) Includes Company matching contributions under the 401(k) Retirement Savings Plan and payments of premiums for certain supplementary term life insurance coverage as follows:

                                                     401(K)          LIFE
      NAME                                   YEAR CONTRIBUTION INSURANCE PREMIUM
      ----                                   ---- ------------ -----------------
      Michael T. Kennedy.................... 1996    $3,766         $  510
      Michael V. Valenza.................... 1996     3,359            177
      Richard C. Hunsinger.................. 1996     4,070            584
      Donald D. Walker...................... 1996     4,073          1,477
      R. Radcliffe Hastings................. 1996       --             275

  The following table sets forth information with respect to options held at December 27, 1996 by the persons named in the Summary Compensation Table above. No options were exercised by such persons during the fiscal year ended December 31, 1996.

                        FISCAL YEAR-END OPTIONS VALUES

                                        NUMBER OF SECURITIES UNDERLYING
                                            UNEXERCISED OPTIONS AT
                                             DECEMBER 27, 1996 (1)
                                        ------------------------------------
      NAME                                EXERCISABLE        UNEXERCISABLE
      ----                              ---------------     ----------------
      Michael T. Kennedy...............       --                   --
      Michael V. Valenza...............       16                   22
      Richard C. Hunsinger.............       50                   50
      Donald D. Walker.................       45                   55
      R. Radcliffe Hastings............       --                   --

--------
(1) As of December 27, 1996, based on the estimated fair value (as determined by the Company's Board of Directors) of the underlying securities, there were no unexercised in-the-money options.

EMPLOYMENT AGREEMENTS

  In May 1993, the Company entered into an employment agreement with Richard
C. Hunsinger, which was amended in January 1996, pursuant to which Mr. Hunsinger serves as Senior Vice President--Sales and Marketing of the Company. The agreement is for an initial term of seven years and six months and, absent 180 days' prior written notice by either party before the end of the initial or any renewal term, renews from year to year thereafter. Under the agreement as amended, Mr. Hunsinger is entitled to an annual salary of not less than $145,000 beginning in 1996, subject to annual cost of living increases. The agreement contains a covenant not to engage in any business that is competitive with the business of the Company in any geographical area in which it does business during the term of the agreement and for a period of two years immediately following the termination of the agreement.

  In April 1996, the Company entered into an employment agreement with R. Radcliffe Hastings, pursuant to which Mr. Hastings serves as Senior Vice President and Treasurer of the Company. The agreement is for an initial term of three years and, absent 90 days' prior written notice by either party before the end of the initial or any renewal term, renews from year to year thereafter. Mr. Hastings received a bonus of $64,000 upon the signing of the agreement, and is entitled to an annual salary of not less than $125,000, subject to annual review by the Board of Directors. The agreement contains a covenant not to compete in any business that is competitive with the business of the Company in the U.S. during the term of the agreement.

CERTAIN TRANSACTIONS

  The Company has advanced $75,000 on a non-interest-bearing basis to Michael
V. Valenza, the Company's Senior Vice President--Finance, for certain incurred relocation costs.

  Vincent F. Garrity, Jr., a director of the Company, is a partner of Duane, Morris & Heckscher LLP, which serves as the Company's primary legal counsel. Thomas J. Hopkins, a director of the Company, is a Managing Director of Bear, Stearns & Co. Inc., an investment banking firm that has performed services for the Company in 1997 in addition to being one of the Initial Purchasers in this offering.

LIMITATION OF LIABILITY; INDEMNIFICATION

  As permitted by the General Corporation Law of the State of Delaware, the Company's Certificate of Incorporation provides that directors of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, relating to prohibited dividends, distributions and repurchases or redemptions of stock, or (iv) for any transaction from which the director derives an improper personal benefit. However, such limitation of liability would not apply to violations of the federal securities laws, nor does it limit the availability of non-monetary relief in any action or proceeding against a director. The Certificate of Incorporation also includes provisions for indemnification of the Company's directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware as now or hereafter in effect. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                    SECURITY OWNERSHIP BY CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth certain information as of December 1, 1997, with respect to each person who is known by the Company to own beneficially 5% or more of each class of voting securities of the Company.

                                                          NUMBER OF
                                          TITLE OF          SHARES
NAME OF INDIVIDUAL OR IDENTITY OF     CLASS OF CAPITAL   BENEFICIALLY PERCENT
GROUP                                       STOCK           OWNED     OF CLASS
---------------------------------    ------------------- ------------ --------
Michael T. Kennedy.................. Voting Common Stock     480        80.0%
 Three Radnor Corporate Center
 Suite 300
 Radnor, PA 19087
John P. McNiff...................... Voting Common Stock      60        10.0%
 Three Radnor Corporate Center
 Suite 300
 Radnor, PA 19087
R. Radcliffe Hastings............... Voting Common Stock      60        10.0%
 Three Radnor Corporate Center
 Suite 300
 Radnor, PA 19087

  The following table sets forth certain information as of December 1, 1997, with respect to beneficial ownership of each class of equity securities of the Company by (a) the directors of the Company, (b) the Named Executive Officers and (c) the directors and all executive officers of the Company as a group.

                                                           NUMBER OF
                                                             SHARES    PERCENT
  NAME OF INDIVIDUAL OR               TITLE OF            BENEFICIALLY    OF
    IDENTITY OF GROUP          CLASS OF CAPITAL STOCK       OWNED(1)   CLASS(2)
  ---------------------        ----------------------     ------------ --------
Michael T. Kennedy.......  Voting Common Stock                 480       80.0%
                           Class B Nonvoting Common Stock     3760       69.6%
                           Nonvoting Common Stock              --         --
Michael V. Valenza.......  Voting Common Stock                 --         --
                           Class B Nonvoting Common Stock      --         --
                           Nonvoting Common Stock               52       18.8%
Richard C. Hunsinger.....  Voting Common Stock                 --         --
                           Class B Nonvoting Common Stock      --         --
                           Nonvoting Common Stock              140       41.8%
Donald D. Walker.........  Voting Common Stock                 --         --
                           Class B Nonvoting Common Stock      --         --
                           Nonvoting Common Stock              135       40.9%
R. Radcliffe Hastings....  Voting Common Stock                  60       10.0%
                           Class B Nonvoting Common Stock      540       10.0%
                           Nonvoting Common Stock              --         --
John P. McNiff...........  Voting Common Stock                  60       10.0%
                           Class B Nonvoting Common Stock      540       10.0%
                           Nonvoting Common Stock              --         --
Vincent F. Garrity, Jr...  Voting Common Stock                 --         --
                           Class B Nonvoting Common Stock      --         --
                           Nonvoting Common Stock              --         --
Thomas J. Hopkins........  Voting Common Stock                 --         --
                           Class B Nonvoting Common Stock      --         --
                           Nonvoting Common Stock              --         --
Directors and all
 executive officers as a
 group...................  Voting Common Stock                 600      100.0%
 (12 persons)              Class B Nonvoting Common Stock    4,840       89.6%
                           Nonvoting Common Stock              505       90.7%

--------
(1) Includes shares of Nonvoting Common Stock that certain individuals have the right to acquire, on or before January 30, 1998, upon the exercise of stock options granted pursuant to the Company's Equity Incentive Plan, as follows: Michael V. Valenza--32; Richard C. Hunsinger--90; Donald D. Walker--85; and the directors and all executive officers as a group--345.
(2) Based upon 600, 245 and 5,400 outstanding shares of Voting Common Stock, Nonvoting Common Stock and Class B Nonvoting Common Stock, respectively.

                   DESCRIPTION OF OTHER COMPANY INDEBTEDNESS

THE AMENDED CREDIT AGREEMENT

  On October 15, 1997, the Company entered into a Second Amended and Restated Revolving Credit and Security Agreement (the "Amended Credit Agreement") with BNY Financial Corporation and NationsBank, N.A., pursuant to which the Amended and Restated Revolving Credit and Security Agreement dated as of December 5, 1996 was amended and restated. The Amended Credit Agreement includes the Company and certain of its U.S. subsidiaries as borrowers.

  The Amended Credit Agreement provides for a revolving credit facility in the aggregate principal amount of up to $30.0 million. Revolving loans under the Amended Credit Agreement are limited, in the aggregate, to the lesser of the $30.0 million commitment amount and a "borrowing base" amount less, in each case, the principal amount of outstanding letters of credit. The borrowing base may not exceed the sum of: (i) 85% of eligible accounts receivable, plus
(ii) the lesser of $15.0 million or 60% of eligible raw materials and finished goods inventories of the Company and its U.S. subsidiaries. In addition, there is a $5.0 million sublimit on standby letters of credit and a $1.0 million sublimit on documentary letters of credit.

  Revolving loans under the Amended Credit Agreement bear interest payable at the Company's option at a rate not greater than either (i) the applicable margin for domestic rate loans plus a rate equal to the greater of (a) BNY Financial Corporation's prime rate or (b) the sum of the federal funds rate plus not more than 0.5% or (ii) the applicable margin for Eurodollar rate loans plus a rate equal to the LIBOR rate with respect to the period during which such interest rate shall be applicable. The applicable margin for domestic rate loans varies from 0% to 0.5%, and the applicable margin for Eurodollar rate loans varies from 1.25% to 2.0%, depending upon the Company's ability to achieve certain performance-based pricing criteria. The revolving loans under the Amended Credit Agreement will mature on October 15, 2002. In addition, the Amended Credit Agreement provides for a fee which varies from 0.125% to 0.5% per annum on the undrawn amount of the credit facility, depending on the Company's ability to meet certain performance-based pricing criteria, and letter of credit fees of 1.75% and 1.5% of the aggregate face amount of standby letters of credit and documentary letters of credit, respectively, under the Amended Credit Agreement. As of October 15, 1997, the applicable margin for domestic rate loans was 0.25%, the applicable margin for Eurodollar rate loans was 1.75% and the applicable fee on the undrawn amount of the credit facility was 0.375% per annum. The Amended Credit Agreement provides for an agency fee, payable annually during the term of the Amended Credit Agreement, in the amount of $90,000 per year.

  The Amended Credit Agreement contains certain restrictive covenants that, among other things, impose limitations upon the Company's ability to merge, consolidate or dispose of assets; incur liens; make loans and investments; incur indebtedness; engage in certain transactions with affiliates; incur certain contingent obligations; pay dividends and other distributions; enter into lease arrangements; form subsidiaries and make capital expenditures. The obligations of the Company under the Amended Credit Agreement are secured by a lien on all of the Company's and certain of its U.S. subsidiaries' inventory, accounts receivable, general intangibles, trademarks and licenses and the proceeds thereof.

  The Amended Credit Agreement contains events of default customary for facilities of its type, including without limitation, the Company's failure to pay principal, interest, fees or other amounts when due; the Company's material breach of any covenants, representations or warranties; cross-default and cross-acceleration; change of control of the Company; bankruptcy, insolvency or similar events involving the Company or its U.S. subsidiaries; certain adverse events under ERISA plans of the Company or its U.S. subsidiaries and any of the agreements or liens securing payment of the obligations under the Amended Credit Agreement ceasing to be enforceable.

  On October 15, 1997, the Company also entered into a supplement to the Amended Credit Agreement pursuant to which a $10.0 million credit facility for the Company's European subsidiaries was created, with borrowings under the sublimit based on a "borrowing base" formula. The obligations of the Company's European subsidiaries under the supplement, as amended to date, are secured by assets of certain of the European subsidiaries and are guaranteed by the Company and certain of its U.S. subsidiaries. This supplement has increased the aggregate commitment amount of the existing revolving credit facility to $40.0 million.

THE CANADIAN CREDIT AGREEMENT

  The Company's Canadian subsidiary has entered into the Agreement Respecting a Term Loan and other Credit Facilities dated February 25, 1994 between StyroChem Canada, Ltd., formerly known as StryoChem International, Ltd. ("StyroChem Canada") and the Bank of Montreal (as amended through annual review processes, the "Canadian Credit Agreement"). The credit facilities under the Canadian Credit Agreement consist of the following: (i) a term loan in the principal amount of $0.4 million Canadian (the "Canadian Term Loan") and (ii) a revolving credit facility with a borrowing capacity of up to $2.5 million Canadian, that includes a letter of credit subfacility and a Foreign Exchange Future Contracts subfacility (the "Canadian Revolver").

  Canadian Dollar advances under the Canadian Revolver bear interest at a rate equal to the Bank of Montreal's prime rate plus 1.0%. U.S. Dollar advances under the Canadian Revolver bear interest at the Bank of Montreal's U.S. base rate plus 1.0%. Loans under the Canadian Revolver will be payable on demand. The Canadian Term Loan bears interest at the Bank of Montreal's prime rate plus 1.5% and is payable in equal quarterly installments of $81,250 Canadian through the last banking day of November 1998. The Canadian Term Loan is subject to mandatory prepayments in an amount equal to 100% of the net cash proceeds from the permitted sale or sale/leaseback of any of StyroChem Canada's fixed assets, to the extent such proceeds are not reinvested in replacement assets.

  The Canadian Credit Agreement contains covenants that, among other things, impose limitations upon StyroChem Canada's ability to merge, consolidate or dispose of assets; make loans and investments; incur indebtedness; engage in certain transactions with affiliates; pay dividends and other distributions; make capital expenditures and amend certain material contracts to which it is a party.

  The obligations of StyroChem Canada under the Canadian Credit Agreement are secured by a first priority perfected security interest in all of the material assets of StyroChem Canada. In addition, Radnor Chemical Corporation guaranteed the obligations of StyroChem Canada under the Canadian Credit Agreement up to a maximum amount of $3.3 million Canadian. Radnor Chemical Corporation has pledged all of the issued and outstanding shares of StyroChem Canada as security for its obligations under its guarantee. Certain long-term advances payable by StyroChem Canada to Radnor Chemical Corporation and StyroChem U.S., Inc. will continue to be subordinated to the obligations of StyroChem Canada under the Canadian Credit Agreement.

  The Canadian Credit Agreement contains customary events of default, including without limitation, the following: StyroChem Canada's failure to pay principal, interest, fees or other amounts when due; StyroChem Canada's violation or material breach of any covenants, representations or warranties; cross-default and cross-acceleration; change of control of StyroChem Canada; bankruptcy, insolvency or similar events involving StyroChem Canada; cessation of StyroChem Canada's business and the levy of certain material judgments against StyroChem Canada.

THE PRIOR NOTES

  The Company has previously issued $100.0 million principal amount of the Prior Notes, which have been registered under the Securities Act. The Prior Notes bear interest at the rate of 10%, payable semi-annually in arrears on June 1 and December 1 of each year. The Prior Notes mature on December 1, 2003 and are fully and unconditionally guaranteed on a joint and several basis by substantially all of the Company's subsidiaries. The Prior Notes are senior unsecured obligations of the Company and rank pari passu in right of payment with all other existing and future senior indebtedness of the Company, including the Notes. The Prior Notes are effectively subordinated in right of payment to all existing and future secured indebtedness of the Company and its subsidiaries, including indebtedness under the Credit Agreements.

  In the event of a change of control of the Company, each holder of Prior Notes will have the right to require the Company to repurchase all or a portion of such holder's Prior Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date. The Prior Notes are not redeemable by the Company prior to December 1, 2000, except that, at any time on or prior to December 1, 1999 the Company, at its option, may redeem up to $25.0 million aggregate principal amount of the Prior Notes from the net proceeds of one or more public equity offerings by the Company, at a redemption price of 110% of the principal amount thereof, plus accrued interest to the date of redemption; provided that at least $75.0 million in aggregate principal amount of the Prior Notes remains outstanding following such redemption. Thereafter, the Prior Notes will be redeemable at the option of the Company, in whole or in part, at redemption prices that decrease annually, plus accrued interest to the date of redemption.

  The Prior Notes were issued pursuant to and are entitled to the benefits of the Prior Indenture. The Prior Indenture contains certain covenants with respect to the Company and its subsidiaries that restrict, among other things,
(a) the incurrence of additional indebtedness, (b) the payment of dividends and other restricted payments, (c) the creation of certain liens, (d) the use of proceeds from sales of assets and subsidiary stock, (e) sale and leaseback transactions and (f) transactions with affiliates. The Prior Indenture also restricts the Company's ability to consolidate or merge with or into, or to transfer all or substantially all of its assets to, another person. These restrictions and requirements are subject to a number of important qualifications and exceptions that are set forth in detail in the Prior Indenture.

                              THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER; PERIOD FOR TENDERING OLD NOTES

  Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), the Company will accept for exchange Old Notes that are properly tendered on or prior to the Expiration Date and not withdrawn as permitted below. As used herein, the term "Expiration Date" means 5:00 p.m.,
Philadelphia time, on    , 1998; provided, however, that if the Company, in
its sole discretion, has extended the period of time during which the Exchange Offer is open, the term "Expiration Date" means the latest time and date to which the Exchange Offer is extended.

  As of the date of this Prospectus, $60 million aggregate principal amount of the Old Notes is outstanding. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about    , 1998, to all holders of Old
Notes known to the Company. The Company's obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain customary conditions as set forth under "--Certain Conditions to the Exchange Offer" below.

  The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby acceptance for exchange of any Old Notes, by giving oral or written notice of such extension to the holders thereof as described below. During any such extension, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

  Old Notes tendered in the Exchange Offer must be in denominations of principal amount of $1,000 or any integral multiple thereof.

  The Company expressly reserves the right to amend or terminate the Exchange Offer, and not to accept for exchange any Old Notes not theretofore accepted for exchange, upon the occurrence of any of the conditions of the Exchange Offer specified below under "--Certain Conditions to the Exchange Offer." The Company will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Old Notes as promptly as practicable, such notice in the case of any extension to be issued by means of a press release or other public announcement no later than 9:00 a.m., Philadelphia time, on the next business day after the previously scheduled Expiration Date.

PROCEDURES FOR TENDERING OLD NOTES

  Only a registered holder of Old Notes may tender such Old Notes in the Exchange Offer. The tender to the Company of Old Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to First Union National Bank (the "Exchange Agent") at one of the addresses set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer ("a Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENT'S IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE

TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY.

  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering such owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

  Signatures on a Letter of Transmittal or a notice of withdrawal described below (see "--Withdrawal Rights"), as the case may be, must be guaranteed (see "--Guaranteed Delivery Procedures") unless the Old Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Old Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined below). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Program or the Stock Exchanges Medallion Program (collectively, "Eligible Institutions"). If Old Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Old Notes surrendered for exchange must be endorsed by or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its reasonable judgment, duly executed by the registered holder exactly as the name or names of the registered holder or holders appear on the Old Notes with the signature thereon guaranteed by an Eligible Institution.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Old Notes tendered for exchange will be determined by the Company in its reasonable judgment, which determination shall be final and binding. The Company reserves the right, in its reasonable judgment, to reject any and all tenders of any particular Old Notes not properly tendered or not to accept any particular Old Note which acceptance might, in the reasonable judgment of the Company or its counsel, be unlawful. The Company also reserves the right, in its reasonable judgment, to waive any defects or irregularities or conditions of the Exchange Offer as to any particular Old Notes before the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer as to any particular Old Notes before the Expiration Date (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such reasonable period of time as the Company shall determine. None of the Company, the Exchange Agent or any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of Old Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

  If the Letter of Transmittal or any Old Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company before the Expiration Date, proper evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  By tendering, each holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the New Notes. If any holder or any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or is engaged in or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of such New Notes to be acquired pursuant to the Exchange Offer, such holder or any such other person (i) may not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes pursuant to the Exchange Offer must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution." By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Old Notes properly tendered and will issue the New Notes promptly after acceptance of the Old Notes. See "--Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company will be deemed to have accepted properly tendered Old Notes for exchange when, as and if the Company has given oral or written notice thereof to the Exchange Agent.

  For each Old Note accepted for exchange, the Holder of such Old Note will receive as set forth below under "Description of the Notes--Book-Entry, Delivery and Form" a New Note having a principal amount equal to that of the surrendered Old Note. Accordingly, registered holders of the New Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes. Old Notes accepted for exchange will cease to accrue interest from and after the date of consummation of the Exchange Offer. Holders whose Old Notes are accepted for exchange will not receive any payment in respect of accrued interest on such Old Notes otherwise payable on any interest payment date the record date for which occurs on or after consummation of the Exchange Offer. If the Exchange Offer is not consummated by March 14, 1998, the interest rate borne by the Old Notes shall be increased by 25 basis points per annum for each 90-day period from and including March 15, 1998 until but excluding the date of consummation of the Exchange Offer, up to a maximum aggregate increase of 100 basis points per annum. Old Notes not tendered or not accepted for exchange will continue to accrue interest from and after the date of consummation of the Exchange Offer.

  In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry procedures described below, such non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book- Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or a facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at one of the addresses set forth below under "-- Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

  DTC's Automated Tender Offer Program ("ATOP") is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in place of sending a signed, hard copy of the Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of, agrees to be bound by and confirms the representations, warranties and other statements made by or deemed to be made by the participant pursuant to the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

  If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) on or prior to 5:00 p.m., Philadelphia time, on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., Philadelphia time, on the Expiration Date. For a withdrawal to be effective, a written or electronic ATOP transmission (for DTC participants) notice of withdrawal must be received by the Exchange Agent at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution in which case such guarantee will not be required. If Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination will be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-

Entry Transfer Facility for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to the Expiration Date.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, and subject to its obligations pursuant to the Registration Rights Agreement, the Company shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer, if at any time before the acceptance of such New Notes for exchange, any of the following events shall occur:

    (i) any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair the ability of the Company to proceed with the Exchange Offer; or

    (ii) the Exchange Offer will violate any applicable law or any applicable interpretation of the staff of the SEC.

  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company in whole or in part at any time and from time to time in its reasonable discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order is threatened by the SEC or in effect with respect to the Registration Statement of which this Prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

  The Exchange Offer is not conditioned on any minimum principal amount of Old Notes being tendered for exchange.

EXCHANGE AGENT

  First Union National Bank has been appointed as the Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at one of the addresses set forth below. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                   First Union National Bank, Exchange Agent

                          1525 West W.T. Harris Blvd.
                                 Building 3C3
                              Charlotte, NC 28262
                           Attention: Michael Klotz

                         By Hand or Overnight Courier:
                          1525 West W.T. Harris Blvd.
                                 Building 3C3
                              Charlotte, NC 28262
                           Attention: Michael Klotz

                                 By Facsimile:
                                (704) 590-7628

                             Confirm by Telephone:
                                (704) 590-7408

  DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

  The Company will not make any payment to brokers, dealers, or others soliciting acceptances of the Exchange Offer.

  The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company and are estimated in the aggregate to be $150,000.

TRANSFER TAXES

  Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct the Company to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register Old Notes under the Securities Act unless requested by the holders of Old Notes who are not eligible to participate in the Exchange Offer. See "The Exchange Offer" and "Registration Rights." Based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders, other than broker-dealers, have no arrangement or understanding with any person to participate in the distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the SEC would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company, including that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange Offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or the Guarantors, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it. If any holder is an affiliate of the Company or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) may not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes pursuant to the Exchange Offer must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market- making activities or other trading activities. The Company has agreed that, for a period of 150 days after the date of this Prospectus, it will make this Prospectus available to any broker-dealer or any other person subject to the prospectus delivery requirements of the Securities Act for use in connection with any such resale. See "Plan of Distribution." In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for offer or sale in such jurisdictions or any exemption from registration or qualification is available and is complied with. The Company has agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to register or qualify the New Notes for offer or sale under the securities laws of such jurisdictions as any holder reasonably requests in writing. Unless a holder so requests, the Company does not currently intend to register or qualify the sale of the New Notes in any such jurisdictions.

                           DESCRIPTION OF THE NOTES

GENERAL

  The Old Notes were issued under an Indenture (the "Indenture") among the Company, as issuer, substantially all of the Company's Domestic Subsidiaries (collectively, the "Guarantors") and First Union National Bank, as trustee (the "Trustee"). The terms and conditions of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act") as in effect on the Issue Date. The Notes are subject to all such terms and conditions, and reference is made to the Indenture and the Trust Indenture Act for a statement thereof. The following statements are summaries of the provisions of the Notes and the Indenture and do not purport to be complete. Such summaries make use of certain terms defined in the Indenture and are qualified in their entirety by express reference to the Indenture. Certain of such defined terms are set forth below under "--Certain Definitions." For purposes of this "Description of the Notes," the "Company" means Radnor Holdings Corporation. A copy of the Indenture will be available upon request to the Company, and has been filed as an exhibit to the Registration Statement on Form S-4 of which this Prospectus is a part. See "Additional Information." The Company must deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate stating that the Company and each of its subsidiaries have fulfilled all of their obligations under the Indenture during the preceding fiscal year.

  The Notes are limited to $60.0 million aggregate principal amount and issued in fully registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. In the case of certificated Notes, principal of, premium, if any, and interest on the Notes are payable, and the Notes are transferable, at the corporate trust office or agency of the Trustee maintained for such purposes in Philadelphia, Pennsylvania. Initially, the Trustee is acting as paying agent and registrar under the Indenture. The Company may act as paying agent and registrar under the Indenture, and the Company may change any paying agent and registrar without notice to the Persons who are registered holders ("Holders") of the Notes. The Company may pay principal, premium and interest by check and may mail an interest check to a Holder's registered address. Holders of certificated Notes must surrender such Notes to the paying agent to collect principal and premium payments. No service charge will be made for any registration of transfer or exchange of the Notes, except for any tax or other governmental charge that may be imposed in connection therewith.

PAYMENT TERMS

  Interest on the New Notes will accrue from the most recent date to which interest has been paid on the Old Notes and will be payable semi-annually on June 1 and December 1 of each year, commencing June 1, 1998, at the rate of 10% per annum (unless such rate has been temporarily or permanently increased under the circumstances described in "Registration Rights" below) to Holders of the Notes as of the close of business on the May 15 and November 15 next preceding the applicable interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes mature on December 1, 2003.

  Payment of the Old Notes is, and payment of the New Notes will be, guaranteed by the Guarantors, jointly and severally, on a senior basis. See "--Guarantees."

RANKING

  The Old Notes are, and the New Notes will be, senior unsecured obligations of the Company and will rank pari passu in right of payment with all other existing and future senior indebtedness of the Company, including the Prior Notes. The Old Notes are, and the New Notes will be, effectively subordinated in right of payment to all existing and future secured indebtedness of the Company and the Company's subsidiaries, including indebtedness under the Credit Agreements. Loans to the Company and certain of its U.S. subsidiaries under the Amended Credit Agreement are secured by the inventory, accounts receivable, general intangibles, trademarks and licenses and the proceeds thereof of the Company and such U.S. subsidiaries, and loans to the Company's European subsidiaries under a supplement to the Amended Credit Agreement dated October 15, 1997, as amended to date, are secured by similar assets of certain of its European subsidiaries and are guaranteed by the Company and certain of its U.S. subsidiaries. Loans under the Canadian Credit Agreement are secured by all of the material assets and a pledge of the stock of the Company's Canadian subsidiary. Pursuant to the Indenture governing the Notes, the Company and the Guarantors are permitted, upon the satisfaction of certain conditions, to incur additional secured indebtedness or provide guarantees of secured indebtedness. On a pro forma basis after giving effect to the Offering and the application of the net proceeds therefrom as of September 26, 1997, the Company and its subsidiaries would have had no outstanding indebtedness other than the Old Notes, the Prior Notes and approximately $5.7 million outstanding under the Credit Agreements. In addition, the Company would have had $32.4 million of additional borrowings available under the Credit Agreements. See "--Certain Covenants," "Risk Factors--Ranking of the Notes" and "Description of Other Company Indebtedness."

  Holders of secured indebtedness of the Company or the Guarantors have claims with respect to the assets constituting collateral for such indebtedness that are prior to the claims of holders of the Notes and the Guarantees (as defined below), respectively. In the event of a default on the Notes, or a bankruptcy, liquidation or reorganization of the Company or the Guarantors, such assets will be available to satisfy obligations with respect to the indebtedness secured thereby before any payment therefrom could be made on the Notes or the Guarantees, as the case may be. To the extent that the value of such collateral is not sufficient to satisfy the indebtedness secured thereby, amounts remaining outstanding on such indebtedness would be entitled to share, together with the indebtedness under the Notes and the Guarantees, as the case may be, with respect to any other assets of the Company and the Guarantors.

GUARANTEES

  The Guarantors have, jointly and severally, fully and unconditionally guaranteed the due and punctual payment of principal of, premium, if any, and interest on, the Old Notes. The Guarantors will, jointly and severally, fully and unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on, the New Notes. The Old Guarantees are, and the New Guarantees will be, senior unsecured obligations of each Guarantor, and will rank pari passu in right of payment with all other existing and future senior indebtedness of such Guarantor, including the Prior Notes, and senior to all subordinated indebtedness of such Guarantor. The Old Guarantees, are and the New Guarantees will be, effectively subordinated in right of payment to all existing and future secured indebtedness of the Guarantors, including their obligations in respect of the Credit Agreements.

  The Guarantors on the Issue Date included substantially all of the Company's then existing material Domestic Subsidiaries and will thereafter include such other Subsidiaries of the Company that become Guarantors as described under "--Certain Covenants--Subsidiary Guarantees." The Indenture provides that the obligations of the Guarantors under their respective Guarantees will be reduced to the extent necessary to prevent the Guarantees from violating or becoming voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See "Risk Factors--Holding Company Structure; Possible Invalidity of Guarantees."

  Each Guarantor will be released from all its obligations under its Guarantee only in accordance with the terms of the Indenture, as described under "-- Certain Covenants--Subsidiary Guarantees."

OPTIONAL REDEMPTION

  The Notes are not redeemable at the option of the Company prior to December 1, 2000. On or after that date, the Notes will be redeemable at the option of the Company, in whole or in part from time to time, on not less than 30 nor more than 60 days' prior notice, mailed by first-class mail to the Holders' registered addresses, in cash, at the following redemption prices (expressed as percentages of the principal amount), if redeemed in the 12-month period commencing December 1 in the year indicated below, in each case plus accrued and unpaid interest to the date fixed for redemption:

      YEAR                                                            REDEMPTION
      ----                                                            ----------
      2000...........................................................   105.00%
      2001...........................................................   102.50%
      2002 and thereafter............................................   100.00%

  The Notes are not subject to, or entitled to the benefits of, any sinking fund.

  Notwithstanding the foregoing, at any time on or prior to December 1, 1999, the Company, at its option, may redeem up to $21.0 million aggregate principal amount of the Notes from the net proceeds of one or more Public Equity Offerings by the Company, at a redemption price of 110% of the principal amount thereof, plus accrued interest to the date of redemption; provided that at least $39.0 million in aggregate principal amount of the Notes remains outstanding following such redemption.

  Notes may be redeemed or repurchased as set forth below under "--Change of Control" and "--Certain Covenants--Limitations on Asset Sales" in part in multiples of $1,000. If less than all the Notes issued under the Indenture are to be redeemed, the Trustee will select the Notes to be redeemed pro rata, by lot or by any other method which the Trustee deems fair and appropriate. The Indenture provides that if any Note is to be redeemed or repurchased in part only, the notice which relates to the redemption or repurchase of such Note will state the portion of the principal amount of such Note to be redeemed or repurchased and will state that on or after the date fixed for redemption or repurchase a new Note equal to the unredeemed portion thereof will be issued.

  On and after the date fixed for redemption or repurchase, interest will cease to accrue on the Notes or portions thereof called for redemption or tendered for repurchase.

CHANGE OF CONTROL

  The Indenture provides that in the event of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company will notify the Holders in writing of such occurrence and will make an irrevocable offer (the "Change of Control Offer") to purchase on a business day (the "Change of Control Payment Date") not later than 60 days following the Change of Control Date, all Notes then outstanding at a purchase price (the "Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

  Notice of a Change of Control Offer will be mailed by the Company to the Holders at their registered addresses not less than 30 days nor more than 60 days before the Change of Control Payment Date. The Change of Control Offer is required to remain open for at least 20 business days and until 5:00 p.m., New York City time, on the Change of Control Payment Date. The notice will contain all instructions and materials necessary to enable Holders to tender (in whole or in part in a principal amount equal to $1,000 or a whole multiple thereof) their Notes pursuant to the Change of Control Offer.

  The notice, which governs the terms of the Change of Control Offer, will state: (i) that the Change of Control Offer is being made pursuant to this covenant as described herein; (ii) the Purchase Price and the Change of Control Payment Date; (iii) that any Notes not surrendered or accepted for payment will continue to accrue interest; (iv) that any Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date; (v) that any Holder electing to have a Note purchased (in whole or in part) pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice (or otherwise make effective delivery of the Note pursuant to book-entry procedures and the related rules of the applicable depositories) at least five business days before the Change of Control Payment Date, and (vi) that any Holder will be entitled to withdraw its election if the Paying Agent receives, not later than three business days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased.

  On the Change of Control Payment Date, the Company will: (i) accept for payment the Notes, or portions thereof, surrendered and properly tendered and not withdrawn, pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the Purchase Price of all the Notes, or portions thereof, so accepted; and (iii) deliver to the Trustee the Notes so accepted together with an officer's certificate stating that such Notes have been accepted for payment by the Company. The Paying Agent will promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Purchase Price. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

  "Change of Control" is defined in the Indenture to mean the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders (as defined below), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the total outstanding Voting Stock of the Company voting as one class; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) for any reason cease to constitute a majority of such Board of Directors then in office; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers or leases all or substantially all of its assets to any Person other than a wholly-owned Subsidiary (in one transaction or a series of related transactions), or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property, and as a result of such transaction any "person" or "group," other than Permitted Holders, is or becomes the "beneficial owner" (as described in clause (i) above) immediately after such transaction, directly or indirectly, of more than 50% of the voting power of the total outstanding Voting Stock of the surviving corporation voting as one class; or
(iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under "--Merger, Consolidation and Sale of Assets."

  The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, any other tender offer rules under the Exchange Act and other securities laws or regulations in connection with the offer to repurchase and the repurchase of the Notes as described above.

  The Company's ability to repurchase the Notes pursuant to a Change of Control Offer will be limited by, among other things, the Company's financial resources at the time of repurchase. The Prior Indenture provides that upon the occurrence of a change of control (as defined therein), the Company shall be required to make an offer to the holders of the Prior Notes to repurchase any or all of the Prior Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. There can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases. Furthermore, there can be no assurance that the Company will be able to fund the repurchase of Notes upon a Change of Control within the limitations imposed by the terms of other then-existing Senior Indebtedness. In addition, the terms of the Credit Agreements may limit the Company's ability to purchase any Notes upon the occurrence of a Change of Control. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company will be required under the Indenture, within 30 days following a Change of Control to (i) seek the consent of its lenders to the purchase of the Notes or (ii) refinance the Indebtedness that prohibits such purchase. If the Company does not obtain such a consent or refinance such borrowings, the Company will remain prohibited from repurchasing Notes. The Company's failure to purchase tendered Notes or make a Change of Control Offer following a Change of Control would constitute an Event of Default under the Indenture. An amendment of or waiver under the Indenture may not waive the Company's obligation to make a Change of Control Offer without the consent of the Holders of at least two-thirds in outstanding principal amount of the Notes.

  The existence of the right of Holders to require the Company to repurchase their Notes upon the occurrence of a Change of Control may deter a third party from acquiring the Company in a transaction which would constitute a Change of Control. Subject to certain limitations described below in "--Certain Covenants," including the limitation on incurrence of additional Indebtedness, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Senior Indebtedness (or any other Indebtedness) outstanding at such time or otherwise affect the Company's capital structure or credit ratings. The Change of Control provisions will not prevent a leveraged buyout led by the Company management, a recapitalization of the Company or a change in a majority of the members of the Board of Directors of the Company which is approved by the then-present Board of Directors, as the case may be.

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any restriction (other than restrictions not more restrictive than those in effect under Existing Indebtedness) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Notes or, if such Change of Control Offer is made, to pay for the Notes tendered for purchase.

CERTAIN COVENANTS

  The Indenture contains, among others, the following covenants:

  Limitations on Indebtedness. The Indenture provides that the Company will not, and will not permit its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable with respect to or become responsible for the payment of, contingently or otherwise ("incur"), any Indebtedness (including any Acquired Indebtedness); provided, however, that the Company or a Guarantor may incur Indebtedness if at the time of such incurrence and after giving pro forma effect thereto, the Company's Interest Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, calculated on a pro forma basis as if such Indebtedness was incurred on the first day of such four full fiscal quarter period, would be at least 2.0 to 1.0.

  The Indenture further provides that notwithstanding the foregoing limitations, the incurrence of the following will not be prohibited:

    (a) Indebtedness of the Company evidenced by the Notes and Indebtedness of any Guarantor evidenced by the Guarantees;

    (b) Indebtedness of the Company evidenced by the Exchange Notes and Indebtedness of any Guarantor evidenced by the guarantees with respect to the Exchange Notes;

    (c) Indebtedness of the Company or any Restricted Subsidiary constituting Existing Indebtedness and any extension, deferral, renewal, refinancing or refunding thereof;

    (d) Indebtedness of the Company or any Restricted Subsidiary incurred under the Credit Agreements in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $40.0 million and (y) the Borrowing Base at the time such Indebtedness was incurred, or any refinancing, refunding, deferral, renewal or extension thereof not in excess of such amount;

    (e) Indebtedness of any Restricted Subsidiary which is a Foreign Subsidiary in an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $10.0 million (or the equivalent amount thereof, at the time of incurrence, in other foreign currencies) and (y) the Foreign Subsidiary Borrowing Base at the time such Indebtedness was incurred, or any refinancing, refunding, deferral, renewal or extension thereof not in excess of such amount;

    (f) Capitalized Lease Obligations of the Company or any Restricted Subsidiary and Indebtedness of the Company or any Restricted Subsidiary secured by Liens that secure the payment of all or part of the purchase price of assets or property acquired or constructed in the ordinary course of business after the Issue Date; provided, however, that the aggregate principal amount of such Capitalized Lease Obligations plus such Indebtedness of the Company and all of the Restricted Subsidiaries does not exceed $5.0 million outstanding at any time;

    (g) Indebtedness of the Company to any Restricted Subsidiary or of any Restricted Subsidiary to the Company or another Restricted Subsidiary (but only so long as such Indebtedness is held by the Company or a Restricted Subsidiary);

    (h) Indebtedness in respect of Hedging Obligations; provided, however, that the notional principal amount of any such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates;

    (i) Indebtedness represented by performance, completion, guarantee, surety and similar bonds provided by the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practice;

    (j) In addition to any Indebtedness otherwise permitted to be incurred under the Indenture, up to $25.0 million aggregate principal amount of Indebtedness at any one time outstanding; and

    (k) Any refinancing, refunding, deferral, renewal or extension (each, a "Refinancing") of any Indebtedness of the Company or any Restricted Subsidiary permitted by the initial paragraph of this covenant (the "Refinancing Indebtedness"); provided, however, that (x) such Refinancing does not increase the total Consolidated Indebtedness of the Company and its Restricted Subsidiaries outstanding at the time of such Refinancing,
  (y) the Refinancing Indebtedness does not provide for any mandatory redemption, amortization or sinking fund requirement in an amount greater than or at a time prior to the amounts and times specified in the Indebtedness being refinanced, refunded, deferred, renewed or extended and
  (z) if the Indebtedness being refinanced, refunded, deferred, renewed or extended is subordinated to the Notes, the Refinancing Indebtedness incurred to refinance, refund, defer, renew or extend such Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being so refinanced, refunded, deferred, renewed or extended.

  Limitations on Restricted Payments. The Indenture provides that the Company will not, nor will it cause, permit or suffer any Restricted Subsidiary to,
(i) declare or pay any dividends or make any other distributions (including through mergers, liquidations or other transactions) on any class of Equity Interests of the Company or such Restricted Subsidiary (other than dividends or distributions payable by a Wholly-Owned Restricted Subsidiary on account of its Equity Interests held by the Company or another Restricted Subsidiary or payable in shares of Capital Stock of the Company other than Redeemable Stock), (ii) make any payment on account of, or set apart money for a sinking or other analogous fund for, the purchase, redemption or other retirement of such Equity Interests, (iii) purchase, defease, redeem or otherwise retire any Indebtedness issued by the Company or any Restricted Subsidiary that is Subordinated Indebtedness to the Notes, or (iv) make any Restricted Investment, either directly or indirectly, whether in cash or property or in obligations of the Company (all of the foregoing being called "Restricted Payments"), unless, (x) in the case of a dividend, such dividend is payable not more than 60 days after the date of declaration and (y) after giving effect to such proposed Restricted Payment, all the conditions set forth in clauses (1) through (3) below are satisfied (A) at the date of declaration (in the case of any dividend), (B) at the date of such setting apart (in the case of any such fund) or (C) on the date of such other payment or distribution (in the case of any other Restricted Payment) (each such date being referred to as a "Computation Date"):

    (1) no Default or Event of Default has occurred and is continuing or would result from the making of such Restricted Payment;

    (2) at the Computation Date for such Restricted Payment and after giving effect to such Restricted Payment on a pro forma basis, the Company or such Restricted Subsidiary could incur $1.00 of additional Indebtedness pursuant to the covenant described in the initial paragraph under "--Limitations on Indebtedness;" and

    (3) the aggregate amount of Restricted Payments declared, paid or distributed subsequent to the Issue Date (including the proposed Restricted Payment) does not exceed the sum of (i) 50% of the cumulative Consolidated Net Income of the Company for the period (taken as one accounting period) commencing on the first day of the first full quarter after the Issue Date to and including the last day of the Company's last fiscal quarter ending prior to the Computation Date (each such period to constitute a "Computation Period") (or, in the event Consolidated Net Income of the Company during the Computation Period is a deficit, then minus 100% of such deficit), (ii) the aggregate Net Cash Proceeds of the issuance or sale or the exercise (other than to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries for the benefit of their employees) of the Company's Equity Interests (other than Redeemable Stock) subsequent to the Issue Date, and (iii) $15.0 million.

  If no Default or Event of Default has occurred and is continuing or would occur as a result thereof, the prohibitions set forth above are subject to the following exceptions: (a) Restricted Investments acquired by the Company in connection with any Asset Sale consummated in accordance with the covenant described under "--Limitations on Asset Sales" to the extent such Investments are permitted under such covenant, provided, however, that such Restricted Investments will be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph; (b) any purchase or redemption of Equity Interests or Subordinated Indebtedness made by exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Company (other than Redeemable Stock and other than Equity Interests issued or sold to a Subsidiary or an employee stock ownership plan), provided, however, that (x) such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph and (y) the Net Cash Proceeds from such sale will be excluded for purposes of clause 3(ii) of the preceding paragraph to the extent utilized for purposes of such purchase or redemption; (c) any purchase or redemption of Subordinated Indebtedness of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Indebtedness of the Company or any Restricted Subsidiary which is permitted to be issued pursuant to the provisions of the covenant described under "--Limitation on Indebtedness," provided, however, that such purchase or redemption will be excluded in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph; and (d) the purchase of Capital Stock held by employees of the Company or any Subsidiary pursuant to any employee stock ownership plan thereof upon the termination, retirement or death of any such employee in accordance with the provisions of any such plan in an amount not greater than $1.0 million in any calendar year, provided, however, that any such purchase will be included in the calculation of the amount of Restricted Payments previously made for purposes of clause (3) of the preceding paragraph.

  For purposes of this covenant, (a) the amount of any Restricted Payment declared, paid or distributed in property of the Company or any Restricted Subsidiary will be deemed to be the net book value of any such property that is intangible property and the Fair Market Value (as determined in good faith by and set forth in a resolution of the Board of Directors) of any such property that is tangible property at the Computation Date, in each case, after deducting related reserves for depreciation, depletion and amortization;
(b) the amount of any Restricted Payment declared, paid or distributed in obligations of the Company or any Restricted Subsidiary will be deemed to be the principal amount of such obligations as of the date of the adoption of a resolution by the Board of Directors or such Restricted Subsidiary authorizing such Restricted Payment; and (c) a distribution to holders of the Company's Equity Interests of (i) shares of Capital Stock or other Equity Interests of any Restricted Subsidiary of the Company or (ii) other assets of the Company, without, in either case, the receipt of equivalent consideration therefor will be regarded as the equivalent of a cash dividend equal to the excess of the Fair Market Value of the Equity Interests or other assets being so distributed at the time of such distribution over the consideration, if any, received therefor.

  Limitations on Liens. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of their respective assets or properties now owned or acquired after the Issue Date, or any income or profits therefrom, unless the Notes are directly secured equally and ratably (or prior to in the case of Liens with respect to Indebtedness subordinated to the Notes or the Guarantees, as the case may be), excluding, however, from the operation of the foregoing any of the following:

    (a) Liens existing as of the Issue Date or pursuant to an agreement in existence on the Issue Date, including the Credit Agreements;

    (b) Permitted Liens;

    (c) Liens on assets or properties of the Company, or on assets or properties of Restricted Subsidiaries, to secure the payment of all or a part of the purchase price of assets or property acquired or constructed after the Issue Date; provided, however, that (i) the aggregate principal amount of Indebtedness secured by such Liens does not exceed the original cost or purchase price of the assets or property so acquired or constructed, (ii) the Indebtedness secured by such Liens is otherwise permitted to be incurred under the Indenture and (iii) such Liens do not encumber any other assets or property of the Company or any Restricted Subsidiary and the Indebtedness secured by the Lien may not be created more than 90 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

    (d) Liens on the assets or property acquired by the Company or any Restricted Subsidiary after the Issue Date; provided, however, that (i) such Liens existed on the date such asset or property was acquired and were not incurred as a result of or in anticipation of such acquisition and (ii) such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired;

    (e) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under the Indenture and which is permitted to be refinanced under the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary not securing the Indebtedness so refinanced;

    (f) Liens on assets or property of the Company or any Restricted Subsidiary that is subject to a Sale and Leaseback Transaction, provided, that the aggregate principal amount of Attributable Indebtedness in respect of all Sale and Leaseback Transactions then outstanding does not at the time such a Lien is incurred exceed $5.0 million;

    (g) Liens on property or shares of Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in contemplation of the acquisition thereof by the Company or a Subsidiary; provided further, that such Liens may not extend to any other property owned by the Company or a Restricted Subsidiary;

    (h) Liens securing Indebtedness of a Restricted Subsidiary owing to the Company or a Wholly-Owned Restricted Subsidiary;

    (i) Liens on inventory, accounts receivable, general intangibles, trademarks and licenses and the proceeds thereof of the Company or any Restricted Subsidiary securing the obligations incurred under clause (d) of the covenant described under "--Limitations on Indebtedness;"

    (j) Liens on assets or properties of Restricted Subsidiaries that are Foreign Subsidiaries securing the obligations incurred under clause (e) of the covenant described under "--Limitations on Indebtedness;" and

    (k) Liens securing Indebtedness in respect of Hedging Obligations permitted to be incurred pursuant to the provisions of the covenant described under "--Limitations on Indebtedness."

  Limitations on Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distribution to the Company or its Restricted Subsidiaries on its Equity Interests, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make loans or advances to the Company or any other Restricted Subsidiary or (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary, except (A) consensual encumbrances or restrictions contained in or created pursuant to the Credit Agreements and other Existing Indebtedness listed on a schedule to the Indenture, (B) consensual encumbrances or restrictions in the Notes and the Indenture, (C) any restriction, with respect to a Restricted Subsidiary of the Company that is not a Subsidiary of the Company on the Issue Date, in existence at the time such entity becomes a Restricted Subsidiary of the Company and not created as a result of or in anticipation of such entity becoming a Restricted Subsidiary of the Company; provided that such encumbrance or restriction is not created in anticipation of or in connection with such entity becoming a Subsidiary of the Company and is not applicable to any Person or the properties or assets of any Person other than a Person that becomes a Subsidiary, (D) any encumbrances or restrictions pursuant to an agreement effecting a refinancing of Indebtedness referred to in clauses (A) or (C) of this covenant or contained in any amendment to any agreement creating such Indebtedness, provided that the encumbrances and restrictions contained in any such refinancing or amendment are not more restrictive taken as a whole (as determined in good faith by the chief financial officer of the Company) than those provided for in such Indebtedness being refinanced or amended, (E) encumbrances or restrictions contained in any other Indebtedness permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "--Limitations on Indebtedness", provided that any such encumbrances or restrictions are not more restrictive taken as a whole (as determined in good faith by the chief financial officer of the Company) than the most restrictive of those provided for in the Indebtedness referred to in clauses (A) or (C) of this covenant, (F) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease, (G) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary in compliance with the Indenture pending the closing of such sale or disposition, provided that such restrictions apply solely to the Capital Stock or assets of such Restricted Subsidiary which are being sold; or
(H) any encumbrance or restriction due to applicable law.

  Limitations on Asset Sales. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale (other than to the Company or another Restricted Subsidiary) unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and at least 85% of the consideration received by the Company or such Restricted Subsidiary from such Asset Sale is in the form of cash or Cash Equivalents and (ii) the Net Proceeds received by the Company or such Restricted Subsidiary from such Asset Sale are applied in accordance with the following paragraphs.

  If all or a portion of the Net Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness of the Company then outstanding as required by the terms thereof, or the Company determines not to apply such Net Proceeds to the permanent prepayment of any Senior Indebtedness outstanding or if no such Senior Indebtedness is then outstanding, then the Company may within 180 days of the Asset Sale, invest the Net Proceeds in the Company or one or more Restricted Subsidiaries. The amount of such Net Proceeds neither used to permanently repay or prepay Senior Indebtedness nor used or invested as set forth in this paragraph constitutes "Excess Proceeds."

  When the aggregate amount of Excess Proceeds from one or more Asset Sales equals $5.0 million or more, the Company will apply 100% of such Excess Proceeds within 180 days subsequent to the consummation of the Asset Sale which resulted in the Excess Proceeds equaling $5.0 million or more to the purchase of Notes tendered to the Company for purchase at a price equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date of purchase pursuant to an offer to purchase made by the Company (an "Asset Sale Offer") with respect to the Notes. Any Asset Sale Offer may include a pro rata offer under similar circumstances to purchase other Senior Indebtedness requiring a similar offer. Any Asset Sale Offer will be made substantially in accordance with the procedures for a Change of Control Offer described under "--Change of Control." Until such time as the Net Proceeds from any Asset Sale are applied in accordance with this covenant, such Net Proceeds will be segregated from the other assets of the Company and the Subsidiaries and invested in cash or Cash Equivalents, except that the Company or any Restricted Subsidiary may use any Net Proceeds pending the utilization thereof in the manner (and within the time period) described above, to repay revolving loans (under the Credit Agreements or otherwise) without a permanent reduction of the commitment thereunder.

  The Company will cause a notice of any Asset Sale Offer to be mailed to the Holders at their registered addresses not less than 30 days nor more than 60 days before the purchase date. Such notice will contain all instructions and materials necessary to enable Holders to tender their Notes to the Company. Upon receiving notice of an Asset Sale Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent that Holders properly tender Notes in an amount exceeding the Asset Sale Offer, Notes of tendering Holders will be repurchased on a pro rata basis (based on amounts tendered).

  The Credit Agreements and any future credit agreements to which the Company becomes a party may restrict the Company's ability to repurchase the Notes pursuant to an Asset Sale Offer. In the event the Company is required to make an Asset Sale Offer at a time when the Company is prohibited from making such Offer, the Company will be required under the Indenture, on or prior to the date that the Company is required to make an Asset Sale Offer, to (i) seek the consent of its lenders to repurchase Notes pursuant to such Asset Sale Offer or (ii) refinance the Indebtedness that prohibits such Asset Sale Offer. If the Company does not obtain such a consent or refinance such borrowings, the Company will remain prohibited from making such Offer. The Company's failure to purchase Notes pursuant to an Asset Sale Offer or make such Asset Sale Offer would constitute an Event of Default under the Indenture.

  The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, any other tender offer rules under the Exchange Act and other securities laws or regulations in connection with any offer to repurchase and the repurchase of the Notes as described above.

  The Company will not, and will not permit any of its Restricted Subsidiaries to, create or permit to exist or become effective any restriction that would materially impair the ability of the Company to comply with the provisions of this "Limitations on Asset Sales" covenant.

  Limitations on Sale and Leaseback Transactions. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction unless (i) at the time of the occurrence of such transaction and after giving effect to such transaction and
(x) in the case of a Sale and Leaseback Transaction which is a Capitalized Lease Obligation, giving effect to the Indebtedness in respect thereof, and
(y) in the case of any other Sale and Leaseback Transaction, giving effect to the Attributable Indebtedness in respect thereof, the Company or such Restricted Subsidiary could incur $1.00 of additional Indebtedness pursuant to the covenant described in the initial paragraph under "--Limitations on Indebtedness," (ii) at the time of the occurrence of such transaction, the Company or such Restricted Subsidiary could incur Indebtedness secured by a Lien on property in a principal amount equal to or exceeding the Attributable Indebtedness in respect of such Sale and Leaseback Transaction pursuant to the covenant described under "--Limitations on Liens", and (iii) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described under "--Limitations on Asset Sales."

  Limitations on Mergers; Sales of Assets. The Indenture provides that the Company will not consolidate with or merge into, or sell, assign, convey, lease or transfer all or substantially all of its assets and those of its Subsidiaries taken as a whole to, any Person, unless (i) the resulting, surviving or transferee Person expressly assumes all the obligations of the Company under the Notes and the Indenture; (ii) such Person is organized and existing under the laws of the United States of America, a state thereof or the District of Columbia; (iii) at the time of the occurrence of such transaction and after giving effect to such transaction on a pro forma basis, such Person could incur $1.00 of additional Indebtedness pursuant to the covenant described in the initial paragraph under "--Limitations on Indebtedness"; (iv) at the time of the occurrence of such transaction and after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of such Person is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; (v) each Guarantor, to the extent applicable, will by supplemental indenture confirm that its Guarantee will apply to such Person's obligations under the Notes; and (vi) immediately before and immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or any of its Subsidiaries or of such Person as a result of such transaction as having been incurred by the Company or such Subsidiary or such Person, as the case may be, at the time of such transaction, no Default or Event of Default has occurred and is continuing.

  The Indenture provides that no Guarantor will, and the Company will not permit a Guarantor to, in a single transaction or series of related transactions merge or consolidate with or into any other corporation (other than the Company or any other Guarantor) or other entity, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any entity (other than the Company or any other Guarantors) unless at the time and giving effect thereto: (i) either (1) such Guarantor is the continuing corporation or (2) the entity (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged or the entity which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of such Guarantor is a corporation duly organized and validly existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, any state thereof or the District of Columbia or under the laws of any jurisdiction within the European Union and expressly assumes by a supplemental indenture, executed and delivered to the Trustee, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under the Notes, the Indenture and the Guarantee provided by such Guarantor; and (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing. The provisions of this paragraph will not apply to any transaction (including any Asset Sale made in accordance with "--Limitations on Asset Sales" above) with respect to any Guarantor if the Guarantee of such Guarantor is released in connection with such transaction in accordance with the applicable provisions of the Indenture. Upon any sale, exchange, transfer or other disposition, to any Person not an Affiliate of the Company, of all of the Company's or a Restricted Subsidiary's Equity Interests in, or all or substantially all of the assets of, any Guarantor, which is in compliance with the Indenture, such Guarantor will be released from all its obligations under its Guarantee.

  In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or any Guarantor is not the continuing corporation, the successor Person formed or remaining will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as the case may be, would be discharged from its obligations under the Indenture, the Notes or its Guarantee, as the case may be.

  Subsidiary Guarantees. The Indenture provides that if (i) any Domestic Subsidiary of the Company becomes a Restricted Subsidiary after the Issue Date, (ii) the Company or any Subsidiary of the Company that is a Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, property or assets (including, without limitation, businesses, divisions, real property, assets or equipment) which in the aggregate have a value equal to or greater than 15% of the Company's total assets determined on a consolidated basis as of the time of transfer to any Subsidiary or Subsidiaries of the Company that is not a Guarantor or are not Guarantors, (iii) any Domestic Subsidiary of the Company which has a value equal to or greater than 5% of the Company's total assets determined on a consolidated basis as of the time of determination directly or indirectly guarantees any Senior Indebtedness of the Company, or (iv) any Foreign Subsidiary of the Company, which has a value equal to or greater than 5% of the Company's total assets determined on a consolidated basis as of the time of determination and is not a Guarantor (x) directly or indirectly guarantees any Senior Indebtedness of the Company (other than the Prior Notes) or (y) causes more than two-thirds of its Capital Stock to be pledged to secure any Senior Indebtedness of the Company, the Company will cause such Subsidiary or Subsidiaries to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary or Subsidiaries will unconditionally guarantee all of the Company's obligations under the Indenture and the Notes on the same terms as the other Guarantors, which Guarantee will rank pari passu with any Senior Indebtedness of such Subsidiary. See "--Guarantees". The provisions of clauses (ii) and (iii) of this paragraph will not apply to any transaction permitted by the covenant described under "--Limitations on Asset Sales" above. The Company may at its option cause any Subsidiary of the Company which is a Foreign Subsidiary to execute and deliver a Guarantee in accordance with the provisions of the Indenture.

  Upon (i) any sale, exchange, transfer or other disposition (by way of merger, consolidation or otherwise), to any Person (other than a Guarantor) of all of the Equity Interests of any Guarantor, or all or substantially all of the assets of any Guarantor, which is in compliance with the Indenture, or
(ii) the designation by the Company

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

of any Guarantor to be an Unrestricted Subsidiary in accordance with the Indenture, or (iii) the release of the guarantee or other obligation of any Guarantor with respect to any other Senior Indebtedness of the Company which caused such Guarantor to guarantee the Company's obligations under the Indenture and the Notes in accordance with clause (iii) or (iv) of the preceding paragraph, such Guarantor will be automatically released from all its obligations under its Guarantee.

  Transactions with Affiliates. The Indenture provides that the Company and its Restricted Subsidiaries will not, directly or indirectly, enter into any transaction or series of related transactions with or for the benefit of any of their respective Affiliates other than with the Company or any Restricted Subsidiaries, except on an arm's-length basis and if (x)(i) in the case of any such transaction in which the aggregate remuneration, rental value or other consideration (including the value of a loan), together with the aggregate remuneration, rental value or other consideration (including the value of a loan) of all such other transactions consummated in the year during which such transaction is proposed to be consummated, exceeds $1.0 million, the Company delivers board resolutions to the Trustee evidencing that the Board of Directors and the Independent Directors that are disinterested each have (by a majority vote) determined in good faith that such transaction is in the best interests of the Company and that the aggregate remuneration, rental value or other consideration (including the value of any loan) inuring to the benefit of such affiliate from any such transaction is not greater than that which would be charged to or extended by the Company or its Subsidiaries, as the case may be, on an arm's-length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with the Company or its Subsidiaries, as the case may be, and (ii) in the case of any such transaction in which the aggregate remuneration, rental value or other consideration (including the value of any loan), together with the aggregate remuneration, rental value or other consideration (including the value of any loan) of all such other transactions consummated in the year during which such transactions are proposed to be consummated, exceeds $5.0 million, in addition to the requirements set forth in clause (x)(i) above, the Company delivers to the Trustee an opinion evidencing that a nationally recognized investment banking firm, unaffiliated with the Company and the Affiliate which is party to such transaction, has determined that the aggregate remuneration, rental value or other consideration (including the value of a loan) inuring to the benefit of such Affiliate from any such transaction is not greater than that which would be charged to or extended by the Company or its Subsidiaries, as the case may be, on an arm's- length basis for similar properties, assets, rights, goods or services by or to a Person not affiliated with the Company or its Subsidiaries, as the case may be, and (y) all such transactions referred to in clauses x(i) and (ii) are entered into in good faith. Any transaction required to be approved by Independent Directors pursuant to the preceding paragraph must be approved by at least one such Independent Director.

  The provisions of the preceding paragraph do not prohibit (i) any Restricted Payment permitted to be paid pursuant to the provisions of the covenant described under "--Limitations on Restricted Payments", (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) loans or advances to employees in the ordinary course of business consistent with past practices, not to exceed $1.0 million aggregate principal amount outstanding at any time, and (iv) the payment of fees and compensation to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any of its Subsidiaries, as determined by the Board of Directors in good faith and as paid or provided pursuant to agreements or arrangements entered into in the ordinary course of business.

  Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries. The Indenture provides that the Company (i) will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any person other than the Company or a Wholly-Owned Restricted Subsidiary, unless
(a) such transfer, conveyance, sale, lease or other disposition is of all the Capital Stock of such Restricted Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant "--Limitation on Asset Sales" covenant, and (ii) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than directors' qualifying shares or shares required to be held by foreign nationals, in each case to the extent mandated by applicable law) to any Person other than to the Company or a Wholly-Owned Restricted Subsidiary.

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

  Limitations on Investments. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiaries, directly or indirectly, to make any Investment after the Issue Date, other than (i) Permitted Investments and (ii) Restricted Investments to the extent permitted pursuant to the covenant described under "--Limitations on Restricted Payments."

  Provision of Financial Statements. The Indenture provides that, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all holders of Notes, as their names and addresses appear in the security register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (y) if filing such documents by the Company with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of Notes at the Company's cost.

  Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in the City of New York; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.

DEFAULTS AND REMEDIES

  The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in payment of Interest on the Notes; (ii) default in payment of principal of, or premium with respect to, the Notes;
(iii) failure by the Company or a Guarantor to comply with the covenant entitled "Limitations on Mergers; Sales of Assets"; (iv) failure by the Company or a Guarantor, if applicable, to comply with the covenants entitled "Limitations on Restricted Payments," "Limitations on Indebtedness," "Subsidiary Guarantees," "Limitations on Liens," "Limitations on Asset Sales," "Limitations on Sale and Leaseback Transactions," "Limitations on Issuances and Sales of Capital Stock of Restricted Subsidiaries" and "Change of Control" for a period that continues for 30 days after receipt of written notice from the Trustee or from the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding, specifying such default; (v) failure by the Company or a Guarantor, if applicable, to comply with any of its other agreements in the Indenture, or the Notes for a period that continues for 60 days after receipt of written notice from the Trustee or from the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding, specifying such default; (vi) the Company denies or disaffirms in writing its obligations under the Indenture or the Notes; (vii) a Guarantor denies or disaffirms in writing its obligations under its Guarantee, or any Guarantee for any reason ceases to be, or is asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee; (viii) a default under any Indebtedness of the Company or any of its Subsidiaries, which default (A) is caused by a failure to pay the final scheduled principal installment on such Indebtedness on the stated maturity date thereof (which failure continues beyond any applicable grace period) or
(B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which the principal amount remains unpaid at its final maturity or the maturity of which has been so accelerated, aggregates $5.0 million or more,
(ix) final judgments rendered against the Company or any of its Restricted Subsidiaries (other than any judgment as to which and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) of $5.0 million or more which remain undischarged or unstayed for a period of 60 days, and (x) certain events of bankruptcy or insolvency of the Company or any of the Restricted Subsidiaries.

  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare the Notes due and payable immediately. However, if an Event of Default resulting from bankruptcy or insolvency occurs, such amount will be due and payable without any declaration or any act on the part of the Trustee or the Holders. Such declaration or acceleration may be rescinded and past defaults may be waived by the Holders of a majority in principal amount of the Notes upon conditions provided in the Indenture.

  Holders may not enforce the Indenture, or the Notes, except as provided therein. The Trustee may require an indemnity satisfactory to it before enforcing the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or such Indenture, that is unduly prejudicial to the rights of any Holder or that would subject the Trustee to personal liability. The Trustee may withhold from the Holders of the Notes notice of any continuing default (except a default in payment of principal, premium, if any, or interest) if it determines in good faith that withholding notice is in their interest. The Company is required to file periodic reports with the Trustee as to the absence of Default. If a Default exists, the Company is required to describe the Default and efforts undertaken to remedy the Default.

  Directors, officers, employees or stockholders, as such, of the Company, the Guarantors and the other Subsidiaries of the Company will not have any liability for any obligations of the Company or any Guarantors under the Notes, any Guarantee or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

TRANSFER AND EXCHANGE

  A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law. The Registrar need not transfer or exchange any Note previously selected for redemption. A registered Holder of a Note will be treated as the owner thereof for all purposes. No Note will be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the Note. Each Note will become effective on the date upon which it is so signed.

AMENDMENT, SUPPLEMENT AND WAIVER

  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented, and any past default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Guarantors may amend or supplement the Indenture or the Notes to comply with the provisions of the Indenture in the case of a consolidation, merger or sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, to provide for uncertificated Notes in addition to or in place of certificated Notes, to cure any ambiguity, defect or inconsistency, to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act, to comply with any requirement of the SEC or applicable law to effectuate the Exchange Offer, to add additional guarantees with respect to the Notes, to further secure the Notes or the Guarantees, to add to the covenants of the Company or any Subsidiary for the benefit of the holders of the Notes, to surrender any right or power conferred upon the Company or any Subsidiary or to make any other change that does not adversely affect the rights of any Holder.

  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder) (i) reduce the principal amount of Notes whose holders must consent to an amendment or waiver; (ii) reduce the rate of, or change the time for payment of, interest, including default

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

interest, on any Notes; (iii) reduce the principal of or change the fixed maturity of any Note(s), or alter the optional redemption provisions, or alter the price at which the Company will offer to purchase such Notes pursuant to an Asset Sale Offer or a Change of Control Offer; (iv) make any Note payable in money other than that stated in such Note; (v) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of the Notes to receive payments of principal of or interest on the Notes; (vi) waive a Default or Event of Default in the payment of principal of, premium if any, or interest on the Notes, including any such obligation arising pursuant to an Asset Sale Offer, a Change of Control Offer (except a rescission of acceleration of the Notes by the Holders of at least a majority (or, in the case of the failure to make a Change of Control Offer, two-thirds) in principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration); (vii) waive the obligation to make an Asset Sale Offer or any payment required to be made pursuant to an Asset Sale Offer, a Change of Control Offer or a Guarantee; or (viii) make any change in the foregoing amendment and waiver provisions. An amendment or waiver may not waive the Company's obligation to make a Change of Control Offer without the consent of the Holders of at least two-thirds in outstanding principal amount of the Notes.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option and at any time, elect to have all of the obligations of the Company and each Guarantor discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due but only from assets deposited by the Company pursuant to clause (i) of the following paragraph, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration or transfer of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to effect either a Legal Defeasance or a Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the outstanding Notes; (ii) in the case of Legal Defeasance, the Company will deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable Federal income tax law, including by means of a Revenue Ruling published by the Internal Revenue Service, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company will deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax, on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default has occurred and is continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of

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

deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound; (vi) the Company will deliver to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Senior Indebtedness of the Company or of any Guarantor and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company will deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes or any Guarantee over the other creditors of the Company or any Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or any Guarantor or others; and (viii) the Company will deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

THE TRUSTEE

  The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise under the circumstances in the conduct of such Person's own affairs.

  The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, to obtain payment of claim in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

  The Company or any Guarantor may have customary banking relationships with the Trustee in the ordinary course of business.

BOOK-ENTRY; DELIVERY AND FORM

  New Notes issued in exchange for Old Notes (i) offered and sold (x) to "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act) ("QIBs") in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A, and (y) outside the United States in reliance on Regulation S under the Securities Act or (ii) transferred subsequent to the consummation of the Offering to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities
Act) ("Accredited Investors") who are not QIBs, will be represented by a separate note in registered, global form without interest coupons (the "Global Note"). Upon consummation of the Exchange Offer, the Global Note will be deposited with, or on behalf of, The Depositary Trust Company (the "Depositary") and will be registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder"), in each case for credit to an account of a direct or indirect participant as described below.

  The New Notes that are issued as described below under "--Certificated Securities" will be issued in the form of registered definitive certificates (the "Certificated Securities"). Such Certificated Securities may, unless the Global Note has previously been exchanged for Certificated Securities, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred.

  The Depositary has advised the Company as follows: The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

  The Company expects that, pursuant to procedures established by the Depositary, (i) upon deposit of the Global Note, the Depositary will credit the accounts of Participants initially designated by or on behalf of the Initial Purchasers with portions of the principal amount of the Global Note and (ii) ownership of the Notes evidenced by the Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer Notes evidenced by the Global Notes will be limited to such extent.

  So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Notes. Beneficial owners of Notes evidenced by the Global Note will not be considered the owners or Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. Neither the Company nor the Trustee will have any responsibility or liability for any aspect of the records of the Depositary relating to the Notes.

  Payments in respect of the principal of and premium, interest and amounts payable in respect of Registration Defaults, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the persons in whose names Notes, including the Global Note, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. The Company believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and Depositary's Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

 Certificated Securities

  Subject to certain conditions, any person having a beneficial interest in the Global Note may, upon request to the Trustee, exchange such beneficial interest for Notes in the form of Certificated Securities. Upon any such issuance, the Trustee is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that the Depositary is no longer willing or able to act as a depositary and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Securities under the Indenture, then, upon surrender by the Global Note Holder of the Global Note, New Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related New Notes.

  Neither the Company nor the Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

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

 Same-Day Settlement and Payment

  The Indenture requires that payments in respect of the Notes represented by the Global Note (including principal, premium, interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Certificated Securities, the Company will make all payments of principal, premium, and amounts payable in respect of a Registration Default, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address.

  The Notes represented by the Global Note are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in the Certificated Securities will also be settled in immediately available funds.

CERTAIN DEFINITIONS

  "Acquired Indebtedness" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Subsidiary of, such specified Person.

  "Affiliate" means, with respect to any party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such party including any estate or trust under will of such party. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 5% or more of the voting securities of a Person will be deemed to be control.

  "Asset Sale" means, with respect to the Company or any Restricted Subsidiary, the sale, lease, conveyance or other disposition (including, without limitation, by way of merger or consolidation, and whether by operation of law or otherwise) to any Person other than the Company or a wholly-owned Restricted Subsidiary of any of the Company's or such Restricted Subsidiary's assets (including, without limitation, (x) any sale or other disposition of Equity Interests of any Restricted Subsidiary and (y) any sale or other disposition of any non-cash consideration received by the Company or such Restricted Subsidiary from any prior transaction or series of related transactions that constituted an Asset Sale under the Indenture), whether owned on the Issue Date or subsequently acquired, in one transaction or a series of related transactions; provided, however, that the following will not constitute Asset Sales: (i) transactions (other than transactions described in clause (y) above) in any calendar year with aggregate cash and/or Fair Market Value of any other consideration received (including, without limitation, the unconditional assumption of Indebtedness) of less than $500,000; (ii) a transaction or series of related transactions that results in a Change in Control; (iii) any sale of assets of the Company and the Restricted Subsidiaries or merger permitted under the covenant described under "Certain Covenants--Limitations on Mergers; Sales of Assets"; (iv) any sale or other disposition of inventory, property (whether real, personal or mixed) or equipment that has become worn out, obsolete or damaged or otherwise unsuitable or no longer needed for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, in the good faith determination of the Board of Directors; and (v) any sale of inventory to customers in the ordinary and customary course of business.

  "Attributable Indebtedness" means, with respect to any Sale and Leaseback Transaction, as at the time of determination, the greater of (i) the Fair Market Value of the property subject to such transaction and (ii) the present value (discounted at a rate equivalent to the Company's then current weighted average cost of funds for borrowed money, compounded on a semi-annual basis) of the total net obligations of the lessee for rental payments during the remaining term of the lease included in such arrangement (including any period for which such lease has been extended). As used in the preceding sentence, the "total net obligations of the lessee for

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rental payments" under any lease for any such period means the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease which is terminable by the lessee upon payment of a penalty, such net amount of rent also includes the amount of such penalty, but no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

  "Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the net book value of the accounts receivable of the Company and its Restricted Subsidiaries as of such date, and (b) 60% of the net book value of the inventory owned by the Company and its Restricted Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available quarterly or annual financial report for purposes of calculating the Borrowing Base.

  "Capital Stock" means, with respect to any Person, any common stock, preferred stock and any other capital stock of such Person and shares, interest, participations or other ownership interest (however designated), of any Person and any rights (other than debt securities convertible into, or exchangeable for, capital stock), warrants or options to purchase any of the foregoing, including (without limitation) each class of common stock and preferred stock of such Person if such Person is a corporation and each general and limited partnership interest of such Person if such Person is a partnership.

  "Capitalized Lease Obligation" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness will be the capitalized amount of such obligations determined in accordance with GAAP.

  "Cash Equivalents" mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than 90 days from the date of acquisition, (ii) time deposits and certificates of deposit with maturities of not more than 90 days from the date of acquisition, of any commercial banking institution that is a member of the Federal Reserve System having capital and surplus in excess of $500.0 million, whose debt has a rating at the time of any such investment of at least "A-1" or the equivalent thereof by Standard & Poor's Ratings Group or at least "P-1" or the equivalent thereof by Moody's Investors Service, Inc., or any bank or financial institution party to the Credit Agreements, (iii) fully secured repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) entered into with any bank or financial institution meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any commercial banking institution that is a member of the Federal Reserve System having capital and surplus in excess of $500.0 million and commercial paper or master notes of issuers, rated at the time of any such investment at least "A-1" or the equivalent thereof by Standard & Poor's Ratings Group or at least "P-1" or the equivalent thereof by Moody's Investors Service, Inc., or any bank or financial institution party to the Credit Agreements, and in each case maturing within 270 days after the date of acquisition, and (v) any shares in an open-end mutual fund organized by a bank or financial institution having combined capital and surplus of at least $500.0 million investing solely in investments permitted by the foregoing clauses (i), (ii) and (iv).

  "Consolidated Indebtedness" means the Indebtedness of the Company and its consolidated Restricted Subsidiaries determined on a consolidated basis in conformity with GAAP.

  "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, excluding amortization of any deferred financing fees, plus, to the extent not included in such interest expense, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount and debt insurance cost,
(iii) capitalized interest, (iv) non-cash interest expense,

(v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Hedging Obligations (including fees and amortization of discounts), (viii) Preferred Stock dividends in respect of all Redeemable Stock of the Company held by Persons other than the Company or a wholly-owned Restricted Subsidiary and (ix) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with loans incurred by such plan or trust to purchase newly issued or treasury shares of the Capital Stock of the Company.

  "Consolidated Net Income" means, for any period, and as to any Person, the aggregate Net Income of such Person and its Subsidiaries (other than, in the case of the Company, the Unrestricted Subsidiaries of the Company) for such period determined on a consolidated basis in accordance with GAAP; provided that (i) the Net Income of any Person which is not a Subsidiary of such Person but which is consolidated with such Person or is accounted for by such Person by the equity method of accounting will be included only to the extent of the amount of cash dividends or cash distributions actually paid to such Person or a wholly-owned Subsidiary of such Person (other than, in the case of the Company, the Unrestricted Subsidiaries of the Company), (ii) the Net Income of any Person acquired by such Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, (iii) the Net Income of any Subsidiary of such Person that is subject to restrictions, direct or indirect, on the payment of dividends or the making of distributions to such Person will be excluded to the extent of such restrictions, (iv) the Net Income of (A) any Unrestricted Subsidiary and
(B) any Subsidiary less than 80% of whose securities having the right (apart from the right under special circumstances) to vote in the election of directors are owned by the Company or its wholly-owned Restricted Subsidiaries will be included only to the extent of the amount of cash dividends or cash distributions actually paid by such Subsidiary to the Company or a wholly-owned Restricted Subsidiary of the Company, and (v) all gains (but not losses) which are extraordinary or are either unusual or nonrecurring (including any gain realized upon the termination of any employee pension benefit plan and any gain from the sale or other disposition of assets other than in the ordinary course of business or from the issuance or sale of any Equity Interests) will be excluded.

  "Consolidated Net Worth" means, for any Person, the total of the amounts shown on the balance sheet of such Person and its consolidated Subsidiaries, determined on a consolidated basis without duplication in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the amount of Capital Stock (other than Redeemable Stock) plus (ii) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit).

  "Controlled Subsidiary" means a Restricted Subsidiary (i) 80% or more of the total Equity Interests or other ownership interests of which (other than directors' qualifying shares or shares required to be held by foreign nationals, in each case to the extent mandated by applicable law) is at the time owned by the Company (directly or through one or more Controlled Subsidiaries of the Company) and (ii) of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting securities, by agreement or otherwise.

  "Domestic Subsidiary" means, with respect to any Person, any Subsidiary of such Person which is not incorporated or organized in any jurisdiction outside of the United States of America.

  "EBITDA" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period, plus, without duplication, the following to the extent included in calculating such Consolidated Net Income:
(i) Consolidated Interest Expense, (ii) consolidated income tax expense and
(iii) consolidated depreciation and amortization expense.

  "Equity Interests" means shares, interests, participations or other equivalents (however designated) of Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security which is convertible into, or exchangeable for, Capital Stock).

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  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Exchange Notes" means senior notes issued pursuant to any Exchange Offer Registration Statement.

  "Exchange Offer Registration Statement" means the registration statement to be filed by the Company and the Guarantors with the Securities and Exchange Commission with respect to an offer to exchange the Notes for another series of senior notes of the Company with substantially identical terms to the Notes.

  "Existing Indebtedness" means all Indebtedness (other than Indebtedness outstanding pursuant to the Credit Agreements) of the Company or any Restricted Subsidiary existing on the Issue Date and listed on a schedule thereto.

  "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined by a majority of the members of the Board of Directors, and a majority of the disinterested members of such Board of Directors, if any, acting in good faith and will be evidenced by a duly and properly adopted resolution of the Board of Directors.

  "Foreign Subsidiary" means, with respect to any Person, any Subsidiary of such Person other than a Domestic Subsidiary of such Person.

  "Foreign Subsidiary Borrowing Base" means, as of any date, an amount equal to the sum of (a) 85% of the net book value of the accounts receivable of the Restricted Subsidiaries of the Company which are Foreign Subsidiaries as of such date, and (b) 60% of the net book value of the inventory owned by the Restricted Subsidiaries of the Company which are Foreign Subsidiaries as of such date, all calculated on a consolidated basis and in accordance with GAAP. To the extent that information is not available as to the amount of accounts receivable or inventory as of a specific date, the Company may utilize the most recent available quarterly or annual financial statements of such Subsidiaries for purposes of calculating the Foreign Subsidiary Borrowing Base.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

  "Hedging Obligations" means the obligations of any Person or entity pursuant to any swap or cap agreement, exchange agreement, collar agreement, option, futures or forward hedging contract or other similar agreement or arrangement designed to protect such Person or entity against fluctuations in interest rates or foreign exchange rates or the price of raw materials and other chemical products used or produced in the Company's business as the case may be.

  "incur" has the meaning ascribed thereto in the covenant described under "-- Certain Covenants--Limitations on Indebtedness"; provided that (a) with respect to any Indebtedness of any Restricted Subsidiary that is owing to the Company or another Restricted Subsidiary, any disposition, pledge or transfer of such Indebtedness to any Person (other than the Company or a Wholly-Owned Restricted Subsidiary) will be deemed to be an incurrence of such Indebtedness and (b) with respect to any Indebtedness of the Company or a Restricted Subsidiary that is owing to another Restricted Subsidiary, any transaction pursuant to which a Wholly-Owned Restricted Subsidiary to which such Indebtedness is owing ceases to be a Wholly-Owned Restricted Subsidiary will be deemed to be an incurrence of such Indebtedness, and provided, further that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary. The term "incurrence" has a corresponding meaning.

  "Indebtedness" of any Person means, without duplication, all liabilities with respect to (i) indebtedness for money borrowed or which is evidenced by a bond, debenture, note or other similar instrument or agreement, but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business; (ii) reimbursement obligations, letters of credit and bankers' acceptances; (iii) indebtedness with respect to Hedging Obligations;
(iv) Capitalized Lease Obligations; (v) indebtedness, secured or unsecured, created or arising in connection with the acquisition or improvement of any property or asset or the acquisition of any business; (vi) all indebtedness secured by any Lien upon property owned by such Person and all indebtedness secured in the manner specified in this clause even if such Person has not assumed or become liable for the payment thereof; (vii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person or otherwise representing the deferred and unpaid balance of the purchase price of any such property, including all indebtedness created or arising in the manner specified in this clause even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property; (viii) guarantees, direct or indirect, of any indebtedness of other Persons referred to in clauses (i) through (vii) above, or of dividends or leases, taxes or other obligations of other Persons, excluding any guarantee arising out of the endorsement of negotiable instruments for collection in the ordinary course of business; (ix) contingent obligations in respect of, or to purchase or otherwise acquire or be responsible or liable for, through the purchase of products or services, irrespective of whether such products are delivered or such services are rendered, or otherwise, any such indebtedness referred to in clauses (i) through (vii) above, (x) any obligation, contingent or otherwise, arising under any surety, performance or maintenance bond; and (xi) Redeemable Stock of the Company valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends; which indebtedness, Capitalized Lease Obligation, guarantee or contingent or other obligation such Person has directly or indirectly created, incurred, assumed, guaranteed or otherwise become liable or responsible for, whether then outstanding or thereafter created in the case of (i) through (x) above, to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on the balance sheet of such Person in accordance with GAAP. For purposes of the foregoing definition, the "maximum fixed repurchase price" of any Redeemable Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Redeemable Stock as if such Redeemable Stock were purchased on any date on which Indebtedness is required to be determined pursuant to the Indenture. As used herein, Indebtedness with respect to any Hedging Obligation means, with respect to any specified Person on any date, the net amount (if any) that would be payable by such specified Person upon the liquidation, close-out or early termination on such date of such Hedging Obligation. For purposes of the foregoing, any settlement amount payable upon the liquidation, close-out or early termination of a Hedging Obligation will be calculated by the Company in good faith and in a commercially reasonable manner on the basis that such liquidation, close-out or early termination results from an event of default or other similar event with respect to such specified Person. Any reference in this definition to indebtedness will be deemed to include any renewals, extensions and refundings of any such indebtedness or any indebtedness issued in exchange for such indebtedness.

  "Independent Director" means a director of the Company other than a director
(i) who (apart from being a director of the Company or any of its Subsidiaries) is an employee, insider, associate or Affiliate of the Company or any of its Subsidiaries or has held any such position during the previous year or (ii) who is a director, an employee, insider, associate or Affiliate of another party to the transaction in question.

  "Interest Coverage Ratio" as of any date of determination means the ratio of
(i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available prior to the date of such determination to (ii) Consolidated Interest Expense for such four fiscal quarters of the Company and its Restricted Subsidiaries; provided, however, that (A) if the Company or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Interest Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period the Company or any Restricted Subsidiary has made any Asset Sale, EBITDA for such period will be reduced by an amount equal to EBITDA (if positive), directly attributable to the assets which are the subject of such Asset Sale for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with any such sale or other disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (C) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) has made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made under the Indenture, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period and (D) in making such computation, Consolidated Interest Expense attributable to any Indebtedness incurred under any revolving credit facility will be computed based on the average daily balance of such Indebtedness during such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period.

  "Investment" means any direct or indirect advance, loan, other extension of credit or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, purchase or acquisition of Equity Interests, bonds, notes, debentures or other securities of, or purchase or other acquisition of all or a substantial part of the business, Equity Interests or other evidence of beneficial ownership of, or any other investment in or guarantee of any Indebtedness (other than guarantees of Indebtedness of the Company or any Restricted Subsidiary permitted by the covenant described under "Limitations on Indebtedness") of, any Person or any other item that would be classified as an investment on a balance sheet prepared in accordance with GAAP. Investments do not include advances to customers and suppliers in the ordinary and customary course of business and on commercially reasonable terms.

  "Issue Date" means the date of first issuance of the Notes under the Indenture.

  "Lien" means any mortgage, pledge, lien, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof).

  "Net Cash Proceeds" means, with respect to any issuance or sale of Equity Interests or debt securities that have been converted into or exchanged for Equity Interests, as referred to under "--Certain Covenants--Limitations on Restricted Payments," the proceeds of such issuance or sale in the form of cash or cash equivalents, net of attorneys' fees, accountants' fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

  "Net Income" of any Person, for any period, means the net income (loss) of such Person and its Subsidiaries (other than, in the case of the Company, its Unrestricted Subsidiaries) determined in accordance with GAAP.

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, the proceeds of insurance paid on account of the loss of or damage to any property, or compensation or other proceeds for any property taken by condemnation, eminent domain or similar proceedings, and any non-cash consideration received by the Company or any Restricted Subsidiary from any Asset Sale that is converted into or sold or otherwise disposed of for cash within 90 days after the relevant Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (ii) any taxes paid or payable as a result thereof, (iii) all amounts required to be applied to the repayment of, or representing the amount of permanent reductions in the commitments relating to, Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale which Lien is permitted pursuant to the terms of the Indenture, (iv) any reserve for adjustment in respect of the sale price of such asset or assets required by GAAP, and (v) all distributions and other payments required to be made (including any amounts held pending distribution) to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale. The amount of any Net Proceeds other than cash will be the Fair Market Value thereof as determined in good faith by the Board of Directors of the Company. The amount of any taxes required to be accrued as a liability under GAAP as a consequence of an Asset Sale will be the amount thereof as determined in good faith by the Board of Directors of the Company.

  "Permitted Holders" means (i) Michael T. Kennedy; (ii) the spouse and children or grandchildren (including children or grandchildren by adoption) of Michael T. Kennedy; (iii) any controlled Affiliate of any of the foregoing;
(iv) in the event of the incompetence or death of any of the Persons described in clause (i), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date will beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company; or (v) any trusts created for the benefit of the Persons described in clause (i), (ii), or (iv) or any trust for the benefit of any such trust.

  "Permitted Investment" means (i) any Investment in Cash Equivalents, (ii) any Investment in the Company, (iii) Investments in existence on the Issue Date, (iv) intercompany notes permitted under clause (g) of the covenant described under "--Certain Covenants--Limitations on Indebtedness," (v) Investments in any Controlled Subsidiary or any Guarantor or any Person which, as a result of such Investment, becomes a Controlled Subsidiary or a Guarantor, and (vi) Investments that do not at one time outstanding exceed $20.0 million in joint ventures, corporations, limited liability companies, partnerships or Unrestricted Subsidiaries.

  "Permitted Liens" means as of any particular time, any one or more of the following:

    (a) Liens for taxes, rates and assessments not yet past due or, if past due, the validity of which is being contested in good faith by the Company or any Restricted Subsidiary by appropriate proceedings promptly instituted and diligently conducted and against which the Company has established appropriate reserves in accordance with GAAP;

    (b) the Lien of any judgment rendered which is being contested in good faith by the Company or any Restricted Subsidiary by appropriate proceedings promptly instituted and diligently conducted and against which the Company has established appropriate reserves in accordance with GAAP and which does not have a material adverse effect on the ability of the Company and its Restricted Subsidiaries to operate their business or operations;

    (c) other than in connection with Indebtedness, any Lien arising in the ordinary course of business (i) to secure payments of workers' compensation, unemployment insurance, pension or other social security or retirement benefits, or to secure the performance of bids, tenders, leases, progress payments, contracts (other than for the payment of money) or to secure public or statutory obligations of the Company, or any Restricted Subsidiary, or to secure surety or appeal bonds to which the Company or any Restricted Subsidiary is a party, (ii) imposed by law dealing with materialmen's, mechanics', workmen's, repairmen's, warehousemen's, landlords', vendors' or carriers' Liens created by law, or deposits or pledges which are not yet due or, if due, the validity of which is being contested in good faith by the Company or any Restricted Subsidiaries by appropriate proceedings promptly instituted and diligently conducted and against which the Company has established appropriate reserves in accordance with GAAP and (iii) rights of financial institutions to setoff and chargeback arising by operation of law; and (iv) similar Liens;

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

    (d) servitudes, licenses, easements, encumbrances, restrictions, rights-of-way and rights in the nature of easements or similar charges which will not in the aggregate materially adversely impair the use of the subject property by the Company or a Restricted Subsidiary;

    (e) zoning and building by-laws and ordinances, municipal bylaws and regulations, and restrictive covenants, which do not materially interfere with the use of the subject property by the Company or a Restricted Subsidiary as such property is used as of the Issue Date; and

    (f) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (a) through (e) of this definition or the Indebtedness secured thereby; provided that (i) such extension, renewal, substitution or replacement Lien is limited to that portion of the property or assets, now owned or hereafter acquired, that secured the Lien prior to such extension, renewal, substitution or replacement Lien and (ii) the Indebtedness secured by such Lien (assuming all available amounts were borrowed) at such time is not increased.

  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

  "Preferred Stock," as applied to the Equity Interests of any corporation, means stock of any class or classes (however designated) which is preferred over shares of stock of any other class of such corporation as to the distribution of assets on any voluntary or involuntary liquidation or dissolution of such corporation or as to dividends.

  "Public Equity Offering" means an underwritten public offering of newly issued shares of common stock of the Company pursuant to an effective registration statement under the Securities Act, on a primary basis (whether alone or in conjunction with any secondary public offering).

  "Redeemable Stock" means any Equity Interest that by its terms or otherwise
(i) is required to be redeemed prior to the maturity of the Notes, (ii) matures or is redeemable, in whole or in part, at the option of the Company, any Subsidiary or the holder thereof or pursuant to a mandatory sinking fund at any time prior to the maturity of the Notes, or (iii) is convertible into or exchangeable for debt securities which provide for any scheduled payment of principal prior to the maturity of the Notes at the option of the issuer at any time prior to the maturity of the Notes, until the right to so convert or exchange is irrevocably relinquished.

  "Restricted Investment" means any Investment other than a Permitted
Investment.

  "Restricted Subsidiary" means (i) any Guarantor, (ii) any Subsidiary of the Company in existence on the date hereof to which any line of business or division (and the assets associated therewith) of any Guarantor are transferred after the Issue Date, (iii) any Subsidiary of the Company organized or acquired after the Issue Date, unless such Subsidiary has been designated as an Unrestricted Subsidiary by a resolution of the Board of Directors as provided in the definition of "Unrestricted Subsidiary" and (iv) any Unrestricted Subsidiary which is designated as a Restricted Subsidiary by the Board of Directors; provided, that immediately after giving effect to any such designation (A) no Default or Event of Default has occurred and is continuing and (B) in the case of any designation referred to in clause (iii) or (iv) hereof, the Company could incur at least $1.00 of Indebtedness pursuant to the covenant described in the initial paragraph under "--Certain Covenants--Limitations on Indebtedness," on a pro forma basis taking into account such designation. The Company will evidence any such designation to the Trustee by promptly filing with the Trustee an officers' certificate certifying that such designation has been made and complies with the requirements of the immediately preceding sentence. Notwithstanding any provision of the Indenture to the contrary, each Guarantor will be a Restricted Subsidiary.

  "Sale and Leaseback Transaction" with respect to any Person, means any arrangement with another Person for the leasing of any real or tangible personal property, which property has been or is to be sold or transferred by such Person to such other Person in contemplation of such leasing.

  "Senior Indebtedness" means Indebtedness of any Person which is not Subordinated Indebtedness.

  "Subordinated Indebtedness" means Indebtedness of the Company, any Guarantor or any other Person which expressly provides that such Indebtedness is junior or subordinated in right of payment to the Notes or any Guarantee, as the case may be.

  "Subsidiary" means, with respect to the Company, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors, under ordinary circumstances, is at the time owned, directly or indirectly, by the Company, by the Company and one or more of its Subsidiaries or by one or more of the Company's Subsidiaries or (ii) any other Person or entity of which at least a majority of voting interest, under ordinary circumstances, is at the time owned, directly or indirectly, by the Company, by the Company and one or more of its Subsidiaries or by one or more of the Company's Subsidiaries.

  "Unrestricted Subsidiary" means, until such time at it may be designated as a Restricted Subsidiary by the Board of Directors as provided in and in compliance with the definition of "Restricted Subsidiary," (i) any Subsidiary of the Company organized or acquired after the Issue Date designated as an Unrestricted Subsidiary by the Board of Directors in which all investments by the Company or any Restricted Subsidiary are made only from funds available for the making of Restricted Payments as described under "--Certain Covenants--Limitations on Restricted Payments" and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Equity Interests of, or owns, or holds any Lien upon, any property of, any Subsidiary of the Company which is not a Subsidiary of such Subsidiary to be so designated; provided that each Subsidiary to be so designated and each of its Subsidiaries has not, at the time of designation, and does not thereafter, directly or indirectly, incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Company will evidence any such designation by promptly filing with the Trustee an officers' certificate certifying that such designation has been made and complies with the requirements of the immediately preceding sentence.

  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clause (i) or (ii) above, are not callable or redeemable at the option of the issuer thereof.

  "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

  "Wholly-Owned Restricted Subsidiary" means a Restricted Subsidiary all of the Capital Stock of which (other than Capital Stock constituting directors' qualifying shares or shares required to be held by foreign nationals, in each case to the extent mandated by applicable law) is owned by the Company or one or more Wholly-Owned Restricted Subsidiaries or by the Company and one or more Wholly-Owned Restricted Subsidiaries.

                              REGISTRATION RIGHTS

  Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed, for the benefit of holders of the Old Notes, that they would, at their expense (i) no later than December 14, 1997, file the Exchange Offer Registration Statement with the SEC with respect to the New Notes, which will have terms identical to the Old Notes and will be guaranteed by the Guarantors on the same terms as the Old Guarantees (except that the New Notes will not contain terms with respect to the transfer restrictions or any provision relating to this paragraph) and (ii) use their best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act by February 12, 1998. The Registration Statement of which this Prospectus is a part constitutes the Exchange Offer Registration Statement. Upon effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors agreed that they would offer to all holders of the Old Notes an opportunity to exchange their securities for a like principal amount of the New Notes. The Company and the Guarantors agreed to keep the Exchange Offer open for acceptance for at least 20 business days (or longer if required by applicable law) after the date of this Prospectus, and will comply with Regulation 14E and Rule 13e-4 under the Exchange Act (other than the filing requirements of Rule 13e-4) and other applicable laws, rules and regulations. For each Old Note surrendered to the Company for exchange pursuant to the Exchange Offer, the holder of such Note will receive a New Note having a principal amount at maturity equal to that of the surrendered Old Note. Interest on each New Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor.

  Under existing interpretations of the staff of the SEC's Division of Corporation Finance (the "Staff"), the New Notes will generally be freely transferable after the Exchange Offer without further registration under the Securities Act; provided that broker-dealers ("Participating Broker-Dealers") receiving New Notes in the Exchange Offer will be subject to a prospectus delivery requirement with respect to resales of such New Notes. To date, the Staff has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the Exchange Offer (other than a resale of an unsold allotment from the sale of the Old Notes to the Initial Purchasers) with this Prospectus. Pursuant to the Registration Rights Agreement, the Company has agreed to permit Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such New Notes.

  Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company, including that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange Offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or any of the Guarantors, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it.

  In addition, each holder who is a broker-dealer and who receives New Notes for its own account in exchange for Old Notes will be required to acknowledge that such Old Notes were acquired by it as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale by it of such New Notes.

  In the event for any reason the Exchange Offer is not consummated by March 14, 1998, or if the Initial Purchasers so request with respect to the Old Notes not eligible to be exchanged for New Notes in the Exchange Offer or if any holder of Old Notes is not eligible to participate in the Exchange Offer or does not receive freely tradeable New Notes in the Exchange Offer, the Company and the Guarantors will, at their expense, (a) as promptly as practicable file a shelf registration statement (a "Shelf Registration Statement" and together with the Exchange Offer Registration Statement, the "Registration Statements") permitting resales from time to time of the Notes,
(b) use their best efforts to cause such registration statement to become effective within a specified time period and (c) use their best efforts to keep such registration statement current and effective until 24 months from the date it becomes effective (subject to extension in certain circumstances) or such shorter period that will terminate when all the Notes covered by such registration statement have been sold pursuant thereto. The Company and the Guarantors, at their expense, will provide to each holder of the Notes copies of the prospectus, which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes from time to time. A holder of Notes who sells such Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such holder (including certain indemnification obligations).

  In the event that (i) the Exchange Offer is not consummated on or prior to March 14, 1998, (ii) the Shelf Registration Statement is not filed or declared effective within the required time periods or (iii) any of the Registration Statements required by the Registration Rights Agreement is declared effective but thereafter ceases to be effective (except as specifically permitted therein) for a period of 15 consecutive days without being succeeded immediately by any additional Registration Statement filed and declared effective (each such event, a "Registration Default"), the interest rate borne by the Notes shall be increased by 25 basis points per annum for the 90-day period following such Registration Default. Such interest rate will increase by an additional 25 basis points per annum at the beginning of each subsequent 90-day period following such Registration Default, up to a maximum aggregate increase of 100 basis points per annum. Upon (x) the consummation of the Exchange Offer or (y) the filing or the effectiveness of the Shelf Registration Statement of any additional Registration Statement, as the case may be, the interest rate borne by the Notes will be reduced from and including the date on which any of the events specified in clauses (x) or (y) above occur by the amount of the related increase in the interest rate.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company and has been filed as an exhibit to the Registration Statement on Form S-4 of which this Prospectus is a part.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

  The following general discussion summarizes certain of the material U.S. federal income tax aspects of the acquisition, ownership and disposition of the New Notes. The Company has obtained an opinion from Duane, Morris & Heckscher LLP counsel to the Company, that the material federal income tax consequences of consummating the Exchange Offer and holding and disposing of the New Notes are as set forth below, provided that no opinion was expressed with respect to the calculation and accrual of original issue discount, if any, on the New Notes. Such counsel's opinion and this discussion are based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. Such counsel's opinion is not binding on the IRS, and there can be no assurance that the IRS will have a similar view with respect to the tax consequences described below. No ruling has been or will be requested by the Company from the IRS on any matters relating to the New Notes. This discussion is generally limited to the tax consequences to initial holders and does not purport to deal with all aspects of federal income taxation that may be relevant to a particular investor's decision to purchase the New Notes. This discussion is not intended to be wholly applicable to all categories of investors, some of which, such as dealers in securities, banks, insurance companies and tax-exempt organizations, may be subject to special rules. In addition, this discussion is limited to persons that will hold the New Notes represented thereby as a "capital asset" within the meaning of section 1221 of the Code.

  ALL PROSPECTIVE PURCHASERS OF THE NEW NOTES ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NEW NOTES.

  Exchange Offer. The exchange of the New Notes for the Old Notes pursuant to the Exchange Offer will not be treated as an "exchange" for U.S. federal income tax purposes because the New Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to holders exchanging the Old Notes for the New Notes pursuant to the Exchange Offer. The holder must continue to include stated interest in income as if the exchange had not occurred. Similarly, there would be no U.S. federal income tax consequences to a holder of Old Notes that does not participate in the Exchange Offer.

  Interest Income. Interest on the Notes will be includable in the income of a holder under the holder's regular method of accounting. The Notes will not be treated as having been issued with original issue discount.

  Market Discount. Investors acquiring Notes pursuant to this Prospectus should note that the resale of the Notes may be adversely affected by the market discount provisions of sections 1276 through 1278 of the Code. Under the market discount rules, if a holder of a Note (other than a holder who purchased the Note upon original issuance) purchases it at a market discount (i.e., at a price below its stated redemption price at maturity) in excess of a statutorily-defined de minimis amount and thereafter recognizes gain upon a disposition or retirement of the Note, then the lesser of the gain recognized or the portion of the market discount that accrued on a ratable basis (or, if elected, on a constant interest rate basis) generally will be treated as ordinary income at the time of the disposition. Moreover, any market discount in a Note may be taxable to an investor to the extent of appreciation at the time of certain otherwise non-taxable transactions (e.g., gifts). Absent an election to include market discount in income as it accrues, a holder of a market discount debt instrument may be required to defer a portion of any interest expense that otherwise may be deductible on any indebtedness incurred or maintained to purchase or carry such debt instrument until the holder disposes of the debt instrument in a taxable transaction.

  Sale, Exchange or Retirement of the Notes. Each holder of Notes generally will recognize gain or loss upon the sale, exchange, repurchase, redemption, retirement or other disposition of those Notes measured by the difference (if any) between (i) the amount of cash and the fair market value of any property received (except to the extent that such cash or other property is attributable to the payment of accrued interest not previously included in income, which amount will be taxable as ordinary income) and (ii) the holder's adjusted tax basis in those Notes (including any market discount previously included in income by the holder). Any such gain or loss recognized on the sale, exchange, repurchase, redemption, retirement or other disposition of a Note should be capital gain or loss (except as discussed under "Market Discount" above), and would be long-term capital gain or loss if the Note had been held for more than one year at the time of the sale or exchange, although a 20% preferential capital gains rate applicable to individuals does not apply unless the Notes have been held for more than 18 months. An investor's initial basis in a Note will be the cash price it paid therefor.

  Backup Withholding. A holder of Notes may be subject to "backup withholding" at a rate of 31% with respect to certain "reportable payments," including interest payments and, under certain circumstances, principal payments on the Notes. These backup withholding rules apply if the holder, among other things,
(i) fails to furnish a social security number or other taxpayer identification number ("TIN") certified under penalties of perjury within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) fails to report properly interest, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the TIN furnished is the correct number and that such holder is not subject to backup withholding. A holder who does not provide the Company with its correct TIN also may be subject to penalties imposed by the IRS. Any amount withheld from a payment to a holder under the backup withholding rules is creditable against the holder's federal income tax liability, provided that the required information is furnished to the IRS. Backup withholding will not apply, however, with respect to payments made to certain holders, including corporations, tax-exempt organizations and certain foreign persons ("exempt recipients"), provided their exemptions from backup withholding are properly established.

  The amount of any "reportable payments" including interest made to the holders of Notes (other than to holders which are exempt recipients) and the amount of tax withheld, if any, with respect to such payments will be reported to such holders and to the IRS for each calendar year.

  Foreign Holders. The following discussion is a summary of certain U.S. federal income tax consequences to a Foreign Person that holds a Note. The term "Foreign Person" means a nonresident alien individual or foreign corporation, but only if the income or gain on the Note is not "effectively connected with the conduct of a trade or business within the U.S." If the income or gain on the Note is "effectively connected with the conduct of a trade or business within the U.S.," then the nonresident alien individual or foreign corporation will be subject to tax on such income or gain in essentially the same manner as a U.S. citizen or resident or a domestic corporation, as discussed above, and in the case of a foreign corporation, may also be subject to the branch profits tax.

  Under the portfolio interest exception to the general rules for the withholding of tax on interest paid to a Foreign Person, a Foreign Person will not be subject to U.S. federal income tax (or to withholding) on interest payments on a Note, provided that (i) the Foreign Person does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and is not a controlled foreign corporation with respect to the U.S. that is related to the Company through stock ownership, and (ii) the Company, its paying agent or the person who would otherwise be required to withhold tax receives either (A) a statement (an "Owner's Statement") signed under penalties of perjury by the beneficial owner of the Note in which the owner certifies that the owner is not a U.S. person and which provides the owner's name and address, or (B) a statement signed under penalties of perjury by the Financial Institution holding the Note on behalf of the beneficial owner, together with a copy of the Owner's Statement. The term "Financial Institution" means a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and that holds a Note on behalf of the owner of the Note. A Foreign Person who does not qualify for the "portfolio interest" exception, would, under current law, generally be subject to U.S. federal withholding tax at a flat rate of 30% (or lower applicable treaty rate) on interest payments.

  In general, gain recognized by a Foreign Person upon the redemption, sale or exchange of a Note (including any gain representing accrued market discount) will not be subject to U.S. federal income tax. However, a Foreign Person may be subject to U.S. federal income tax at a flat rate of 30% (unless exempt by an applicable treaty) on any such gain if the Foreign Person is an individual present in the U.S. for 183 days or more during the taxable year in which the Note is redeemed, sold or exchanged, and certain other requirements are met.

  Prospective Final Regulations. On October 6, 1997, the IRS released Treasury Regulations that revise the procedures for withholding tax, and the associated backup withholding and information reporting rules described above for payments of interest and gross proceeds made after December 31, 1998. The regulations modify the requirements imposed on a Foreign Person and certain intermediaries for establishing the recipient's status as a Foreign Person eligible for exemption from withholding and backup withholding. Foreign Persons should consult their tax advisors to determine how the regulations will affect their particular circumstances.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Notes for its own account in exchange for Old Notes pursuant to the Exchange Offer must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market- making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker- dealer in connection with resales of New Notes received in exchange for Old Notes. Based on interpretations by the Staff, as set forth in no-action letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders, other than broker-dealers, have no arrangement or understanding with any person to participate in the distribution of such New Notes. However, the SEC has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the Staff would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder of the Old Notes who wishes to exchange its Old Notes for New Notes in the Exchange Offer will be required to make certain representations to the Company, including that (i) any New Notes to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the consummation of the Exchange Offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes and (iii) it is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Company or any of the Guarantors, or if it is such an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it. If any Holder is an affiliate of the Company or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such Holder (i) may not rely on the applicable interpretations of the staff of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. The Company has agreed that, for a period of 150 days after the date of this Prospectus, it will make this prospectus, as amended or supplemented, available to any broker-dealer or any other person subject to the prospectus delivery requirements of the Securities Act for use in connection with any such resale.

  The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The Company has agreed, pursuant to the Registration Rights Agreement, to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for all the holders of the Notes as a single class) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  Certain legal matters relating to the New Notes being offered hereby will be passed upon for the Company by Duane, Morris & Heckscher LLP, Philadelphia, Pennsylvania. Vincent F. Garrity, Jr. a director of the Company, is also a partner in Duane, Morris & Heckscher LLP.

                                    EXPERTS

  The audited consolidated financial statements of the Company and J.R. Cup included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

  The audited consolidated financial statements of StyroChem as of and for the eight month period ended December 5, 1996 included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

  The consolidated financial statements of StyroChem as of and for the years ended March 30, 1996 and April 1, 1995 included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The audited financial statements of Neste Oy Polystyrene Upstream Business in Provoo and Kokemaki and Isora Oy included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

  The audited financial statements of Neste Cellplast AB as of and for the year ended December 31, 1996 included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen AB, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

  The audited financial statements of Neste Thermisol A/S included in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                             AVAILABLE INFORMATION

  A Registration Statement on Form S-4, including amendments thereto, relating to the New Notes and New Guarantees offered hereby has been filed with the Company and the Guarantors with the SEC. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement. For further information with respect to the Company and the New Notes offered hereby, reference is hereby made to the Registration Statement, exhibits and schedules. A copy of the Registration Statement may be inspected by anyone without charge and may be obtained at rates prescribed by the SEC at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, or at its regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. In addition, copies of such material may be accessed electronically by means of the SEC's home page on the

Internet at http://www.sec.gov. Copies of such material can be obtained from the Company upon request. Any such request should be addressed to the Company's principal office at Three Radnor Corporate Center, Suite 300, Radnor, Pennsylvania 19087, Attention: Treasurer (telephone number (610) 341-
9600).

  The Company and the Guarantors are required to file periodic reports in accordance with Section 13 or 15(d) of the Exchange Act with the SEC and will be required to file periodic reports for such time as the Exchange Act and the rules and regulations of the SEC promulgated thereunder so require. The Company has agreed that, whether or not it is then subject to Section 13 or 15(d) of the Exchange Act, it will file with the SEC the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections. Such periodic reports and other information may be inspected by anyone without charge and may be obtained at rates prescribed by the SEC at the SEC offices referenced above. In addition, the Company will furnish, upon the request of any holder of a Note, such information as is specified in paragraph (d)(4) of Rule 144A, to such holder or to a prospective purchaser of such Note which such holder informs the Company that such holder reasonably believes is a QIB within the meaning of Rule 144A, in order to permit compliance by such holder with Rule 144A in connection with the resale of such Note by such holder unless, at the time of such request, the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
RADNOR HOLDINGS CORPORATION
  Report of Independent Public Accountants................................  F-3
  Consolidated Balance Sheets as of December 29, 1995 and December 27,
   1996...................................................................  F-4
  Consolidated Statements of Operations for the Fiscal Years Ended
   December 30, 1994, December 29, 1995 and December 27, 1996.............  F-5
  Consolidated Statements of Stockholders' (Deficit) Equity for the Fiscal
   Years Ended December 30, 1994, December 29, 1995 and December 27,
   1996...................................................................  F-6
  Consolidated Statements of Cash Flows for the Fiscal Years Ended
   December 30, 1994, December 29, 1995 and December 27, 1996.............  F-7
  Notes to Consolidated Financial Statements..............................  F-8
  Condensed Consolidated Balance Sheets as of December 27, 1996 and
   September 26, 1997 (unaudited)......................................... F-18
  Condensed Consolidated Statements of Income for the Three Months and
   Nine Months Ended September 27, 1996 and September 26, 1997
   (unaudited)............................................................ F-19
  Condensed Consolidated Statements of Cash Flows for the Nine Months
   Ended September 27, 1996 and September 26, 1997 (unaudited)............ F-20
  Notes to Condensed Consolidated Financial Statements (unaudited)........ F-21
J.R. CUP FOAM CONTAINER OPERATIONS OF JAMES RIVER PAPER COMPANY, INC.
  Report of Independent Public Accountants................................ F-23
  Balance Sheets as of December 25, 1994 and December 31, 1995............ F-24
  Statements of Operations for the Years Ended December 26, 1993, December
   25, 1994 and December 31, 1995......................................... F-25
  Statements of Changes in Owner's Investment for the Years Ended December
   26, 1993, December 25, 1994 and December 31, 1995...................... F-26
  Statements of Cash Flows for the Years Ended December 26, 1993, December
   25, 1994 and December 31, 1995......................................... F-27
  Notes to Financial Statements........................................... F-28
SP ACQUISITION CO. AND SUBSIDIARIES
  Report of Independent Public Accountants................................ F-32
  Independent Auditors' Report............................................ F-33
  Consolidated Balance Sheets as of April 1, 1995, March 30, 1996 and De-
   cember 5, 1996......................................................... F-34
  Consolidated Statements of Income for the Years Ended April 1, 1995 and
   March 30, 1996 and the Eight Month Period Ended December 5, 1996....... F-35
  Consolidated Statements of Changes in Stockholders' Equity for the Years
   Ended April 1, 1995 and March 30, 1996 and the Eight Month Period Ended
   December 5, 1996....................................................... F-36
  Consolidated Statements of Cash Flows for the Years Ended April 1, 1995
   and March 30, 1996 and the Eight Month Period Ended December 5, 1996... F-37
  Notes to Consolidated Financial Statements for the Years Ended April 1,
   1995 and March 30, 1996 and the Eight Month Period Ended December 5,
   1996................................................................... F-38
NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI
  Report of Independent Public Accountants................................ F-48
  Balance Sheets as of December 31, 1995 and 1996 and September 30, 1997
   (unaudited)............................................................ F-49
  Statements of Operations for the Years ended December 31, 1994, 1995 and
   1996 and the Nine Month Periods Ended September 30, 1996 and 1997 (un-
   audited)............................................................... F-50
  Statements of Changes in Owner's Investment for the Years Ended December
   31, 1994, 1995 and 1996 and the Nine Month Period Ended September 30,
   1997 (unaudited)....................................................... F-51
  Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and
   1996 and the Nine Month Periods Ended September 30, 1996 and 1997 (un-
   audited)............................................................... F-52
  Notes to Financial Statements........................................... F-53

ISORA OY
  Report of Independent Public Accountants................................ F-57
  Balance Sheets as of December 31, 1995 and 1996 and September 30, 1997
   (unaudited)............................................................ F-58
  Statements of Operations for the Years Ended December 31, 1994, 1995 and
   1996 and the Nine Month Periods Ended September 30, 1996 and 1997 (un-
   audited)............................................................... F-59
  Statements of Changes in Stockholder's Equity for the Years Ended Decem-
   ber 31, 1994, 1995 and 1996 and the Nine Month Period Ended September
   30, 1997 (unaudited)................................................... F-60
  Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and
   1996 and the Nine Month Periods Ended September 30, 1996 and 1997 (un-
   audited)............................................................... F-61
  Notes to Financial Statements........................................... F-62
NESTE CELLPLAST AB
  Report of Independent Public Accountants................................ F-66
  Auditors' Report on Neste Cellplast AB.................................. F-67
  Auditors' Report on Neste Cellplast Aktiebolag.......................... F-68
  Balance Sheets as of December 31, 1995 and 1996 and September 30, 1997
   (unaudited)............................................................ F-69
  Statements of Operations for the Years Ended December 31, 1994, 1995 and
   1996 and the Nine Month Periods Ended September 30, 1996 and 1997 (un-
   audited)............................................................... F-70
  Statements of Changes in Stockholders' Equity for the Years Ended Decem-
   ber 31, 1994, 1995 and 1996 and the Nine Month Period Ended September
   30, 1997 (unaudited)................................................... F-71
  Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and
   1996 and the Nine Month Periods Ended September 30, 1996 and 1997 (un-
   audited)............................................................... F-72
  Notes to Financial Statements........................................... F-73
NESTE THERMISOL A/S
  Report of Independent Public Accountants................................ F-77
  Balance Sheets as of December 31, 1995 and 1996 and September 30, 1997
   (unaudited)............................................................ F-78
  Statements of Operations for the Years Ended December 31, 1994, 1995 and
   1996 and the Nine Month Periods Ended September 30, 1996 and 1997 (un-
   audited)............................................................... F-79
  Statements of Changes in Shareholder's Equity for the Years Ended Decem-
   ber 31, 1994, 1995 and 1996 and the Nine Month Period Ended September
   30, 1997 (unaudited)................................................... F-80
  Statements of Cash Flows for the Years Ended December 31, 1994, 1995 and
   1996 and the Nine Month Periods Ended September 30, 1996 and 1997 (un-
   audited)............................................................... F-81
  Notes to Financial Statements........................................... F-82
STYROCHEM EUROPE
  Combining Statement of Operations for the Year Ended December 31, 1996
   (unaudited)............................................................ F-85
  Combining Statement of Operations for the Nine Months Ended September
   30, 1997 (unaudited)................................................... F-86
  Combining Balance Sheet as of September 30, 1997 (unaudited)............ F-87

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Radnor Holdings Corporation:

  We have audited the accompanying consolidated balance sheets of RADNOR HOLDINGS CORPORATION (a Delaware corporation) (formerly Benchmark Corporation of Delaware) and subsidiaries as of December 29, 1995 and December 27, 1996, and the related consolidated statements of operations, stockholders' (deficit) equity and cash flows for each of the three years in the period ended December 27, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Radnor Holdings Corporation and subsidiaries as of December 29, 1995 and December 27, 1996, and the results of their operations and cash flows for each of the three years in the period ended December 27, 1996, in conformity with generally accepted accounting principles.

                                                            ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania,
 March 18, 1997

                          RADNOR HOLDINGS CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                    DECEMBER 29, 1995 AND DECEMBER 27, 1996
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                           ASSETS                             1995      1996
                           ------                            -------  --------
CURRENT ASSETS:
  Cash...................................................... $     5  $    855
  Accounts receivable, net..................................   8,402    24,687
  Inventories, net..........................................   6,494    19,078
  Prepaid expenses and other................................   1,777     3,971
  Deferred tax asset........................................      --     2,380
  Net current assets of discontinued operations.............     982        --
                                                             -------  --------
                                                              17,660    50,971
                                                             -------  --------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land......................................................     401     3,747
  Supplies and spare mold parts.............................   1,964     2,529
  Buildings and improvements................................   7,000    18,050
  Machinery and equipment...................................  23,699    91,437
                                                             -------  --------
                                                              33,064   115,763
  Less accumulated depreciation.............................  (4,690)   (4,372)
                                                             -------  --------
                                                              28,374   111,391
                                                             -------  --------
OTHER ASSETS................................................     554    10,007
                                                             -------  --------
                                                             $46,588  $172,369
                                                             =======  ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
            ------------------------------------
CURRENT LIABILITIES:
  Accounts payable.......................................... $12,369  $ 28,884
  Accrued liabilities.......................................   6,653    13,166
  Current portion of long-term debt.........................   9,000       237
                                                             -------  --------
                                                              28,022    42,287
                                                             -------  --------
LONG-TERM DEBT, net of current portion......................   7,252   104,362
                                                             -------  --------
DEFERRED TAX LIABILITY......................................   4,760    11,173
                                                             -------  --------
OTHER NONCURRENT LIABILITIES................................      --       218
                                                             -------  --------
COMMITMENTS AND CONTINGENCIES (Note 4)
STOCKHOLDERS' EQUITY:
  Voting and nonvoting common stock, 22,700 shares
   authorized, 6,245 shares issued and outstanding..........       1         1
  Series A Convertible Preferred Stock, 2,000 shares
   authorized, 2,000 shares issued and outstanding at
   December 29, 1995 retired in 1996........................   8,575        --
  Additional paid-in capital................................   3,497    17,720
  Accumulated deficit.......................................  (5,519)   (3,420)
  Cumulative translation adjustment.........................      --        28
                                                             -------  --------
    Total stockholders' equity..............................   6,554    14,329
                                                             -------  --------
                                                             $46,588  $172,369
                                                             =======  ========

 The accompanying notes are an integral part of these consolidated statements.

                          RADNOR HOLDINGS CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

  FOR THE FISCAL YEARS ENDED DECEMBER 30, 1994, DECEMBER 29, 1995 AND DECEMBER
                                    27, 1996
                                 (IN THOUSANDS)

                                                     1994     1995      1996
                                                    -------  -------  --------
NET SALES.......................................... $80,850  $86,239  $177,395
COST OF GOODS SOLD.................................  64,078   75,690   135,982
                                                    -------  -------  --------
GROSS PROFIT.......................................  16,772   10,549    41,413
                                                    -------  -------  --------
OPERATING EXPENSES:
  Distribution.....................................   5,584    6,027    14,099
  Selling, general and administrative..............   8,209    9,051    18,676
  Restructuring charges ...........................      --       --       910
                                                    -------  -------  --------
                                                     13,793   15,078    33,685
                                                    -------  -------  --------
INCOME (LOSS) FROM OPERATIONS......................   2,979   (4,529)    7,728
                                                    -------  -------  --------
OTHER (INCOME) EXPENSE:
  Interest.........................................   3,001    2,822     4,496
  Other, net.......................................     290      526       374
                                                    -------  -------  --------
                                                      3,291    3,348     4,870
                                                    -------  -------  --------
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
 INCOME TAXES AND MINORITY INTEREST................    (312)  (7,877)    2,858
  Provision for income taxes.......................      --       --       121
  Minority interest in income......................      --       --     1,348
                                                    -------  -------  --------
INCOME (LOSS) FROM CONTINUING OPERATIONS...........    (312)  (7,877)    1,389
                                                    -------  -------  --------
DISCONTINUED OPERATIONS:
  Income (loss) from operations....................  (5,082)     534        --
  Gain on disposal.................................      --    2,038        --
                                                    -------  -------  --------
INCOME (LOSS) FROM DISCONTINUED OPERATIONS.........  (5,082)   2,572        --
                                                    -------  -------  --------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM............  (5,394)  (5,305)    1,389
                                                    -------  -------  --------
  Extraordinary Item-Gain on Early Extinguishment
   of Debt.........................................      --   23,828       710
                                                    -------  -------  --------
NET INCOME (LOSS).................................. $(5,394) $18,523  $  2,099
                                                    =======  =======  ========

 The accompanying notes are an integral part of these consolidated statements.

                          RADNOR HOLDINGS CORPORATION

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY

  FOR THE FISCAL YEARS ENDED DECEMBER 30, 1994, DECEMBER 29, 1995 AND DECEMBER
                                    27, 1996

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                          VOTING AND
                           NONVOTING
                         COMMON STOCK     SERIES A     ADDITIONAL             CUMULATIVE
                         -------------   CONVERTIBLE    PAID-IN   ACCUMULATED TRANSLATION
                         SHARES AMOUNT PREFERRED STOCK  CAPITAL     DEFICIT   ADJUSTMENT   TOTAL
                         ------ ------ --------------- ---------- ----------- ----------- --------
BALANCE, December 31,
 1993................... 6,245   $ 1       $7,490       $ 3,497    $(17,563)      $--     $ (6,575)
  Net loss..............    --    --           --            --      (5,394)       --       (5,394)
  Accretion of preferred
   stock redemption
   value................    --    --          524            --        (524)       --           --
                         -----   ---       ------       -------    --------       ---     --------
BALANCE, December 30,
 1994................... 6,245     1        8,014         3,497     (23,481)       --      (11,969)
  Net income............    --    --           --            --      18,523        --       18,523
  Accretion of preferred
   stock redemption
   value................    --    --          561            --        (561)       --           --
                         -----   ---       ------       -------    --------       ---     --------
BALANCE, December 29,
 1995................... 6,245     1        8,575         3,497      (5,519)       --        6,554
  Net income............    --    --           --            --       2,099        --        2,099
  Effect of partnership
   equity transaction
   (Note 1).............    --    --           --         8,648          --        --        8,648
  Redemption of
   preferred stock......    --    --       (8,575)        5,575          --        --       (3,000)
  Cumulative translation
   adjustment...........    --    --           --            --          --        28           28
                         -----   ---       ------       -------    --------       ---     --------
BALANCE, December 27,
 1996................... 6,245   $ 1       $   --       $17,720    $ (3,420)      $28     $ 14,329
                         =====   ===       ======       =======    ========       ===     ========



 The accompanying notes are an integral part of these consolidated statements.

                          RADNOR HOLDINGS CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

  FOR THE FISCAL YEARS ENDED DECEMBER 30, 1994, DECEMBER 29, 1995 AND DECEMBER
                                    27, 1996

                                 (IN THOUSANDS)

                                                     1994      1995      1996
                                                    -------  --------  --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)................................ $(5,394) $ 18,523  $  2,099
  Adjustments to reconcile net income (loss) to net
   cash provided by (used in) operating
   activities--
    Depreciation...................................   1,190     2,057     4,451
    Amortization...................................     113       323       625
    Minority interest in income....................      --        --     1,348
    Extraordinary gain on early extinguishment of
     debt..........................................      --   (23,828)     (710)
    Discontinued operations .......................   4,411    (2,572)       --
    Changes in operating assets and liabilities,
     net of effects of acquisition and disposition
     of businesses--
      Accounts receivable, net.....................    (353)     (135)   (4,703)
      Inventories..................................  (2,052)    1,508     2,906
      Prepaid expenses and other...................     119    (1,465)   (1,314)
      Accounts payable.............................   2,902      (573)      260
      Accrued liabilities..........................    (147)        3       263
                                                    -------  --------  --------
        Net cash provided by (used in) continuing
         operations................................     789    (6,159)    5,225
        Net cash provided by (used in) discontinued
         operations................................  (6,079)    5,978       982
                                                    -------  --------  --------
        Net cash provided by (used in) operating
         activities................................  (5,290)     (181)    6,207
                                                    -------  --------  --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.............................  (1,645)   (5,491)   (4,944)
  Disposal of building and land....................     835        --        --
  Acquisition of J.R. Cup, net of cash acquired ...      --        --   (21,592)
  Acquisition of StyroChem, net of cash acquired ..      --        --   (26,168)
  Proceeds from sale of discontinued operations ...      --    50,995        --
  (Increase) decrease in other assets..............      39        (2)   (4,635)
                                                    -------  --------  --------
    Net cash provided by (used in) investing
     activities....................................    (771)   45,502   (57,339)
                                                    -------  --------  --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings (payments) on revolving credit
   lines and unsecured notes payable...............   6,562   (15,802)   (5,006)
  Borrowings on mortgage note......................      --        --       364
  Payments on mortgage note........................    (500)       --    (4,616)
  Borrowings on bank term loans....................      --        --    19,426
  Payments of bank term loans......................      --   (29,518)  (19,426)
  Issuance of senior notes.........................      --        --   100,000
  Payments of acquisition notes ...................      --        --   (35,760)
  Retirement of preferred stock....................      --        --    (3,000)
                                                    -------  --------  --------
    Net cash provided by (used in) financing
     activities....................................   6,062   (45,320)   51,982
                                                    -------  --------  --------
NET INCREASE IN CASH...............................       1         1       850
CASH, beginning of period..........................       3         4         5
                                                    -------  --------  --------
CASH, end of period................................ $     4  $      5  $    855
                                                    =======  ========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for interest,
   including discontinued operations............... $ 2,990  $  4,702  $  3,626
                                                    =======  ========  ========

 The accompanying notes are an integral part of these consolidated statements.

                          RADNOR HOLDINGS CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION, ACQUISITIONS AND DISCONTINUED OPERATIONS:

 The Company

  Radnor Holdings Corporation (Radnor) (formerly Benchmark Corporation of Delaware) was incorporated in Delaware on November 6, 1991 to acquire the outstanding stock of Benchmark Holdings, Inc. (Benchmark) and WinCup Holdings, Inc. (WinCup). Radnor and subsidiaries (collectively the Company) manufacture and distribute foam cups and containers, thermoformed lids and various other products used by the foodservice industry. The Company's products are primarily sold to national, institutional and retail customers throughout the U.S., in Mexico and in other countries. The Company and its subsidiaries market their products under a variety of brand and trade names, including "WinCup" and "Handi-Kup."

  The Company has a number of large national accounts and supplies products to a number of large foodservice distributors. The five largest accounts represented approximately 35% and 37% of the Company's net sales for fiscal years 1995 and 1996, respectively. Although the Company has not lost sales from its key customers in fiscal years 1995 or 1996, if any of such customers substantially reduces its level of purchases from the Company, the Company's profitability could be adversely affected. Moreover, continued consolidation among distributors in the foodservice industry could result in an increasingly concentrated customer base or the loss of certain customers.

  As further discussed below, the Company sold substantially all of the assets of Benchmark's cutlery and straws business as well as the assets of WinCup's thermoformed cup business pursuant to an Asset Purchase Agreement dated October 31, 1995.

 StyroChem Acquisition

  On December 5, 1996, the Company acquired all of the issued and outstanding capital stock of and other equity interests in SP Acquisition Co. (StyroChem), a Delaware corporation. The acquisition was accounted for as a purchase and, accordingly, the purchased assets and assumed liabilities of StyroChem were recorded at their estimated fair values at the date of acquisition.

  The purchase price consisted of approximately $23.5 million of cash plus $0.9 million of assumed indebtedness and consulting payments. Approximately $1.4 million of the purchase price has been placed in a separate escrow account, and may be used by the Company to satisfy obligations associated with specified environmental matters relating to StyroChem's Texas and Quebec facilities. In addition, the former owner was paid $4.8 million in connection with a five year agreement not to compete.

 J.R. Cup Acquisition

  On January 20, 1996, WinCup entered into an agreement with James River, whereby both parties contributed their fixed assets, leasehold improvements, technology, patents, trademarks, real property and other noncurrent assets associated with their foam cup and container and thermoformed lid manufacturing operations and all inventory, spare parts and other current assets, excluding cash and accounts receivable to WinCup Holdings, L.P. This new entity was structured as a Delaware limited partnership with WinCup as the sole general partner and James River as the sole limited partner. Ownership interests were allocated 55% to WinCup and 45% to James River.

  The above transaction has been accounted for as a business combination in accordance with Accounting Principles Board Opinion No. 16 (APB No. 16), Business Combinations. The contribution of its assets and liabilities was accounted for at WinCup's historical cost basis in such assets and liabilities. The acquisition of assets and liabilities from James River has been accounted for as a purchase by the partnership in accordance with APB No. 16 and, accordingly, the assets and liabilities of James River have been recorded at their estimated fair values at the date of the purchase. The purchase price consisted of approximately (i) $19.1 million of cash,

                          RADNOR HOLDINGS CORPORATION

(ii) $16.8 million of promissory notes (Note 3), (iii) the assumption of $1.0 million of liabilities and (iv) the 45% equity interest in the partnership valued at $17.7 million. This partnership equity transaction resulted in an increase in WinCup's pro rata share (55%) of the underlying equity in the partnership which has been recorded as an addition to paid-in capital. The purchase price was allocated to inventories ($8,200) and property, plant and equipment ($46,400). At January 20, 1996 the minority interest in the partnership was reflected in the Company's consolidated balance sheet at approximately $9.1 million. For the period January 20, 1996 through December 5, 1996 the minority interest (45%) in the income of the partnership was approximately $1.3 million and this amount has been reflected in the consolidated statement of operations.

  Pursuant to the Agreement, the Company had the option to acquire James River's partnership interest at the times and for the applicable prices set forth in the Agreement, ranging from $15.0 million at January 20, 1996, to $37.3 million at January 20, 2001. Furthermore, James River could at any time beginning on the fifth anniversary of the Agreement have required the Company to acquire its interest for $37.3 million. On December 5, 1996, Radnor exercised the option and acquired the 45% partnership interest from James River. The price paid by Radnor to acquire the 45% interest exceeded the carrying value of the minority interest by approximately $7.3 million, and this amount has been allocated to fixed assets in the consolidated balance sheet as of December 27, 1996.

  Operating results of the acquired businesses are included in consolidated results only from the date of acquisition. Unaudited pro forma data reflecting results as if the acquisitions were effective at the beginning of 1995 follow:

                                                               1995      1996
                                                             --------  --------
                                                              (IN THOUSANDS)
      Net sales............................................. $237,061  $233,507
      Income from operations................................    1,036    12,113
      Income (loss) from continuing operations..............   (9,350)      590

  Pro forma results are unaudited and are based on historical results, adjusted for the impact of certain acquisition related adjustments, such as: increased depreciation of property, plant and equipment, increased interest expense on acquisition debt, and the related income tax effects. Pro forma results do not reflect any synergies that might be achieved from combined operations and, therefore, in management's opinion, are not indicative of what actual results would have been if the acquisitions had occurred at the beginning of 1995. In addition, they are not intended to be a projection of future results.

 Discontinued Operations

  Pursuant to an Asset Purchase Agreement among Benchmark, WinCup and James River dated as of October 31, 1995, Benchmark and WinCup agreed to sell to James River all of the assets of Benchmark's cutlery and straws business and all of the assets of WinCup's thermoformed cup business, except for cash, accounts receivable and prepaid assets. The only liabilities of Benchmark and WinCup assumed by James River were obligations arising after the closing under the assumed leases and assumed material contracts and vacation pay, holiday pay and sick pay earned or accrued during 1995. The sales price was $51.0 million. The gain on the sale was approximately $2.0 million.

                          RADNOR HOLDINGS CORPORATION

  The operations of Benchmark's cutlery and straws business and WinCup's thermoformed cup business have been accounted for as discontinued operations in the accompanying consolidated financial statements.

  Summary operating results for the operations sold, excluding the gain on sale, are as follows (in thousands):

                                                                1994     1995
                                                               -------  -------
      Net sales............................................... $59,953  $58,472
      Cost of goods sold......................................  50,668   45,016
                                                               -------  -------
      Gross profit............................................   9,285   13,456
      Operating expenses......................................  10,276    9,306
      Other expense...........................................  (4,091)  (3,616)
                                                               -------  -------
      Income (loss) from operations........................... $(5,082) $   534
                                                               =======  =======

  The components of net current and net noncurrent assets of discontinued operations as of December 30, 1994 and December 29, 1995, are summarized as follows (in thousands):

                                                                 1994     1995
                                                               --------  ------
      Cash and accounts receivable............................ $  6,157  $  653
      Inventories.............................................   10,372      --
      Prepaid expenses and other..............................      168   1,284
      Accounts payable and accrued liabilities................  (11,736)   (955)
                                                               --------  ------
        Net current assets of discontinued operations.........    4,961     982
                                                               --------  ------
      Property, plant and equipment, net......................   29,812      --
      Goodwill and other noncurrent assets....................   10,338      --
      Long-term debt..........................................  (39,678)     --
                                                               --------  ------
        Net long-term assets of discontinued operations.......      472      --
                                                               --------  ------
        Total net assets of discontinued operations........... $  5,433  $  982
                                                               ========  ======

  The Company used a portion of the proceeds from the sale to retire certain outstanding debt totaling approximately $48.0 million. An additional $23.8 million of principal and accrued interest was forgiven by the bank lender as part of this transaction. As a result, at the closing of this transaction, the total amount of debt outstanding to the Company's primary bank was reduced to $9.0 million. During 1996, the bank was paid $8.25 million in full satisfaction of this obligation. The extinguishment gains resulting from these transactions have been presented as extraordinary items in the accompanying financial statements.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Fiscal Year

  The Company's fiscal year is the fifty-two or fifty-three week period which ends on the last Friday of December of each year. The fiscal years ended December 30, 1994, December 29, 1995 and December 27, 1996 are fifty-two week periods.

 Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of the Company and all of its subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

   Radnor Holdings Corporation is a holding company which has no operations or assets separate from its investments in subsidiaries. The $100 million senior notes are guaranteed by all direct and all but one indirect wholly-owned subsidiaries on a full, unconditional, joint and several basis. The financial information of the sole non-guarantor indirect subsidiary is inconsequential. Separate financial statements of the guarantors are

                          RADNOR HOLDINGS CORPORATION
not presented because management has determined that they would not be material to investors. The guarantees will continue subsequent to the exchange offer contemplated by this registration statement.

 Accounts Receivable, Net

  Included in accounts receivable are allowances for doubtful accounts of $496,000 and $713,000 at December 29, 1995 and December 27, 1996,
respectively.

 Inventories

  Inventories are recorded at the lower of cost (first-in, first-out) or market. Inventories at December 29, 1995 and December 27, 1996 consist of the following (in thousands):

                                                               1995   1996
                                                              ------ -------
      Raw materials.......................................... $1,860 $ 4,503
      Work in process........................................    --    2,242
      Finished goods.........................................  4,634  12,333
                                                              ------ -------
                                                              $6,494 $19,078
                                                              ====== =======

 Property, Plant and Equipment

  Property, plant and equipment are recorded at cost and depreciated using the straight-line method over estimated useful lives which range from 5 to 40 years. Leasehold improvements are amortized over the lesser of their estimated useful lives or the term of the lease using the straight-line method. Repair and maintenance costs are expensed as incurred.

 Supplies and Spare Mold Parts

  Supplies and spare mold parts include maintenance parts maintained in a central stores location. When parts are needed at the various manufacturing facilities, the parts are shipped and expensed in that current period.

 Other Assets

  Other assets include deferred financing costs ($4,826) related to the financing arrangements and notes offering executed in 1996. Such costs are being amortized over the terms of the related debt instruments. Amortization of deferred financing costs of $232 is included in interest expense for the year ended December 27, 1996. In addition, the noncompete agreement payment ($4,760) resulting from the StyroChem Acquisition, which is being amortized over five years, is included in this caption.

 Accounts Payable

  Included in accounts payable are amounts relating to outstanding checks of $1.5 million and $6.1 million at December 29, 1995 and December 27, 1996, respectively.

 Revenue Recognition

  Revenue is recognized when goods are shipped. Sales are recorded gross of any cash discounts. Any discounts subsequently taken by the customer are recorded as a reduction to sales revenue.

                          RADNOR HOLDINGS CORPORATION

 Currency Translation

  Adjustments resulting from the translation of the Canadian subsidiary financial statements are reflected as a currency translation adjustment in stockholders' equity. Currency transaction gains and losses that are included in operating results were not significant.

 Research and Development

  Research and development expenses are charged to expense as incurred.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The estimated fair value of financial instruments has been determined by the Company using the available market information and valuation methodologies.

  The carrying values of cash, accounts receivable, accounts payable and accrued liabilities approximate fair value due to the short-term nature of these items.

  The carrying amounts of the Company's bank term loans and line of credit approximate fair value because they have variable interest rates based on either prime rate or LIBOR. Additionally, the carrying amount of the $100 million senior notes approximates fair value.

 Recently Issued Accounting Standards

  Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which was adopted by the Company in 1996, did not have a material effect on the Company's financial position or its results of operations upon adoption. SFAS No. 123, Accounting for Stock-Based Compensation, was adopted by the Company in 1996, and the Company elected to continue to account for transactions with its employees pursuant to Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. There were no transactions requiring disclosure in 1995 or 1996.

                          RADNOR HOLDINGS CORPORATION

(3) LONG-TERM DEBT:

  Long-term debt consists of the following (in thousands):

                                                             1995      1996
                                                            -------  --------
Outstanding balance under the $30 million Amended Credit
 Agreement bearing interest at the Company's option at a
 rate not greater than (i) the sum of 0.25% plus a rate
 equal to the greater of (a) prime rate, or (b) the sum of
 the federal funds rate plus 0.5% or (ii) the sum of 1.75%
 plus a rate equal to LIBOR with respect to the period
 during which such interest shall be applicable. The
 revolving loans under the Amended Credit Agreement will
 mature on January 22, 2001. All the obligations of the
 Company under the Amended Credit Agreement are secured by
 a lien on all of the Company's U.S. inventory and
 receivables............................................... $    --  $  3,773
Borrowings under the Canadian Revolving Credit Facility
 (borrowing capacity of $2.5 million Canadian), bearing
 interest at Canadian prime rate (4.75% at December 27,
 1996) plus 1.0%, payable on demand and secured by
 substantially all the assets of the Canadian subsidiary...      --       352
Canadian term loan (borrowing capacity of $0.7 million
 Canadian), bearing interest at Canadian prime rate (4.75%
 at December 27, 1996) plus 1.50%, collateralized by
 substantially all assets of the Canadian subsidiary,
 payable in quarterly principal payments of $81,250
 Canadian plus interest, with final payment due November
 1998......................................................      --       474
Mortgage note payable, interest at 6% in 1994 and 1995,
 interest same as Term Note plus 1% in 1996, payable
 quarterly, due January 2001, secured by certain buildings
 and improvements..........................................   4,252        --
Outstanding balance under $24,737,500, revolving lines of
 credit bearing interest ranging from 1 to 2% over the
 bank's reference rate, due February 28, 1995,
 collateralized by inventories, accounts receivable and the
 common stock of the Company...............................   9,000        --
Senior notes bearing interest at 10%, interest payable
 semi-annually, due December 1, 2003.......................      --   100,000
Other......................................................   3,000        --
                                                            -------  --------
                                                             16,252   104,599
Less current portion.......................................  (9,000)     (237)
                                                            -------  --------
                                                            $ 7,252  $104,362
                                                            =======  ========

  On December 5, 1996, the Company completed a $100 million senior note offering. The proceeds to the Company from the offering were used to (i) repay existing indebtedness, including amounts outstanding under the Term Note, Revolver, the various subordinated notes and mortgage note payable, (ii) repay certain J.R. Cup acquisition obligations, (iii) redeem the outstanding redeemable convertible preferred stock and warrants, (iv) finance the StyroChem Acquisition and (v) provide working capital.

  In addition, on December 5, 1996, the Company entered into an Amended and Restated Revolving Credit and Security Agreement (the Amended Credit Agreement) with a bank, as agent and lender, pursuant to which the former revolving credit, term loan and security agreements were amended and restated. The Amended Credit Agreement includes the Company and its U.S. subsidiaries as borrowers. The Amended Credit Agreement provides for a fee of 0.375% per annum on the undrawn amount of the credit facility and letter of credit fees of 1.75% or 1.5% of the aggregate face amounts of standby letters of credit and documentary letters of credit, respectively. There is a $5 million sublimit on standby letters of credit and a $1 million sublimit on documentary letters of credit. At December 27, 1996, the Company had outstanding $1.7 million of letters of credit.

  The Amended Credit Agreement and the Canadian Revolver and Term Note agreements contain certain restrictive covenants which include, among other things, restrictions on the declaration or payment of dividends,

                          RADNOR HOLDINGS CORPORATION
incurrence of additional debt, the amount of capital expenditures and sale or disposition of assets. The agreements also require the Company to maintain required net worth and debt to equity, current, debt coverage and earnings to interest expense ratios. The Company is currently in compliance with all financial covenants.

  Future debt maturities are as follows:

      1997............................................................. $    237
      1998.............................................................      237
      1999.............................................................      --
      2000.............................................................      --
      2001.............................................................    4,125
      2002 and thereafter..............................................  100,000
                                                                        --------
                                                                        $104,599
                                                                        ========

(4) COMMITMENTS AND CONTINGENCIES:

 Leases

  The Company leases certain of its manufacturing and warehouse facilities under noncancelable operating lease arrangements. The future minimum payments under these leases are as follows:

      1997.............................................................. $ 4,389
      1998..............................................................   3,497
      1999..............................................................   1,300
      2000..............................................................     683
      2001..............................................................     507
      2002 and thereafter...............................................     994
                                                                         -------
                                                                         $11,370
                                                                         =======

 Litigation

  The Company is involved in various legal actions arising in the normal course of business. After taking into consideration legal counsel's evaluation of such actions, management believes that these actions will not have a material effect on the Company's financial position or results of operations.

 Supply Agreement

  In December 1996, in connection with the StyroChem Acquisition, the Company renegotiated its contract with Chevron to provide a long-term supply of styrene monomer with volume discounts. The initial term of the new contract will extend for seven years. Under the contract, the Company will be required to purchase the first 120 million pounds of its styrene monomer requirements per year from Chevron and will have certain rights to purchase additional styrene monomer.

(5) STOCKHOLDERS' EQUITY:

  The Company is currently authorized to issue up to 11,650 shares of Voting Common Stock, 5,400 shares of Class B Nonvoting Common Stock, 5,650 shares of Nonvoting Common Stock and 2,000 shares of series preferred stock. At December 27, 1996, there are issued and outstanding 600 shares of Voting Common Stock, 5,400 shares of Class B Nonvoting Common Stock and 245 shares of Nonvoting Common Stock. All shares have a par value of $.10 except for shares of Class B Nonvoting Common Stock, which have a par value of $.01. In October 1996, the Company completed a recapitalization in which each outstanding share of Voting

                          RADNOR HOLDINGS CORPORATION

Common Stock was converted into 0.1 shares of Voting Common Stock and 0.9 shares of Class B Nonvoting Common Stock.

  The Series A Convertible Preferred Stock ($.10 par value) was redeemable at the option of the holder under certain circumstances, however, the Company at its discretion had the right to satisfy the redemption obligation solely through the issuance of Nonvoting Common Stock. Based upon the Company's ability and intent to satisfy any redemption obligation solely through the issuance of Nonvoting Common Stock and holder's obligation to accept Nonvoting Common Stock, the preferred stock was classified within stockholders' equity through December 29, 1995.

  During 1996, the Company and the holders of the preferred stock renegotiated the optional and mandatory redemption provisions. As a result of such negotiations the redemption obligation was substantially reduced and the Company's right to satisfy such obligation through the issuance of Nonvoting Common Stock was eliminated. On December 5, 1996 the Company redeemed the preferred stock.

  On March 10, 1993, the Board of Directors, pursuant to a plan, granted certain members of management the right to purchase up to 620 shares of the Company's Nonvoting Common Stock. Under the terms of the grants, the participants could purchase stock for a period of 60 days from the date of grant at $800 per share, the fair value on that date, for cash or through a note to be repaid through payroll deductions. During 1993, 245 shares were purchased under the plan for $180,000 in cash and $15,000 in notes. No grants were made or shares purchased under the plan in 1994, 1995 or 1996.

(6) RESTRUCTURING CHARGES:

  In connection with the J.R. Cup Acquisition, the Company incurred certain restructuring costs related principally to plant closures and severance payments. These costs were incurred and paid during the year ended December 27, 1996.

(7) INCOME TAXES:

  The Company accounts for income taxes under SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities at the tax rates in effect when these differences are expected to reverse. There is no provision for taxes for the years ended December 30, 1994, and December 29, 1995, as the Company generated net operating losses for the years then ended.

  The provision for income taxes for each of the three years in the period ended December 27, 1996 is as follows (in thousands):

                                                       1994    1995     1996
                                                      ------  -------  ------
Current:
  Federal............................................ $   --  $    --  $  168
  State..............................................     --       --      10
Deferred.............................................   (999)      30     (57)
(Generation) utilization of net operating loss
 carryforwards.......................................   (741)   2,274   1,324
Change in valuation allowance........................  1,740   (2,304) (1,324)
                                                      ------  -------  ------
                                                      $   --  $    --  $  121
                                                      ======  =======  ======

                          RADNOR HOLDINGS CORPORATION

  The components of deferred taxes at December 29, 1995 and December 27, 1996 are as follows (in thousands):

                                                               1995     1996
                                                              -------  -------
Deferred tax assets:
  Net operating loss carryforwards........................... $ 6,081  $ 4,757
  Vacation pay and compensation accruals.....................      --      528
  Bad debt, inventory and returns and allowances.............      --      829
  Other accruals.............................................     288    1,261
                                                              -------  -------
                                                                6,369    7,375
Deferred tax liabilities:
  Accelerated tax depreciation...............................   5,048   10,475
  Other......................................................      67      936
                                                              -------  -------
Net deferred tax liability...................................   1,254   (4,036)
Valuation allowance..........................................  (6,014)  (4,757)
                                                              -------  -------
Deferred tax liability....................................... $(4,760) $(8,793)
                                                              =======  =======

  The Company has recorded a valuation allowance with respect to the net operating loss carryforwards reflected as deferred tax assets due to the uncertainty of their ultimate realization.

  The Company had net operating loss carryforwards of approximately $14.0 million at December 27, 1996. Net operating loss carryforwards expire through 2010.

(8) STOCK OPTION PLAN:

  The Company adopted the 1992 Stock Option Plan (the Plan), which provides for the grant of non-qualified options to purchase shares of the Nonvoting Common Stock subject to certain limitations. Non-qualified stock options are issuable only to eligible officers and employees of the Company. The Company has reserved 1,249 shares of its Nonvoting Common Stock for issuance under the Plan.

  The per share exercise price of a stock option may not be less than 75% of the fair market value of the Nonvoting Common Stock, as determined by the board of directors, on the date the option is granted. Such options may be exercised only if the option holder remains continuously associated with the Company from the date of grant to a date not less than three months prior to the date of exercise. The exercise date of an option granted under the plan cannot be later than ten years from the date of the grant. Any options that expire unexercised or that terminate upon an optionee's ceasing to be employed by the Company become available once again for issuance.

  The following summarizes the stock option activity under the Plan:

                                                               1994  1995  1996
                                                               ----  ----  ----
Options outstanding at beginning of period.................... 752   738   710
  Granted.....................................................  --    --    --
  Exercised...................................................  --    --    --
  Canceled.................................................... (14)  (28)  (10)
                                                               ---   ---   ---
Options outstanding at end of period.......................... 738   710   700
                                                               ===   ===   ===
Options available for grant................................... 511   539   549
                                                               ===   ===   ===
Exercisable at end of period.................................. 196   327   362
                                                               ===   ===   ===

  The exercise price for all options granted to date is $3,350 per share, which was the fair market value as determined by the board of directors on the grant dates.

                          RADNOR HOLDINGS CORPORATION

(9) EMPLOYEE BENEFIT PLAN:

  The Company sponsors a 401(k) savings and profit-sharing plan, which covers all employees who have had at least 1,000 hours of service during any year. The Company will match employee contributions up to 2.8% of an employee's annual salary. The Company may also, at the discretion of the board of directors, elect to make a profit-sharing contribution. There have been no profit-sharing contributions for the three years in the period ended December 27, 1996. Employer matching contributions to the plan amounted to approximately $111,000, $99,000 and $441,000 for each of the three years in the period ended December 27, 1996, respectively.

                  RADNOR HOLDINGS CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                     DECEMBER 27, SEPTEMBER 26,
                                                         1996         1997
                                                     ------------ -------------
                                                                   (UNAUDITED)
ASSETS
CURRENT ASSETS
  Cash..............................................   $    855     $  1,303
  Accounts receivable, net..........................     24,687       20,194
  Inventories, net..................................     19,078       25,386
  Prepaid expenses and other........................      3,971        5,438
  Deferred tax asset................................      2,380        2,378
                                                       --------     --------
    Total current assets............................     50,971       54,699
                                                       --------     --------
PROPERTY, PLANT AND EQUIPMENT.......................    115,763      126,269
LESS--ACCUMULATED DEPRECIATION......................     (4,372)      (9,380)
                                                       --------     --------
NET PROPERTY, PLANT AND EQUIPMENT...................    111,391      116,889
                                                       --------     --------
OTHER ASSETS........................................     10,007       10,320
                                                       --------     --------
    Total assets....................................   $172,369     $181,908
                                                       ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable..................................   $ 28,884     $ 25,681
  Accrued liabilities...............................     13,166       13,836
  Current portion of long-term debt.................        237          235
                                                       --------     --------
    Total current liabilities.......................     42,287       39,752
                                                       --------     --------
LONG-TERM DEBT, net of current portion..............    104,362      115,632
                                                       --------     --------
DEFERRED TAX LIABILITY..............................     11,173       11,286
                                                       --------     --------
OTHER NONCURRENT LIABILITIES........................        218          450
                                                       --------     --------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
  Voting and nonvoting common stock, 22,700 shares
   authorized, 6,245 shares issued and outstanding..          1            1
  Additional paid-in capital........................     17,720       17,720
  Accumulated deficit...............................     (3,420)      (2,931)
  Cumulative translation adjustment.................         28           (2)
                                                       --------     --------
    Total stockholders' equity......................     14,329       14,788
                                                       --------     --------
    Total liabilities and stockholders' equity......   $172,369     $181,908
                                                       ========     ========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                  RADNOR HOLDINGS CORPORATION AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                 (IN THOUSANDS)

                          FOR THE THREE MONTHS ENDED   FOR THE NINE MONTHS ENDED
                          --------------------------- ---------------------------
                          SEPTEMBER 27, SEPTEMBER 26, SEPTEMBER 27, SEPTEMBER 26,
                              1996          1997          1996          1997
                          ------------- ------------- ------------- -------------
Net sales...............     $43,526       $56,090      $128,052      $170,545
Cost of goods sold......      33,899        42,299        98,660       127,730
                             -------       -------      --------      --------
    Gross profit........       9,627        13,791        29,392        42,815
Operating expenses:
  Distribution..........       3,490         4,024        10,223        12,569
  Selling, general and
   administrative.......       4,659         6,307        13,538        17,747
  Restructuring
   charges..............         174            --           855            --
                             -------       -------      --------      --------
    Income from
     operations.........       1,304         3,460         4,776        12,499
Other (income) expense:
  Interest..............       1,214         2,993         3,346         8,781
  Other, net............         (70)           44           153           (94)
                             -------       -------      --------      --------
Income (loss) from
 operations before
 income taxes and
 minority interest......         160           423         1,277         3,812
Provision for income
 taxes
  Current...............          --             4            --           210
  Deferred..............          --            --            --           113
Minority interest in
 income.................          70            --           731            --
                             -------       -------      --------      --------
Income (loss) before
 extraordinary item.....          90           419           546         3,489
Extraordinary item-gain
 on early extinguishment
 of debt................          --            --           710            --
                             -------       -------      --------      --------
Net income..............     $    90       $   419      $  1,256      $  3,489
                             =======       =======      ========      ========


  The accompanying notes are an integral part of these condensed consolidated financial statements.

                  RADNOR HOLDINGS CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                     FOR THE NINE MONTHS ENDED
                                                    ---------------------------
                                                    SEPTEMBER 27, SEPTEMBER 26,
                                                        1996          1997
                                                    ------------- -------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.......................................   $  1,256      $  3,489
  Adjustments to reconcile net income to cash
   provided by (used in) operating activities--
   Depreciation....................................      3,170         5,008
   Amortization....................................        446         1,363
   Deferred income taxes...........................         --           113
   Minority interest in income.....................        731            --
   Extraordinary gain on early extinguishment of
    debt...........................................       (710)           --
   Changes in operating assets and liabilities, net
    of acquisition of business--
    Accounts receivable, net.......................     (6,459)        4,493
    Inventories....................................        (47)       (6,308)
    Prepaid expenses and other.....................       (772)       (1,689)
    Accounts payable...............................      4,087        (3,203)
    Accrued liabilities............................      1,157           902
                                                      --------      --------
     Net cash provided by continuing operations....      2,859         4,168
     Net cash provided by discontinued operations..        982            --
                                                      --------      --------
     Net cash provided by operating activities.....      3,841         4,168
                                                      --------      --------
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures...............................     (2,629)      (10,312)
  Acquisition of JR Cup, net of cash acquired......    (21,042)           --
  Increase in other assets.........................     (1,254)       (1,676)
                                                      --------      --------
   Net cash used in investing activities...........    (24,925)      (11,988)
                                                      --------      --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings on bank financed debt and
   unsecured notes payable.........................     21,100        11,268
  Cash dividends...................................         --        (3,000)
                                                      --------      --------
   Net cash provided by financing activities.......     21,100         8,268
                                                      --------      --------
NET INCREASE IN CASH...............................         16           448
CASH, beginning of period..........................          5           855
                                                      --------      --------
CASH, end of period................................   $     21      $  1,303
                                                      ========      ========
SUPPLEMENTAL CASH FLOW DISCLOSURES
  Interest Paid....................................   $  1,488      $  5,619
                                                      ========      ========
  Income Taxes Paid................................   $      7      $    717
                                                      ========      ========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                 RADNOR HOLDINGS CORPORATION AND SUBSIDIARIES

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

  The condensed consolidated financial statements included herein have been prepared by Radnor Holdings Corporation ("Radnor") and subsidiaries (collectively, the "Company") pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in consolidated financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of the Company, the statements include all adjustments (which include only normal recurring adjustments) required for a fair statement of financial position, results of operations and cash flows for such periods. The results of operations for the interim periods are not necessarily indicative of the results for a full year.

  Radnor is a holding company which has no operations or assets separate from its investment in its subsidiaries. Radnor's $100 million senior notes are guaranteed by all of its direct and indirect wholly-owned subsidiaries on a full, unconditional, joint and several basis other than certain non-guarantor subsidiaries that are individually and in the aggregate inconsequential. Separate financial statements of the guarantors are not presented because management has determined that they would not be material.

(2) INVENTORIES

  The components of inventories were as follows (in thousands):

                                                      DECEMBER 27, SEPTEMBER 26,
                                                          1996         1997
                                                      ------------ -------------
   Raw Materials.....................................   $ 4,503       $ 6,869
   Work in Process...................................     2,242         1,260
   Finished Goods....................................    12,333        17,257
                                                        -------       -------
                                                        $19,078       $25,386
                                                        =======       =======

(3) INTEREST EXPENSE

  Included in interest expense is $114,000 and $188,000 of amortization of deferred financing costs for the three months ended September 27, 1996 and September 26, 1997, respectively. In addition, included in interest expense is $266,000 and $464,000 of amortization of deferred financing costs for the nine months ended September 27, 1996 and September 26, 1997, respectively.

(4) PENDING ACCOUNTING CHANGES

  In July 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income," and Statement No. 131, "Disclosures About Segments of an Enterprise and Related Information." Statement No. 130 establishes standards for reporting comprehensive income in financial statements. Statement No. 131 expands certain reporting and disclosure requirements for segments from current requirements. The Company is not required to adopt these Statements until 1998 and does not expect the adoption of these new standards to result in material changes to previously reported amounts or disclosures.

(5) SUBSEQUENT EVENTS

 StyroChem Europe Acquisition

  On October 15, 1997, the Company acquired substantially all of the tangible and intangible assets and long term investments relating to the polystyrene production and conversion operations of Neste Oy (the "StyroChem Europe Acquisition"). The cash consideration for the acquired assets was 213.0 million Finnish markkas ($40.8

                 RADNOR HOLDINGS CORPORATION AND SUBSIDIARIES million as of the date of closing) plus 60.0 million Finnish markkas ($11.5 million as of the date of closing) for the net working capital, which included accounts receivable, inventory, trade accounts payable and accrued liabilities. Pursuant to the Sale of Assets Agreement, the purchase price will be adjusted on a markka for markka basis following an audit of the net working capital to the extent that net working capital is greater or less than 60.0 million Finnish markkas.

 Senior Note Offering

  On October 15, 1997, the Company issued $60.0 million of 10% Series B Senior Notes due 2003. The net proceeds to the Company from the offering in the amount of $60.6 million were used to repay existing indebtedness under the Company's revolving credit agreement and to finance the StyroChem Europe Acquisition.

 Amended Credit Agreement

  On October 15, 1997, the Company amended its current credit facility which increased the aggregate commitment to $40.0 million and included a $10.0 sublimit for the StyroChem Europe subsidiaries.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To James River Paper Company, Inc.
and Radnor Holdings Corporation:

  We have audited the accompanying balance sheets of J.R. CUP FOAM CONTAINER OPERATIONS OF JAMES RIVER PAPER COMPANY, INC. (a Virginia corporation) (formerly Handi-Kup Foam Container Operations of James River Paper Company, Inc.), as of December 25, 1994 and December 31, 1995, and the related statements of operations, changes in owner's investment and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the J.R. Cup Foam Container Operations of James River Paper Company, Inc. as of December 25, 1994 and December 31, 1995, and the results of its operations for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                            ARTHUR ANDERSEN LLP

Phoenix, Arizona,
 October 14, 1996

                     J.R. CUP FOAM CONTAINER OPERATIONS OF
                        JAMES RIVER PAPER COMPANY, INC.

                                 BALANCE SHEETS

                                    (NOTE 1)
                                 (IN THOUSANDS)

                                                       DECEMBER 25, DECEMBER 31,
                        ASSETS                             1994         1995
                        ------                         ------------ ------------
CURRENT ASSETS:
  Accounts receivable.................................   $  5,309     $  4,901
  Inventories, net....................................      7,591        7,543
  Prepaid expenses and other..........................        221          224
                                                         --------     --------
    Total current assets..............................     13,121       12,668
                                                         --------     --------
PROPERTY, PLANT AND EQUIPMENT (Note 2):
  Land and improvements...............................      1,196        1,064
  Buildings and improvements..........................      8,758        7,943
  Machinery and equipment.............................     37,870       37,316
  Supplies and spare mold parts.......................      1,609        1,376
                                                         --------     --------
                                                           49,433       47,699
  Less accumulated depreciation.......................    (30,011)     (30,717)
                                                         --------     --------
                                                           19,422       16,982
                                                         --------     --------
OTHER ASSETS..........................................        123           70
                                                         --------     --------
                                                         $ 32,666     $ 29,720
                                                         ========     ========
          LIABILITIES AND OWNER'S INVESTMENT
          ----------------------------------
CURRENT LIABILITIES:
  Accounts payable....................................   $  4,477     $  5,571
  Accrued liabilities (Note 2)........................      5,182        6,194
                                                         --------     --------
                                                            9,659       11,765
OTHER LONG-TERM LIABILITIES...........................        716          781
COMMITMENTS AND CONTINGENCIES (Note 3)
OWNER'S INVESTMENT....................................     22,291       17,174
                                                         --------     --------
                                                         $ 32,666     $ 29,720
                                                         ========     ========

        The accompanying notes are an integral part of these statements.

                     J.R. CUP FOAM CONTAINER OPERATIONS OF
                        JAMES RIVER PAPER COMPANY, INC.

                            STATEMENTS OF OPERATIONS

                                    (NOTE 1)
                                 (IN THOUSANDS)

                                                    FOR THE YEAR ENDED
                                          --------------------------------------
                                          DECEMBER 26, DECEMBER 25, DECEMBER 31,
                                              1993         1994         1995
                                          ------------ ------------ ------------
NET SALES................................   $90,819      $94,644      $98,680
COST OF GOODS SOLD.......................    69,246       76,053       80,359
                                            -------      -------      -------
GROSS PROFIT.............................    21,573       18,591       18,321
OPERATING EXPENSES:
  Distribution...........................     8,336        9,812        8,354
  Selling, general and administrative....     4,164        4,061        3,672
  Allocation from James River (Note 1)...     3,880        4,725       10,101
                                            -------      -------      -------
INCOME (LOSS) FROM OPERATIONS............     5,193           (7)      (3,806)
OTHER (INCOME) EXPENSE ..................       144          253         (225)
                                            -------      -------      -------
INCOME (LOSS) BEFORE INCOME TAXES........     5,049         (260)      (3,581)
PROVISION FOR INCOME TAXES (Note 5)......        --           --           --
                                            -------      -------      -------
NET INCOME (LOSS)........................   $ 5,049      $  (260)     $(3,581)
                                            =======      =======      =======


        The accompanying notes are an integral part of these statements.

                     J.R. CUP FOAM CONTAINER OPERATIONS OF
                        JAMES RIVER PAPER COMPANY, INC.

                  STATEMENTS OF CHANGES IN OWNER'S INVESTMENT

                                    (NOTE 1)
                                 (IN THOUSANDS)

BALANCE, January 1, 1993............................................... $25,086
  Net income...........................................................   5,049
  Net payments to James River..........................................  (6,373)
                                                                        -------
BALANCE, December 26, 1993.............................................  23,762
  Net loss.............................................................    (260)
  Net payments to James River..........................................  (1,211)
                                                                        -------
BALANCE, December 25, 1994.............................................  22,291
  Net loss.............................................................  (3,581)
  Net payments to James River..........................................  (1,536)
                                                                        -------
BALANCE, December 31, 1995............................................. $17,174
                                                                        =======



        The accompanying notes are an integral part of these statements.

                     J.R. CUP FOAM CONTAINER OPERATIONS OF
                        JAMES RIVER PAPER COMPANY, INC.

                            STATEMENTS OF CASH FLOWS

                                    (NOTE 1)
                                 (IN THOUSANDS)

                                                   FOR THE YEAR ENDED
                                         --------------------------------------
                                         DECEMBER 26, DECEMBER 25, DECEMBER 31,
                                             1993         1994         1995
                                         ------------ ------------ ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).....................   $ 5,049      $  (260)     $(3,581)
  Adjustments to reconcile net income
   (loss) to net cash provided by
   operating activities:
    Depreciation........................     2,434        2,478        2,580
    Changes in operating assets and
     liabilities--
      Accounts receivable...............       866          503          408
      Inventories, net..................        20          551           48
      Prepaid expenses and other........       (21)         (64)          (3)
      Accounts payable..................       559         (411)       1,094
      Accrued liabilities...............    (1,061)         387        1,012
      Other assets......................       202           16           53
      Other long-term liabilities.......        --            6           65
                                           -------      -------      -------
        Net cash provided by operating
         activities.....................     8,048        3,206        1,676
                                           -------      -------      -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Net purchases of property, plant and
   equipment............................    (1,675)      (1,995)        (140)
                                           -------      -------      -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net payments to James River...........    (6,373)      (1,211)      (1,536)
                                           -------      -------      -------
CASH, beginning of period (Note 2)......        --           --           --
                                           -------      -------      -------
CASH, end of period (Note 2)............   $    --      $    --      $    --
                                           =======      =======      =======


        The accompanying notes are an integral part of these statements.

                     J.R. CUP FOAM CONTAINER OPERATIONS OF
                        JAMES RIVER PAPER COMPANY, INC.

                         NOTES TO FINANCIAL STATEMENTS

(1) ORGANIZATION AND BASIS OF PRESENTATION:

 The Company

  As of the dates and for the periods presented, J.R. Cup Foam Container Operations (the Company) (formerly Handi-Kup Foam Container Operations of James River Paper Company, Inc.) was an operating unit of James River Paper Company, Inc. (James River). The Company manufactures and distributes foam cups, containers and thermoformed lids primarily to national, institutional and retail customers throughout the U.S.

 Basis of Presentation

  On January 20, 1996, James River entered into a Joint Venture with WinCup Holdings, Inc. (WinCup), another foam cup manufacturer, whereby both parties contributed their fixed assets, leasehold improvements, technology, patents, trademarks, real property and other noncurrent assets associated with their foam cup and container and thermoformed lid manufacturing operations and all inventory, spare parts and other current assets, excluding cash and accounts receivable, to the Joint Venture.

  The Joint Venture is structured as a Delaware limited partnership with WinCup as the sole general partner and James River as the sole limited partner. Ownership interests are allocated 55% to WinCup and 45% to James River.

  The financial statements include certain amounts that have been allocated to the Company by James River. Specifically, these allocations include general and administrative expenses and accruals for advertising, market survey, promotion, legal fees and customer performance allowances. Management believes that the allocation methodologies used to allocate these corporate centrally managed costs to the Company represent a reasonable basis for allocation. Included in selling, general and administrative expenses are $3.0 million, $2.6 million and $2.7 million in customer performance allowances allocated to the Company by James River for the periods ended December 26, 1993, December 25, 1994 and December 31, 1995, respectively. All other expenses allocated from James River are included in allocation from James River in the accompanying statements of operations.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Fiscal Year

  The Company's fiscal year includes the 52 or 53 weeks ending on the last Sunday in December. The year ended December 31, 1995 included 53 weeks while the years ended December 25, 1994 and December 26, 1993 each included 52 weeks.

 Cash

  Prior to the date of its acquisition by WinCup, the Company was a participant in the cash pool of James River. All of the cash of the James River subsidiaries was deposited into a single account. All cash requirements of James River and its subsidiaries were then funded out of this cash pool. As a result, the Company had no cash balances recorded on its books prior to its acquisition by WinCup.

 Inventories, Net

  Inventories are stated at the lower of cost (first-in, first-out) or market and include the cost of materials, labor and manufacturing overhead. Inventories consist of the following at December 25, 1994 and December 31, 1995:

                     J.R. CUP FOAM CONTAINER OPERATIONS OF
                        JAMES RIVER PAPER COMPANY, INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

                                                                    1994   1995
                                                                   ------ ------
                                                                        (IN
                                                                    THOUSANDS)
      Raw materials............................................... $  897 $1,035
      Finished goods..............................................  6,908  6,508
                                                                   ------ ------
                                                                   $7,805 $7,543
                                                                   ====== ======

 Property, Plant and Equipment

  Property, plant and equipment is stated at cost, less accumulated depreciation. Expenditures for improvements that increase the values or extend the useful life are capitalized and maintenance repair costs are expensed as incurred. For financial reporting purposes, depreciation is computed using the straight-line method over the useful lives of the respective assets, which range from 20 to 45 years for buildings and 5 to 20 years for machinery and equipment. Leasehold improvements are amortized over the lesser of their estimated useful lives or the term of the lease using the straight-line method.

 Supplies and Spare Mold Parts

  Supplies and spare mold parts include maintenance parts maintained in a central stores location. When parts are needed at the various manufacturing facilities, the parts are shipped and expensed in that period.

 Accrued Liabilities

  The components of accrued liabilities are as follows at December 25, 1994 and December 31, 1995:

                                                                   1994   1995
                                                                  ------ ------
                                                                       (IN
                                                                   THOUSANDS)
      Workers' compensation reserves............................. $1,630 $2,257
      Payroll and employee related items.........................  1,443  1,431
      Sales rebates..............................................    700    890
      Accrued utilities..........................................    458    320
      Other accrued liabilities..................................    951  1,296
                                                                  ------ ------
                                                                  $5,182 $6,194
                                                                  ====== ======

 Pension Assets and Post Retirement Benefits Other than Pensions

  James River sponsors various contributory and noncontributory pension plans. Benefits under the plans are primarily based on years of service and compensation. An allocation of the total James River net pension asset exclusive of the net minimum liabilities of $123,000 and $70,000 at December 25, 1994 and December 31, 1995, respectively, has been included in other assets in the accompanying financial statements of the Company.

  James River provides certain medical and life insurance benefits to eligible employees upon retirement. An allocation of the amounts attributable to the Company's employees of $716,000 and $781,000 at December 25, 1994 and December 31, 1995, respectively, has been included in other long-term liabilities in the accompanying financial statements.

 Revenue Recognition

  Revenue is recognized when goods are shipped. Sales are recorded net of expected cash discounts.

                     J.R. CUP FOAM CONTAINER OPERATIONS OF
                        JAMES RIVER PAPER COMPANY, INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The estimated fair value of financial instruments has been determined by the Company using the available market information and valuation methodologies. Considerable judgment is required in estimating fair values. Accordingly, the estimates may not be indicative of the amounts the Company could realize in a current market exchange.

  The carrying values of accounts receivable, accounts payable and accrued liabilities approximate fair values due to the short-term maturities of these financial instruments.

(3) COMMITMENTS AND CONTINGENCIES:

  The Company leases certain facilities, vehicles and equipment over varying periods. None of the agreements contain unusual renewal or purchase options. As of December 31, 1995, future minimum rental payments under noncancelable operating leases were as follows (in thousands):

      1996............................................................... $1,537
      1997...............................................................  1,374
      1998...............................................................    845
      1999...............................................................    338
                                                                          ------
                                                                          $4,094
                                                                          ======

  Rent expense totaled $2.2 million, $2.4 million and $2.4 million in 1993, 1994 and 1995, respectively.

 Litigation

  The Company is involved in various legal actions arising in the normal course of business. After taking into consideration legal counsel's evaluation of such actions, management believes that these actions will not have a significant effect on the Company's financial position or results of operations.

  In July 1996, StyroChem, the Company's primary supplier of expandable polystyrene beads (EPS) filed suit in the United States District Court for the Northern District of Texas against James River for breach of a supply contract between StyroChem and James River. The contract in question required James River to purchase from StyroChem all of the EPS requirements for its foam operations through February 1999, provided that the material satisfied certain product specifications. Because the product supplied by StyroChem did not meet such specifications, James River ceased purchasing EPS from StyroChem and did not assign the contract to the Joint Venture in connection with its formation. The Joint Venture agreed to indemnify James River for certain liabilities relating to the failure of James River to assign the contract in question to the Joint Venture and the Joint Venture has assumed the defense of such litigation, subject to certain reservations of rights. The lawsuit has been stayed pending the outcome of a proposed acquisition of StyroChem by WinCup, and management expects the lawsuit will be dismissed with prejudice following the consummation of the acquisition. Management does not believe the ultimate outcome of the lawsuit will have a material effect on the Company's financial position or results of operations.

                     J.R. CUP FOAM CONTAINER OPERATIONS OF
                        JAMES RIVER PAPER COMPANY, INC.

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)


(4) RELATED PARTY TRANSACTIONS:

  Transactions with other James River locations are reflected as though they were settled immediately as an addition to or a reduction of James River's investment and there are no amounts due to or from James River at the end of any period.

(5) INCOME TAXES:

  The Company has historically been included in the consolidated federal income tax return and combined/unitary state income tax returns of James River. No provision for income taxes has been reflected in the accompanying financial statements as the Company has historically generated tax losses on a standalone basis. Deferred income tax assets and liabilities have been determined at the corporate level and have not been allocated on a standalone basis. Because the Company is included in the James River consolidated federal income tax return, net operating loss carryforwards, investment and other tax credit carryforwards, if any, were utilized by James River. Accordingly, the Company has no reportable net operating loss or tax credit carryforwards on a standalone basis.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To SP Acquisition Co.:

  We have audited the accompanying consolidated balance sheet of SP Acquisition Co. (a Delaware Corporation) and subsidiaries as of December 5, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for the eight month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SP Acquisition Co. and subsidiaries as of December 5, 1996, and the results of their operations and cash flows for the eight month period then ended in conformity with generally accepted accounting principles.

                                                            ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania
 March 18, 1997

                         INDEPENDENT AUDITORS' REPORT

SP Acquisition Co.
Fort Worth, Texas

  We have audited the accompanying consolidated balance sheets of SP Acquisition Co. and subsidiaries (the Company), as of April 1, 1995 and March 30, 1996 and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended. The consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of SP Acquisition Co. and subsidiaries as of April 1, 1995 and March 30, 1996 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

  On October 30, 1996, as discussed in Note 16, the Company's shareholders entered into a definitive agreement with Radnor Holdings Corporation (Radnor) whereby Radnor agreed to acquire all the issued and outstanding capital stock of and equity interests in the Company, subject to certain conditions.

DELOITTE & TOUCHE LLP

Fort Worth, Texas

October 18, 1996
(October 30, 1996 as to Note 16)

                      SP ACQUISITION CO. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

               APRIL 1, 1995, MARCH 30, 1996 AND DECEMBER 5, 1996

                                          APRIL 1,     MARCH 30,   DECEMBER 5,
                 ASSETS                     1995         1996         1996
                 ------                  -----------  -----------  -----------
CURRENT ASSETS
  Cash and cash equivalents............. $   117,696  $    73,342  $ 2,413,575
  Accounts receivable...................  15,933,813   11,697,236   12,066,644
  Refundable income taxes...............          --      391,340      436,629
  Inventory.............................   7,839,053    6,794,310    7,411,516
  Prepaid expenses......................     313,636      436,823      443,336
  Deferred income taxes.................     923,687      858,920      946,191
                                         -----------  -----------  -----------
    Total current assets................  25,127,885   20,251,971   23,717,891
PROPERTY, PLANT AND EQUIPMENT, NET......   3,878,920    7,391,878    6,826,068
PROPERTY HELD FOR SALE..................   1,600,000    1,771,176           --
DEFERRED INCOME TAXES...................   1,990,557    1,380,264    1,065,103
OTHER ASSETS............................     253,113      171,248       60,018
                                         -----------  -----------  -----------
TOTAL................................... $32,850,475  $30,966,537  $31,669,080
                                         ===========  ===========  ===========
  LIABILITIES AND STOCKHOLDERS' EQUITY
  ------------------------------------
CURRENT LIABILITIES:
  Notes payable......................... $ 1,609,954  $ 1,832,581  $   133,781
  Accounts payable......................  17,131,719   14,464,013   17,242,167
  Accrued liabilities...................   1,509,801    1,207,789    2,979,653
  Income taxes payable..................     683,908      252,963      568,195
  Current portion of long-term debt.....   1,219,135    1,242,556    1,320,179
                                         -----------  -----------  -----------
    Total current liabilities...........  22,154,517   18,999,902   22,243,975
                                         -----------  -----------  -----------
LONG-TERM DEBT..........................   6,235,010    6,318,873    2,859,264
                                         -----------  -----------  -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Preferred stock, $.01 par value,
   100,000 shares authorized; 22,315
   shares issued and outstanding
   (liquidation preference of $500,000)
   .....................................         223          223          223
  Common stock, $.01 par value, 400,000
   shares authorized; 65,184 shares
   issued and outstanding...............         652          652          652
  Additional paid-in capital............     999,125      999,125      999,125
  Retained earnings.....................   3,492,533    4,723,461    5,658,568
  Cumulative translation adjustments....     (31,585)     (75,699)     (92,727)
                                         -----------  -----------  -----------
    Total stockholders' equity..........   4,460,948    5,647,762    6,565,841
                                         -----------  -----------  -----------
TOTAL................................... $32,850,475  $30,966,537  $31,669,080
                                         ===========  ===========  ===========

                See notes to consolidated financial statements.

                      SP ACQUISITION CO. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND THE EIGHT MONTH PERIOD
                             ENDED DECEMBER 5, 1996

                                          YEAR ENDED          EIGHT MONTH
                                  ---------------------------PERIOD ENDED
                                   APRIL 1,                   DECEMBER 5,
                                     1995      MARCH 30, 1996    1996
                                  -----------  -------------- -----------
NET SALES.......................  $72,106,153   $76,221,366   $52,375,480
COST OF GOODS SOLD..............   61,472,165    68,121,794    44,534,090
                                  -----------   -----------   -----------
GROSS PROFIT....................   10,633,988     8,099,572     7,841,390
DISTRIBUTION EXPENSE............    2,011,000     2,604,026     1,316,131
SELLING, GENERAL AND ADMINISTRA-
 TIVE EXPENSE...................    2,980,743     3,069,379     4,106,890
                                  -----------   -----------   -----------
INCOME FROM OPERATIONS..........    5,642,245     2,426,167     2,418,369
                                  -----------   -----------   -----------
OTHER INCOME (EXPENSE):
  Interest expense..............     (924,033)     (830,966)     (684,129)
  Other income (expense), net...      254,996       589,820      (175,633)
                                  -----------   -----------   -----------
TOTAL OTHER INCOME (EXPENSE)....     (669,037)     (241,146)     (859,762)
                                  -----------   -----------   -----------
INCOME BEFORE INCOME TAXES......    4,973,208     2,185,021     1,558,607
INCOME TAXES....................    1,845,675       954,093       623,500
                                  -----------   -----------   -----------
NET INCOME......................  $ 3,127,533   $ 1,230,928   $   935,107
                                  ===========   ===========   ===========


                See notes to consolidated financial statements.

                      SP ACQUISITION CO. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND THE EIGHT MONTH PERIOD
                             ENDED DECEMBER 5, 1996

                                              ADDITIONAL
                             PREFERRED COMMON  PAID-IN    RETAINED  TRANSLATION
                               STOCK   STOCK   CAPITAL    EARNINGS  ADJUSTMENTS
                             --------- ------ ---------- ---------- -----------
BALANCE, APRIL 3, 1994......   $223     $652   $999,125  $  365,000  $    --
  Net income................    --       --         --    3,127,533       --
  Translation adjustments...    --       --         --          --    (31,585)
                               ----     ----   --------  ----------  --------
BALANCE, APRIL 1, 1995......    223      652    999,125   3,492,533   (31,585)
  Net income................    --       --         --    1,230,928       --
  Translation adjustments...    --       --         --          --    (44,114)
                               ----     ----   --------  ----------  --------
BALANCE, MARCH 30, 1996.....    223      652    999,125   4,723,461   (75,699)
  Net income................    --       --         --      935,107       --
  Translation adjustments...    --       --         --          --    (17,028)
                               ----     ----   --------  ----------  --------
BALANCE, DECEMBER 5, 1996...   $223     $652   $999,125  $5,658,568  $(92,727)
                               ====     ====   ========  ==========  ========



                See notes to consolidated financial statements.

                      SP ACQUISITION CO. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND THE EIGHT MONTH PERIOD
                             ENDED DECEMBER 5, 1996


                                                YEAR ENDED          EIGHT MONTH
                                          ------------------------  PERIOD ENDED
                                           APRIL 1,     MARCH 30,   DECEMBER 5,
                                             1995         1996          1996
                                          -----------  -----------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income............................  $ 3,127,533  $ 1,230,928   $  935,107
  Adjustments to reconcile net income to
   net cash provided by operating
   activities:
    Depreciation and amortization.......      357,984      490,759    1,202,778
    Deferred income taxes...............      245,756      675,060      228,118
    Loss on sale of property............           --           --      712,069
    Changes in operating assets and lia-
     bilities:
      Accounts receivable...............   (2,833,745)   4,236,577     (369,408)
      Inventory.........................   (3,497,510)   1,044,743     (617,206)
      Prepaid expenses and other as-
       sets.............................     (300,042)    (117,473)      (6,513)
      Accounts payable..................    6,919,397   (2,667,706)   2,778,154
      Accrued liabilities...............       60,096     (302,012)   1,771,635
      Income taxes refundable and
       payable..........................      583,861     (822,285)     269,943
                                          -----------  -----------   ----------
        Net cash provided by operating
         activities.....................    4,663,330    3,768,591    6,904,677
                                          -----------  -----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment....   (3,241,588)  (3,916,806)  (1,046,646)
  Additions to property held for sale...           --     (226,049)          --
  Disposal of property and equipment....           --           --    1,562,988
                                          -----------  -----------   ----------
        Net cash provided by (used in)
         investing activities...........   (3,241,588)  (4,142,855)     516,342
                                          -----------  -----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of debt.....................     (858,877)  (1,035,507)  (3,381,986)
  Net borrowings (repayment) on line of
   credit and other.....................     (392,519)   1,365,417   (1,698,800)
  Payment of financing costs............     (160,192)          --           --
                                          -----------  -----------   ----------
        Net cash provided by (used in)
         financing activities...........   (1,411,588)     329,910   (5,080,786)
                                          -----------  -----------   ----------
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS............................       10,154      (44,354)   2,340,233
CASH AND CASH EQUIVALENTS AT BEGINNING
 OF YEAR................................      107,542      117,696       73,342
                                          -----------  -----------   ----------
CASH AND CASH EQUIVALENTS AT END OF
 YEAR...................................  $   117,696  $    73,342   $2,413,575
                                          ===========  ===========   ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Cash paid during the year for:
    Interest............................  $   800,745  $   794,009   $  605,226
    Income taxes........................    1,111,521    1,116,000      422,436
  Noncash financing activities:
    Note payable for insurance policy...  $   188,393  $   203,462   $       --

                See notes to consolidated financial statements.

                      SP ACQUISITION CO. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND THE EIGHT MONTH
                         PERIOD ENDED DECEMBER 5, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  BUSINESS--SP Acquisition Co. (SPAC) and subsidiaries develop, manufacture and market a broad line of crystal polystyrene and expandable polystyrene for sale to manufacturers of foam cups and containers and insulation and packaging products.

  BASIS OF CONSOLIDATION--The accompanying consolidated financial statements include the accounts of SP Acquisition Co. and its wholly-owned subsidiaries, StyroChem International, Inc. and StyroChem International, Ltd. (collectively, the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.

  ACQUISITION--SPAC was incorporated on January 18, 1994 for the sole purpose of acquiring certain operations of Kimberly-Clark Tissue Company, formerly known as Scott Paper Company (KCTC). On February 25, 1994, SPAC acquired all of the outstanding shares of common stock of StyroChem International, Inc. and StyroChem International, Ltd. from KCTC for an aggregate cash purchase price, including costs and expenses of approximately $14.5 million, subject to adjustment for certain contingent consideration. The acquisition was funded by the proceeds from the issuance of common and preferred stock of SPAC, along with borrowings under term loans by SPAC and each of the Company's subsidiaries.

  The acquisition was accounted for using the purchase method of accounting and, accordingly, the purchase price has been allocated to the assets acquired and liabilities assumed based on their relative fair market values. As of the acquisition date, assets acquired and liabilities assumed were as follows (in thousands):

      Purchase price................................................. $ 14,456
      Fair values of net assets acquired:
        Fair value of assets acquired................................   34,473
        Liabilities assumed..........................................  (10,307)
                                                                      --------
                                                                        24,166
                                                                      --------
      Excess fair value.............................................. $ (9,710)
                                                                      ========

  The excess of the fair value of the net assets acquired was accounted for as a reduction in the fair value allocated to property and equipment.

  FISCAL YEAR--The Company's fiscal year ends on the Saturday nearest March 31 of each year.

  UNAUDITED SUMMARY OPERATING RESULTS--Summary operating results of the Company for the unaudited three month period ended March 30, 1996 are as follows:

      Net sales................................................... $16,991,252
                                                                   ===========
      Gross profit................................................ $ 1,834,560
                                                                   ===========
      Income from operations...................................... $   268,083
                                                                   ===========
      Net income.................................................. $    88,535
                                                                   ===========
      Total depreciation, amortization, interest and income
       taxes...................................................... $   617,075
                                                                   ===========

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996

  CASH AND CASH EQUIVALENTS--For the purposes of reporting cash flows, cash and cash equivalents includes investments readily convertible to cash with remaining maturities at date of purchase of three months or less.

  FINANCIAL INSTRUMENTS--The Company's financial instruments under Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments," include cash and cash equivalents, accounts receivable, accounts payable and long-term debt. The Company believes that the carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and long-term debt to banks are a reasonable estimate of their fair value because of the short-term maturities of such instruments or, in the case of long-term debt to banks, because of the floating interest rates on such long-term debt.

  INVENTORIES--Inventories are valued at the lower of cost or market with cost determined using the average cost method. Inventories consist of finished goods, work-in-process and raw materials. Finished goods costs include raw materials, direct labor and indirect production and overhead costs. The Company provides an allowance for obsolescence based on management's evaluation of future usefulness and salability of inventory.

  PROPERTY, PLANT AND EQUIPMENT--Property, plant and equipment are recorded at cost. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets, as follows:

                                                                 NUMBER OF YEARS
                                                                 ---------------
      Building and improvements.................................        20
      Machinery and equipment...................................      3-10
      Furniture and fixtures....................................      5-10

  Expenditures that result in the enhancement of the assets involved are capitalized and maintenance and repair costs are expensed when incurred. Upon sale or other disposition, any gain or loss is included in income.

  PROPERTY HELD FOR SALE--Land and structures currently being offered for sale are classified separately from property and equipment.

  INCOME TAXES--Federal income taxes have been computed in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires income taxes to be accounted for under the liability method. Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred income taxes related primarily to differences between the basis of property, plant and equipment due to depreciation differences and to the application of the purchase method of accounting for financial statement purposes but not for tax purposes, and nondeductible asset and liability reserves for tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are evaluated based on the guidelines for realization and may be reduced by a valuation allowance.

  FOREIGN CURRENCY TRANSLATION--The assets and liabilities of the Company's Canadian subsidiary, StyroChem International, Ltd., whose functional currency is other than the U.S. dollar are translated at year-end exchange rates. Revenue and expense accounts are translated using the weighted average exchange rate during the periods. Translation gains and losses are not included in determining net income but are accumulated in a separate component of stockholders' equity, as is required by Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

  RESEARCH AND DEVELOPMENT--Research and development expenses are charged to income as incurred. Total research and development expenses were approximately $1.3 million and $1.6 million for the years ended

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996

April 1, 1995 and March 30, 1996, respectively, and approximately $1.5 million for the eight month period ended December 5, 1996.

  ACCOUNTING ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS--Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is evaluated by comparing future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition to the carrying amount of the asset. The Company adopted this pronouncement during the eight month period ended December 5, 1996 and the adoption did not have a material impact on its consolidated financial position or results of operations.

2. ACCOUNTS RECEIVABLE

  Accounts receivable consist of the following:

                                          APRIL 1,     MARCH 30,   DECEMBER 5,
                                            1995         1996         1996
                                         -----------  -----------  -----------
      Trade accounts receivable......... $15,964,399  $11,680,811  $12,120,749
      Other receivables.................      54,414      125,425       29,397
                                         -----------  -----------  -----------
                                          16,018,813   11,806,236   12,150,146
      Allowance for doubtful accounts...     (85,000)    (109,000)     (83,502)
                                         -----------  -----------  -----------
                                         $15,933,813  $11,697,236  $12,066,644
                                         ===========  ===========  ===========

3. INVENTORY

  Inventory consists of the following:

                                             APRIL 1,   MARCH 30,   DECEMBER 5,
                                               1995        1996        1996
                                            ----------  ----------  -----------
      Finished goods....................... $3,921,857  $3,149,525  $3,455,685
      Work-in-process......................    897,126   1,076,670   1,989,546
      Raw materials........................  3,384,070   3,067,115   2,239,108
                                            ----------  ----------  ----------
                                             8,203,053   7,293,310   7,684,339
      Allowance for obsolescence...........   (364,000)   (499,000)   (272,823)
                                            ----------  ----------  ----------
                                            $7,839,053  $6,794,310  $7,411,516
                                            ==========  ==========  ==========

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996

4. PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment consists of the following:

                                             APRIL 1,   MARCH 30,   DECEMBER 5,
                                               1995        1996        1996
                                            ----------  ----------  -----------
      Land................................. $  138,964  $  138,964  $  138,964
      Building and improvements............    118,029     201,761     201,761
      Machinery and equipment..............  3,666,995   5,881,326   6,324,086
      Furniture and fixtures...............    111,028     152,448     152,448
      Construction in progress.............    167,180   1,744,503   1,830,098
                                            ----------  ----------  ----------
                                             4,202,196   8,119,002   8,647,357
      Accumulated depreciation.............   (323,276)   (727,124) (1,821,289)
                                            ----------  ----------  ----------
                                            $3,878,920  $7,391,878  $6,826,068
                                            ==========  ==========  ==========

5. PROPERTY HELD FOR SALE

  The Company had property held for sale, which included land and a building and related improvements. During the eight months ended December 5, 1996, the Company made net improvements of $222,898 to this property, which were capitalized. This property was sold on November 21, 1996 at a loss of approximately $700,000 to a real estate company owned by certain of the Company's stockholders.

  The Company had leased this property to a third party. Rental income related to this property was approximately $148,200 and $141,300 for the years ended April 1, 1995 and March 30, 1996, respectively, and approximately $155,564 for the eight month period ended December 5, 1996.

6. OTHER ASSETS

  Other assets include primarily loan origination costs associated with long-term debt which are being amortized over the term of the related debt. Accumulated amortization was $34,708, $66,746 and $160,192 as of April 1, 1995, March 30, 1996 and December 5, 1996, respectively.

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996

7. NOTES PAYABLE AND LONG-TERM DEBT

  Notes payable represent advances from a Canadian bank under a $2.5 million operating line of credit for the Company's Canadian subsidiary, which is payable on demand and bears interest at a rate of Canadian prime (4.75% at December 5, 1996) plus 1.25%. The advances under the line of credit are secured by substantially all of the assets of the Company's Canadian subsidiary.
  Long-term debt consists of the following:

                                          APRIL 1,     MARCH 30,   DECEMBER 5,
                                            1995         1996         1996
                                         -----------  -----------  -----------
   Bank term note, with interest at
    prime (8.25% at December 5, 1996)
    plus 1.25%, collateralized by all
    assets and outstanding common stock
    of the Company, payable in monthly
    principal payments of $66,667 plus
    interest, with the final payment
    due February 1999..................  $ 3,200,000  $ 2,400,000  $ 2,559,482
   Note payable to bank under a $6 mil-
    lion line of credit which expires
    on September 1, 1998, with interest
    at prime plus 1%, collateralized by
    all assets and outstanding common
    stock of the Company. Interest is
    due and payable quarterly along
    with commitment fees of 0.5% on the
    unused balance.....................    2,200,011    3,300,000      860,000
   Term loan payable to Canadian bank,
    with interest at Canadian prime
    plus 1.50%, collateralized by sub-
    stantially all assets of the Cana-
    dian subsidiary, payable in quar-
    terly principal payments of $59,773
    plus interest, with the final pay-
    ment due November 1998.............      865,282      657,508      478,646
   Notes payable to stockholders, with
    interest at 17.5% payable quarter-
    ly, due February 28, 1999, subject
    to prepayment penalties............    1,000,459    1,000,459           --
   Other...............................      188,393      203,462      281,315
                                         -----------  -----------  -----------
                                           7,454,145    7,561,429    4,179,443
   Less--current maturities............   (1,219,135)  (1,242,556)  (1,320,179)
                                         -----------  -----------  -----------
                                         $ 6,235,010  $ 6,318,873  $ 2,859,264
                                         ===========  ===========  ===========

  The Company's notes payable and long-term debt agreements contain certain restrictive covenants. These covenants require that the Company meet certain requirements such as a minimum current ratio, a minimum trailing twelve-months operating cash flow, a minimum tangible net worth, a minimum fixed charge coverage ratio, a maximum ratio of indebtedness to tangible net worth and maximum dividend distributions. The Company was not in compliance with certain of these covenants at April 1, 1995 and March 30, 1996, but subsequently obtained a waiver or an amendment for these instances of noncompliance.

  Effective August 31, 1996, the bank term note and line of credit agreement was amended to revise certain covenants and to extend the final maturities to September 1, 1998. Under the terms of the loan agreements, the Company has the option to designate the interest rate for borrowings under the loan agreements using either a prime plus or London Interbank Offering Rate (LIBOR) option. The interest rate for domestically designated borrowings under the bank term note and the line of credit was adjusted to prime plus 0.25% and prime, respectively. LIBOR designated borrowings under the bank term note and line of credit agreement bear interest at LIBOR plus 2% and LIBOR plus 1.75%, respectively. In addition, effective November 1996, the commitment fee was reduced to 0.25% of the unused balance of the line of credit which is payable quarterly.

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996

  The following represents the future annual maturities for the Company's long-term debt obligations:

                                                                     DECEMBER 5,
                                                                        1996
                                                                     -----------
   1997............................................................. $1,320,179
   1998.............................................................  1,899,790
   1999.............................................................    959,474
                                                                     ----------
                                                                     $4,179,443
                                                                     ==========

  In conjunction with the acquisition (see Note 16), the bank term loan and note payable to bank were paid off in the amounts of $2,559,482 and $860,000, respectively.

8. INCOME TAXES

  Income tax expense included in the consolidated statements of income is as follows:

                                                    YEAR ENDED      EIGHT MONTH
                                               -------------------- PERIOD ENDED
                                                APRIL 1,  MARCH 30, DECEMBER 5,
                                                  1995      1996        1996
                                               ---------- --------- ------------
Current income tax expense:
  Federal..................................... $1,362,656 $209,727    $296,440
  State.......................................    237,263   69,306      98,942
                                               ---------- --------    --------
                                                1,599,919  279,033     395,382
                                               ---------- --------    --------
Deferred income tax expense:
  Federal.....................................    215,817  592,920     200,361
  State.......................................     29,939   82,140      27,757
                                               ---------- --------    --------
                                                  245,756  675,060     228,118
                                               ---------- --------    --------
Income tax expense ........................... $1,845,675 $954,093    $623,500
                                               ========== ========    ========

  A reconciliation of the Company's effective income tax rate is as follows:

                                                    YEAR ENDED     EIGHT MONTH
                                                ------------------ PERIOD ENDED
                                                APRIL 1, MARCH 30, DECEMBER 5,
                                                  1995     1996        1996
                                                -------- --------- ------------
Federal income taxes computed at the statutory
 rate.........................................    34.0%    34.0%       34.0%
State income taxes, net of federal income tax
 benefit......................................     3.1      2.0         2.7
Net operating (income) loss of Canadian sub-
 sidiary......................................      --      4.4          --
Other.........................................      --      3.3         3.3
                                                  ----     ----        ----
                                                  37.1%    43.7%       40.0%
                                                  ====     ====        ====

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996

  The tax effect of the Company's temporary differences giving rise to the net deferred income tax assets is as follows:

                                             APRIL 1,   MARCH 30,   DECEMBER 5,
                                               1995        1996        1996
                                            ----------  ----------  -----------
Deferred income tax assets:
  Current:
    Inventory.............................. $  285,213  $  408,331  $  282,864
    Accrued liabilities and reserves.......    607,031     411,771     629,927
    Allowance for doubtful accounts........     31,443      38,818      33,400
                                            ----------  ----------  ----------
                                               923,687     858,920     946,191
                                            ----------  ----------  ----------
  Noncurrent:
    Property and equipment.................  2,585,104   2,095,410   1,721,656
    Valuation allowance....................   (594,547)   (715,146)   (656,553)
                                            ----------  ----------  ----------
                                             1,990,557   1,380,264   1,065,103
                                            ----------  ----------  ----------
  Net deferred income tax assets........... $2,914,244  $2,239,184  $2,011,294
                                            ==========  ==========  ==========

  The Company has established a valuation allowance for deferred tax assets of the Company's Canadian subsidiary. The deferred tax assets represent primarily the excess of the tax over the book basis of property, plant and equipment. Because of the past operating losses of this subsidiary, the Company has been unable to determine that it is more likely than not that the net deferred tax assets of this subsidiary will be realized.

9. MAJOR SUPPLIER

  The Company agreed to purchase a minimum of 67% of its styrene monomer used in production from one supplier. The agreement was for a five year period ending February 1999, was renewable for successive annual terms, and provided for purchases at prevailing market-related prices and for favorable payment terms.

  In connection with this agreement, the Company's majority shareholder granted this supplier an option to purchase 51,000 shares of common stock held by the shareholder at the fair market value, as defined, of such shares at the date of exercise. This option, which is exercisable between March 1, 1997 and February 28, 1999, also requires this supplier to offer to purchase all the outstanding shares of the Company's common stock at date of exercise.

  During the years ended April 1, 1995 and March 30, 1996, the Company's purchases from this supplier amounted to approximately $41.0 million and $42.8 million, respectively, and the balance payable to this supplier by the Company as of April 1, 1995 and March 30, 1996 amounted to approximately $8.6 million and $8.2 million, respectively. During the eight month period ended December 5, 1996, the Company's purchases from this supplier amounted to approximately $31.3 million. As of December 5, 1996, the balance payable to this supplier was approximately $13.4 million.

10. CONCENTRATION OF CREDIT RISK

  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of accounts receivable. Generally, the Company does not require collateral to support customer receivables. The Company follows established credit inquiry and investigation procedures in an attempt to minimize credit risk associated with customer receivables. The Company has one related party customer,

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996

WinCup Holdings, L.P., a subsidiary of Radnor Holdings Corporation, which accounted for more than 10% of sales in both 1995 and 1996. Sales to this customer were approximately $24.0 million and $23.0 million for the years ended April 1, 1995 and March 30, 1996, respectively, and approximately $12.8 million for the eight month period ended December 5, 1996. As of April 1, 1995, March 30, 1996 and December 5, 1996, outstanding accounts receivable from this customer were approximately $6.5 million, $4.2 million and $2.6 million, respectively.

11. EMPLOYEE BENEFIT PLAN

  The Company sponsors a tax-qualified defined contribution plan under Section 401(a) of the Internal Revenue Code covering all full-time employees in the U.S. who have completed one year of service. This plan includes a 401(k) arrangement pursuant to which participants may contribute, subject to certain limitations, a percentage of their salary on a pretax basis. The Company contributes a matching contribution with respect to the contributions made by participants at a rate determined by the Board of Directors of the Company each year. The Company's 401(k) matching contributions were $62,763 and $64,674 for the years ended April 1, 1995 and March 30, 1996, respectively, and $66,505 for the eight month period ended December 5, 1996.

12. RELATED PARTY TRANSACTIONS

  Grupo Industrial Hermes and James River Paper Company, Inc. (James River) are shareholders of the Company. Sales by the Company for the years ended April 1, 1995 and March 30, 1996 and for the eight month period ended December 5, 1996 to Convermex, a subsidiary of Grupo Industrial Hermes, and to James River are as follows:

                                               YEAR ENDED       EIGHT MONTH
                                         ----------------------PERIOD ENDED
                                          APRIL 1,   MARCH 30,  DECEMBER 5,
                                            1995        1996       1996
                                         ----------- ---------- -----------
     Convermex.......................... $ 1,262,144 $1,218,230 $2,031,650
     James River........................  12,072,402  4,635,959  2,730,555

  Receivables from the above related parties are as follows:

                                                 APRIL 1,  MARCH 30, DECEMBER 5,
                                                   1995      1996       1996
                                            --- ---------- --------- -----------
     Convermex.............................     $  138,600 $201,600   $619,760
     James River...........................      1,396,305   76,698    122,488

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996

  Effective January 20, 1996, James River, one of the Company's shareholders, acquired an interest in the Company's largest customer, WinCup Holdings, L.P., a subsidiary of Radnor Holdings Corporation.

13. GEOGRAPHIC INFORMATION

  Information about the Company's operations in different geographic areas for the years ended April 1, 1995 and March 30, 1996 and for the eight month period ended December 5, 1996 is as follows:

                                            YEAR ENDED         EIGHT MONTH
                                      ----------------------- PERIOD ENDED
                                       APRIL 1,    MARCH 30,   DECEMBER 5,
                                         1995        1996         1996
                                      ----------- -----------  -----------
Net sales:
  United States...................... $57,764,433 $61,357,065  $39,294,285
  Canada.............................  14,341,720  14,864,301   13,081,195
                                      ----------- -----------  -----------
    Total............................ $72,106,153 $76,221,366  $52,375,480
                                      =========== ===========  ===========
Operating income (loss):
  United States...................... $ 5,096,319 $ 2,639,092  $ 1,389,043
  Canada.............................     511,218    (244,963)     935,880
                                      ----------- -----------  -----------
    Total............................ $ 5,607,537 $ 2,394,129  $ 2,324,923
                                      =========== ===========  ===========
Identifiable assets (at end of peri-
 od):
  United States...................... $25,709,341 $24,150,958  $23,684,841
  Canada.............................   7,141,134   6,815,579    7,984,239
                                      ----------- -----------  -----------
    Total............................ $32,850,475 $30,966,537  $31,669,080
                                      =========== ===========  ===========

14. STOCKHOLDERS' EQUITY

  On February 25, 1994, the Company issued to its preferred stockholders warrants to allow for the purchase of 25,313 shares (the "Warrant Shares") of the Company's common stock at an exercise price of $.01 per share. The warrants are not exercisable until the notes to stockholders (the Notes) are repaid; however, they become immediately exercisable in full on the Company's capital reorganization, merger or acquisition of the Company. The Warrant Shares are subject to adjustment or cancellation upon the occurrence of certain events; including the repayment of the Notes in advance of their scheduled maturity. In addition, the terms of the warrants provide for adjustments to the exercise price as a result of stock splits, dividends or issuances. During 1995, warrants for 12,500 shares of common stock were canceled as a result of early repayments or payments of certain of the Notes. At April 1, 1995, March 30, 1996 and December 5, 1996, warrants for 12,813 shares were outstanding, which expire at March 31, 1999.

15. COMMITMENTS AND CONTINGENCIES

  SUPPLY AGREEMENT--The Company is committed under a supply agreement to sell to WinCup Holdings, L.P. all of WinCup's requirements for expandable polystyrene for certain of its plants at sales prices based on prevailing market prices for up to 40 million pounds annually, and no less than 75% of the requirements for those plants in excess of 40 million pounds annually. The agreement is for an eight-year period ending February 2000, with options for annual extensions thereafter.

                      SP ACQUISITION CO. AND SUBSIDIARIES

           FOR THE YEARS ENDED APRIL 1, 1995 AND MARCH 30, 1996 AND
                 THE EIGHT MONTH PERIOD ENDED DECEMBER 5, 1996


  OPERATING LEASES--The Company leases certain buildings and equipment under operating leases for periods ranging from one to five years. These leases generally contain optional renewal provisions for one or more periods. Future annual minimum lease payments as of December 5, 1996 are as follows:

      1997............................................................. $211,859
      1998.............................................................  197,779
      1999.............................................................  169,261
      2000.............................................................   83,655
      2001.............................................................    6,817
                                                                        --------
      Total............................................................ $669,371
                                                                        ========

  Rental expense under operating leases for the years ended April 1, 1995 and March 30, 1996 was approximately $170,000 and $329,000, respectively, and approximately $263,000 for the eight month period ended December 5, 1996.

  OTHER--The Company is involved in various legal proceedings arising in the normal course of business. Management believes the outcome of these matters will not materially affect the consolidated financial position or results of operations of the Company.

  Like other chemical manufacturers, the Company's operations are subject to extensive and rapidly changing federal and state environmental regulations, including original and renewal permit application proceedings in connection with its business operations. These environmental laws and regulations may require the Company to take action in the future to correct the effects of prior environmental issues at the Company's facilities, if any. In connection with the Company's acquisition of its business operations from KCTC on February 25, 1994, as discussed in Note 1, the Company was indemnified by KCTC as to environmental matters existing prior to the acquisition date. The extent of loss related to environmental matters depends on a number of factors, including technological developments and changes in environmental laws, among others. Based on currently known facts, management believes that any environmental costs the Company may incur would not have a material adverse effect on the consolidated financial position or results of operations of the Company.

  The Company participates in a self-insurance program that provides for the payment of employee health claims. The program provides for specific excess loss reinsurance for aggregate claims greater than a specified amount for any one claimant. The Company accrues the estimated liabilities for the ultimate costs of both reported claims and incurred but not reported claims.

16. ACQUISITION BY RADNOR HOLDINGS CORPORATION

  On October 30, 1996, the Company's shareholders entered into a definitive agreement with Radnor Holdings Corporation (Radnor) whereby Radnor agreed to acquire all the issued and outstanding shares of capital stock of and other equity interests in the Company for an aggregate purchase price of $31.0 million, subject to satisfactory resolution of environmental matters and financing and subject to certain adjustments, as defined. The closing of the acquisition occurred on December 5, 1996.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Neste Oy:

  We have audited the accompanying balance sheets of NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI (an operating unit of the NESTE Oy Chemicals division) as of December 31, 1995 and 1996, and the related statements of operations, changes in owner's investment and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles (see Note 1).

                                                             ARTHUR ANDERSEN OY
Helsinki, Finland
 September 5, 1997
 (except with respect to the matters discussed in Note 10, as to which the date is October 15, 1997)

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

                                 BALANCE SHEETS
                          (IN THOUSANDS OF US DOLLARS)

                                         DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                                             1995         1996         1997
                                         ------------ ------------ -------------
                                                                    (UNAUDITED)
                ASSETS
                ------
CURRENT ASSETS:
  Accounts receivable..................    $  7,615     $  6,499     $  8,659
  Inventories, net.....................      10,498        5,149        5,718
  Prepaid expenses and other...........          71          735          553
                                           --------     --------     --------
                                             18,184       12,383       14,930
                                           --------     --------     --------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land and improvements................         483          453          398
  Buildings and improvements...........      19,680       18,648       16,531
  Machinery and equipment..............      30,374       28,146       25,519
                                           --------     --------     --------
                                             50,537       47,247       42,448
  Less accumulated depreciation........     (23,263)     (22,963)     (21,240)
                                           --------     --------     --------
                                             27,274       24,284       21,208
  Share of common assets allocated by
   Neste (Note 5)......................       2,581        1,735        1,357
                                           --------     --------     --------
    Total property, plant, and
     equipment.........................      29,855       26,019       22,565
                                           --------     --------     --------
OTHER ASSETS...........................         332          344          323
                                           --------     --------     --------
                                           $ 48,371     $ 38,746     $ 37,818
                                           ========     ========     ========
  LIABILITIES AND OWNER'S INVESTMENT
  ----------------------------------
CURRENT LIABILITIES:
  Accounts payable.....................    $  3,811     $  3,657     $  3,708
  Accrued liabilities..................       1,024        1,353        1,160
                                           --------     --------     --------
                                              4,835        5,010        4,868
COMMITMENTS AND CONTINGENCIES (Note 9)
OWNER'S INVESTMENT.....................      43,536       33,736       32,950
                                           --------     --------     --------
                                           $ 48,371     $ 38,746     $ 37,818
                                           ========     ========     ========

  The accompanying notes are an integral part of these finanacial statements.

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

                            STATEMENTS OF OPERATIONS
                          (IN THOUSANDS OF US DOLLARS)

                                                           FOR THE NINE MONTH PERIOD
                          FOR THE YEAR ENDED DECEMBER 31,     ENDED SEPTEMBER 30,
                          -------------------------------- ---------------------------
                             1994       1995       1996        1996           1997
                          ---------- ---------- ---------- ------------   ------------
                                                           (UNAUDITED)    (UNAUDITED)
NET SALES...............  $   58,188 $   63,179 $   60,805   $     45,905   $     46,380
COST OF GOODS SOLD......      41,060     47,944     40,752         30,635         32,455
                          ---------- ---------- ----------   ------------   ------------
GROSS PROFIT............      17,128     15,235     20,053         15,270         13,925
OPERATING EXPENSES:
  Distribution..........       2,961      2,471      3,392          2,440          2,632
  Selling, general and
   administrative.......       7,515     10,652     10,768          7,774          8,781
  Allocation from
   Neste................       1,529      2,026      1,610          1,324            --
                          ---------- ---------- ----------   ------------   ------------
INCOME FROM OPERATIONS..       5,123         86      4,283          3,732          2,512
OTHER INCOME............           1          1        --             --             --
                          ---------- ---------- ----------   ------------   ------------
INCOME BEFORE INCOME
 TAXES..................       5,124         87      4,283          3,732          2,512
PROVISION FOR INCOME
 TAXES..................       1,434         24      1,199          1,045            703
                          ---------- ---------- ----------   ------------   ------------
NET INCOME..............  $    3,690 $       63 $    3,084   $      2,687   $      1,809
                          ========== ========== ==========   ============   ============



   The accompanying notes are an integral part of these financial statements.

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

                  STATEMENTS OF CHANGES IN OWNER'S INVESTMENT
                          (IN THOUSANDS OF US DOLLARS)

   BALANCE, January 1, 1994........................................... $ 39,522
     Net income.......................................................    3,690
     Contributions from Neste.........................................      932
                                                                       --------
   BALANCE, December 31, 1994......................................... $ 44,144
     Net income.......................................................       63
     Distributions to Neste...........................................   (2,107)
     Translation adjustment...........................................    1,436
                                                                       --------
   BALANCE, December 31, 1995.........................................   43,536
     Net income.......................................................    3,084
     Distributions to Neste...........................................  (10,170)
     Translation adjustment...........................................   (2,714)
                                                                       --------
   BALANCE, December 31, 1996.........................................   33,736
     Net income (unaudited)...........................................    1,809
     Contributions to Neste (unaudited)...............................   (2,547)
     Translation adjustment (unaudited)...............................      (48)
                                                                       --------
   BALANCE, September 30, 1997 (unaudited)............................ $ 32,950
                                                                       ========



   The accompanying notes are an integral part of these financial statements.

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

                            STATEMENTS OF CASH FLOWS
                          (IN THOUSANDS OF US DOLLARS)

                                                               FOR THE NINE MONTH PERIOD
                           FOR THE YEAR ENDED DECEMBER 31,        ENDED SEPTEMBER 30,
                          -----------------------------------  ----------------------------
                             1994        1995        1996          1996            1997
                          ----------  ----------  -----------  ------------    ------------
                                                               (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM OPERAT-
 ING ACTIVITIES:
  Net income............  $    3,690  $       63  $     3,084    $      2,687    $      1,809
  Adjustments to
   reconcile net income
   to net cash provided
   by operating
   activities:
  Depreciation..........       2,141       2,455        1,975           1,506           1,286
  Changes in operating
   assets and liabili-
   ties--
   Accounts receivable..      (3,739)      4,016          648          (1,597)         (2,160)
   Inventories, net.....      (1,354)        306        4,704           5,288            (569)
   Prepaid expenses and
    other...............         --          (71)        (668)           (274)            182
   Accounts payable.....         541      (2,605)          80             751              51
   Accrued liabilities..        (587)        903          392             285            (193)
                          ----------  ----------  -----------    ------------    ------------
    Net cash provided by
     operating activi-
     ties...............         692       5,067       10,215           8,646             406
                          ----------  ----------  -----------    ------------    ------------
CASH FLOWS FROM INVEST-
 ING ACTIVITIES:
  Net purchases of
   property, plant,
   equipment and other
   assets...............      (1,517)     (3,081)        (699)            938           1,811
  Net (increase)
   decrease in share of
   common assets
   allocated by Neste...        (485)        121          695            (156)            378
                          ----------  ----------  -----------    ------------    ------------
    Net cash provided by
     (used in) investing
     activities.........      (2,002)     (2,960)          (4)            782           2,189
                          ----------  ----------  -----------    ------------    ------------
CASH FLOWS FROM FINANC-
 ING ACTIVITIES:
  Other.................         378         --           (41)             27             (48)
  Contributions from
   (distributions to)
   Neste................         932      (2,107)     (10,170)         (9,455)         (2,547)
                          ----------  ----------  -----------    ------------    ------------
    Net cash provided by
     (used in) financing
     activities.........       1,310      (2,107)     (10,211)         (9,428)         (2,595)
                          ----------  ----------  -----------    ------------    ------------
CASH, BEGINNING OF PERI-
 OD.....................         --          --           --              --              --
                          ----------  ----------  -----------    ------------    ------------
CASH, END OF PERIOD.....  $      --   $      --   $       --     $        --     $        --
                          ==========  ==========  ===========    ============    ============


   The accompanying notes are an integral part of these financial statements.

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

                         NOTES TO FINANCIAL STATEMENTS
               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

(1) ORGANIZATION AND BASIS OF PRESENTATION:

 The Business Unit

  Neste Oy (Neste) is an international oil, exploration and production, energy and chemicals company, which is registered in Espoo, Finland and the shares of which are quoted on the Helsinki stock exchange. The Neste Oy Polystyrene Upstream Business in Porvoo and Kokemaki (the Company) has been an operating unit of the Neste Oy Chemicals division.

  The production and sales of the Company consist of polystryrene resins including expandable polystyrene (EPS), general purpose polystyrene (PS) and high-impact polystyrene (HIPS). EPS is manufactured in the Porvoo and Kokemaki plants and PS and HIPS are manufactured in the Porvoo plant. EPS is sold through Neste Oy Chemicals' European sales network mainly to construction applications and approximately 30% is sold for packaging uses. Approximately 70% of the PS and HIPS grades are sold in Finland through the Company's salespeople. The remainder of the PS and HIPS is sold by the Neste Chemicals sales force.

  Neste is establishing a production base in St. Petersburg, Russia where exploratory marketing efforts have been underway since 1994, using products exported from Finland. The St. Petersburg plant started operations in the spring of 1997. These financial statements do not include the St. Petersburg conversion business.

 Basis of Presentation

  Neste Oy's records are maintained in accordance with Finnish law and reporting requirements. These financial statements have been converted from Finnish generally accepted accounting principles (GAAP) to U.S. GAAP.

  The financial statements of the Company include certain amounts that have been allocated to the Company by Neste Oy. These allocations include general and administrative expenses incurred at the Porvoo site, but do not include expenses incurred in the Espoo headquarters. The balance sheet includes a share of common facilities at the Porvoo site. The definition of common facilities and the method of allocating them has changed during 1997 such that these costs are invoiced, not allocated, directly to the Company. Management believes that the allocation methodologies used to allocate these costs and corresponding assets to the Company represent a reasonable basis for allocation. The amounts of the allocations have been shown as separate line items in the balance sheets and statements of operations in 1994, 1995 and 1996 and are included in selling, general and administrative in the nine month period ended September 30, 1997.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Fiscal year

  The fiscal year of the Company presented in the financial statements is the calendar year.

 Foreign Currency Translation

  The assets and liabilities of the Company, whose functional currency is other than the U.S. dollar, are translated into U.S. dollars at year end exchange rates. Revenues and expense accounts are translated using the weighted average exchange rate during the periods indicated. The functional currency of the Company is the Finnish markka and the exchange rates used were those quoted by the Bank of Finland. Translation gains and losses are not included in determining net income but are accumulated in a separate component of owner's investment, as is required by Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

 Cash

  The Company is an operating unit of the Neste Oy Chemicals division, and participates in the cash pool of Neste Oy. All cash requirements of the Company have been funded out of this cash pool. As a result, the entity has no cash balances recorded on its books.

 Revenue Recognition

  Revenue is recognized when goods are shipped. Sales are recorded gross before cash and other discounts, which are deducted from the value of sales, when the customer fulfills the terms of trade agreed upon.

 Research and Development

  Research and development expenses are charged to operations as incurred. Total research and development expenses were approximately $859,000, $1,233,000, $1,206,000, $885,000 and $861,000 for the years ended December 31,
1994, 1995 and 1996 and the nine month periods ended September 30, 1996 and 1997, respectively.

 Use of Estimates

  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The fair value of financial instruments, including accounts receivable and accounts payable, approximate their recorded values due primarily to the short-term nature of their maturities.

(3) ACCOUNTS RECEIVABLE

  Accounts receivable include the following balances due from affiliated companies:

                                                                   SEPTEMBER 30,
                                                      1995   1996      1997
                                                     ------ ------ -------------
                                                                    (UNAUDITED)
                                                           (IN THOUSANDS)
   Isora Oy......................................... $  949 $  756    $  657
   Neste Cellplast AB...............................    691    380       475
   Neste Thermisol A/S..............................    417    175       243
                                                     ------ ------    ------
   Total............................................ $2,057 $1,311    $1,375
                                                     ====== ======    ======

(4) INVENTORIES

  Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following:

                                                                   SEPTEMBER 30,
                                                     1995    1996      1997
                                                    ------- ------ -------------
                                                                    (UNAUDITED)
                                                           (IN THOUSANDS)
   Raw materials................................... $ 5,130 $2,493    $3,734
   Work-in-progress................................     382    187       208
   Finished goods..................................   4,986  2,469     1,776
                                                    ------- ------    ------
     Total......................................... $10,498 $5,149    $5,718
                                                    ======= ======    ======

(5) PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are recorded at cost. Expenditures for improvements that increase the values or extend the useful life are capitalized and maintenance repair costs are expensed as incurred. Depreciation is

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI recorded using the straight-line method over the useful lives of the respective assets, which range from 20 to 40 years for buildings, 5 to 20 years for machinery and equipment and 5 to 10 years for other property and equipment.

  The share of common facilities allocated from Neste has been shown as a separate line item, net of accumulated depreciation, in the balance sheets. In addition to an allocated share of common facilities it includes spare parts stored in a central stores location, but apportioned to the Company in the Neste Oy stock records. The amount of spare parts at December 31, 1995 was $565,000, at December 31, 1996 was $502,000, and at September 30, 1997 was
$[419,000]. Spare parts are expensed in the period they are needed and shipped to the various manufacturing facilities.

(6) ACCRUED LIABILITIES

  Accrued liabilities consists of the following:

                                                                   SEPTEMBER 30,
                                                     1995    1996      1997
                                                    ------  ------ -------------
                                                                    (UNAUDITED)
                                                          (IN THOUSANDS)
   Accrued holiday................................. $  764  $  839    $  540
   Payroll related items...........................    322     318       534
   Added value tax.................................    (88)     95       --
   Other...........................................     26     101        86
                                                    ------  ------    ------
     Total......................................... $1,024  $1,353    $1,160
                                                    ======  ======    ======

(7) PENSION COSTS

  The pensions of the Company personnel are covered by the Joint Pension Foundation of Neste Corporation (the Foundation) in accordance with the local laws and practices. The Foundation has been able to offer pension services at lower annual fees than the market prices of pension insurance companies. The compulsory deficit of the foundation is immaterial but has been provided for in the accounts of Neste Oy. Under Finnish GAAP the future salary increases have not been taken into account when calculating the pension liability. U.S. GAAP calculations have been prepared only for that part of pension liability that exceeds the normal pension liability stipulated by law. The calculations are at the level of total Neste Corporation only, and show that at December 31, 1996 the local method had resulted in a somewhat higher pension liability and somewhat higher annual pension cost than the U.S. GAAP method.

(8) INCOME TAXES

  The Company, having legally been part of Neste Oy, has been included in the tax return of Neste Oy. The tax in the statements of operations has been calculated by applying the general company tax rate of 28% to the income before income taxes. No possible tax losses, accelerated depreciation or other similar effects, which usually have been considered at the level of Neste Oy only, have been reflected in the calculations. Accordingly no deferred tax assets or liabilities have been recorded. All taxes are paid by the parent company.

(9) COMMITMENTS AND CONTINGENCIES

  The Company is a party to various legal actions arising in the ordinary course of its business. The liability, if any, associated with these matters will not have a material adverse effect upon financial condition, results of operations or cash flows of the Company.

  The Company is also subject to environmental regulations, including rules relating to air and water pollution and the storage and disposal of chemicals and waste. The Company believes it complies in all material respects with applicable laws.

  It has been Neste Oy's policy to not make use of leased assets except for minor office equipment.

         NESTE OY POLYSTYRENE UPSTREAM BUSINESS IN PORVOO AND KOKEMAKI

(10) SUBSEQUENT EVENT

  On October 15, 1997, Neste Oy, Isora Oy, Neste Cellplast AB and Neste Thermisol A/S sold certain EPS, PS and HIPS assets in Finland, Sweden and Denmark, which include the assets of the Company, to StyroChem Finland Oy, ThermiSol Finland Oy, ThermiSol Sweden AB and ThermiSol Denmark ApS and Radnor Holdings Corporation as parent and guarantor.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Isora Oy:
  We have audited the accompanying balance sheets of ISORA OY (a Finnish Joint Stock company) as of December 31, 1995 and 1996, and the related statements of operations, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ISORA OY as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles (see Note 1).

                                                             ARTHUR ANDERSEN OY
Helsinki, Finland
 September 5, 1997
 (except with respect to the matters discussed in Note 12, as to which the date is October 15, 1997).

                                    ISORA OY

                                 BALANCE SHEETS
                (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE DATA)

                           DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                               1995         1996         1997
                           ------------ ------------ -------------
                                                      (UNAUDITED)
          ASSETS
          ------
CURRENT ASSETS:
  Cash....................   $ 3,182      $ 4,863       $ 4,241
  Accounts receivable.....     1,708        1,311         2,462
  Inventories, net........     1,495        1,383         1,311
  Prepaid expenses and
   other..................       378          199           208
  Loans to Neste Oy and
   affiliates.............     2,960        2,048         1,086
                             -------      -------       -------
                               9,723        9,804         9,308
                             -------      -------       -------
PROPERTY, PLANT AND
 EQUIPMENT, at cost:
  Machinery and
   equipment..............     8,470        8,133         7,213
  Less accumulated
   depreciation...........    (3,068)      (3,887)       (3,758)
                             -------      -------       -------
                               5,402        4,246         3,455
                             -------      -------       -------
OTHER ASSETS..............       330          236           195
                             -------      -------       -------
                             $15,455      $14,286       $12,958
                             =======      =======       =======
     LIABILITIES AND
   STOCKHOLDER'S EQUITY
   --------------------
CURRENT LIABILITIES:
  Accounts payable........   $ 1,656      $ 2,220       $ 1,227
  Accrued liabilities.....     1,048        1,260         2,337
  Loans from credit
   institutions...........        23           95           --
                             -------      -------       -------
                               2,727        3,575         3,564
                             -------      -------       -------
LONG-TERM LIABILITIES.....     3,597        1,818           990
COMMITMENTS AND
 CONTINGENCIES (Note 10)
STOCKHOLDER'S EQUITY
  Common stock............     3,858        3,858         3,858
  Retained earnings.......     4,531        4,859         5,490
  Cumulative translation
   adjustment.............       742          176          (944)
                             -------      -------       -------
                               9,131        8,893         8,404
                             -------      -------       -------
                             $15,455      $14,286       $12,958
                             =======      =======       =======


   The accompanying notes are an integral part of these financial statements.

                                    ISORA OY

                            STATEMENTS OF OPERATIONS
                          (IN THOUSANDS OF US DOLLARS)

                           FOR THE YEAR ENDED      FOR THE NINE MONTH PERIOD
                              DECEMBER 31,            ENDED SEPTEMBER 30,
                         ------------------------- ---------------------------
                          1994     1995     1996       1996           1997
                         -------  -------  ------- ------------   ------------
                                                   (UNAUDITED)    (UNAUDITED)
NET SALES............... $15,823  $20,561  $19,298   $     14,392   $     13,759
COST OF GOODS SOLD......  12,484   16,800   14,960         10,406          9,842
                         -------  -------  -------   ------------   ------------
GROSS PROFIT............   3,339    3,761    4,338          3,986          3,917
OPERATING EXPENSES:
  Distribution..........     730      841      938            682            664
  Selling, general and
   administrative.......   3,069    3,567    3,336          2,861          2,692
                         -------  -------  -------   ------------   ------------
INCOME (LOSS) FROM
 OPERATIONS.............    (460)    (647)      64            443            561
OTHER INCOME............      32      637      112             58             70
                         -------  -------  -------   ------------   ------------
INCOME (LOSS) BEFORE
 INCOME TAXES...........    (428)     (10)     176            501            631
(PROVISION) BENEFIT FOR
 INCOME TAXES...........     (63)     (17)     152            113            --
                         -------  -------  -------   ------------   ------------
NET INCOME (LOSS)....... $  (491) $   (27) $   328   $        614   $        631
                         =======  =======  =======   ============   ============


   The accompanying notes are an integral part of these financial statements.

                                    ISORA OY

                 STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE DATA)

                                     COMMON STOCK           CUMULATIVE
                                     ------------- RETAINED TRANSLATION
                                     SHARES AMOUNT EARNINGS ADJUSTMENT  TOTAL
                                     ------ ------ -------- ----------- ------
BALANCE, January 1, 1994............ 18,300 $3,858  $4,744    $    18   $8,620
  Net loss..........................    --     --     (491)       --
  Group contribution................    --     --      305        --
  Translation adjustment............    --     --      --         (18)
                                     ------ ------  ------    -------
BALANCE, December 31, 1994.......... 18,300  3,858   4,558        --     8,416
  Net loss..........................    --     --      (27)       --
  Translation adjustment............    --     --      --         742
                                     ------ ------  ------    -------
BALANCE, December 31, 1995.......... 18,300  3,858   4,531        742    9,131
  Net income........................    --     --      328        --
  Translation adjustment............    --     --      --        (566)
                                     ------ ------  ------    -------
BALANCE, December 31, 1996.......... 18,300  3,858   4,859        176    8,893
  Net income (unaudited)............    --     --      631        --
  Translation adjustment
   (unaudited)......................    --     --      --      (1,120)
                                     ------ ------  ------    -------
BALANCE, September 30, 1997
 (unaudited)........................ 18,300 $3,858  $5,490    $  (944)  $8,404
                                     ====== ======  ======    =======   ======


   The accompanying notes are an integral part of these financial statements.

                                    ISORA OY

                            STATEMENTS OF CASH FLOWS

                          (IN THOUSANDS OF US DOLLARS)

                                                         FOR THE NINE MONTH
                                FOR THE YEAR ENDED          PERIOD ENDED
                                   DECEMBER 31,             SEPTEMBER 30,
                               -----------------------  ----------------------
                                1994    1995    1996       1996        1997
                               ------  ------  -------  ----------  ----------
                                                        (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income(loss)............ $ (491) $  (27) $   328   $   614     $   631
  Adjustments to reconcile net
   income (loss) to net cash
   provided by (used in)
   operating activities:
   Depreciation...............    658     575    1,101       828         353
   Other......................     50       1      (19)                    1
   Changes in operating assets
    and liabilities:
    Accounts receivable.......   (286)    476      293    (1,543)     (1,314)
    Inventories, net..........   (935)  1,134       20       (20)       (100)
    Loans, prepaid expenses
     and other................    500   1,325      887       305         674
    Accounts payable..........    677    (934)     665       242        (718)
    Loans from credit
     institutions and accrued
     liabilities..............   (399)   (154)     349       505       1,150
    Other assets..............      2      (9)               (11)         11
                               ------  ------  -------   -------     -------
     Net cash (used in)
      provided by operating
      activities..............   (224)  2,387    3,624       920         688
                               ------  ------  -------   -------     -------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Net purchases of property,
   plant and equipment........   (589)   (293)    (190)     (114)        (88)
                               ------  ------  -------   -------     -------
     Net cash used in
      investing activites.....   (589)   (293)    (190)     (114)        (88)
                               ------  ------  -------   -------     -------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
     Group contribution.......    305      --       --        --          --
     Long-term liabilities....   (191)    (95)  (1,557)      (33)       (603)
                               ------  ------  -------   -------     -------
     Net cash provided by
      (used in) financing
      activities..............    114     (95)  (1,557)      (33)       (603)
                               ------  ------  -------   -------     -------
Translation effect on cash....     --      95     (196)     (142)       (619)
                               ------  ------  -------   -------     -------
CASH, BEGINNING OF PERIOD.....  1,787   1,088    3,182     3,182       4,863
                               ------  ------  -------   -------     -------
CASH, END OF PERIOD........... $1,088  $3,182  $ 4,863   $ 3,813     $ 4,241
                               ======  ======  =======   =======     =======


   The accompanying notes are an integral part of these financial statements.

                                   ISORA OY

                         NOTES TO FINANCIAL STATEMENTS
               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

(1) ORGANIZATION AND BASIS OF PRESENTATION:

 The Business Unit

  Isora Oy (the Company) is a Finnish Joint Stock company 100% owned by Neste
Oy.

  Isora has three production sites--Nurmijarvi, Vammala and Pietarsaari. Nurmijarvi is an almost fully automated site for standard insulation products. Vammala produces standard as well as special products. Pietarsaari, located on the northwest coast, covers the northern region. In addition to its EPS conversion business, Isora also produces and markets patented EPS sandwich elements for a broad range of construction applications. Sales are carried out through Isora's sales organization located at the three sites.

  Neste is establishing a production base in St. Petersburg, Russia where exploratory marketing efforts have been underway since 1994, using products exported from Finland. The plant started operations in spring 1997. These statements do not include any part of the St. Petersburg conversion business.

 Basis of Presentation

  Isora Oy's records are maintained in accordance with Finnish law and reporting requirements. These financial statements have been converted from Finnish generally accepted accounting principles (GAAP) to U.S. GAAP.

  The following adjustments have been made to Finnish GAAP amounts to comply with U.S. GAAP requirements:

  . Voluntary provisions (difference between fiscal depreciation and the planned depreciation) have been transferred to stockholder's equity. Deferred tax at 28% has been deduced from the difference and added to long-term liabilities. The change of deferred tax is included in the statements of operations (provision for income taxes). The Company has accumulated tax losses from fiscal years 1992 and 1994, which can be deducted from future taxable profits. Deferred tax on accumulated tax losses has not been calculated as the effect on income of 1994 is not material.

  . Obligatory provisions have been classified as long term liabilities.

  . In 1994 Neste Oy paid a group contribution of $305,000 to Isora Oy. In these statements the amount has been reflected as a capital contribution, so that it has no effect on the income of 1994.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Fiscal year

  The fiscal year of the Company presented in the financial statements is the calendar year.

 Foreign Currency Translation

  The assets and liabilities of the Company, whose functional currency is other than the U.S. dollar, are translated into U.S. dollars at year end exchange rates. Revenues and expense accounts are translated using the weighted average exchange rate during the periods. The functional currency of the Company is the Finnish markka and the exchange rates used were those quoted by the Bank of Finland. Translation gains and losses are not included in determining net income but are accumulated in a separate component of owner's investment, as is required by Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

                                   ISORA OY

 Revenue Recognition

  Revenue is recognized when goods are shipped. Sales are recorded gross before cash and other discounts, which are deducted from the value of sales, when the customer fulfils the terms of trade agreed upon.

Use of Estimates

  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The fair value of financial instruments, including accounts receivables and accounts payable, approximate their recorded values due primarily to the short-term nature of their maturities.

(3) INVENTORIES

  Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following:

                                                         (IN THOUSANDS)
                                                 1995   1996  SEPTEMBER 30, 1997
                                                ------ ------ ------------------
                                                                 (UNAUDITED)
   Raw materials............................... $  915 $1,086       $  968
   Work-in-progress............................    247    149          194
   Finished goods..............................    333    148          149
                                                ------ ------       ------
   Total....................................... $1,495 $1,383       $1,311
                                                ====== ======       ======

(4) PROPERTY PLANT AND EQUIPMENT

  Property, plant and equipment are recorded at cost. Expenditures for improvements that increase the values or extend the useful life are capitalized and maintenance repair costs are expensed as incurred. Depreciation is recorded using the straight-line method over the useful lives of the respective assets, which is 15 years for machinery and equipment and 5 years for other capitalized expenditures.

(5) OTHER ASSETS

  Other assets consist of the following:

                                                         (IN THOUSANDS)
                                                 ------------------------------
                                                 1995  1996  SEPTEMBER 30, 1997
                                                 ----- ----- ------------------
                                                                (UNAUDITED)
   Intangible rights............................ $  17 $  19        $ 17
   Other capitalized expenditures...............   155    82          60
   Shares in housing and other corporations.....   158   135         118
                                                 ----- -----        ----
   Total........................................ $ 330 $ 236        $195
                                                 ===== =====        ====

                                   ISORA OY

(6) ACCRUED LIABILITIES

  Accrued liabilities consist of the following:

                                                      (IN THOUSANDS)
                                            ----------------------------------
                                             1995    1996   SEPTEMBER 30, 1997
                                            ------- ------- ------------------
                                                               (UNAUDITED)
   Unpaid rent to Neste.................... $    -- $   672       $  442
   Provision for holiday payment...........     441     377          225
   Other accrued liabilities...............     607     211        1,670
                                            ------- -------       ------
   Total................................... $ 1,048 $ 1,260       $2,337
                                            ======= =======       ======

(7) LONG-TERM LIABILITIES

  Long-term liabilities consist of the following:

                                                      (IN THOUSANDS)
                                            ----------------------------------
                                             1995    1996   SEPTEMBER 30, 1997
                                            ------- ------- ------------------
                                                               (UNAUDITED)
   Loans from pension institutions......... $ 2,128 $   756       $   38
   Other non-current liabilities...........      69      43          121
   Difference between fiscal and planned
    depreciation...........................   1,032     835          725
   Obligatory provisions...................     368     184          106
                                            ------- -------       ------
   Total................................... $ 3,597 $ 1,818       $  990
                                            ======= =======       ======

(8) PENSION COSTS

  The pensions of the personnel have been covered by the Joint Pension Foundation of Neste Corporation in line with the local laws and practices. The foundation has been able to offer pension services at lower annual fees than the market prices of pension insurance companies. The compulsory deficit of the foundation, which is immaterial, has been provided for in the accounts of the company. In Finnish GAAP the future salary increases have not been taken into account when calculating the pension liability. U.S. GAAP calculations have been prepared only for that part of pension liability that exceeds the normal pension liability stipulated by law. The calculations are at the level of total Neste Corporation only, and show, that at December 31, 1996 the local method had resulted in a somewhat higher pension liability and somewhat higher annual pension cost than the U.S. GAAP method.

(9) INCOME TAXES

  The tax in the statements of operations has been calculated by applying the general company tax rate of 28% to the income before taxes (according to Finnish GAAP). Deferred taxes on the differences between the fiscal and planned depreciation has been added.

(10) COMMITMENTS AND CONTINGENCIES

  The Company is a party to various legal actions arising in the ordinary course of its business. The liability, if any, associated with these matters will not have a material adverse effect upon financial condition, results of operations or cash flows of the Company.

  The Company is also subject to environmental regulations, including rules relating to air and water pollution and the storage and disposal of chemicals and waste. The Company believes it complies in all material respects with applicable laws.

                                   ISORA OY

  The land and buildings in Vammala and Nurmijarvi are owned by Neste Oy and rented to the Company under two separate rental agreements. The annual rent of the Vammala agreement is $480,000. The rental payment can be renegotiated annually in February. The Nurmijarvi agreement is similar to the Vammala agreement. The annual rent is $144,000. The right to rent the property cannot, however be transferred to a third party without the consent of the lessor. The Pietarsaari production facilities have been rented from a third party at an annual rent of $65,000. The rental period ends 12th of April 2000, but notice can be given by both parties any time upon six months notice. The contract includes an option to buy the land and buildings at a price offered by a third party. The contract cannot be transferred to a third party without the consent of the lessor.

(11) RELATED PARTY TRANSACTIONS:

  The Company had accounts receivable from Neste Oy of $125,000, $81,000 and $69,000 at December 31, 1995 and 1996 and September 30, 1997, respectively. Additionally, the Company had accounts payable to Neste Oy and Neste Cellplast AB of $952,000 and $46,000 at December 31, 1995, $907,000 and $44,000 at
December 31, 1996 and $613,000 and $0 at September 30, 1997.

(12) SUBSEQUENT EVENT:

  On October 15, 1997, Neste Oy, Isora Oy, Neste Cellplast AB and Neste Thermisol A/S sold certain EPS, PS and HIPS assets in Finland, Sweden and Denmark, which include the assets of the Company, to StyroChem Finland Oy, ThermiSol Finland Oy, ThermiSol Sweden AB and ThermiSol Denmark ApS and Radnor Holdings Corporation as parent and guarantor.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Neste Cellplast AB:

  We have audited the accompanying balance sheet of NESTE CELLPLAST AB (a Swedish Corporation and subsidiary of Neste Sverige AB) as of December 31, 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NESTE CELLPLAST AB as of December 31, 1996, and the results of its operations and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles (see Note 2).

  The financial statements of Neste Cellplast AB for the two years ended December 31, 1994 and 1995 were audited by other auditors whose reports dated February 17, 1995 and February 21, 1996, respectively, expressed unqualified opinions on these statements. The opinion of such auditors, however, does not cover the restatement of those financial statements as described in Note 2.

  We have also audited the adjustments described in Note 2 that were applied to restate the December 31, 1994 and December 31, 1995 financial statements. In our opinion, such adjustments are appropriate and have been properly applied.

                                                             ARTHUR ANDERSEN AB
Stockholm, Sweden
 September 12, 1997
 (except with respect to the matters discussed in Note 10, as to which the date is October 15, 1997).

                                                ORGANISATION NUMBER: 556190-3419

                     AUDITORS' REPORT ON NESTE CELLPLAST AB

  We have examined the annual report, the accounting records and the administration by the Board of Directors and the Managing Director for the financial year 1995. The examination was made in accordance with generally accepted auditing standards.

  The accounts have been prepared in conformity with the Swedish Companies Act.

  We recommend,

    that the Income Statement and the Balance Sheet be adopted,

    that the profit be disposed as proposed in the administration report and that the members of the Board of Directors and the Managing Director be discharged from personal liability for the fiscal year.

1996-02-21

Ohrlings Coopers & Lybrand AB

                                               ORGANISATION NUMBER: 556190-3419

                AUDITORS' REPORT ON NESTE CELLPLAST AKTIEBOLAG

  We have examined the annual report, the accounting records and the administration by the Board of Directors and the Managing Director for the financial year 1994. The examination was made in accordance with generally accepted auditing standards.

  The accounts have been prepared in conformity with the Swedish Companies
Act.

  We recommend,

    that the Income Statement and the Balance Sheet be adopted,

    that the profit be disposed as proposed in the administration report and that the members of the Board of Directors and the Managing Director be discharged from personal liability for the fiscal year.

1995-02-17

Ohrlings Reveko AB

                               NESTE CELLPLAST AB

                                 BALANCE SHEETS
                (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE DATA)

                                         DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                                             1995         1996         1997
                                         ------------ ------------ -------------
                                                                    (UNAUDITED)
                ASSETS
                ------
CURRENT ASSETS
  Cash.................................    $ 1,029      $ 2,631       $ 1,636
  Accounts receivable, net.............      1,159          727         1,372
  Inventories, net.....................        489          439           505
  Prepaid expenses and other current
   assets..............................        651          122           199
                                           -------      -------       -------
                                             3,328        3,919         3,712
                                           -------      -------       -------
PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land.................................         11           11            10
  Buildings and improvements...........        973          946           856
  Machinery and equipment..............      4,478        4,546         4,202
                                           -------      -------       -------
                                             5,462        5,503         5,068
  Less--accumulated depreciation.......     (4,789)      (4,869)       (4,557)
                                           -------      -------       -------
                                               673          634           511
                                           -------      -------       -------
TOTAL ASSETS...........................    $ 4,001      $ 4,553       $ 4,223
                                           =======      =======       =======
 LIABILITIES AND STOCKHOLDERS' EQUITY
 ------------------------------------
CURRENTS LIABILITIES
  Accounts payable.....................    $   933      $ 1,748       $ 1,381
  Accrued liabilities..................        383          489           493
  Other current liabilities............        333           60           221
                                           -------      -------       -------
                                             1,649        2,297         2,095
                                           -------      -------       -------
DEFERRED TAX LIABILITY.................         61           51            36
                                           -------      -------       -------
COMMITMENTS AND CONTINGENCIES (Note 7)
STOCKHOLDERS' EQUITY
  Share capital, 67,000 shares of nom.
   SEK 100 each........................        804          804           804
  Retained earnings....................      1,130        1,131         1,228
  Cumulative translation adjustment....        357          270            60
                                           -------      -------       -------
    Total stockholders' equity.........      2,291        2,205         2,092
                                           -------      -------       -------
TOTAL STOCKHOLDERS' EQUITY AND LIABILI-
 TIES..................................    $ 4,001      $ 4,553       $ 4,223
                                           =======      =======       =======

   The accompanying notes are an integral part of these financial statements.

                               NESTE CELLPLAST AB

                            STATEMENTS OF OPERATIONS

                          (IN THOUSANDS OF US DOLLARS)

                                                         FOR THE NINE MONTH
                              FOR THE YEAR ENDED            PERIOD ENDED
                                 DECEMBER 31,               SEPTEMBER 30,
                            -------------------------  -----------------------
                             1994     1995     1996       1996        1997
                            -------  -------  -------  ----------- -----------
                                                       (UNAUDITED) (UNAUDITED)
NET SALES.................. $ 8,961  $10,072  $10,319    $ 7,715     $ 7,275
COST OF GOODS SOLD.........  (6,251)  (7,810)  (6,904)    (5,013)     (4,685)
                            -------  -------  -------    -------     -------
GROSS PROFIT...............   2,710    2,262    3,415      2,702       2,590
OPERATING EXPENSES:
  Distribution.............    (736)    (766)    (870)      (705)       (801)
  Selling, general and ad-
   ministrative............  (1,236)  (1,253)  (1,725)    (1,104)     (1,108)
                            -------  -------  -------    -------     -------
                             (1,972)  (2,019)  (2,595)    (1,809)     (1,909)
                            -------  -------  -------    -------     -------
INCOME FROM OPERATIONS.....     738      243      820        893         681
OTHER INCOME:
  Interest income, net.....      23       74       80         61          37
                            -------  -------  -------    -------     -------
INCOME FROM CONTINUING OP-
 ERATIONS BEFORE INCOME
 TAXES.....................     761      317      900        954         718
  Current income tax provi-
   sion....................      (2)      (6)      (4)        (4)          8
  Deferred income tax bene-
   fit.....................      39        2        8          6          10
                            -------  -------  -------    -------     -------
NET INCOME................. $   798  $   313  $   904    $   956     $   736
                            =======  =======  =======    =======     =======


   The accompanying notes are an integral part of these financial statements.

                               NESTE CELLPLAST AB

                       STATEMENTS OF STOCKHOLDERS' EQUITY
                (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE DATA)

                                     COMMON STOCK           CUMULATIVE
                                     ------------- RETAINED TRANSLATION
                                     SHARES AMOUNT EARNINGS ADJUSTMENT  TOTAL
                                     ------ ------ -------- ----------- ------
BALANCE, January 1, 1994............ 67,000  $804   $1,244     $(127)   $1,921
  Net income........................     --    --      798        --
  Group contribution................     --    --     (895)       --
  Translation Adjustment............     --    --       --       221
                                     ------  ----   ------     -----
BALANCE, December 31, 1994.......... 67,000   804    1,147        94     2,045
  Net income........................     --    --      313        --
  Group contribution................     --    --     (330)       --
  Translation Adjustment............     --    --       --       263
                                     ------  ----   ------     -----
BALANCE, December 31, 1995.......... 67,000   804    1,130       357     2,291
  Net income........................                   904
  Group contribution................                  (903)
  Translation Adjustment............     --    --       --       (87)
                                     ------  ----   ------     -----
BALANCE, December 31, 1996.......... 67,000   804    1,131       270     2,205
  Net income (unaudited)............                   736
  Group contribution (unaudited)....                  (639)
  Translation Adjustment (unau-
   dited)...........................     --    --       --      (210)
                                     ------  ----   ------     -----
BALANCE, September 30, 1997 (unau-
 dited)............................. 67,000  $804   $1,228     $  60    $2,092
                                     ======  ====   ======     =====    ======


   The accompanying notes are an integral part of these financial statements.

                               NESTE CELLPLAST AB

                            STATEMENTS OF CASH FLOWS
                          (IN THOUSANDS OF US DOLLARS)

                                                             FOR THE NINE
                                   FOR THE YEAR              MONTH PERIOD
                                ENDED DECEMBER 31,        ENDED SEPTEMBER 30,
                              ------------------------  -----------------------
                               1994     1995    1996       1996        1997
                              -------  ------  -------  ----------- -----------
                                                        (UNAUDITED) (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES
  Net income................. $   798  $  313  $   904    $  956      $  736
  Adjustments to reconcile
   net income to net cash
   provided by (used in)
   operating activities:
   Depreciation..............     336     205      233       167         164
   Changes in operating
    assets and liabilities
    Accounts receivable......    (246)   (296)     432      (440)       (645)
    Inventories..............    (255)    112       50      (107)        (67)
    Prepaid expense and
     other...................     673     204      529       441         (76)
    Accounts payable.........     423    (275)     815       325        (367)
    Accrued liabilities and
     other liabilities.......      22     270     (177)      203         150
                              -------  ------  -------    ------      ------
     Net cash provided by
      (used in) operating
      activities.............   1,751     533    2,786     1,545        (105)
                              -------  ------  -------    ------      ------
CASH FLOWS FROM INVESTING
 ACTIVITIES
  Capital expenditures.......    (110)   (331)    (212)      (97)       (115)
  Group contribution.........    (895)   (330)    (903)     (716)       (639)
                              -------  ------  -------    ------      ------
     Net cash used in
      investing activities...  (1,005)   (661)  (1,115)     (813)       (754)
                              -------  ------  -------    ------      ------
CASH FLOWS FROM FINANCING
 ACTIVITIES
  Payments of bank loans.....    (127)   (142)     --        --          --
                              -------  ------  -------    ------      ------
     Net cash used in
      financing activities...    (127)   (142)     --        --          --
                              -------  ------  -------    ------      ------
  Translation effect on
   cash......................     153     198      (69)      (21)       (136)
                              -------  ------  -------    ------      ------
NET INCREASE (DECREASE) IN
 CASH........................     772     (72)   1,602       711        (995)
CASH, beginning of period....     329   1,101    1,029     1,029       2,631
                              -------  ------  -------    ------      ------
CASH, end of period.......... $ 1,101  $1,029  $ 2,631    $1,740      $1,636
                              =======  ======  =======    ======      ======


   The accompanying notes are an integral part of these financial statements.

                              NESTE CELLPLAST AB

                         NOTES TO FINANCIAL STATEMENTS

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

(1) ORGANIZATION

 The Company

  Neste Cellplast AB (the Company), a Swedish company, is owned by Neste Sverige AB (91%) and Gullfiber AB (9%). Neste Sverige AB is a wholly owned subsidiary of the Finnish oil-chemistry and energy company, Neste Oy. The Company carries on thermisol manufacturing for insulation purposes in the building and packaging industry. The Company has two manufacturing plants, one in Norrtalje, and one in Vargarda. The Company's headquarters are located in Norrtalje.

 Intercompany transaction

  For 1995 and 1996 91% and 89%, respectively, of total purchases were made from other group companies, and 1% and 0%, respectively, of total sales were made to group companies.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of presentation

  The Company's records are maintained in accordance with Swedish laws and reporting requirements. These financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") and have been translated into U.S. dollars.

  For Swedish statutory reporting purposes, operating expenses in the statement of operations include cost of goods sold, distribution cost and selling, general and administration costs. For U.S. GAAP purposes these costs have been separated.

 Foreign currency translation

  The functional currency for the Company's operations is Swedish krona. The translation from Swedish krona to U.S. dollars is performed for the balance sheet accounts using the exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. Translation gains and losses are not included in determining net income but are accumulated in a separate component of stockholders' equity, as is required by Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

 Contributions to Neste Sverige AB

  The Company has given group contribution to Neste Sverige AB during each of the three years ended December 31, 1994, 1995 and 1996. Group contributions are principally made to transfer taxable income from one group entity with the objective of reducing the group's total current tax expenses. These contributions lead to a taxable income for the recipient and a taxable expense for the donor. The Company's annual current tax expense has therefore been impacted by the group contributions. Since the contributions are permanent differences for tax purposes, no deferred tax accounting related to group contribution has been made.

  For Swedish statutory reporting purposes, group contributions are accounted for as an appropriation in the statement of operations. This accounting methodology is utilized primarily to obtain an agreement between a company's financial statement income and taxable income. Group contributions are thus not related to a company's operations. For U.S. GAAP purposes, group contributions provided have been treated as a transfer from stockholders' equity.

                              NESTE CELLPLAST AB

 Cash

  Cash is deposited on a group account held by the Swedish parent company Neste Sverige AB. The Company has access to these accounts. For Swedish statutory purposes these liquid funds are disclosed as a short-term receivable from the parent company. For U.S. GAAP purposes the item is restated to cash.

 Revenue Recognition

  Revenue is recognized when goods are shipped.

 Use of Estimates

  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments, including accounts receivable and accounts payable, approximate their recorded values due primarily to the short-term nature of their maturities.

(3) INVENTORY

  Inventories are valued at the lower of cost (first-in, first-out) or market. Provision for obsolescence has been calculated based on review of individual items. Inventories at December 31, 1995 and 1996, and for the nine month period ended September 30, 1997 consist of the following items:

                                                             (IN THOUSANDS)
                                                                   SEPTEMBER 30,
                                                         1995 1996     1997
                                                         ---- ---- -------------
                                                                    (UNAUDITED)
Raw material............................................ $199 $171     $201
Work in progress........................................   87   72       86
Finished goods..........................................  203  196      218
                                                         ---- ----     ----
  Total................................................. $489 $439     $505
                                                         ==== ====     ====

  The Company purchases most of its raw material from Neste in Finland. The prices are based on market prices of polystyrene, the primal component of thermisol products.

(4) PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment are recorded at cost and depreciated using the straight-line method with estimated lives ranging as follows:

   Land................................................................     None
   Land improvements................................................... 27 years
   Buildings........................................................... 20 years
   Equipment...........................................................  5 years

                              NESTE CELLPLAST AB

(5) PROVISION FOR PENSION LIABILITIES

  Providing for future pension liabilities, two main systems are used in Sweden. One where actuarially computed premiums are currently paid to an independent pension insurance company, and the other where an independent body computes the actuarial liability for unfunded pensions which a company has to include among long-term liabilities (the book reserve method).

  When a company uses the method by paying premiums to an insurance company there is no remaining risk or cost to the company for benefits earned to date once the premium is paid. It is only benefits financed by the book reserve method that has to be actuarially valued according to FAS 87.

  The Company is paying a fixed premium to a Swedish independent insurance company, SPP. The Company has therefore no pension liability to provide for and no restatement is to be made according to FAS 87.

(6) INCOME TAXES

  Deferred income taxes are provided under the asset and liability method. This method requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this period, deferred income taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense consists of the Company's current liability for income taxes and the change in the Company's deferred tax assets and liabilities.

  The provision for income taxes varies from the amount of income tax determined by applying the applicable domestic statutory tax rate to pre-tax income as a result of the following:

                                                              1995   1996   1997
                                                              ----   ----   ----
   Statutory tax rate........................................  28%    28%    28%
   Group contribution........................................ (26)%  (27)%  (27)%
   Other..................................................... --      (1)%   (1)%
                                                              ---    ---    ---
   Effective tax rate........................................   2%     0%     0%
                                                              ===    ===    ===

(7) COMMITMENTS AND CONTINGENCIES

 Patent dispute with Sundolitt AB

  The Company is involved in a patent dispute with Sundolitt AB, a Swedish competitor. In 1991, Sundolitt commented a patent infringement for the product "Makribbdack". In 1995, the Swedish Patent and Registration Office accorded another patent for the product to Sundolitt AB. In November 1995, Sundolitt claimed damages of $110,000. The Company has filed an objection towards the patent to the Swedish Patent and Registration Office in June 1997. The dispute is expected to be settled in 1997. If the Company loses the dispute, they are to pay $110,000 in damages to Sundolitt AB.

  The Company is a party to various legal actions arising in the ordinary course of its business. The liability, if any, associated with these matters will not have a material adverse effect upon financial condition, results of operations or cash flows of the Company.

                              NESTE CELLPLAST AB

  The Company is also subject to environmental regulations, including rules relating to air and water pollution and the storage and disposal of chemicals and waste. The Company believes it complies in all material respects with applicable laws.

(8) EMPLOYEE BENEFIT PLAN:

  The Company has a profit sharing plan, which covers all employees. The Company will pay the employees a total annual bonus amounting to 10% of income after depreciation. The profit sharing plan exists on a voluntary basis and the management is free to abolish the plan from one year to another. The board of directors has decided that a bonus will be paid to the employees according to the plan in 1997. The bonus amounted to $82,000, $29,000 and $38,000 in 1996, 1995 and 1994, respectively. The amount for 1997 has not yet been decided upon.

(9) RESTRICTIONS ON RETAINED EARNINGS

  Retained earnings available for dividends are based upon statutory financial statements. Under the provisions of the Swedish Companies Act a legal reserve must be established in an amount equal to 20% of the share capital. This reserve is established by appropriating 10% of the statutory net income each year until the prescribed amount has been appropriated. The legal reserve may be used to absorb deficit, but usually may not be distributed as dividends.

  Retained earnings available for dividends were $905,000 at December 31, 1996.

(10) SUBSEQUENT EVENTS:

  On October 15, 1997, Neste Oy, Isora Oy, Neste Cellplast AB and Neste Thermisol A/S sold certain EPS, PS and HIPS assets in Finland, Sweden and Denmark, which include the assets of the Company, to StyroChem Finland Oy, ThermiSol Finland Oy, ThermiSol Sweden AB and ThermiSol Denmark ApS and Radnor Holdings Corporation as parent and guarantor.

  On October 15, 1997, the minority interest of Gullfiber AB was acquired by Neste Sverige AB.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Neste Thermisol A/S:

  We have audited the accompanying balance sheets of NESTE THERMISOL A/S as of December 31, 1995 and 1996, and the related statements of operations, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NESTE Thermisol A/S as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles (see Note 1).

                                                                ARTHUR ANDERSEN
Arhus, Denmark
 August 29, 1997
 (except with respect to the matters discussed in Note 8, as to which the date is October 15, 1997).

                              NESTE THERMISOL A/S

                                 BALANCE SHEETS
               (IN THOUSANDS OF US DOLLARS, EXCEPT SHARE AMOUNTS)

                                        DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                                            1995         1996         1997
                                        ------------ ------------ -------------
                                                                   (UNAUDITED)
                ASSETS
CURRENT ASSETS:
  Cash and equivalents.................   $   787      $   872       $   720
  Accounts receivable..................       403          327           575
  Inventories, net.....................       481          242           332
  Prepaid expenses and other...........       174           32            71
                                          -------      -------       -------
                                            1,845        1,473         1,698
                                          -------      -------       -------
PROPERTY, PLANT AND EQUIPMENT:
  Land and improvements................       207          193           170
  Buildings and improvements...........     2,076        1,979         1,747
  Machinery and equipment..............     2,920        2,864         2,452
                                          -------      -------       -------
                                            5,203        5,036         4,369
  Less accumulated depreciation........    (1,758)      (1,936)       (1,800)
                                          -------      -------       -------
    Total fixed assets.................     3,445        3,100         2,569
                                          -------      -------       -------
                                          $ 5,290      $ 4,573       $ 4,267
                                          =======      =======       =======
  LIABILITIES AND OWNER'S INVESTMENT
CURRENT LIABILITIES:
  Accounts payable.....................   $   652      $   439       $   501
  Accrued liabilities..................     1,248        1,280           875
                                          -------      -------       -------
                                            1,900        1,719         1,376
OTHER LONG-TERM LIABILITIES............     2,073        1,710         1,310
COMMITMENTS AND CONTINGENCIES (Note 7)
SHAREHOLDERS' EQUITY:
  Share capital........................     2,398        2,237         1,973
  Accumulated deficit..................    (1,074)      (1,096)         (354)
  Translation adjustment...............        (7)           3           (38)
                                          -------      -------       -------
                                            1,317        1,144         1,581
                                          -------      -------       -------
                                          $ 5,290      $ 4,573       $ 4,267
                                          =======      =======       =======

   The accompanying notes are an integral part of these financial statements.

                              NESTE THERMISOL A/S

                            STATEMENTS OF OPERATIONS
                          (IN THOUSANDS OF US DOLLARS)

                                                                FOR THE NINE MONTH
                                                                   PERIOD ENDED
                          FOR THE YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                          ----------------------------------  -----------------------
                             1994        1995        1996        1996        1997
                          ----------  ----------  ----------  ----------- -----------
                                                              (UNAUDITED) (UNAUDITED)
NET SALES...............  $    4,538  $    5,675  $    5,470    $4,074      $5,083
COST OF GOODS SOLD......       3,105       3,800       3,405     2,617       2,816
                          ----------  ----------  ----------    ------      ------
GROSS PROFIT............       1,433       1,875       2,065     1,457       2,267
OPERATING EXPENSES
  Distribution..........         561         624         642       473         616
  Selling, general and
   administrative.......       1,094       1,241       1,368     1,002         965
                          ----------  ----------  ----------    ------      ------
INCOME (LOSS) FROM OPER-
 ATIONS.................        (222)         10          55       (18)        686
FINANCIAL EXPENSES......         186         151         142       114          76
                          ----------  ----------  ----------    ------      ------
NET INCOME (LOSS).......  $     (408) $     (141) $      (87)   $ (132)     $  610
                          ==========  ==========  ==========    ======      ======



   The accompanying notes are an integral part of these financial statements.

                              NESTE THERMISOL A/S

                  STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
                          (IN THOUSANDS OF US DOLLARS)

BALANCE, January 1, 1994................................................ $1,070
  Increase to share capital.............................................    575
  Reduction of share capital............................................   (575)
  Share capital transferred to cover the loss...........................    575
  Net loss..............................................................   (408)
  Translation adjustment................................................     98
                                                                         ------
BALANCE, December 31, 1994..............................................  1,335
  Net loss..............................................................   (141)
  Translation adjustment................................................    123
                                                                         ------
BALANCE, December 31, 1995..............................................  1,317
  Net loss..............................................................    (87)
  Translation adjustment................................................    (86)
                                                                         ------
BALANCE, December 31, 1996..............................................  1,144
  Net income (unaudited)................................................    610
  Translation adjustment (unaudited)....................................   (173)
                                                                         ------
BALANCE, September 30, 1997 (unaudited)................................. $1,581
                                                                         ======


   The accompanying notes are an integral part of these financial statements.

                              NESTE THERMISOL A/S

                            STATEMENTS OF CASH FLOWS
                          (IN THOUSANDS OF US DOLLARS)

                                                           FOR THE NINE MONTH
                                  FOR THE YEAR ENDED          PERIOD ENDED
                                     DECEMBER 31,             SEPTEMBER 30,
                                 ----------------------  -----------------------
                                  1994    1995    1996      1996        1997
                                 ------  ------  ------  ----------- -----------
                                                         (UNAUDITED) (UNAUDITED)
CASH FLOW FROM OPERATING ACTIV-
 ITIES:
  Net income (loss)............  $ (408) $ (141) $  (87)    $(132)      $ 610
  Adjustments to reconcile net
   income (loss) to net cash
   provided by operating activ-
   ities:
  Depreciation.................     372     413     320       239         231
  Changes in operating assets
   and liabilities:
  Accounts receivable..........     (17)   (145)     76        37        (247)
  Inventories, net.............     (76)    (77)    238       184         (89)
  Prepaid expenses and other...     (41)   (107)    142        39         (39)
  Accounts payable.............     357      39    (212)     (214)         61
  Accrued liabilities..........     362      83      50      (228)       (383)
                                 ------  ------  ------     -----       -----
    Net cash provided (used) by
     operating activities......     549      65     527       (75)        144
                                 ------  ------  ------     -----       -----
CASH FLOWS FROM INVESTING AC-
 TIVITIES:
  Net purchases of property,
   plant & equipment...........    (121)   (134)   (201)     (116)        (57)
                                 ------  ------  ------     -----       -----
    Net cash used in investing
     activities................    (121)   (134)   (201)     (116)        (57)
                                 ------  ------  ------     -----       -----
CASH FLOWS FROM FINANCING AC-
 TIVITIES:
  Increase of share capital....     575
  Installment on bank debt.....    (133)     (7)     --        --          --
  Installment on loan..........      --     (29)   (232)     (234)       (211)
                                 ------  ------  ------     -----       -----
    Net cash (provided by) used
     in financing activites....     442     (36)   (232)     (234)       (211)
                                 ------  ------  ------     -----       -----
Increase (decrease) in cash....     870    (105)     94      (425)       (124)
CASH, beginning of period......      46     878     787       787         872
  Translation effect on cash...     (38)     14      (9)       (6)        (28)
                                 ------  ------  ------     -----       -----
CASH, end of period............  $  878  $  787  $  872     $ 356       $ 720
                                 ======  ======  ======     =====       =====


   The accompanying notes are an integral part of these financial statements.

                              NESTE THERMISOL A/S

                         NOTES TO FINANCIAL STATEMENTS

               (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

(1) ORGANIZATION AND BASIS OF PRESENTATION:

 The Business Unit

  Neste Thermisol A/S (the Company) is owned by the Finnish concern Neste Oy, who has activities within chemistry, gas and natural gas. The company is registered in Denmark.

  The Company produces and markets insulation material made of polystyrene for the Danish and German construction activities, and has considerable market shares within floor- and roof insulation.

 Basis of Presentation

  The Company's records are maintained in accordance with Danish law and reporting requirements. These financial statements have been converted from Danish GAAP to U.S. GAAP.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

 Fiscal year

  The fiscal year of the Company presented in the financial statements is the calendar year.

 Foreign Currency Translation

  The assets and liabilities of the Company, whose functional currency is other than the U.S. dollar, are translated into U.S. dollars at year end exchange rates. Revenues and expense accounts are translated using the weighted average exchange rate during the periods. Translation gains and losses are not included in determining net income but are accumulated in a separate component of owner's investment, as is required by Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation."

 Cash

  The Company is an operating unit of Neste Oy, and participates in the cash pool of Neste Oy. All cash requirements of the Company have been funded out of this cash pool.

 Revenue Recognition

  Revenue is recognized when goods are shipped. Sales are recorded gross before cash and other discounts, which are deducted from the value of sales, when the customer fulfills the terms of trade agreed upon.

 Use of Estimates

  The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

 Fair Value of Financial Instruments

  The fair value of financial instruments is determined by reference to various market data and other valuation techniques, as appropriate. Unless otherwise disclosed, the fair value of financial instruments, including accounts

                              NESTE THERMISOL A/S
receivables and accounts payable, approximate their recorded values due primarily to the short-term nature of their maturities.

(3) INVENTORIES

  Inventories are stated at acquisition cost or production cost--determined on the basis of FIFO (first-in, first-out) method and include the cost of materials, labor and manufacturing overhead.

                                                         (IN THOUSANDS)
                                                ----------------------------
                                                1995 1996 SEPTEMBER 30, 1997
                                                ---- ---- ------------------
                                                             (UNAUDITED)
   Raw material and supplies................... $204 $ 69       $ 135
   Work in progress............................  213  104         137
   Finished goods..............................   64   69          60
                                                ---- ----       -----
                                                $481 $242       $ 332
                                                ==== ====       =====

(4) PROPERTY, PLANT AND EQUIPMENT

  Property, plant and equipment is stated at cost, less accumulated depreciation. Expenditures for improvements that increase the values or extend the useful life are capitalized and maintenance repair costs are expensed as incurred. For financial reporting purposes, depreciation is computed using the straight-line method over the useful lives of the respective assets, which range from 10 to 25 years for buildings and 3 to 15 years for machinery and equipment. The depreciation time for the production plant has from 1996 been changed from 10 to 15 years.

(5) ACCRUED LIABILITIES

  Accrued liabilities consist of the following:

                                                       (IN THOUSANDS)
                                             ----------------------------------
                                              1995    1996   SEPTEMBER 30, 1997
                                             ------- ------- ------------------
                                                                (UNAUDITED)
   Bonus due to customers................... $   510 $   591       $  454
   A-Tax, vacation pay, etc.................     178     185          159
   Other accrued liabilities................     320     280           64
   Current part of long term liabilities....     240     224          198
                                             ------- -------       ------
                                             $ 1,248 $ 1,280       $  875
                                             ======= =======       ======

(6) LONG-TERM LIABILITIES

  Long-term liabilities consist of the following:

                                                       (IN THOUSANDS)
                                             ----------------------------------
                                              1995    1996   SEPTEMBER 30, 1997
                                             ------- ------- ------------------
                                                                (UNAUDITED)
   Due 1-5 years............................ $ 1,322 $ 1,065       $  791
   Due after 5 years........................     751     645          519
                                             ------- -------       ------
                                             $ 2,073 $ 1,710       $1,310
                                             ======= =======       ======

                              NESTE THERMISOL A/S

(7) COMMITMENTS AND CONTINGENCIES

  The Company is a party to various legal actions arising in the ordinary course of its business. The liability if any, associated with these matters will not have a material adverse effect upon financial condition, results of operations or cash flows of the Company.

  The Company is also subject to environmental regulations, including rules relating to air and water pollution and the storage and disposal of chemicals and waste. The Company believes it complies in all material respects with applicable laws.

  The company has no contracts of guarantee or pension provisions.

(8) SUBSEQUENT EVENT:

  On October 15, 1997, Neste Oy, Isora Oy, Neste Cellplast AB and Neste Thermisol A/S sold certain EPS, PS and HIPS assets in Finland, Sweden and Denmark, which include the assets of the Company, to StyroChem Finland Oy, ThermiSol Finland Oy, ThermiSol Sweden AB and ThermiSol Denmark ApS and Radnor Holdings Corporation as parent and guarantor.

                               STYROCHEM EUROPE

                       COMBINING STATEMENT OF OPERATIONS
                                (IN THOUSANDS)
                                  (UNAUDITED)

                                                YEAR ENDED DECEMBER 31, 1996
                          ----------------------------------------------------------------------------
                            NESTE OY
                          POLYSTYRENE
                            BUSINESS                                           COMBINING     STYROCHEM
                           IN PORVOO                 NESTE         NESTE     & ELIMINATING    EUROPE
                          AND KOKEMAKI  ISORA OY  CELLPLAST AB THERMISOL A/S  ADJUSTMENTS    COMBINED
                          ------------  --------  ------------ ------------- -------------   ---------
Net sales...............    $60,805     $19,298     $10,319       $5,470       $(12,274)(2)   $83,618
Cost of goods sold......     40,752      14,960       6,904        3,405        (12,373)(3)    53,648
                            -------     -------     -------       ------       --------       -------
Gross profit............     20,053       4,338       3,415        2,065             99        29,970
Distribution expense....      3,392         938         870          642                        5,842
Selling, general and
 administrative
 expenses...............     12,378(1)    3,336       1,725        1,368                       18,807
Restructuring charges...         --          --          --           --                           --
                            -------     -------     -------       ------       --------       -------
Income (loss) from
 operations.............      4,283          64         820           55             99         5,321
Interest................         --          --          --          142                          142
Other income............         --         112          80           --                          192
                            -------     -------     -------       ------       --------       -------
Income (loss) from
 continuing operations
 before income taxes and
 minority interest......      4,283         176         900          (87)            99         5,371
Income tax expense
 (benefit)..............      1,199        (152)         (4)          --                        1,043
                            -------     -------     -------       ------       --------       -------
Income (loss) from
 continuing operations
 before minority
 interest...............      3,084         328         904          (87)            99         4,328
Minority interest in
 income.................                                                                           --
                            -------     -------     -------       ------       --------       -------
Income (loss) from
 continuing operations..    $ 3,084     $   328     $   904       $  (87)      $     99       $ 4,328
                            =======     =======     =======       ======       ========       =======

--------
(1) Includes allocation of selling, general and administrative costs from Neste Oy of $1.8 million.
(2) Reflects elimination of intercompany sales.
(3) Reflects elimination of cost of goods sold related to intercompany sales of $12.3 million plus the elimination of the change in intercompany profit in inventory of $0.1 million.

                               STYROCHEM EUROPE

                       COMBINING STATEMENT OF OPERATIONS
                                (IN THOUSANDS)
                                  (UNAUDITED)

                                                NINE MONTHS ENDED SEPTEMBER 30, 1997
                          ----------------------------------------------------------------------------------
                                NESTE OY
                          POLYSTYRENE BUSINESS                                        COMBINING    STYROCHEM
                               IN PORVOO                    NESTE         NESTE     & ELIMINATING   EUROPE
                              AND KOKEMAKI     ISORA OY  CELLPLAST AB THERMISOL A/S  ADJUSTMENTS   COMBINED
                          -------------------- --------  ------------ ------------- -------------  ---------
Net sales...............        $46,380        $13,759      $7,275       $5,083        $(8,970)(1)  $63,527
Cost of goods sold......         32,455          9,842       4,685        2,816         (8,975)(2)  $40,823
                                -------        -------      ------       ------        -------      -------
Gross profit............         13,925          3,917       2,590        2,267              5       22,704
Distribution expense....          2,632            664         801          616                       4,713
Selling, general and
 administrative
 expenses...............          8,781          2,692       1,108          965                      13,546
Restructuring charges...            --             --          --           --                          --
                                -------        -------      ------       ------        -------      -------
Income (loss) from
 operations.............          2,512            561         681          686              5        4,445
Interest................            --             --          --            76                          76
Other income............            --             (70)        (37)         --                         (107)
                                -------        -------      ------       ------        -------      -------
Income (loss) from
 continuing operations
 before income taxes and
 minority interest......          2,512            631         718          610              5        4,476
Income tax expense
 (benefit)..............            703            --          (18)         --                          685
                                -------        -------      ------       ------        -------      -------
Income (loss) from
 continuing operations
 before minority
 interest...............          1,809            631         736          610              5        3,791
Minority interest in
 income.................                                                                                --
                                -------        -------      ------       ------        -------      -------
Income (loss) from
 continuing operations..        $ 1,809        $   631      $  736       $  610        $     5      $ 3,791
                                =======        =======      ======       ======        =======      =======

--------
(1) Reflects elimination of intercompany sales.
(2) Reflects elimination of cost of goods sold related to intercompany sales of $9.0 million, net of the elimination of the change in intercompany profit.

                                STYROCHEM EUROPE

                            COMBINING BALANCE SHEET
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                        SEPTEMBER 30, 1997
                         ---------------------------------------------------------------------------------
                               NESTE OY
                         POLYSTYRENE BUSINESS                                        COMBINING   STYROCHEM
                              IN PORVOO                    NESTE         NESTE     & ELIMINATING  EUROPE
                             AND KOKEMAKI     ISORA OY  CELLPLAST AB THERMISOL A/S  ADJUSTMENT   COMBINED
                         -------------------- --------  ------------ ------------- ------------- ---------
ASSETS
Current assets:
  Cash..................       $   --         $ 4,241      $1,636       $  720                    $ 6,597
  Accounts receivable,
   net..................         8,659          2,462       1,372          575        $(1,375)     11,693
  Inventory.............         5,718          1,311         505          332                      7,866
  Deferred tax asset....           --             --          --           --                         --
  Prepaid expenses and
   other................           553          1,294         199           71                      2,117
                               -------        -------      ------       ------                    -------
  Total current assets..        14,930          9,308       3,712        1,698                     28,273
Property, plant and
 equipment, net.........        22,565          3,455         511        2,569                     29,100
Other assets............           323            195         --           --                         518
                               -------        -------      ------       ------                    -------
    Total assets........       $37,818        $12,958      $4,223       $4,267                    $57,891
                               =======        =======      ======       ======                    =======
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......       $ 3,708        $ 1,227      $1,381       $  501        $(1,375)    $ 5,442
  Accrued liabilities...         1,160          2,337         493          875                      4,865
  Other current
   liabilities..........           --             --          221          --                         221
                               -------        -------      ------       ------                    -------
    Total current
     liabilities........         4,868          3,564       2,095        1,376                     10,528
                               -------        -------      ------       ------                    -------
Long-term debt..........           --             --          --           --                         --
                               -------        -------      ------       ------                    -------
Deferred income taxes...           --             --           36          --                          36
                               -------        -------      ------       ------                    -------
Other non-current
 liabilities............           --             990         --         1,310                      2,300
                               -------        -------      ------       ------                    -------
Commitment and
 contingencies:
Stockholders' equity
  Common stock..........           --           3,858         804        1,973                      6,635
  Division equity.......        32,950            --          --           --                      32,950
  Foreign currency
   translation
   adjustment...........           --            (944)         60          (38)                      (922)
  Retained earnings
   (deficit)............           --           5,490       1,228         (354)                     6,364
                               -------        -------      ------       ------                    -------
    Total stockholders'
     equity.............        32,950          8,404       2,092        1,581                     45,027
                               -------        -------      ------       ------                    -------
    Total liabilities
     and stockholders'
     equity.............       $37,818        $12,958      $4,223       $4,767                    $57,891
                               =======        =======      ======       ======                    =======

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                                ---------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................   4
Risk Factors.............................................................  15
The Company..............................................................  23
Capitalization...........................................................  25
Pro Forma Consolidated Financial Data....................................  26
Selected Consolidated Financial Data.....................................  31
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  33
Business.................................................................  38
Management...............................................................  52
Security Ownership by Certain Beneficial Owners and Management...........  56
Description of Other Company Indebtedness................................  58
The Exchange Offer.......................................................  61
Description of the Notes.................................................  68
Registration Rights......................................................  94
Certain U.S Federal Income Tax Considerations............................  96
Plan of Distribution.....................................................  99
Legal Matters............................................................ 100
Experts.................................................................. 100
Available Information.................................................... 100
Index to Financial Statements............................................ F-1

  UNTIL      , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE NEW NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDER WRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

              [LOGO OF RADNOR HOLDINGS CORPORATION APPEARS HERE]

 OFFER FOR ALL OUTSTANDING 10% SERIES B SENIOR NOTES DUE 2003 IN EXCHANGE FOR
   10% SERIES B SENIOR NOTES DUE 2003, WHICH HAVE BEEN REGISTERED UNDER THE
                      SECURITIES ACT OF 1933, AS AMENDED

                                 ------------
                                  PROSPECTUS
                                 ------------

                              The Exchange Agent

                          for the Exchange Offer is:

                           FIRST UNION NATIONAL BANK

                                 By Facsimile:

                                (704) 590-7628

                          Confirmation by Telephone:

                                (704) 590-7408

                        By Mail/Hand/Overnight Courier:

                           FIRST UNION NATIONAL BANK
                          1525 WEST W.T. HARRIS BLVD.
                                 BUILDING 3C3
                              CHARLOTTE, NC 28262
                           ATTENTION: MICHAEL KLOTZ

                                       , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Radnor Holdings Corporation (the "Company"), WinCup Holdings, Inc., Radnor Chemical Corporation and Radnor Management, Inc. are Delaware corporations. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL"), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Article Sixth of the Company's Restated Certificate of Incorporation, Article Seventh of the Certificate of Incorporation of WinCup Holdings, Inc., Article VII of the Certificate of Incorporation of Radnor Chemical Corporation, and Article Seventh of the Certificate of Incorporation of Radnor Management, Inc. have eliminated the personal liability of directors to the fullest extent permitted by Subsection (b)(7) of Section 102 of the DGCL.

  Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

  Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

  Article 6 of the By-Laws of the Company, WinCup Holdings, Inc. and Radnor Management, Inc. and Article VI of the Bylaws of Radnor Chemical Corporation state that the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, by reason of the fact that he is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of, the corporation.

  StyroChem U.S., Inc. is a Texas corporation. Article 2.02-1 of the Texas Business Corporation Act, as amended (the "TBCA"), empowers a Texas corporation to indemnify its directors, officers, employees and agents in a variety of circumstances and to purchase and maintain liability insurance for those persons. Article 2.02-1.B. generally provides a corporation may indemnify a person who was or is a director if it is determined that the person (i) conducted himself in good faith, (ii) reasonably believed his conduct was in the corporation's best interests for actions in his official capacity or reasonably believed his conduct was at least not opposed to the corporation's best interests for all other cases, and (iii) in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A person may be entitled to indemnification against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with a threatened, pending or completed civil or criminal proceeding or inquiry. A director may not be indemnified in respect of any proceeding in which he is found liable on the basis that a personal benefit was improperly received by him or in which he is found liable to the corporation. Any indemnification or advance of expenses to a director in accordance with Article 2.02-1 must be reported to the shareholders with or before the notice of waiver of notice of the next shareholders' meeting or with or before the next submission of a consent without a meeting and, in any case, within twelve months following the date of the indemnification or advance.

  A determination whether indemnification is permissible under Article 2.02-1.B. must be made by a majority vote of a quorum consisting of directors who, at the time of the vote, are not named defendants or respondents in the proceeding. If such a quorum cannot be obtained, the determination may be made by a majority vote of a committee of the board of directors designated to act so long as the members of the committee are not named defendants or respondents, by a special legal counsel selected by the directors, or by a shareholders' vote that excludes the shares held by directors who are named defendants or respondents. Article 2.02-I.H. provides that a corporation shall indemnify a director against reasonable expenses incurred in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the proceeding.

  An officer of a Texas corporation is also entitled to seek indemnification from the corporation to the same extent as a director and shall receive indemnification for reasonable expenses incurred in connection with a proceeding in which he is a named defendant or respondent because he is or was an officer if he has been wholly successful in the proceeding. Article 2.02-1 also permits a Texas corporation to indemnify and advance expenses to employees or agents, or to persons who are not or were not officers, employees or agents of the corporation but who are or were serving as a functionary of another enterprise at the request of the corporation, to the same extent that it may indemnify and advance expenses to directors.

  Although Article 2.02-1.U. generally permits a Texas corporation's articles of incorporation to contain provisions restricting the circumstances under which the corporation is required or permitted to indemnify a person, StyroChem U.S., Inc.'s Articles of Incorporation do not contain such a restriction.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

 EXHIBIT
   NO.                                EXHIBIT
 -------                              -------
   3.1   Restated Certificate of Incorporation of Radnor Holdings
          Corporation (Incorporated by reference to Exhibit 3.1 filed with Form S-4 Registration Statement, filed by Registrants and certain other entities, Commission File No. 333-19495 (the
          "Prior S-4"))
   3.2   Bylaws of Radnor Holdings Corporation (Incorporated by reference to Exhibit 3.2 filed with the Prior S-4)
   3.3   Certificate of Incorporation of WinCup Holdings, Inc.
          (Incorporated by reference to Exhibit 3.3 filed with the Prior
          S-4)
   3.4   Bylaws of WinCup Holdings, Inc. (Incorporated by reference to
          Exhibit No. 3.4 filed with the
          Prior S-4)
   3.5   Certificate of Incorporation of Radnor Management, Inc.
          (Incorporated by reference to Exhibit No. 3.5 filed with the
          Prior S-4)
   3.6   Bylaws of Radnor Management, Inc. (Incorporated by reference to
          Exhibit No. 3.6 filed with the Prior S-4)
   3.7   Certificate of Incorporation of Radnor Chemical Corporation
   3.8   Bylaws of Radnor Chemical Corporation (Incorporated by reference to Exhibit No. 3.10 filed with the Prior S-4)
   3.9   Articles of Incorporation of StyroChem U.S., Inc.
   3.10  Bylaws of StyroChem U.S., Inc. (Incorporated by reference to
          Exhibit No. 3.12 filed with the
          Prior S-4)
   4.1   Indenture, dated as of October 15, 1997 among Radnor Holdings
          Corporation, WinCup Holdings, Inc., SP Acquisition Co.,
          StyroChem International, Inc., Radnor Management, Inc., and
          First Union National Bank, including form of Notes and
          Guarantees
   4.2   Exchange and Registration Rights Agreement, dated as of October
          15, 1997, among Radnor Holdings Corporation, WinCup Holdings,
          Inc., SP Acquisition Co., StyroChem International, Inc., Radnor
          Management, Inc., Bear, Stearns & Co. Inc., NatWest Capital
          Markets Limited and BT Alex. Brown Incorporated
   4.3   Form of Letter of Transmittal
   4.4   Form of Notice of Guaranteed Delivery
   4.5   Form of Letter to Noteholders
   4.6   Form of Letter to Record Holders
  *5.1   Opinion of Duane, Morris & Heckscher LLP regarding the legality of the securities registered
  *8.1   Opinion of Duane, Morris & Heckscher LLP regarding certain tax matters
  10.1   Stock Purchase Agreement among Radnor Holdings Corporation,
          Richard Davidovich, the Davidovich Charitable Trust, James
          River Paper Company, Inc., Grupo Industrial Hermes, SA. de
          C.V., and the Rosenthal Group, dated October 30, 1996
          (Incorporated by reference to Exhibit No. 10.1 filed with the
          Prior S-4)
  10.2   Asset Purchase Agreement among Benchmark Holdings, Inc., WinCup
          Holdings, Inc. and James River Paper Company, Inc., dated
          October 31, 1995 (Incorporated by reference to Exhibit No. 10.2 filed with Amendment No.1 to the Prior S-4)
  10.3   JR Capital Contribution Agreement by and between James River
          Paper Company, Inc. and WinCup Holdings, L.P., dated January
          20, 1996 (Incorporated by reference to Exhibit No. 10.3 filed with the Prior S-4)

 EXHIBIT
   NO.                                EXHIBIT
 -------                              -------
  10.4   WinCup Capital Contribution Agreement by and between WinCup
          Holdings, Inc. and WinCup Holdings, L.P., dated January 20,
          1996 (Incorporated by reference to Exhibit No. 10.4 filed with the Prior S-4)
  10.5   Working Capital Escrow Agreement, dated as of December 5, 1996, among Radnor Holdings Corporation, Richard Davidovich and
          Duane, Morris & Heckscher (Incorporated by reference to Exhibit
          No. 10.5 filed with the Prior S-4)
  10.6   Environmental Escrow Agreement, dated as of December 5, 1996, among Radnor Holdings Corporation, Richard Davidovich and
          Duane, Morris & Heckscher (Incorporated by reference to Exhibit
          No. 10.6 filed with the Prior S-4)
  10.7   Sales Agent Agreement, dated January 20, 1996, between James
          River Paper Company, Inc. and WinCup Holdings, L.P., as amended by a Sales Agent Extension and Modification Agreement dated
          December 5, 1996 (Incorporated by reference to Exhibit No. 10.7 filed with Amendment No.1 the Prior S-4)
  10.8   Equipment Use Agreement, dated January 20, 1996, as amended by an Equipment Use Extension and Modification Agreement dated
          December 5, 1996 (Incorporated by reference to Exhibit No. 10.8 filed with Amendment No.1 to the Prior S-4)
  10.9   License Agreement, dated January 20, 1996, among James River
          Corporation of Virginia, James River Paper Company, Inc., and
          WinCup Holdings, L.P., as amended by a License Extension and
          Modification Agreement dated December 5, 1996 (Incorporated by reference to Exhibit No. 10.9 filed with Amendment No.1 to the
          Prior S-4)
  10.10  Patent License Agreement, dated January 20, 1996, among James
          River Corporation of Virginia, James River Paper Company, Inc.,
          and WinCup Holdings, L.P., as amended by an Amendment to Patent
          License Agreement dated December 5, 1996 (Incorporated by
          reference to Exhibit No. 10.10 filed with Amendment No.1 to the
          Prior S-4)
  10.11  Contract of Sale, dated as of December 5, 1996, among Chevron
          Chemical Company, SP Acquisition Co., StyroChem International,
          Inc. and StyroChem International, Ltd. (Incorporated by
          reference to Exhibit No. 10.11 filed with Amendment No.1 to the
          Prior S-4)
  10.12  Contract between ARCO Chemical Company and WinCup Holdings,
          L.P., dated April 1, 1996, as amended on September, 1996
          (Incorporated by reference to Exhibit No. 10.12 filed with
          Amendment No.1 to the Prior S-4)
  10.13  Product Sales Agreement by and between Huntsman Chemical
          Corporation and WinCup Holdings, Inc., dated January 1, 1996
          (Incorporated by reference to Exhibit No. 10.13 filed with
          Amendment No.1 to the Prior S-4)
  10.14  Agreement between BASF Corporation and WinCup Holdings, L.P., dated March 27, 1996, as supplemented by letter agreement dated
          April 25, 1996 (Incorporated by reference to Exhibit No. 10.14 filed with Amendment No.1 to the Prior S-4)
  10.15  Sales Agreement between Fina Oil and Chemical Company and WinCup
          Holdings, L.P., dated May 21, 1996 (Incorporated by reference to Exhibit No. 10.15 filed with Amendment No.1 to the Prior S-
          4)
  10.16  Contract of Sale between Scott Polymers, Inc. and WinCup
          Holdings, Inc., dated February 28, 1992, as amended on February
          25, 1994, assigned to WinCup Holdings, L.P. on January 20, 1996
          (Incorporated by reference to Exhibit No. 10.16 filed with
          Amendment No. 1 to the Prior S-4)
  10.17  Supply Agreement by and between SP Acquisition Co. and James
          River Canada, Inc., dated March, 1996 (Incorporated by
          reference to Exhibit No. 10.17 filed with Amendment No. 1 to the Prior S-4)

 EXHIBIT
   NO.                                EXHIBIT
 -------                              -------
  10.18  Noncompetition Agreement by and between Radnor Holdings
          Corporation and Richard Davidovich, dated December 5, 1996
          (Incorporated by reference to Exhibit No. 10.18 filed with the
          Prior S-4)
  10.19  Consulting Agreement by and between Radnor Holdings Corporation and Richard Davidovich, dated December 5, 1996 (Incorporated by reference to Exhibit No. 10.19 filed with the Prior S-4)
  10.20  Sublease Agreement, dated January 20, 1996, between James River
          Paper Company, Inc. and WinCup Holdings, L.P. (240 Tamal Vista
          Boulevard, Corte Madera, California) (Incorporated by reference to Exhibit No. 10.20 filed with the Prior S-4)
  10.21  Sublease Agreement, dated January 20, 1996, between James River
          Paper Company, Inc. and WinCup Holdings, L.P. (205 Tamal Vista
          Boulevard, Corte Madera, California) (Incorporated by reference to Exhibit No. 10.21 filed with the Prior S-4)
  10.22  Sublease Agreement, dated January 20, 1996, between James River
          Paper Company, Inc. and WinCup Holdings, L.P. (201 Tamal Vista
          Boulevard, Corte Madera, California) (Incorporated by reference to Exhibit No. 10.22 filed with the Prior S-4)
  10.23  Sublease Agreement, dated January 20, 1996, between James River
          Paper Company, Inc. and WinCup Holdings, L.P. (195 Tamal Vista
          Boulevard, Corte Madera, California) (Incorporated by reference to Exhibit No. 10.23 filed with the Prior S-4)
  10.24  Letter Agreement, dated December 5, 1996, between WinCup
          Holdings, L.P. and James River Paper Company, Inc., regarding
          Corte Madera subleases (Incorporated by reference to Exhibit
          No. 10.24 filed with the Prior S-4)
  10.25  Warehouse Lease, dated October 27, 1992, between Safeway Inc.
          and James River Paper Company, Inc., as amended, assigned to
          WinCup Holdings, L.P. on January 20, 1996 (Incorporated by
          reference to Exhibit No. 10.25 filed with Amendment No. 1 to the Prior S-4)
  10.26  Amended Lease between Patricia M. Dunnell and James River Paper
          Company, Inc., dated September 29, 1989, as amended in
          September, 1994, assigned to WinCup Holdings, L.P. on January
          20, 1996 (Incorporated by reference to Exhibit No. 10.26 filed with Amendment No. 1 to the Prior S-4)
  10.27  Warehouse Lease between Etzioni Partners and James River
          Corporation, dated February 13, 1992, as amended on April 13,
          1992 and on December 9, 1992, assigned to WinCup Holdings, L.P.
          on January 20, 1996 (Incorporated by reference to Exhibit No.
          10.27 filed with Amendment No. 1 to the Prior S-4)
  10.28  Lease between Stone Mountain Industrial Park, Inc. and W.M.F.
          Container Corporation, dated October 15, 1984, as amended on
          September 20, 1989 and on February 28, 1994, assigned to WinCup
          Holdings, L.P. on January 20, 1996 (Incorporated by reference to Exhibit No. 10.28 filed with Amendment No. 1 to the Prior S-
          4)
  10.29  Lease between Stone Mountain Industrial Park, Inc. and W.M.F.
          Container Corporation dated June 16, 1977, as amended on August
          7, 1984, and on October 15, 1984, and on February 25, 1994,
          assigned to WinCup Holdings, L.P. on January 20, 1996
          (Incorporated by reference to Exhibit No. 10.29 filed with
          Amendment No. 1 to the Prior S-4)
  10.30  Lease between Stone Mountain Industrial Park, Inc. and Scott
          Container Group, Inc., dated December 16, 1991, as amended on
          February 28, 1994, assigned to WinCup Holdings on January 20,
          1996 (Incorporated by reference to Exhibit No. 10.30 filed with
          Amendment No. 1 to the Prior S-4)

 EXHIBIT
   NO.                                EXHIBIT
 -------                              -------
  10.31  Operating Lease by and between R-K Ventures Unit I Limited
          Partnership and WMF Container Corporation, dated August 20,
          1987, as amended on November 30, 1990, assigned to WinCup
          Holdings, L.P. on January 20, 1996 (Incorporated by reference to Exhibit No. 10.31 filed with Amendment No. 1 to the Prior S-
          4)
  10.32  Standard Form Multi-Tenancy Industrial Lease between WinCup
          Holdings, Inc. and CK Airpark Associates, dated June 1, 1994, assigned to WinCup Holdings, L.P. on January 20, 1996
          (Incorporated by reference to Exhibit No. 10.32 filed with
          Amendment No. 1 to the Prior S-4)
  10.33  Industrial Building Lease between Centerpoint Properties
          Corporation and WinCup Holdings, L.P. dated May 1996
  10.34  Radnor Corporate Center Office Lease by and between Radnor
          Center Associates and WinCup Holdings, L.P., dated May 31, 1996
          (Incorporated by reference to Exhibit No. 10.34 filed with
          Amendment No. 1 to the Prior S-4)
  10.35  Standard Commercial Lease by and between Bradford Management
          Company of Dallas, Inc. and Scott Polymers, Inc., dated June
          22, 1994, as amended on April 5, 1996, and as renewed on
          October 22, 1996 (Incorporated by reference to Exhibit No.
          10.35 filed with Amendment No. 1 to the Prior S-4)
  10.36  Sublease between Cargologan Inc. and StyroChem International,
          Ltd., dated August 2, 1996 (Incorporated by reference to
          Exhibit No. 10.36 filed with Amendment No. 1 to the Prior S-4)
  10.37  Employment Agreement by and between WinCup Holdings, L.P. and
          Michael T. Kennedy, dated January 20, 1996 (Incorporated by reference to Exhibit No. 10.37 filed with the Prior S-4)
  10.38  Executive Employment Agreement by and between Benchmark
          Corporation of Delaware and Richard Hunsinger, dated May 1,
          1993, as amended in October, 1995 (Incorporated by reference to
          Exhibit No. 10.38 filed with the Prior S-4)
  10.39  Benchmark Corporation of Delaware Equity Incentive Plan, dated
          April 24, 1992, as amended on November 1, 1993 (Incorporated by reference to Exhibit No. 10.39 filed with Amendment No. 1 to the Prior S-4)
  10.40  Benchmark Corporation of Delaware Management Equity
          Participation Plan, dated March 10, 1993, as amended on
          November 1, 1993 (Incorporated by reference to Exhibit No.
          10.40 filed with Amendment No. 1 to the Prior S-4)
  10.41  Amended and Restated Revolving Credit and Security Agreement,
          dated December 5, 1996, among The Bank of New York Commercial
          Corporation, NationsBank, N.A., WinCup Holdings, L.P., Radnor
          Holdings Corporation, WinCup Holdings, Inc., SP Acquisition
          Co., and StyroChem International, Inc. (Incorporated by
          reference to Exhibit No. 10.41 filed with Amendment No. 1 to the Prior S-4), as amended by Second Amended and Restated
          Revolving Credit and Security Agreement among BNY Financial
          Corporation, The Bank of New York Commercial Corporation,
          NationsBank, N.A., WinCup Holdings, Inc., SP Acquisition Co.,
          StyroChem International, Inc. and Radnor Holdings Corporation,
          dated October 15, 1997
  10.42  Amended and Restated Revolving Credit Note, dated December 5,
          1996, made by WinCup Holdings, L.P., Radnor Holdings
          Corporation, WinCup Holdings, Inc., SP Acquisition Co., and
          StyroChem International, Inc. in favor of The Bank of New York
          Commercial Corporation (Incorporated by reference to Exhibit
          No. 10.42 filed with Amendment No. 1 to the Prior S-4)
  10.43  Amended and Restated Revolving Credit Note, dated December 5,
          1996, made by WinCup Holdings, L.P., Radnor Holdings
          Corporation, WinCup Holdings, Inc., SP Acquisition Co., and
          StyroChem International, Inc. in favor of NationsBank, N.A.
          (Incorporated by reference to Exhibit No. 10.43 filed with
          Amendment No. 1 to the Prior S-4)

 EXHIBIT
   NO.                                EXHIBIT
 -------                              -------
  10.44  Trademark Collateral Security Agreement, dated December 5, 1996, between StyroChem International, Inc. and The Bank of New York
          Commercial Corporation (Incorporated by reference to Exhibit
          No. 10.44 filed with Amendment No. 1 to the Prior S-4)
  10.45  Trademark Assignment of Security, dated December 5, 1996, between StyroChem International, Inc. and The Bank of New York
          Commercial Corporation (Incorporated by reference to Exhibit
          No. 10.45 filed with Amendment No. 1 to the Prior S-4)
  10.46  Trademark Collateral Security Agreement, dated December 5, 1996, between WinCup Holdings, Inc. and The Bank of New York
          Commercial Corporation (Incorporated by reference to Exhibit
          No. 10.46 filed with Amendment No. 1 to the Prior S-4)
  10.47  Trademark Assignment of Security, dated December 5, 1996, between WinCup Holdings, Inc. and The Bank of New York
          Commercial Corporation (Incorporated by reference to Exhibit
          No. 10.47 filed with Amendment No. 1 to the Prior S-4)
  10.48  Patent Collateral Security Agreement, dated December 5, 1996, between StyroChem International, Inc. and The Bank of New York
          Commercial Corporation (Incorporated by reference to Exhibit
          No. 10.48 filed with Amendment No. 1 to the Prior S-4)
  10.49  Patent Assignment of Security, dated December 5, 1996, between
          StyroChem International, Inc. and The Bank of New York
          Commercial Corporation (Incorporated by reference to Exhibit
          No. 10.49 filed with Amendment No. 1 to the Prior S-4)
  10.50  Collateral Assignment, dated as of December 5, 1996, among
          Radnor Holdings Corporation and The Bank of New York Commercial
          Corporation (Incorporated by reference to Exhibit No. 10.50 filed with Amendment No. 1 to the Prior S-4)
  10.51  Junior Subordinated Promissory Note, dated January 20, 1996, made by WinCup Holdings, Inc. in favor of WinCup Holdings, L.P.
          ($1.1 million) (Incorporated by reference to Exhibit No. 10.51 filed with the Prior S-4)
  10.52  Subordinated Promissory Note, dated January 20, 1996, made by
          WinCup Holdings, L.P. in favor of James River Paper Company,
          Inc. ($300,000) (Incorporated by reference to Exhibit No. 10.52 filed with the Prior S-4)
  10.53  Subordinated Promissory Note, dated January 20, 1996, made by
          WinCup Holdings, L.P. in favor of Scott Paper Company ($2.7 million) (Incorporated by reference to Exhibit No. 10.53 filed with the Prior S-4)
  10.54  Subordinated Promissory Note, dated January 20, 1996, made by
          WinCup Holdings, L.P. in favor of James River Paper Company,
          Inc. ($5.7 million) (Incorporated by reference to Exhibit No.
          10.54 filed with the Prior S-4)
  10.55  Subordinated Promissory Note, dated January 20, 1996, made by
          WinCup Holdings, L.P. in favor of Scott Paper Company
          ($300,000) (Incorporated by reference to Exhibit No. 10.55 filed with the Prior S-4)
  10.56  Senior Subordinated Promissory Note, dated January 20, 1996, made by WinCup Holdings, L.P. in favor of James River Paper
          Company, Inc. ($4.4 million) (Incorporated by reference to
          Exhibit No. 10.56 filed with the Prior S-4)
  10.57  Subordinated Promissory Note, dated January 20, 1996, made by
          WinCup Holdings, L.P. in favor of WinCup Holdings, Inc. ($1.8 million) (Incorporated by reference to Exhibit No. 10.57 filed with the Prior S-4)
  10.58  Senior Promissory Note, dated January 20, 1996, made by WinCup
          Holdings, L.P. in favor of James River Paper Company, Inc. ($7 million) (Incorporated by reference to Exhibit No. 10.58 filed with the Prior S-4)
  10.59  Subordinated Promissory Note, dated January 20, 1996, made by
          WinCup Holdings, L.P. in favor of James River Paper Company,
          Inc. (Incorporated by reference to Exhibit No. 10.59 filed with the Prior S-4)

 EXHIBIT
   NO.                                EXHIBIT
 -------                              -------
  10.60  Partnership Interest Purchase Agreement, dated December 5, 1996, among Radnor Holdings Corporation, WinCup Holdings, Inc.,
          WinCup Holdings, L.P. and James River Paper Company, Inc.
          (Incorporated by reference to Exhibit No. 10.60 filed with the
          Prior S-4)
  10.61  Redemption and Release Agreement by and among Radnor Holdings
          Corporation, WinCup Holdings, Inc., WinCup Holdings, L.P. and
          Kimberly-Clark Tissue Company, dated December 5, 1996
          (Incorporated by reference to Exhibit No. 10.61 filed with the
          Prior S-4)
  10.62  Assumption and Modification Agreement, dated as of January 20,
          1996, among Scott Paper Company, WinCup Holdings, Inc. and
          WinCup Holdings, L.P. (Incorporated by reference to Exhibit No.
          10.62 filed with the Prior S-4)
  10.63  Agreement Respecting a Term Loan and Other Credit Facilities,
          dated February 25, 1994, between Bank of Montreal and StyroChem
          International, Ltd., as amended (Incorporated by reference to
          Exhibit No. 10.63 filed with Amendment No. 1 to the Prior S-4)
  10.64  Letter of Undertaking, dated December 5, 1996, made by StyroChem
          International, Ltd. and Radnor Holdings Corporation in favor of
          Bank of Montreal (Incorporated by reference to Exhibit No.
          10.64 filed with the Prior S-4)
  10.65  Guaranty, dated February 25, 1994, made by SP Acquisition Co. in favor of Bank of Montreal (Incorporated by reference to Exhibit
          No. 10.65 filed with Amendment No. 1 to the Prior S-4)
  10.66  Employment Agreement, dated April 5, 1996, between WinCup
          Holdings, Inc. and R. Radcliffe Hastings (Incorporated by
          reference to Exhibit No. 10.66 filed with the Prior S-4)
  10.67  Sale of Assets Agreement between Neste Oy, Isora Oy, Neste
          Cellplast AB, Neste Thermisol A/S and StyroChem Finland Oy,
          ThermiSol Finland Oy, ThermiSol Sweden AB, ThermiSol Denmark
          ApS and Radnor Holdings Corporation dated as of September 17,
          1997 (Incorporated by reference to Exhibit No. 2.1 filed with the Form 8-K filed by Radnor Holdings Corporation dated October
          15, 1997)
  10.68  Neste Service Agreement by and between Neste Oy and StyroChem
          Finland Oy and Radnor Holdings Corporation dated as of October
          15, 1997
  10.69  Land Lease Agreement by and between Neste Oy and StyroChem
          Finland Oy and Radnor Holdings Corporation dated as of October
          15, 1997
  10.70  Plant Lease--195 Tamal Vista Boulevard, Corte Madera,
          California, between Hunt Brothers Leasing, L.L.C. and WinCup
          Holdings, L.P., dated May 1, 1997
  10.71  Engineering Lease--201 Tamal Vista Boulevard, Corte Madera,
          California, between Hunt Brothers Leasing, L.L.C. and WinCup
          Holdings, L.P., dated May 1, 1997
  10.72  Warehouse Lease--205 Tamal Vista Boulevard, Corte Madera,
          California, between Hunt Brothers Leasing, L.L.C. and WinCup
          Holdings, L.P., dated May 1, 1997
 *10.73  Supplement Revolving Multicurrency Credit Agreement among BNY
          Financial Limited, NationsBank, N.A., StyroChem Europe (The
          Netherlands) B.V., StyroChem Finland Oy, ThermiSol Finland Oy,
          ThermiSol Denmark ApS and ThermiSol Sweden AB Guaranteed by
          Inter Alia WinCup Holdings, Inc., Radnor Chemical Corporation,
          StyroChem U.S., Inc. and Radnor Holdings Corporation dated
          October 15, 1997 as amended by Supplement Revolving
          Multicurrency Credit Agreement among BNY Financial Limited,
          NationsBank, N.A., StyroChem Europe (The Netherlands) B.V.,
          StyroChem Finland Oy, ThermiSol Finland Oy, ThermiSol Denmark
          ApS and ThermiSol Sweden AB Guaranteed by Inter Alia WinCup
          Holdings, Inc., Radnor Chemical Corporation, StyroChem U.S.,
          Inc. and Radnor Holdings Corporation dated November 21, 1997
  10.74  Lease Agreement between Oy KWH Plast Ab, Jakobstad and Isora Oy dated January 24, 1995

 EXHIBIT
   NO.                                EXHIBIT
 -------                              -------
  10.75  Lease and Cooperation Agreement between Suomen Polystyreeni
          Tehdas Oy/Finska Polystyren Fabriken Ab and Borough of Kokemaki
          dated February 27, 1971, as amended by Subcontract dated
          October 13, 1976, Subcontract II dated February 26, 1981,
          Subcontract III dated August 13, 1985, Transfer of Lease
          Agreement between City of Kokemaki and Neste Oy dated December
          29, 1987, Lease dated April 15, 1994 and Lease Agreement II dated September 26, 1996
  10.76  Lease Agreement between Avena Siilot Oy and Neste Oy
          Polystyreeni dated March 13, 1997
 *10.77  Office Lease Agreement between Keharakenpajat Oy and Neste Oy
          Polystyreeni dated July 1, 1995
 *10.78  Lease Contract between Lokalo Fastighetsforvaltning and Neste
          Cellplast AB dated August 16, 1996
 *10.79  Lease Contract between Norrtalje Industri- och Hantverkshus AB
          (NIHAB) and Neste Cellplast AB dated June 26, 1996
 *10.80  Styrene Monomer Supply Agreement dated as of October 15, 1997 between StyroChem Finland Oy and Elf Atochem SA
  12.1   Computation of ratios
  21.1   List of Subsidiaries of the Registrant
  23.1   Consent of Arthur Andersen LLP
  23.2   Consent of Arthur Andersen Oy
  23.3   Consent of Arthur Andersen AB
  23.4   Consent of Arthur Andersen
  23.5   Consent of Deloitte & Touche LLP
  23.6   Consent of Ohrlings Coopers & Lybrand AB
  23.7   Consent of Duane, Morris & Heckscher LLP (to be included in
          Exhibits 5.1 and 8.1 to this Registration Statement)
  24.1   Power of Attorney (see pages II-10 to II-14)
  25.1   Statement of Eligibility and Qualification Under the Trust
          Indenture Act of 1939 of a Corporation Designated to Act as a
          Trustee on Form T-1 of First Union National Bank
  27.1   Financial Data Schedule (Radnor Holdings Corporation)
  27.2   Financial Data Schedule (SP Acquisition Co. and Subsidiaries)
  27.3   Financial Data Schedule (Neste Oy Polystyrene Upstream Business
          in Porvoo and Kokemaki)
  27.4   Financial Data Schedule (Isora Oy)
  27.5   Financial Data Schedule (Neste Cellplast AB)
  27.6   Financial Data Schedule (Neste Thermisol A/S)

--------
* To be filed by an amendment to this Registration Statement.

  No financial statement schedules are required as all material required information is disclosed in the notes to the respective financial statements.

ITEM 22. UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through this date of responding to the request.

  (b) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Radnor Holdings Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor, Pennsylvania, on December 12, 1997.

                                          RADNOR HOLDINGS CORPORATION


                                          By:     /s/ Michael V. Valenza
                                              ----------------------------------
                                              MICHAEL V. VALENZA Senior Vice
                                                    President--Finance

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Each person whose signature appears below hereby constitutes Michael T. Kennedy and Michael V. Valenza and each of them singly, such person's true and lawful attorneys, each with full power of substitution to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.

              SIGNATURE                        TITLE                 DATE

       /s/ Michael T. Kennedy          Chief Executive           December 12,
-------------------------------------   Officer, President           1997
         MICHAEL T. KENNEDY             and Director
                                        (principal
                                        executive officer)

       /s/ Michael V. Valenza          Senior Vice               December 12,
-------------------------------------   President--Finance           1997
         MICHAEL V. VALENZA             (principal
                                        financial and
                                        accounting officer)

      /s/ R. Radcliffe Hastings        Director                  December 12,
-------------------------------------                                1997
        R. RADCLIFFE HASTINGS

                                       Director                  December  ,
-------------------------------------                                1997
          THOMAS J. HOPKINS

     /s/ Vincent F. Garrity, Jr        Director                  December 12,
-------------------------------------                                1997
       VINCENT F. GARRITY, JR

         /s/ John P. McNiff            Director                  December 12,
-------------------------------------                                1997
           JOHN P. MCNIFF

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, WinCup Holdings, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor, Pennsylvania, on December 12 , 1997.

                                          WINCUP HOLDINGS, INC.


                                          By:     /s/ Michael V. Valenza
                                              ----------------------------------
                                                    MICHAEL V. VALENZA
                                              Senior Vice President--Finance

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Each person whose signature appears below hereby constitutes Michael T. Kennedy and Michael V. Valenza and each of them singly, such person's true and lawful attorneys, each with full power of substitution to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.

              SIGNATURE                        TITLE                 DATE

       /s/ Michael T. Kennedy          President and Sole       December 12 ,
-------------------------------------   Director (principal          1997
         MICHAEL T. KENNEDY             executive officer)

       /s/ Michael V. Valenza          Senior Vice              December 12 ,
-------------------------------------   President-- Finance          1997
         MICHAEL V. VALENZA             (principal
                                        financial and
                                        accounting officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Radnor Chemical Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor, Pennsylvania, on December 12, 1997.

                                          Radnor Chemical Corporation


                                          By:     /s/ Michael V. Valenza
                                              ----------------------------------
                                              MICHAEL V. VALENZA Senior Vice
                                                    President--Finance

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Each person whose signature appears below hereby constitutes Michael T. Kennedy and Michael V. Valenza and each of them singly, such person's true and lawful attorneys, each with full power of substitution to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.

              SIGNATURE                        TITLE                 DATE

       /s/ Michael T. Kennedy          President and Sole        December 12,
-------------------------------------   Director (principal          1997
         MICHAEL T. KENNEDY             executive officer)

       /s/ Michael V. Valenza          Senior Vice               December 12,
-------------------------------------   President--Finance           1997
         MICHAEL V. VALENZA             (principal
                                        financial and
                                        accounting officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, StyroChem U.S., Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor, Pennsylvania, on December 12 , 1997.

                                          StyroChem U.S., Inc.


                                          By:     /s/ Michael V. Valenza
                                              ----------------------------------
                                              MICHAEL V. VALENZA Senior Vice
                                                    President--Finance

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Each person whose signature appears below hereby constitutes Michael T. Kennedy and Michael V. Valenza and each of them singly, such person's true and lawful attorneys, each with full power of substitution to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.

              SIGNATURE                        TITLE                 DATE

       /s/ Michael T. Kennedy          President and Sole        December 12,
-------------------------------------   Director (principal          1997
         MICHAEL T. KENNEDY             executive officer)

       /s/ Michael V. Valenza          Senior Vice               December 12,
-------------------------------------   President- Finance           1997
         MICHAEL V. VALENZA             (principal
                                        financial and
                                        accounting officer)

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, Radnor Management, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Radnor, Pennsylvania, on December 12, 1997.

                                          Radnor Management, Inc.


                                          By:     /s/ Michael V. Valenza
                                              ----------------------------------
                                              MICHAEL V. VALENZA Senior Vice
                                                    President--Finance

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Each person whose signature appears below hereby constitutes Michael T. Kennedy and Michael V. Valenza and each of them singly, such person's true and lawful attorneys, each with full power of substitution to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorneys to any and all amendments.

              SIGNATURE                        TITLE                 DATE

       /s/ Michael T. Kennedy          President and Sole        December 12,
-------------------------------------   Director (principal          1997
         MICHAEL T. KENNEDY             executive officer)

       /s/ Michael V. Valenza          Senior Vice               December 12,
-------------------------------------   President-- Finance          1997
         MICHAEL V. VALENZA             (principal
                                        financial and
                                        accounting officer)

                                 EXHIBIT INDEX


 EXHIBIT
   NO.                                EXHIBIT
 -------                              -------
   3.1   Restated Certificate of Incorporation of Radnor Holdings
          Corporation (Incorporated by reference to Exhibit 3.1 filed with Form S-4 Registration Statement, filed by Registrants and certain other entities, Commission File No. 333-19495 (the
          "Prior S-4"))
   3.2   Bylaws of Radnor Holdings Corporation (Incorporated by reference to Exhibit 3.2 filed with the Prior S-4)
   3.3   Certificate of Incorporation of WinCup Holdings, Inc.
          (Incorporated by reference to Exhibit 3.3 filed with the Prior
          S-4)
   3.4   Bylaws of WinCup Holdings, Inc. (Incorporated by reference to
          Exhibit No. 3.4 filed with the
          Prior S-4)
   3.5   Certificate of Incorporation of Radnor Management, Inc.
          (Incorporated by reference to Exhibit No. 3.5 filed with the
          Prior S-4)
   3.6   Bylaws of Radnor Management, Inc. (Incorporated by reference to
          Exhibit No. 3.6 filed with the Prior S-4)
   3.7   Certificate of Incorporation of Radnor Chemical Corporation
   3.8   Bylaws of Radnor Chemical Corporation (Incorporated by reference to Exhibit No. 3.10 filed with the Prior S-4)
   3.9   Articles of Incorporation of StyroChem U.S., Inc.
   3.10  Bylaws of StyroChem U.S., Inc. (Incorporated by reference to
          Exhibit No. 3.12 filed with the
          Prior S-4)
   4.1   Indenture, dated as of October 15, 1997 among Radnor Holdings
          Corporation, WinCup Holdings, Inc., SP Acquisition Co.,
          StyroChem International, Inc., Radnor Management, Inc., and
          First Union National Bank, including form of Notes and
          Guarantees
   4.2   Exchange and Registration Rights Agreement, dated as of October
          15, 1997, among Radnor Holdings Corporation, WinCup Holdings,
          Inc., SP Acquisition Co., StyroChem International, Inc., Radnor
          Management, Inc., Bear, Stearns & Co. Inc., NatWest Capital
          Markets Limited and BT Alex. Brown Incorporated
   4.3   Form of Letter of Transmittal
   4.4   Form of Notice of Guaranteed Delivery
   4.5   Form of Letter to Noteholders
   4.6   Form of Letter to Record Holders
  *5.1   Opinion of Duane, Morris & Heckscher LLP regarding the legality of the securities registered
  *8.1   Opinion of Duane, Morris & Heckscher LLP regarding certain tax matters
  10.1   Stock Purchase Agreement among Radnor Holdings Corporation,
          Richard Davidovich, the Davidovich Charitable Trust, James
          River Paper Company, Inc., Grupo Industrial Hermes, SA. de
          C.V., and the Rosenthal Group, dated October 30, 1996
          (Incorporated by reference to Exhibit No. 10.1 filed with the
          Prior S-4)
  10.2   Asset Purchase Agreement among Benchmark Holdings, Inc., WinCup
          Holdings, Inc. and James River Paper Company, Inc., dated
          October 31, 1995 (Incorporated by reference to Exhibit No. 10.2 filed with Amendment No.1 to the Prior S-4)
  10.3   JR Capital Contribution Agreement by and between James River
          Paper Company, Inc. and WinCup Holdings, L.P., dated January
          20, 1996 (Incorporated by reference to Exhibit No. 10.3 filed with the Prior S-4)

 EXHIBIT
   NO.                                EXHIBIT
 -------                              -------
  10.4   WinCup Capital Contribution Agreement by and between WinCup
          Holdings, Inc. and WinCup Holdings, L.P., dated January 20,
          1996 (Incorporated by reference to Exhibit No. 10.4 filed with the Prior S-4)
  10.5   Working Capital Escrow Agreement, dated as of December 5, 1996, among Radnor Holdings Corporation, Richard Davidovich and
          Duane, Morris & Heckscher (Incorporated by reference to Exhibit
          No. 10.5 filed with the Prior S-4)
  10.6   Environmental Escrow Agreement, dated as of December 5, 1996, among Radnor Holdings Corporation, Richard Davidovich and
          Duane, Morris & Heckscher (Incorporated by reference to Exhibit
          No. 10.6 filed with the Prior S-4)
  10.7   Sales Agent Agreement, dated January 20, 1996, between James
          River Paper Company, Inc. and WinCup Holdings, L.P., as amended by a Sales Agent Extension and Modification Agreement dated
          December 5, 1996 (Incorporated by reference to Exhibit No. 10.7 filed with Amendment No.1 the Prior S-4)
  10.8   Equipment Use Agreement, dated January 20, 1996, as amended by an Equipment Use Extension and Modification Agreement dated
          December 5, 1996 (Incorporated by reference to Exhibit No. 10.8 filed with Amendment No.1 to the Prior S-4)
  10.9   License Agreement, dated January 20, 1996, among James River
          Corporation of Virginia, James River Paper Company, Inc., and
          WinCup Holdings, L.P., as amended by a License Extension and
          Modification Agreement dated December 5, 1996 (Incorporated by reference to Exhibit No. 10.9 filed with Amendment No.1 to the
          Prior S-4)
  10.10  Patent License Agreement, dated January 20, 1996, among James
          River Corporation of Virginia, James River Paper Company, Inc.,
          and WinCup Holdings, L.P., as amended by an Amendment to Patent
          License Agreement dated December 5, 1996 (Incorporated by
          reference to Exhibit No. 10.10 filed with Amendment No.1 to the
          Prior S-4)
  10.11  Contract of Sale, dated as of December 5, 1996, among Chevron
          Chemical Company, SP Acquisition Co., StyroChem International,
          Inc. and StyroChem International, Ltd. (Incorporated by
          reference to Exhibit No. 10.11 filed with Amendment No.1 to the
          Prior S-4)
  10.12  Contract between ARCO Chemical Company and WinCup Holdings,
          L.P., dated April 1, 1996, as amended on September, 1996
          (Incorporated by reference to Exhibit No. 10.12 filed with
          Amendment No.1 to the Prior S-4)
  10.13  Product Sales Agreement by and between Huntsman Chemical
          Corporation and WinCup Holdings, Inc., dated January 1, 1996
          (Incorporated by reference to Exhibit No. 10.13 filed with
          Amendment No.1 to the Prior S-4)
  10.14  Agreement between BASF Corporation and WinCup Holdings, L.P., dated March 27, 1996, as supplemented by letter agreement dated
          April 25, 1996 (Incorporated by reference to Exhibit No. 10.14 filed with Amendment No.1 to the Prior S-4)
  10.15  Sales Agreement between Fina Oil and Chemical Company and WinCup
          Holdings, L.P., dated May 21, 1996 (Incorporated by reference to Exhibit No. 10.15 filed with Amendment No.1 to the Prior S-
          4)
  10.16  Contract of Sale between Scott Polymers, Inc. and WinCup
          Holdings, Inc., dated February 28, 1992, as amended on February
          25, 1994, assigned to WinCup Holdings, L.P. on January 20, 1996
          (Incorporated by reference to Exhibit No. 10.16 filed with
          Amendment No. 1 to the Prior S-4)
  10.17  Supply Agreement by and between SP Acquisition Co. and James
          River Canada, Inc., dated March, 1996 (Incorporated by
          reference to Exhibit No. 10.17 filed with Amendment No. 1 to the Prior S-4)

 EXHIBIT
   NO.                                EXHIBIT
 -------                              -------
  10.18  Noncompetition Agreement by and between Radnor Holdings
          Corporation and Richard Davidovich, dated December 5, 1996
          (Incorporated by reference to Exhibit No. 10.18 filed with the
          Prior S-4)
  10.19  Consulting Agreement by and between Radnor Holdings Corporation and Richard Davidovich, dated December 5, 1996 (Incorporated by reference to Exhibit No. 10.19 filed with the Prior S-4)
  10.20  Sublease Agreement, dated January 20, 1996, between James River
          Paper Company, Inc. and WinCup Holdings, L.P. (240 Tamal Vista
          Boulevard, Corte Madera, California) (Incorporated by reference to Exhibit No. 10.20 filed with the Prior S-4)
  10.21  Sublease Agreement, dated January 20, 1996, between James River
          Paper Company, Inc. and WinCup Holdings, L.P. (205 Tamal Vista
          Boulevard, Corte Madera, California) (Incorporated by reference to Exhibit No. 10.21 filed with the Prior S-4)
  10.22  Sublease Agreement, dated January 20, 1996, between James River
          Paper Company, Inc. and WinCup Holdings, L.P. (201 Tamal Vista
          Boulevard, Corte Madera, California) (Incorporated by reference to Exhibit No. 10.22 filed with the Prior S-4)
  10.23  Sublease Agreement, dated January 20, 1996, between James River
          Paper Company, Inc. and WinCup Holdings, L.P. (195 Tamal Vista
          Boulevard, Corte Madera, California) (Incorporated by reference to Exhibit No. 10.23 filed with the Prior S-4)
  10.24  Letter Agreement, dated December 5, 1996, between WinCup
          Holdings, L.P. and James River Paper Company, Inc., regarding
          Corte Madera subleases (Incorporated by reference to Exhibit
          No. 10.24 filed with the Prior S-4)
  10.25  Warehouse Lease, dated October 27, 1992, between Safeway Inc.
          and James River Paper Company, Inc., as amended, assigned to
          WinCup Holdings, L.P. on January 20, 1996 (Incorporated by
          reference to Exhibit No. 10.25 filed with Amendment No. 1 to the Prior S-4)
  10.26  Amended Lease between Patricia M. Dunnell and James River Paper
          Company, Inc., dated September 29, 1989, as amended in
          September, 1994, assigned to WinCup Holdings, L.P. on January
          20, 1996 (Incorporated by reference to Exhibit No. 10.26 filed with Amendment No. 1 to the Prior S-4)
  10.27  Warehouse Lease between Etzioni Partners and James River
          Corporation, dated February 13, 1992, as amended on April 13,
          1992 and on December 9, 1992, assigned to WinCup Holdings, L.P.
          on January 20, 1996 (Incorporated by reference to Exhibit No.
          10.27 filed with Amendment No. 1 to the Prior S-4)
  10.28  Lease between Stone Mountain Industrial Park, Inc. and W.M.F.
          Container Corporation, dated October 15, 1984, as amended on
          September 20, 1989 and on February 28, 1994, assigned to WinCup
          Holdings, L.P. on January 20, 1996 (Incorporated by reference to Exhibit No. 10.28 filed with Amendment No. 1 to the Prior S-
          4)
  10.29  Lease between Stone Mountain Industrial Park, Inc. and W.M.F.
          Container Corporation dated June 16, 1977, as amended on August
          7, 1984, and on October 15, 1984, and on February 25, 1994,
          assigned to WinCup Holdings, L.P. on January 20, 1996
          (Incorporated by reference to Exhibit No. 10.29 filed with
          Amendment No. 1 to the Prior S-4)
  10.30  Lease between Stone Mountain Industrial Park, Inc. and Scott
          Container Group, Inc., dated December 16, 1991, as amended on
          February 28, 1994, assigned to WinCup Holdings on January 20,
          1996 (Incorporated by reference to Exhibit No. 10.30 filed with
          Amendment No. 1 to the Prior S-4)

 EXHIBIT
   NO.                                EXHIBIT
 -------                              -------
  10.31  Operating Lease by and between R-K Ventures Unit I Limited
          Partnership and WMF Container Corporation, dated August 20,
          1987, as amended on November 30, 1990, assigned to WinCup
          Holdings, L.P. on January 20, 1996 (Incorporated by reference to Exhibit No. 10.31 filed with Amendment No. 1 to the Prior S-
          4)
  10.32  Standard Form Multi-Tenancy Industrial Lease between WinCup
          Holdings, Inc. and CK Airpark Associates, dated June 1, 1994, assigned to WinCup Holdings, L.P. on January 20, 1996
          (Incorporated by reference to Exhibit No. 10.32 filed with
          Amendment No. 1 to the Prior S-4)
  10.33  Industrial Building Lease between Centerpoint Properties
          Corporation and WinCup Holdings, L.P. dated May 1996
  10.34  Radnor Corporate Center Office Lease by and between Radnor
          Center Associates and WinCup Holdings, L.P., dated May 31, 1996
          (Incorporated by reference to Exhibit No. 10.34 filed with
          Amendment No. 1 to the Prior S-4)
  10.35  Standard Commercial Lease by and between Bradford Management
          Company of Dallas, Inc. and Scott Polymers, Inc., dated June
          22, 1994, as amended on April 5, 1996, and as renewed on
          October 22, 1996 (Incorporated by reference to Exhibit No.
          10.35 filed with Amendment No. 1 to the Prior S-4)
  10.36  Sublease between Cargologan Inc. and StyroChem International,
          Ltd., dated August 2, 1996 (Incorporated by reference to
          Exhibit No. 10.36 filed with Amendment No. 1 to the Prior S-4)
  10.37  Employment Agreement by and between WinCup Holdings, L.P. and
          Michael T. Kennedy, dated January 20, 1996 (Incorporated by reference to Exhibit No. 10.37 filed with the Prior S-4)
  10.38  Executive Employment Agreement by and between Benchmark
          Corporation of Delaware and Richard Hunsinger, dated May 1,
          1993, as amended in October, 1995 (Incorporated by reference to
          Exhibit No. 10.38 filed with the Prior S-4)
  10.39  Benchmark Corporation of Delaware Equity Incentive Plan, dated
          April 24, 1992, as amended on November 1, 1993 (Incorporated by reference to Exhibit No. 10.39 filed with Amendment No. 1 to the Prior S-4)
  10.40  Benchmark Corporation of Delaware Management Equity
          Participation Plan, dated March 10, 1993, as amended on
          November 1, 1993 (Incorporated by reference to Exhibit No.
          10.40 filed with Amendment No. 1 to the Prior S-4)
  10.41  Amended and Restated Revolving Credit and Security Agreement,
          dated December 5, 1996, among The Bank of New York Commercial
          Corporation, NationsBank, N.A., WinCup Holdings, L.P., Radnor
          Holdings Corporation, WinCup Holdings, Inc., SP Acquisition
          Co., and StyroChem International, Inc. (Incorporated by
          reference to Exhibit No. 10.41 filed with Amendment No. 1 to the Prior S-4), as amended by Second Amended and Restated
          Revolving Credit and Security Agreement among BNY Financial
          Corporation, The Bank of New York Commercial Corporation,
          NationsBank, N.A., WinCup Holdings, Inc., SP Acquisition Co.,
          StyroChem International, Inc. and Radnor Holdings Corporation,
          dated October 15, 1997
  10.42  Amended and Restated Revolving Credit Note, dated December 5,
          1996, made by WinCup Holdings, L.P., Radnor Holdings
          Corporation, WinCup Holdings, Inc., SP Acquisition Co., and
          StyroChem International, Inc. in favor of The Bank of New York
          Commercial Corporation (Incorporated by reference to Exhibit
          No. 10.42 filed with Amendment No. 1 to the Prior S-4)
  10.43  Amended and Restated Revolving Credit Note, dated December 5,
          1996, made by WinCup Holdings, L.P., Radnor Holdings
          Corporation, WinCup Holdings, Inc., SP Acquisition Co., and
          StyroChem International, Inc. in favor of NationsBank, N.A.
          (Incorporated by reference to Exhibit No. 10.43 filed with
          Amendment No. 1 to the Prior S-4)

 EXHIBIT
   NO.                                EXHIBIT
 -------                              -------
  10.44  Trademark Collateral Security Agreement, dated December 5, 1996, between StyroChem International, Inc. and The Bank of New York
          Commercial Corporation (Incorporated by reference to Exhibit
          No. 10.44 filed with Amendment No. 1 to the Prior S-4)
  10.45  Trademark Assignment of Security, dated December 5, 1996, between StyroChem International, Inc. and The Bank of New York
          Commercial Corporation (Incorporated by reference to Exhibit
          No. 10.45 filed with Amendment No. 1 to the Prior S-4)
  10.46  Trademark Collateral Security Agreement, dated December 5, 1996, between WinCup Holdings, Inc. and The Bank of New York
          Commercial Corporation (Incorporated by reference to Exhibit
          No. 10.46 filed with Amendment No. 1 to the Prior S-4)
  10.47  Trademark Assignment of Security, dated December 5, 1996, between WinCup Holdings, Inc. and The Bank of New York
          Commercial Corporation (Incorporated by reference to Exhibit
          No. 10.47 filed with Amendment No. 1 to the Prior S-4)
  10.48  Patent Collateral Security Agreement, dated December 5, 1996, between StyroChem International, Inc. and The Bank of New York
          Commercial Corporation (Incorporated by reference to Exhibit
          No. 10.48 filed with Amendment No. 1 to the Prior S-4)
  10.49  Patent Assignment of Security, dated December 5, 1996, between
          StyroChem International, Inc. and The Bank of New York
          Commercial Corporation (Incorporated by reference to Exhibit
          No. 10.49 filed with Amendment No. 1 to the Prior S-4)
  10.50  Collateral Assignment, dated as of December 5, 1996, among
          Radnor Holdings Corporation and The Bank of New York Commercial
          Corporation (Incorporated by reference to Exhibit No. 10.50 filed with Amendment No. 1 to the Prior S-4)
  10.51  Junior Subordinated Promissory Note, dated January 20, 1996, made by WinCup Holdings, Inc. in favor of WinCup Holdings, L.P.
          ($1.1 million) (Incorporated by reference to Exhibit No. 10.51 filed with the Prior S-4)
  10.52  Subordinated Promissory Note, dated January 20, 1996, made by
          WinCup Holdings, L.P. in favor of James River Paper Company,
          Inc. ($300,000) (Incorporated by reference to Exhibit No. 10.52 filed with the Prior S-4)
  10.53  Subordinated Promissory Note, dated January 20, 1996, made by
          WinCup Holdings, L.P. in favor of Scott Paper Company ($2.7 million) (Incorporated by reference to Exhibit No. 10.53 filed with the Prior S-4)
  10.54  Subordinated Promissory Note, dated January 20, 1996, made by
          WinCup Holdings, L.P. in favor of James River Paper Company,
          Inc. ($5.7 million) (Incorporated by reference to Exhibit No.
          10.54 filed with the Prior S-4)
  10.55  Subordinated Promissory Note, dated January 20, 1996, made by
          WinCup Holdings, L.P. in favor of Scott Paper Company
          ($300,000) (Incorporated by reference to Exhibit No. 10.55 filed with the Prior S-4)
  10.56  Senior Subordinated Promissory Note, dated January 20, 1996, made by WinCup Holdings, L.P. in favor of James River Paper
          Company, Inc. ($4.4 million) (Incorporated by reference to
          Exhibit No. 10.56 filed with the Prior S-4)
  10.57  Subordinated Promissory Note, dated January 20, 1996, made by
          WinCup Holdings, L.P. in favor of WinCup Holdings, Inc. ($1.8 million) (Incorporated by reference to Exhibit No. 10.57 filed with the Prior S-4)
  10.58  Senior Promissory Note, dated January 20, 1996, made by WinCup
          Holdings, L.P. in favor of James River Paper Company, Inc. ($7 million) (Incorporated by reference to Exhibit No. 10.58 filed with the Prior S-4)
  10.59  Subordinated Promissory Note, dated January 20, 1996, made by
          WinCup Holdings, L.P. in favor of James River Paper Company,
          Inc. (Incorporated by reference to Exhibit No. 10.59 filed with the Prior S-4)

 EXHIBIT
   NO.                                EXHIBIT
 -------                              -------
  10.60  Partnership Interest Purchase Agreement, dated December 5, 1996, among Radnor Holdings Corporation, WinCup Holdings, Inc.,
          WinCup Holdings, L.P. and James River Paper Company, Inc.
          (Incorporated by reference to Exhibit No. 10.60 filed with the
          Prior S-4)
  10.61  Redemption and Release Agreement by and among Radnor Holdings
          Corporation, WinCup Holdings, Inc., WinCup Holdings, L.P. and
          Kimberly-Clark Tissue Company, dated December 5, 1996
          (Incorporated by reference to Exhibit No. 10.61 filed with the
          Prior S-4)
  10.62  Assumption and Modification Agreement, dated as of January 20,
          1996, among Scott Paper Company, WinCup Holdings, Inc. and
          WinCup Holdings, L.P. (Incorporated by reference to Exhibit No.
          10.62 filed with the Prior S-4)
  10.63  Agreement Respecting a Term Loan and Other Credit Facilities,
          dated February 25, 1994, between Bank of Montreal and StyroChem
          International, Ltd., as amended (Incorporated by reference to
          Exhibit No. 10.63 filed with Amendment No. 1 to the Prior S-4)
  10.64  Letter of Undertaking, dated December 5, 1996, made by StyroChem
          International, Ltd. and Radnor Holdings Corporation in favor of
          Bank of Montreal (Incorporated by reference to Exhibit No.
          10.64 filed with the Prior S-4)
  10.65  Guaranty, dated February 25, 1994, made by SP Acquisition Co. in favor of Bank of Montreal (Incorporated by reference to Exhibit
          No. 10.65 filed with Amendment No. 1 to the Prior S-4)
  10.66  Employment Agreement, dated April 5, 1996, between WinCup
          Holdings, Inc. and R. Radcliffe Hastings (Incorporated by
          reference to Exhibit No. 10.66 filed with the Prior S-4)
  10.67  Sale of Assets Agreement between Neste Oy, Isora Oy, Neste
          Cellplast AB, Neste Thermisol A/S and StyroChem Finland Oy,
          ThermiSol Finland Oy, ThermiSol Sweden AB, ThermiSol Denmark
          ApS and Radnor Holdings Corporation dated as of September 17,
          1997 (Incorporated by reference to Exhibit No. 2.1 filed with the Form 8-K filed by Radnor Holdings Corporation dated October
          15, 1997)
  10.68  Neste Service Agreement by and between Neste Oy and StyroChem
          Finland Oy and Radnor Holdings Corporation dated as of October
          15, 1997
  10.69  Land Lease Agreement by and between Neste Oy and StyroChem
          Finland Oy and Radnor Holdings Corporation dated as of October
          15, 1997
  10.70  Plant Lease--195 Tamal Vista Boulevard, Corte Madera,
          California, between Hunt Brothers Leasing, L.L.C. and WinCup
          Holdings, L.P., dated May 1, 1997
  10.71  Engineering Lease--201 Tamal Vista Boulevard, Corte Madera,
          California, between Hunt Brothers Leasing, L.L.C. and WinCup
          Holdings, L.P., dated May 1, 1997
  10.72  Warehouse Lease--205 Tamal Vista Boulevard, Corte Madera,
          California, between Hunt Brothers Leasing, L.L.C. and WinCup
          Holdings, L.P., dated May 1, 1997
 *10.73  Supplement Revolving Multicurrency Credit Agreement among BNY
          Financial Limited, NationsBank, N.A., StyroChem Europe (The
          Netherlands) B.V., StyroChem Finland Oy, ThermiSol Finland Oy,
          ThermiSol Denmark ApS and ThermiSol Sweden AB Guaranteed by
          Inter Alia WinCup Holdings, Inc., Radnor Chemical Corporation,
          StyroChem U.S., Inc. and Radnor Holdings Corporation dated
          October 15, 1997 as amended by Supplement Revolving
          Multicurrency Credit Agreement among BNY Financial Limited,
          NationsBank, N.A., StyroChem Europe (The Netherlands) B.V.,
          StyroChem Finland Oy, ThermiSol Finland Oy, ThermiSol Denmark
          ApS and ThermiSol Sweden AB Guaranteed by Inter Alia WinCup
          Holdings, Inc., Radnor Chemical Corporation, StyroChem U.S.,
          Inc. and Radnor Holdings Corporation dated November 21, 1997
  10.74  Lease Agreement between Oy KWH Plast Ab, Jakobstad and Isora Oy dated January 24, 1995

 EXHIBIT
   NO.                                EXHIBIT
 -------                              -------
  10.75  Lease and Cooperation Agreement between Suomen Polystyreeni
          Tehdas Oy/Finska Polystyren Fabriken Ab and Borough of Kokemaki
          dated February 27, 1971, as amended by Subcontract dated
          October 13, 1976, Subcontract II dated February 26, 1981,
          Subcontract III dated August 13, 1985, Transfer of Lease
          Agreement between City of Kokemaki and Neste Oy dated December
          29, 1987, Lease dated April 15, 1994 and Lease Agreement II dated September 26, 1996
  10.76  Lease Agreement between Avena Siilot Oy and Neste Oy
          Polystyreeni dated March 13, 1997
 *10.77  Office Lease Agreement between Keharakenpajat Oy and Neste Oy
          Polystyreeni dated July 1, 1995
 *10.78  Lease Contract between Lokalo Fastighetsforvaltning and Neste
          Cellplast AB dated August 16, 1996
 *10.79  Lease Contract between Norrtalje Industri- och Hantverkshus AB
          (NIHAB) and Neste Cellplast AB dated June 26, 1996
 *10.80  Styrene Monomer Supply Agreement dated as of October 15, 1997 between StyroChem Finland Oy and Elf Atochem SA
  12.1   Computation of ratios
  21.1   List of Subsidiaries of the Registrant
  23.1   Consent of Arthur Andersen LLP
  23.2   Consent of Arthur Andersen Oy
  23.3   Consent of Arthur Andersen AB
  23.4   Consent of Arthur Andersen
  23.5   Consent of Deloitte & Touche LLP
  23.6   Consent of Ohrlings Coopers & Lybrand AB
  23.7   Consent of Duane, Morris & Heckscher LLP (to be included in
          Exhibits 5.1 and 8.1 to this Registration Statement)
  24.1   Power of Attorney (see pages II-10 to II-14)
  25.1   Statement of Eligibility and Qualification Under the Trust
          Indenture Act of 1939 of a Corporation Designated to Act as a
          Trustee on Form T-1 of First Union National Bank
  27.1   Financial Data Schedule (Radnor Holdings Corporation)
  27.2   Financial Data Schedule (SP Acquisition Co. and Subsidiaries)
  27.3   Financial Data Schedule (Neste Oy Polystyrene Upstream Business
          in Porvoo and Kokemaki)
  27.4   Financial Data Schedule (Isora Oy)
  27.5   Financial Data Schedule (Neste Cellplast AB)
  27.6   Financial Data Schedule (Neste Thermisol A/S)

--------
* To be filed by an amendment to this Registration Statement.